Exhibit 10.04

EXECUTION COPY

$150,000,000

CREDIT AGREEMENT

dated as of

April 11, 2006,

among

EL PASO ELECTRIC COMPANY,

JPMORGAN CHASE BANK, N.A.,

not in its individual capacity,

but solely in its capacity as trustee of the

Rio Grande Resources Trust II,

THE LENDERS PARTY HERETO,

JPMORGAN CHASE BANK, N.A.,

as Administrative Agent

and Issuing Bank

and

UNION BANK OF CALIFORNIA, N.A.,

as Syndication Agent

J.P. MORGAN SECURITIES INC.

as Book Manager and Lead Arranger

[CS&M Ref. No. 6701-595]

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	ARTICLE VI

	Negative Covenants

SECTION 6.01.	Subsidiary Indebtedness	49
SECTION 6.02.	Liens	50
SECTION 6.03.	Sale and Lease-Back Transactions	52
SECTION 6.04.	Investments, Loans and Advances	52
SECTION 6.05.	Mergers, Consolidations and Sales of Assets and Acquisitions	52
SECTION 6.06.	Transactions with Affiliates	53
SECTION 6.07.	Businesses of Borrowers and Subsidiaries	53
SECTION 6.08.	Other Agreements	53
SECTION 6.09.	Debt to Capitalization Ratio	53
SECTION 6.10.	Fiscal Year	53

	ARTICLE VII

	Events of Default

	ARTICLE VIII

	The Administrative Agent

	ARTICLE IX

	Guarantee

SECTION 9.01.	Guarantee	58
SECTION 9.02.	Obligations Not Waived	59
SECTION 9.03.	Security	59
SECTION 9.04.	Guarantee of Payment	59
SECTION 9.05.	No Discharge or Diminishment of Guarantee	59
SECTION 9.06.	Defenses of the Trustee Waived	60
SECTION 9.07.	Agreement to Pay; Subrogation	60
SECTION 9.08.	Information	61
SECTION 9.09.	Termination	61

	ARTICLE X

	Miscellaneous

SECTION 10.01.	Notices	61
SECTION 10.02.	Survival of Agreement	62
SECTION 10.03.	Binding Effect	62

SCHEDULES

Schedule 1.01(a)	Existing Indebtedness
Schedule 2.01	Commitments
Schedule 3.04	Governmental Approvals
Schedule 3.09	Litigation and Compliance with Laws
Schedule 3.17	Environmental Matters
Schedule 3.18	Insurance
Schedule 4.02(a)	Local Regulatory Counsel
Schedule 6.02	Liens
Schedule 6.04	Certain Investments

EXHIBITS

Exhibit A	Form of Administrative Questionnaire
Exhibit B	Form of Assignment and Acceptance
Exhibit C	Form of Borrowing Request
Exhibit D	Form of Subsidiary Guarantee Agreement
Exhibit E-1	Form of Opinion of Counsel for El Paso
Exhibit E-2	Form of Opinion of Counsel for the Trustee
Exhibit E-3	Form of Opinion of Federal Regulatory Counsel
Exhibit E-4	Form of Opinion of State Regulatory Counsel
Exhibit E-5	Form of Opinion of General Counsel of El Paso

CREDIT AGREEMENT dated as of April 11, 2006, among EL PASO ELECTRIC COMPANY, a Texas corporation (“El Paso”), JPMORGAN CHASE BANK, N.A., not in its individual capacity, but solely in its capacity as trustee of the Rio Grande Resources Trust II (the “Trustee”; each of El Paso and the Trustee is referred to individually herein as a “Borrower” and collectively as the “Borrowers”), the Lenders (as defined in Article I) and JPMORGAN CHASE BANK, N.A., as issuing bank (in such capacity, the “Issuing Bank”) and as administrative agent (in such capacity, the “Administrative Agent”) for the Lenders.

The Borrowers have requested that the Lenders extend credit in the form of Loans (such term and each other capitalized term used but not defined herein having the meaning given to it in Article I) at any time and from time to time prior to the Maturity Date, in an aggregate principal amount not to exceed $150,000,000. The proceeds of the Loans are to be used (a) by El Paso solely (i) to repay the principal of, interest on and accrued fees with respect to the outstanding loans to El Paso under the Existing Credit Agreement, (ii) to provide working capital to El Paso, (iii) for general corporate purposes in the ordinary course of El Paso’s business, including commercial paper back-up, and (iv) to pay related fees and expenses and (b) by the Trustee solely (i) to repay the principal of, interest on and accrued fees with respect to the outstanding loans to the Trustee under the Existing Credit Agreement, (ii) to finance the purchase of Nuclear Fuel by the Trustee in accordance with the Trust Agreement and the Purchase Contract, (iii) to pay interest and other amounts payable hereunder by the Trustee as needed and (iv) to pay related fees and expenses. The Letters of Credit shall be issued, if for the account of El Paso, solely for general corporate purposes incurred in the ordinary course of business, and, if for the account of the Trustee, solely to support obligations incurred in the ordinary course of business by the Trustee in respect of the purchase of Nuclear Fuel in accordance with the Trust Agreement and the Purchase Contract.

Accordingly, the parties hereto agree as follows:

ARTICLE I

Definitions

SECTION 1.01. Defined Terms. As used in this Agreement, the following terms shall have the meanings specified below:

“ABR Borrowing” shall mean a Borrowing comprised of ABR Loans.

“ABR Loan” shall mean any Loan bearing interest at a rate determined by reference to the Alternate Base Rate in accordance with the provisions of Article II.

“Administrative Agent Fees” shall have the meaning assigned to such term in Section 2.05(b).

“Administrative Questionnaire” shall mean an Administrative Questionnaire in the form of Exhibit A, or such other form as shall be approved by the Administrative Agent.

“Affiliate” shall mean, when used with respect to a specified person, another person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the person specified.

“Aggregate Credit Exposure” shall mean the aggregate amount of the Lenders’ Credit Exposures.

“Alternate Base Rate” shall mean, for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus  1/2 of 1%. If for any reason the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms of the definition thereof, the Alternate Base Rate shall be determined without regard to clause (b) of the preceding sentence until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective on the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

“Applicable Percentage” of any Lender at any time shall mean the percentage of the Total Commitment represented by such Lender’s Commitment. In the event the Commitments shall have expired or been terminated, the Applicable Percentages shall be determined on the basis of the Commitments most recently in effect.

“Applicable Ratings” shall mean at any time the credit ratings at such time by the Rating Agencies of the Index Debt.

“Applicable Spread” shall mean, for any day, with respect to any Eurodollar Loan, or with respect to the Commitment Fee, as the case may be, the applicable percentage set forth below under the caption “LIBOR Spread” or “Commitment Fee”, as the case may be, based upon the higher of the Applicable Ratings:

	Applicable Ratings (S&P/Moody’s)	LIBOR Spread	Commitment Fee
Category 1	A-/A3 or better	0.300%	0.080%
Category 2	BBB+/Baa1	0.400%	0.090%
Category 3	BBB/Baa2	0.500%	0.110%

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Category 4	BBB-/Baa3	0.650%	0.150%
Category 5	BB+/Ba1	0.875%	0.175%
Category 6	Less than BB+/Ba1	1.000%	0.200%

Notwithstanding the foregoing (x) if (i) both Rating Agencies cease to provide a current Applicable Rating or (ii) if the Applicable Rating of either Rating Agency shall be below BB+ or Ba1, as the case may be, the Applicable Spread shall correspond to the percentages listed in Category 6; and (y) at any time after the occurrence and during the continuation of an Event of Default, the Applicable Spread shall correspond to the percentages listed in Category 6.

“Arizona Public Utility Act” shall mean Chapter 2, Title 40 of the Arizona Revised Statutes and the rules and regulations promulgated thereunder, as amended from time to time.

“Assignment and Acceptance” shall mean an assignment and acceptance entered into by a Lender and an assignee, and accepted by the Administrative Agent, in the form of Exhibit B or such other form as shall be approved by the Administrative Agent.

“Atomic Energy Act” shall mean the Atomic Energy Act of 1954, 42 U.S.C. §§ 2011 et seq. and the rules and regulations promulgated thereunder, as amended from time to time.

“Board” shall mean the Board of Governors of the Federal Reserve System of the United States of America.

“Borrowing” shall mean a group of Loans of a single Type made by the Lenders to the same Borrower on a single date and as to which a single Interest Period is in effect.

“Borrowing Request” shall mean a request by a Borrower in accordance with the terms of Section 2.03 and substantially in the form of Exhibit C.

“Business Day” shall mean any day other than a Saturday, Sunday or day on which banks in New York City are authorized or required by law to close; provided, however, that when used in connection with a Eurodollar Loan, the term “Business Day” shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

“Capital Lease Obligations” of any person shall mean the obligations of such person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

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A “Change in Control” shall be deemed to have occurred if (a) any person or group (within the meaning of Rule 13d-5 of the Securities Exchange Act of 1934 as in effect on the date hereof) shall own directly or indirectly, beneficially or of record, shares representing more than 50% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of El Paso or (b) a majority of the members of the Board of Directors of El Paso are not Continuing Directors.

“Closing Date” shall mean April 11, 2006.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

“Commitment” shall mean, with respect to each Lender, the commitment of such Lender to make Loans hereunder as set forth on Schedule 2.01, or in the Assignment and Acceptance pursuant to which such Lender assumed its Commitment, as applicable, as the same may be (a) reduced from time to time pursuant to Section 2.09 or pursuant to Section 2.19, (b) increased (with the consent of such Lender) from time to time pursuant to Section 2.21 and (c) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 10.04.

“Commitment Fee” shall have the meaning assigned to such term in Section 2.05(a).

“Confidential Information Memorandum” shall mean the Confidential Information Memorandum of El Paso dated February 2006.

“Continuing Directors” shall mean, as of any date of determination, any member of the board of directors of El Paso who (i) was a member of such board of directors on the Closing Date or (ii) was nominated for election or elected to such board of directors with the approval of a majority of Continuing Directors who were members of such board at the time of such nomination or election.

“Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of voting securities, by contract or otherwise, and “Controlling” and “Controlled” shall have meanings correlative thereto.

“Credit Event” shall have the meaning assigned to such term in Section 4.01.

“Credit Exposure” shall mean, with respect to any Lender at any time, the aggregate principal amount at such time of all outstanding Loans of such Lender plus the aggregate amount at such time of such Lender’s L/C Exposure.

“Default” shall mean any event or condition which upon notice, lapse of time or both would constitute an Event of Default.

“dollars” or “$” shall mean lawful money of the United States of America.

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“Domestic Subsidiary” shall mean any Subsidiary that is incorporated or organized under the laws of the United States of America, any State thereof or the District of Columbia.

“El Paso L/C Exposure” shall mean that part of the L/C Exposure attributable to all Letters of Credit issued for the account of El Paso.

“El Paso Obligations” shall mean (i) the due and punctual payment of (A) the principal of and premium, if any, and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans made to El Paso, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (B) all monetary obligations of El Paso pursuant to the Guarantee in Article IX hereof, (C) each payment required to be made by El Paso under this Agreement in respect of any Letter of Credit, when and as due, including payments in respect of reimbursement of disbursements, interest thereon and obligations to provide cash collateral and (D) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of El Paso to the Administrative Agent and the Lenders under this Agreement and the other Loan Documents and (ii) the due and punctual performance of all covenants, agreements, obligations and liabilities of El Paso under or pursuant to this Agreement and the other Loan Documents.

“environment” shall mean ambient air, surface water and groundwater (including potable water, navigable water and wetlands), the land surface or subsurface strata, the workplace or as otherwise defined in any Environmental Law.

“Environmental Claim” shall mean any written accusation, allegation, notice of violation, claim, demand, order, directive, consent decree, cost recovery action or other cause of action by, or on behalf of, any Governmental Authority or any person for damages, injunctive or equitable relief, personal injury (including sickness, disease or death), Remedial Action costs, tangible or intangible property damage, natural resource damages, nuisance, pollution, any adverse effect on the environment caused by any Hazardous Material, or for fines, penalties or restrictions, resulting from or based upon: (a) the existence, or the continuation of the existence, of a Release (including sudden or non-sudden, accidental or non-accidental Releases); (b) exposure to any Hazardous Material; (c) the presence, use, handling, transportation, storage, treatment or disposal of any Hazardous Material; or (d) the violation or alleged violation of any Environmental Law or Environmental Permit.

“Environmental Law” shall mean any and all applicable present and future treaties, laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, Release or threatened Release of any

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Hazardous Material or to health and safety matters, including the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. §§ 9601 et seq. (collectively “CERCLA”), the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976 and Hazardous and Solid Waste Amendments of 1984, 42 U.S.C. §§ 6901 et seq., the Federal Water Pollution Control Act, as amended by the Clean Water Act of 1977, 33 U.S.C. §§ 1251 et seq., the Clean Air Act of 1970, 42 U.S.C. §§ 7401 et seq., as amended, the Toxic Substances Control Act of 1976, 15 U.S.C. §§ 2601 et seq., the Occupational Safety and Health Act of 1970, as amended by 29 U.S.C. §§ 651 et seq., the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. §§ 11001 et seq., the Safe Drinking Water Act of 1974, as amended by 42 U.S.C. §§ 300(f) et seq., the Hazardous Materials Transportation Act, 49 U.S.C. §§ 5101 et seq., the Atomic Energy Act and Low-Level Radioactive Waste Policy Act, 42 U.S.C. §§ 2014 et seq., as amended, and any similar or implementing state or local law, and all amendments or regulations promulgated thereunder.

“Environmental Permit” shall mean any permit, approval, authorization, certificate, license, variance, filing or permission required by or from any Governmental Authority pursuant to any Environmental Law.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time.

“ERISA Affiliate” shall mean any trade or business (whether or not incorporated) that, together with El Paso, is treated as a single employer under Section 414(b) or (c) of the Code, or solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” shall mean (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder, with respect to a Plan; (b) the adoption of any amendment to a Plan that would require the provision of security pursuant to Section 401(a)(29) of the Code or Section 307 of ERISA; (c) the existence with respect to any Plan of an “accumulated funding deficiency” (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (d) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (e) the incurrence of any liability under Title IV of ERISA with respect to the termination of any Plan or the withdrawal or partial withdrawal of El Paso or any of its ERISA Affiliates from any Plan or Multiemployer Plan; (f) the receipt by El Paso or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to the intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (g) the receipt by El Paso or any ERISA Affiliate of any notice concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA; (h) the occurrence of a “prohibited transaction” with respect to which El Paso or any of the Subsidiaries is a “disqualified person” (within the meaning of Section 4975 of the Code) or with respect to which El Paso or any such Subsidiary could otherwise be liable; and (i) any other event

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or condition with respect to a Plan or Multiemployer Plan that could reasonably be expected to result in liability of El Paso.

“Eurodollar Borrowing” shall mean a Borrowing comprised of Eurodollar Loans.

“Eurodollar Loan” shall mean any Loan bearing interest at a rate determined by reference to the LIBO Rate in accordance with the provisions of Article II.

“Event of Default” shall have the meaning assigned to such term in Article VII.

“Existing Credit Agreement” shall mean the Credit Agreement dated as of December 17, 2004, among the Borrowers, the lenders party thereto, the Issuing Bank, the Administrative Agent and JPMorgan, as collateral agent.

“Existing Indebtedness” shall mean the Indebtedness of El Paso and its Subsidiaries set forth in Schedule 1.01(a).

“Federal Funds Effective Rate” shall mean, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for the day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

“Federal Power Act” shall mean the Federal Power Act of 1920, 16 U.S.C. §§ 791a et seq., and the rules and regulations promulgated thereunder, as amended from time to time.

“Fee Letter” shall mean the Fee Letter dated February 7, 2006, among El Paso, the Administrative Agent and J.P. Morgan Securities Inc.

“Fees” shall mean the Commitment Fees, the Administrative Agent Fees, the L/C Participation Fees and the Issuing Bank Fees.

“FERC” shall mean the Federal Energy Regulatory Commission, or any Governmental Authority succeeding to any or all of such Commission’s authority.

“Financial Officer” of any person shall mean the chief financial officer, principal accounting officer, treasurer, controller or other vice president with financial planning responsibilities of such person.

“Finsub” shall mean a corporation organized under the laws of a state of the United States of America which is a special purpose wholly-owned subsidiary of El Paso formed solely for the purpose of engaging in the Receivables Program.

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“First Mortgage Bonds” shall mean any series of First Mortgage Bonds of El Paso issued pursuant to the Mortgage Indenture after the Closing Date.

“GAAP” shall mean generally accepted accounting principles in the United States of America applied on a consistent basis.

“Governmental Authority” shall mean any Federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory body.

“Guarantee” of or by any person shall mean any obligation, contingent or otherwise, of such person guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such person, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness of the payment of such Indebtedness or (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness; provided, however, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.

“Hazardous Materials” shall mean all explosive or radioactive substances or wastes, hazardous or toxic substances or wastes, pollutants, solid, liquid or gaseous wastes, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls (“PCBs”) or PCB-containing materials or equipment, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“Inactive Subsidiary” shall mean, at any time, any Subsidiary that (a) has assets at such time of $1,000,000 or less and (b) has not conducted any new business activity during the prior six-month period.

“Incremental Facility Amount” shall mean, at any time, the excess, if any, of (a) $50,000,000 over (b) the aggregate increase in the Total Commitment established prior to such time pursuant to Section 2.21.

“Indebtedness” of any person shall mean, without duplication, (a) all obligations of such person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such person upon which interest charges are customarily paid, (d) all obligations of such person under conditional sale or other title retention agreements relating to property or assets purchased by such person, (e) all obligations of such person issued or assumed as the deferred purchase price of property or services (excluding trade accounts payable and accrued obligations incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the

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holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such person, whether or not the obligations secured thereby have been assumed, (g) all Guarantees by such person of Indebtedness of others, (h) all Capital Lease Obligations of such person, (i) all obligations of such person in respect of interest rate protection agreements, foreign currency exchange agreements or other interest or exchange rate hedging arrangements, (j) all obligations of such person as an account party in respect of letters of credit and (k) all obligations of such person as an account party in respect of bankers’ acceptances. The Indebtedness of any person shall include the Indebtedness of any partnership in which such person is a general partner.

“Index Debt” shall mean the senior, unsecured, non-credit enhanced, long-term debt of El Paso.

“Interest Payment Date” shall mean, (a) with respect to any ABR Loan, the last day of each March, June, September and December, and (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months’ duration, each day that would have been an Interest Payment Date had successive Interest Periods of three months’ duration been applicable to such Borrowing.

“Interest Period” shall mean, as to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar month that is 1, 2, 3 or 6 months thereafter, as the applicable Borrower may elect; provided, however, that if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day. Interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period.

“Issuing Bank Fees” shall have the meaning assigned to such term in Section 2.05(c).

“JPMorgan” shall mean JPMorgan Chase Bank, N.A., together with its successors and assigns.

“L/C Commitment” shall mean the commitment of the Issuing Bank to issue Letters of Credit pursuant to Section 2.20.

“L/C Disbursement” shall mean a payment or disbursement made by the Issuing Bank pursuant to a Letter of Credit.

“L/C Exposure” shall mean at any time the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate principal amount of all L/C Disbursements that have not yet been reimbursed at such

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time. The L/C Exposure of any Lender at any time shall mean its Applicable Percentage of the aggregate L/C Exposure at such time.

“L/C Participation Fee” shall have the meaning assigned to such term in Section 2.05(c).

“Lenders” shall mean (a) the financial institutions listed on Schedule 2.01 (other than any such financial institution that has ceased to be a party hereto pursuant to an Assignment and Acceptance) and (b) any financial institution that has become a party hereto pursuant to an Assignment and Acceptance.

“Letter of Credit” shall mean any letter of credit issued pursuant to Section 2.20.

“LIBO Rate” shall mean, with respect to any Eurodollar Borrowing for any Interest Period, the rate appearing on Page 3750 of the Telerate Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the “LIBO Rate” with respect to such Eurodollar Borrowing for such Interest Period shall be the rate at which dollar deposits of $5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

“Lien” shall mean, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, encumbrance, charge or security interest in or on such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

“Loan Documents” shall mean this Agreement, the Letters of Credit and each Subsidiary Guarantee Agreement.

“Loan Parties” shall mean the Borrowers and any Subsidiary that shall become a guarantor of the El Paso Obligations pursuant to Section 5.10.

“Loans” shall mean the loans made by the Lenders to the Borrowers pursuant to Section 2.01. Each Loan shall be a Eurodollar Loan or an ABR Loan.

“Margin Stock” shall have the meaning assigned to such term in Regulation U.

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“Material Adverse Effect” shall mean (a) a materially adverse effect on the business, assets, operations, prospects or condition, financial or otherwise, of El Paso and the Subsidiaries, taken as a whole, (b) material impairment of the ability of the Trustee, El Paso or any other Loan Party to perform any of its obligations under any Loan Document to which it is or will be a party or (c) material impairment of the rights of the Lenders under any Loan Document.

“Maturity Date” shall mean April 11, 2011.

“Moody’s” shall mean Moody’s Investors Service, Inc., and its successors.

“Mortgage Indenture” shall mean the General Mortgage Indenture and Deed of Trust dated as of February 1, 1996, by El Paso to the Mortgage Indenture Trustee, as supplemented by the First Supplemental Indenture dated as of February 1, 1996, the Second Supplemental Indenture dated as of August 19, 1997, the Third Supplemental Indenture dated as of January 29, 1999, the Fourth Supplemental Indenture dated as of January 28, 2002, the Fifth Supplemental Indenture dated as of December 17, 2004, the Sixth Supplemental Indenture dated as of May 5, 2005 and the Seventh Supplemental Indenture dated as of the date hereof and as the same may be further supplemented, amended or otherwise modified from time to time in accordance with the provisions thereof and hereof.

“Mortgage Indenture Trustee” shall mean the State Street Bank and Trust Company, as trustee under the Mortgage Indenture, together with its successors and assigns in such capacity.

“Multiemployer Plan” shall mean a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“New Mexico Public Utility Act” shall mean the New Mexico Public Utility Act, N.M. Stat. Ann. §§ 62-13-1 et seq., and the rules and regulations promulgated thereunder, as amended from time to time.

“Nuclear Fuel” shall have the meaning assigned to such term in the Purchase Contract.

“Nuclear Waste Act” shall mean the Nuclear Waste Policy Act of 1982, 42 U.S.C. §§ 10101 et seq., the Nuclear Waste Policy Amendments Act of 1987, 42 U.S.C. §§ 10172, 10172a et seq., and the rules and regulations promulgated thereunder, as amended from time to time.

“Obligations” shall mean, collectively, the Trust Obligations and the El Paso Obligations.

“Operating Property” shall mean, as of any particular time, (a) all of the real, personal and mixed property which is an integral part of or is used or to be used as an integral part of the regulated electric generating, transmission and/or distribution operations of El Paso, (b) any undivided legal interest of El Paso in any such property

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which is jointly owned by El Paso and any other person or persons and (c) franchises and permits owned by El Paso in connection with the regulated electric generating, transmission and/or distribution operations of El Paso, including, without limitation, all of such property which is acquired by El Paso after the Closing Date; provided, however, that Operating Property shall not be deemed to include “Excepted Property” (as defined in the Mortgage Indenture).

“PBGC” shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA.

“Permitted Investments” shall mean:

(a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;

(b) investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from S&P or Moody’s;

(c) investments in certificates of deposit, banker’s acceptances and time deposits maturing within one year from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank (including the Trustee) organized under the laws of the United States of America or any state thereof which has a combined capital and surplus and undivided profits of not less than $250,000,000;

(d) investments in obligations of United States Federal agencies sponsored by the Federal government, including the Federal Home Loan Bank, the Federal Farm Credit Bank, the Federal Home Loan Mortgage Corporation, the Federal National Mortgage Association and the Student Loan Marketing Association;

(e) repurchase obligations with a term of not more than seven days for underlying securities of the type described in clauses (a) and (d) entered into with financial institutions which have a combined capital and surplus and undivided profits of not less than $250,000,000;

(f) investments in tax exempt securities, including municipal issued notes and bonds and variable-rate demand notes and bonds, having a rating at the time of acquisition thereof of at least BBB from S&P or Baa from Moody’s;

(g) investments in corporate bonds or notes having maturities of not more than three years from the date of acquisition thereof and having a rating at the time of acquisition thereof of at least BBB from S&P or Baa from Moody’s;

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(h) investments in auction rate securities having maturities of not more than 90 days from the date of acquisition thereof and having a rating of at least BBB from S&P or Baa from Moody’s;

(i) investments in money market or other mutual funds substantially all of the assets of which consist of investments of the types described in clauses (a) through (h) above; and

(j) other investment instruments approved in writing by the Required Lenders and offered by financial institutions which have a combined capital and surplus and undivided profits of not less than $250,000,000.

“person” shall mean any natural person, corporation, business trust, joint venture, association, company, limited liability company, partnership or government, or any agency or political subdivision thereof.

“Plan” shall mean any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 307 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Prime Rate” shall mean the rate of interest per annum publicly announced from time to time by the Administrative Agent as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective on the date such change is publicly announced as being effective.

“Purchase Contract” shall mean the Purchase Contract dated as of February 12, 1996, as amended as of February 11, 1999, between the Trustee and El Paso, as the same may be further amended, supplemented or otherwise modified from time to time in accordance with the provisions thereof and hereof.

“Purchase Contract Default” shall have the meaning assigned to the term “Event of Default” in Section 19(a) of the Purchase Contract.

“Rating Agency” shall mean S&P and Moody’s.

“Receivables Program” shall mean, collectively, (a) the sale of, or transfer of interests in, account receivables and related contract rights (“Receivables”) of El Paso to Finsub and (b) the transfer of such Receivables by Finsub to a special purpose trust or corporation which is not an Affiliate of El Paso or Finsub; provided, that all terms and conditions of, and all documentation relating to, the Receivables Program shall be (i) in form and substance customary to a comparable Receivables Program and (ii) non-recourse to El Paso or a Subsidiary (other than Finsub) other than pursuant to customary representations, warranties, covenants and indemnities entered into in connection with a Receivables Program.

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“Receivables Program Documents” shall mean all agreements, in form and substance customary to a Receivables Program, that may from time to time be entered into by El Paso or a Subsidiary in connection with any Receivables Program, as such agreements may be amended, supplemented or otherwise modified from time to time in accordance with the provisions thereof and hereof.

“Regional Transmission Organization” shall mean an entity that satisfies the minimum characteristics, performs the functions, and accommodates the open architecture condition set forth in FERC regulations.

“Register” shall have the meaning given such term in Section 10.04(d).

“Regulation T” shall mean Regulation T of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation U” shall mean Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation X” shall mean Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Release” shall mean any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, dispersing, emanating or migrating of any Hazardous Material in, into, onto or through the environment.

“Remedial Action” shall mean (i) “remedial action” as such term is defined in CERCLA, 42 U.S.C. § 9601(24), and (ii) all other actions required by any Governmental Authority or voluntarily undertaken to: (x) cleanup, remove, treat, abate or in any other way address any Hazardous Material in the environment; (y) prevent the Release or threat of Release, or minimize the further Release of any Hazardous Material so it does not migrate or endanger or threaten to endanger public health, welfare or the environment; or (z) perform studies and investigations in connection with, or as a precondition to, (x) or (y) above.

“Required Lenders” shall mean, at any time, Lenders having Loans, L/C Exposure and unused Commitments representing more than 50% of the sum of all Loans outstanding, L/C Exposure and unused Commitments at such time.

“Responsible Officer” of any person shall mean any executive officer or Financial Officer of such person and any other officer or similar official thereof responsible for the administration of the obligations of such person in respect of this Agreement.

“Rio Grande Resources Trust II” shall mean the trust created by the Trust Agreement.

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“Securities Act” shall mean the Securities Act of 1933, as amended from time to time.

“Securities Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

“Senior Unsecured Notes” shall mean El Paso’s 6.0% Senior Notes due May 15, 2035, in an initial aggregate principal amount of $400,000,000, issued pursuant to the Indenture dated as of May 1, 2005, between El Paso and JPMorgan.

“S&P” shall mean Standard & Poor’s Rating Services and its successors.

“Statutory Reserves” shall mean a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board and any other banking authority, domestic or foreign, to which the Administrative Agent or any Lender (including any branch, Affiliate, or other fronting office making or holding a Loan) is subject for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board). Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“Stockholders’ Equity” shall mean, as at any date of determination, the stockholders’ equity at such date of El Paso, as determined in accordance with GAAP.

“subsidiary” shall mean, with respect to any person (herein referred to as the “parent”), any corporation, partnership, association or other business entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or more than 50% of the general partnership interests are, at the time any determination is being made, owned, controlled or held, or (b) that is, at the time any determination is made, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

“Subsidiary” shall mean any subsidiary of El Paso.

“Subsidiary Guarantee Agreement” shall mean each guarantee agreement delivered pursuant to Section 5.10, each substantially in the form of Exhibit D.

“Subsidiary Guarantor” shall mean each Subsidiary that becomes a party to a Subsidiary Guarantee Agreement.

“Texas Public Utility Regulatory Act” shall mean the Texas Public Utility Regulatory Act of 1995, and the rules and regulations promulgated thereunder, as amended from time to time.

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“Total Consolidated Capital” shall mean, as at any date of determination, the sum of Total Consolidated Debt on such date and Stockholders’ Equity at such date.

“Total Commitment” shall mean, at any time, the aggregate amount of the Commitments, as in effect at such time. The Total Commitment as of the Closing Date is $150,000,000.

“Total Consolidated Debt” shall mean, as of any date of determination, all Indebtedness (other than (a) Indebtedness of the type referred to in clause (i) of the definition of the term “Indebtedness”, (b) Indebtedness of the type referred to in clause (j) of the definition of the term “Indebtedness”, except to the extent of unreimbursed drawings thereunder, and (c) Indebtedness of the type referred to in clause (k) of the definition of the term “Indebtedness”) of El Paso at such date.

“Transactions” shall have the meaning assigned to such term in Section 3.02.

“Trust Agreement” shall mean the Trust Agreement dated as of February 12, 1996, between the Trustee and El Paso, providing for the creation of the Rio Grande Resources Trust II, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the provisions thereof and hereof.

“Trust Indenture Act” shall mean the Trust Indenture Act of 1939, and the rules and regulations promulgated thereunder, as amended from time to time.

“Trust Obligations” shall have the meaning assigned to such term in Section 9.01.

“Trust Termination Date” shall mean the date of any termination of the Purchase Contract.

“Trustee L/C Exposure” shall mean that part of the L/C Exposure attributable to all Letters of Credit issued for the account of the Trustee.

“Type”, when used in respect of any Loan or Borrowing, shall refer to the Rate by reference to which interest on such Loan or on the Loans comprising such Borrowing is determined. For purposes hereof, the term “Rate” shall include the LIBO Rate and the Alternate Base Rate.

“USA Patriot Act” shall mean The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. No. 107-56 (signed into law October 26, 2001)).

“Wholly Owned Subsidiary” of any person (the “Parent”) shall mean a subsidiary of the Parent of which securities (except for directors’ qualifying shares) or other ownership interests representing 100% of the equity or 100% of the ordinary voting power or 100% of the general partnership interests are, at the time any determination is

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being made, owned, controlled or held by the Parent and/or one or more Wholly Owned Subsidiaries of the Parent.

“Withdrawal Liability” shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

SECTION 1.02. Terms Generally. The definitions in Section 1.01 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation” All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. Except as otherwise expressly provided herein, (a) any reference in this Agreement to any Loan Document shall mean such document as amended, restated, supplemented or otherwise modified from time to time and (b) all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided, however, that, if El Paso notifies the Administrative Agent that El Paso wishes to amend any covenant in Article VI or any related definition to eliminate the effect of any change in GAAP occurring after the Closing Date on the operation of such covenant (or if the Administrative Agent notifies El Paso that the Required Lenders wish to amend Article VI or any related definition for such purpose), then El Paso’s compliance with such covenant shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to El Paso and the Required Lenders.

ARTICLE II

The Credits

SECTION 2.01. Commitments. Subject to the terms and conditions and relying upon the representations and warranties herein set forth, each Lender agrees, severally and not jointly, to make Loans to the Trustee or El Paso, at any time and from time to time on or after the date on which the conditions set forth in Section 4.02 are satisfied, and until the earlier of the Maturity Date and the termination of the Commitment of such Lender in accordance with the terms hereof, in an aggregate principal amount at any time outstanding that will not result in such Lender’s Credit Exposure exceeding such Lender’s Commitment; provided, however, that at no time shall the sum of (x) the aggregate principal amount of Loans outstanding to the Trustee and (y) the Trustee L/C Exposure exceed $70,000,000 (as such amount may be increased from time to time pursuant to Section 2.21). Within the limits set forth in the preceding sentence and subject to the terms, conditions and limitations set forth herein, the Borrowers may borrow, pay or prepay and reborrow Loans.

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SECTION 2.02. Loans. (a) Each Loan shall be made as part of a Borrowing consisting of Loans made by the Lenders ratably in accordance with their respective Commitments; provided, however, that the failure of any Lender to make any Loan shall not in itself relieve any other Lender of its obligation to lend hereunder (it being understood, however, that no Lender shall be responsible for the failure of any other Lender to make any Loan required to be made by such other Lender). Except for Loans deemed made pursuant to Section 2.02(f), the Loans comprising any Borrowing shall be in an aggregate principal amount that is (i)(A) with respect to any Eurodollar Borrowing, an integral multiple of $1,000,000 and not less than $5,000,000 or (B) with respect to any ABR Borrowing, an integral multiple of $1,000 and not less than $100,000 or (ii) equal to the remaining available balance of the Commitments.

(b) Subject to Sections 2.08 and 2.13, each Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as the applicable Borrower may request pursuant to Section 2.03. Each Lender may at its option make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement. Borrowings of more than one Type may be outstanding at the same time; provided, however, that the Borrowers shall not be entitled to request any Borrowing that, if made, would result in more than seven Eurodollar Borrowings outstanding hereunder at any time. For purposes of the foregoing, Borrowings having different Interest Periods, regardless of whether they commence on the same date, shall be considered separate Borrowings.

(c) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds to such account in New York City as the Administrative Agent may designate not later than 11:00 a.m., New York City time, and the Administrative Agent shall by 12:00 (noon), New York City time, credit the amounts so received to an account in the name of the applicable Borrower maintained with the Administrative Agent and designated by such Borrower in the applicable Borrowing Request or, if a Borrowing shall not occur on such date because any condition precedent herein specified shall not have been met, return the amounts so received to the respective Lenders.

(d) Unless the Administrative Agent shall have received notice from a Lender prior to the date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s portion of such Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such Borrowing in accordance with paragraph (c) above and the Administrative Agent may, in reliance upon such assumption, make available to the applicable Borrower on such date a corresponding amount. If the Administrative Agent shall have so made funds available then, to the extent that such Lender shall not have made such portion available to the Administrative Agent, such Lender and the applicable Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the applicable Borrower until the date such amount is repaid to the Administrative Agent at (i) in the case of either Borrower,

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the interest rate applicable at the time to the Loans comprising such Borrowing and (ii) in the case of such Lender, the Federal Funds Effective Rate. If such Lender shall repay to the Administrative Agent such corresponding amount, such amount shall constitute such Lender’s Loan as part of such Borrowing for purposes of this Agreement.

(e) Notwithstanding any other provision of this Agreement, (i) neither Borrower shall be entitled to request any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date and (ii) the Trustee shall not be entitled to request any Borrowing on or after the Trust Termination Date.

(f) If the Issuing Bank shall not have received from the Trustee or El Paso, as the case may be, the payment required to be made by Section 2.20(e) within the time specified in such Section, the Issuing Bank will promptly notify the Administrative Agent of the L/C Disbursement and the Administrative Agent will promptly notify each Lender of such L/C Disbursement and its Applicable Percentage thereof. Each Lender shall pay by wire transfer of immediately available funds to the Administrative Agent not later than 2:00 p.m., New York City time, on such date (or, if such Lender shall have received such notice later than 12:00 (noon), New York City time, on any day, not later than 10:00 a.m., New York City time, on the immediately following Business Day), an amount equal to such Lender’s Applicable Percentage of such L/C Disbursement (it being understood that such amount shall be deemed to constitute an ABR Loan of such Lender and such payment shall be deemed to have reduced the L/C Exposure by such amount), and the Administrative Agent will promptly pay to the Issuing Bank amounts so received by it from the Lenders. The Administrative Agent will promptly pay to the Issuing Bank any amounts received by it from the Trustee or El Paso, as the case may be, pursuant to Section 2.20(e) prior to the time that any Lender makes any payment pursuant to this paragraph (f); any such amounts received by the Administrative Agent thereafter will be promptly remitted by the Administrative Agent to the Lenders that shall have made such payments and to the Issuing Bank, as their interests may appear. If any Lender shall not have made its Applicable Percentage of such L/C Disbursement available to the Administrative Agent as provided above, such Lender and the Trustee or El Paso, as the case may be, severally agree to pay interest on such amount, for each day from and including the date such amount is required to be paid in accordance with this paragraph to but excluding the date such amount is paid, to the Administrative Agent at (i) in the case of the Trustee or El Paso, as the case may be, a rate per annum equal to the interest rate applicable to ABR Loans pursuant to Section 2.06(a), and (ii) in the case of such Lender, for the first such day, the Federal Funds Effective Rate, and for each day thereafter, the Alternate Base Rate.

SECTION 2.03. Borrowing Procedure. In order to request a Borrowing (other than a deemed Borrowing pursuant to Section 2.02(f), as to which this Section 2.03 shall not apply), the applicable Borrower shall hand deliver or telecopy to the Administrative Agent a duly completed Borrowing Request (a) in the case of a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, three Business Days before a proposed Borrowing, and (b) in the case of an ABR Borrowing, not later than 12:00 noon, New York City time, on the day of the proposed Borrowing. Each Borrowing Request shall be irrevocable, shall be signed by or on behalf of the applicable

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Borrower and shall specify the following information: (i) whether the Borrowing then being requested is to be a Eurodollar Borrowing or an ABR Borrowing; (ii) the date of such Borrowing (which shall be a Business Day); (iii) the number and location of the account to which funds are to be disbursed (which shall be an account that complies with the requirements of Section 2.02(c)); (iv) the amount of such Borrowing; and (v) if such Borrowing is to be a Eurodollar Borrowing, the Interest Period with respect thereto; provided, however, that, notwithstanding any contrary specification in any Borrowing Request, each requested Borrowing shall comply with the requirements set forth in Section 2.02. If no election as to the Type of Borrowing is specified in any such notice, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period with respect to any Eurodollar Borrowing is specified in any such notice, then the applicable Borrower shall be deemed to have selected an Interest Period of one month’s duration. The Administrative Agent shall promptly advise the Lenders of any notice given pursuant to this Section 2.03 (and the contents thereof), and of each Lender’s portion of the requested Borrowing.

SECTION 2.04. Evidence of Debt; Repayment of Loans. (a) Each Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Loan made to such Borrower on the Maturity Date; provided, however, that if the Purchase Contract shall terminate prior to the Maturity Date, the Trustee shall repay the unpaid principal amount of each Loan made to it on the earlier of (i) the Maturity Date, (ii) the 150th day following the Trust Termination Date, (iii) if any Event of Default that is not a Purchase Contract Default shall be in existence on the Trust Termination Date or shall thereafter occur, the 10th day following the later to occur of the Trust Termination Date or such Event of Default or (iv) if a Purchase Contract Default shall have occurred, on (A) the date of such occurrence or (B) such later date as the Administrative Agent may elect.

(b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of each Borrower to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid such Lender from time to time under this Agreement.

(c) The Administrative Agent shall maintain accounts in which it will record (i) the amount of each Loan made hereunder, the Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from each Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder from each Borrower and each Lender’s share thereof.

(d) The entries made in the accounts maintained pursuant to paragraphs (b) and (c) above shall be prima facie evidence of the existence and amounts of the obligations therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligations of the Borrowers to repay the Loans in accordance with their terms.

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(e) Notwithstanding any other provision of this Agreement, in the event any Lender shall request and receive a promissory note payable to such Lender and its registered assigns, the interests represented by such note shall at all times (including after any assignment of all or part of such interests pursuant to Section 10.04) be represented by one or more promissory notes payable to the payee named therein or its registered assigns.

SECTION 2.05. Fees. (a) The Borrowers agree, jointly and severally, to pay to each Lender, through the Administrative Agent, on the last day of March, June, September and December in each year and on each date on which the Commitment of such Lender shall expire or be terminated as provided herein, a commitment fee (a “Commitment Fee”) equal to the Applicable Spread per annum in effect from time to time on the daily unused amount of the Commitment of such Lender during the preceding quarter (or other period commencing on the Closing Date or ending on the Maturity Date or the date on which the Commitments of such Lender shall expire or be terminated). All Commitment Fees shall be computed on the basis of the actual number of days elapsed in a year of 360 days. The Commitment Fees due to each Lender shall commence to accrue on the Closing Date and shall cease to accrue on the date on which the Commitment of such Lender shall expire or be terminated as provided herein.

(b) The Borrowers agree, jointly and severally, to pay to the Administrative Agent the fees set forth in the Fee Letter at the times and in the amounts specified therein (the “Administrative Agent Fees”).

(c) The Borrowers agree, jointly and severally, to pay (i) to each Lender, through the Administrative Agent, on the last day of March, June, September and December of each year and on the date on which the Commitment of such Lender shall be terminated as provided herein, a fee (an “L/C Participation Fee”) calculated on such Lender’s Applicable Percentage of the daily aggregate L/C Exposure (excluding the portion thereof attributable to unreimbursed L/C Disbursements) during the preceding quarter (or shorter period commencing on the Closing Date or ending on the Maturity Date or the date on which all Letters of Credit have been canceled or have expired and the Commitments of all Lenders shall have been terminated) at a rate per annum equal to the Applicable Spread from time to time used to determine the interest rate on Eurodollar Loans pursuant to Section 2.06(b) and (ii) to the Issuing Bank with respect to each Letter of Credit the fronting fees set forth in the Fee Letter (the “Issuing Bank Fees”). All L/C Participation Fees and Issuing Bank Fees shall be computed on the basis of the actual number of days elapsed in a year of 360 days.

(d) All Fees shall be paid on the dates due, in immediately available funds, to the Administrative Agent for distribution, if and as appropriate, among the Lenders, except that the Issuing Bank Fees shall be paid directly to the Issuing Bank. Once paid, none of the Fees shall be refundable under any circumstances.

SECTION 2.06. Interest on Loans. (a) Subject to the provisions of Section 2.07, the Loans comprising each ABR Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the

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case may be, when the Alternate Base Rate is determined by reference to the Prime Rate and over a year of 360 days at all other times) at a rate per annum equal to the Alternate Base Rate.

(b) Subject to the provisions of Section 2.07, the Loans comprising each Eurodollar Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal to the LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Spread in effect from time to time.

(c) Interest on each Loan shall be payable on the Interest Payment Dates applicable to such Loan except as otherwise provided in this Agreement. The applicable Alternate Base Rate, LIBO Rate and Applicable Spread for each Interest Period or day within an Interest Period, as the case may be, shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

SECTION 2.07. Default Interest. If either Borrower shall default in the payment of the principal of or interest on any Loan or any other amount becoming due hereunder, by acceleration or otherwise, or under any other Loan Document, such Borrower shall on demand from time to time pay interest, to the extent permitted by law, on such defaulted amount to but excluding the date of actual payment (after as well as before judgment) (a) in the case of overdue principal, at the rate otherwise applicable to such Loan pursuant to Section 2.06 plus 2.00% per annum and (b) in all other cases, at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be, when determined by reference to the Prime Rate and over a year of 360 days at all other times) equal to the sum of the Alternate Base Rate plus 2.00%.

SECTION 2.08. Alternate Rate of Interest. In the event, and on each occasion, that on the day two Business Days prior to the commencement of any Interest Period for a Eurodollar Borrowing the Administrative Agent shall have determined that dollar deposits in the principal amounts of the Loans comprising such Borrowing are not generally available in the London interbank market, or that the rates at which such dollar deposits are being offered will not adequately and fairly reflect the cost to any Lender of making or maintaining its Eurodollar Loan during such Interest Period, or that reasonable means do not exist for ascertaining the LIBO Rate, the Administrative Agent shall, as soon as practicable thereafter, give written or telecopy notice of such determination to the Borrowers and the Lenders. In the event of any such determination, until the Administrative Agent shall have advised the Borrowers and the Lenders that the circumstances giving rise to such notice no longer exist, any request by either Borrower for a Eurodollar Borrowing pursuant to Section 2.03 shall be deemed to be a request for an ABR Borrowing. Each determination by the Administrative Agent hereunder shall be conclusive absent manifest error.

SECTION 2.09. Termination and Reduction of Commitments. (a) The Commitments and the L/C Commitment shall automatically terminate on the Maturity Date.

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(b) Upon at least three Business Days’ prior irrevocable written or telecopy notice to the Administrative Agent, the Borrowers may at any time in whole permanently terminate, or from time to time in part permanently reduce, the Commitments; provided, however, that (i) each partial reduction of the Commitments shall be in an integral multiple of $1,000,000 and in a minimum amount of $5,000,000 and (ii) the Total Commitment shall not be reduced to an amount that is less than the Aggregate Credit Exposure at the time.

(c) Each reduction in the Commitments hereunder shall be made ratably among the Lenders in accordance with their respective Commitments. The Borrowers shall pay to the Administrative Agent for the account of the applicable Lenders, on the date of each termination or reduction, the Commitment Fees on the amount of the Commitments so terminated or reduced accrued to but excluding the date of such termination or reduction.

SECTION 2.10. Conversion and Continuation of Borrowings. The applicable Borrower shall have the right at any time upon prior irrevocable notice to the Administrative Agent (a) not later than 12:00 (noon), New York City time, on the day of conversion, to convert any Eurodollar Borrowing into an ABR Borrowing, (b) not later than 10:00 a.m., New York City time, three Business Days prior to conversion or continuation, to convert any ABR Borrowing into a Eurodollar Borrowing or to continue any Eurodollar Borrowing as a Eurodollar Borrowing for an additional Interest Period, and (c) not later than 10:00 a.m., New York City time, three Business Days prior to conversion, to convert the Interest Period with respect to any Eurodollar Borrowing to another permissible Interest Period, subject in each case to the following:

(i) each conversion or continuation shall be made pro rata among the Lenders in accordance with the respective principal amounts of the Loans comprising the converted or continued Borrowing;

(ii) if less than all the outstanding principal amount of any Borrowing shall be converted or continued, then each resulting Borrowing shall satisfy the limitations specified in Sections 2.02(a) and 2.02(b) regarding the principal amount and maximum number of Borrowings of the relevant Type;

(iii) each conversion shall be effected by each Lender and the Administrative Agent by recording for the account of such Lender the new Loan of such Lender resulting from such conversion and reducing the Loan (or portion thereof) of such Lender being converted by an equivalent principal amount; accrued interest on any Eurodollar Loan (or portion thereof) being converted shall be paid by such Borrower at the time of conversion;

(iv) if any Eurodollar Borrowing is converted at a time other than the end of the Interest Period applicable thereto, such Borrower shall pay, upon demand, any amounts due to the Lenders pursuant to Section 2.14;

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(v) any portion of a Borrowing maturing in less than one month may not be converted into or continued as a Eurodollar Borrowing;

(vi) any portion of a Eurodollar Borrowing that cannot be converted into or continued as a Eurodollar Borrowing by reason of the immediately preceding clause shall be automatically converted at the end of the Interest Period in effect for such Borrowing into an ABR Borrowing; and

(vii) upon notice to the Borrowers from the Administrative Agent given at the request of the Required Lenders, after the occurrence and during the continuance of a Default or Event of Default, no outstanding Loan may be converted into, or continued as, a Eurodollar Loan.

Each notice pursuant to this Section 2.10 shall be irrevocable and shall refer to this Agreement and specify (w) the identity and amount of the Borrowing that the applicable Borrower requests be converted or continued, (x) whether such Borrowing is to be converted to or continued as a Eurodollar Borrowing or an ABR Borrowing, (y) if such notice requests a conversion, the date of such conversion (which shall be a Business Day) and (z) if such Borrowing is to be converted to or continued as a Eurodollar Borrowing, the Interest Period with respect thereto. If no Interest Period is specified in any such notice with respect to any conversion to or continuation as a Eurodollar Borrowing, the applicable Borrower shall be deemed to have selected an Interest Period of one month’s duration. The Administrative Agent shall advise the Lenders of any notice given pursuant to this Section 2.10 and of each Lender’s portion of any converted or continued Borrowing. If a Borrower shall not have given notice in accordance with this Section 2.10 to continue any Borrowing into a subsequent Interest Period (and shall not otherwise have given notice in accordance with this Section 2.10 to convert such Borrowing), such Borrowing shall, at the end of the Interest Period applicable thereto (unless repaid pursuant to the terms hereof), automatically be continued into an ABR Borrowing.

SECTION 2.11. Optional Prepayment. (a) Each Borrower shall have the right at any time and from time to time to prepay any Borrowing, in whole or in part, upon written or telecopy notice (or telephone notice promptly confirmed by written or telecopy notice) to the Administrative Agent before 12:00 (noon), New York City time (i) in the case of any prepayment of a Eurodollar Borrowing, at least three Business Days prior to the date designated for such prepayment or (ii) in the case of any prepayment of an ABR Borrowing, on the date of such prepayment; provided, however, that each partial prepayment shall be in an amount that is (x) in the case of any partial prepayment of a Eurodollar Borrowing, an integral multiple of $1,000,000 and not less than $5,000,000 or (y) in the case of any partial prepayment of an ABR Borrowing, an integral multiple of $1,000 and not less than $100,000.

(b) In the event of any termination of all the Commitments, each Borrower shall repay or prepay all its outstanding Borrowings on the date of such termination, together with accrued interest to but excluding the date of such payment. In the event of any partial reduction of the Commitments, then (i) at or prior to the effective

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date of such reduction or termination, the Administrative Agent shall notify the Borrowers and the Lenders of the Aggregate Credit Exposure after giving effect thereto and (ii) if the Aggregate Credit Exposure would exceed the Total Commitment after giving effect to such reduction or termination, then the Borrowers shall, on the date of such reduction or termination, repay or prepay Borrowings in an amount sufficient to eliminate such excess.

(c) Each notice of prepayment shall specify the prepayment date and the principal amount of each Borrowing (or portion thereof) to be prepaid, shall be irrevocable and shall commit the applicable Borrower to prepay such Borrowing by the amount stated therein on the date stated therein. All prepayments under this Section 2.11 shall be subject to Section 2.14 but otherwise without premium or penalty. All prepayments under this Section 2.11 (other than prepayments of ABR Loans prior to the Maturity Date) shall be accompanied by accrued interest on the principal amount being prepaid to the date of payment.

SECTION 2.12. Reserve Requirements; Change in Circumstances. (a) Notwithstanding any other provision of this Agreement, if after the date of this Agreement, but prior to the first date on which the events described in clauses (w), (x), (y) and (z) of subsection (d) of this Section 2.12 shall have occurred (the “Obligation Termination Date”), any change in applicable law or regulation or in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof (whether or not having the force of law) shall impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of or credit extended by any Lender or the Issuing Bank or shall impose on such Lender or the Issuing Bank or the London interbank market any other condition affecting this Agreement or Eurodollar Loans made by such Lender or any Letter of Credit or participation therein, and the result of any of the foregoing shall be to increase the cost to such Lender or the Issuing Bank of making or maintaining any Eurodollar Loan or increase the cost to any Lender or the Issuing Bank of issuing or maintaining any Letter of Credit or purchasing or maintaining a participation therein or to reduce the amount of any sum received or receivable by such Lender or the Issuing Bank hereunder (whether of principal, interest or otherwise) by an amount deemed by such Lender or the Issuing Bank to be material, then the applicable Borrower will pay to such Lender or the Issuing Bank, as the case may be, upon demand such additional amount or amounts as will compensate such Lender or the Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered.

(b) If any Lender or the Issuing Bank shall have determined that the adoption after the date hereof, but prior to the Obligation Termination Date, of any law, rule, regulation, agreement or guideline regarding capital adequacy, or any change after the date hereof, but prior to the Obligation Termination Date, in any such law, rule, regulation, agreement or guideline (whether such law, rule, regulation, agreement or guideline has been adopted) or in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof, or compliance by any Lender (or any lending office of such Lender) or the Issuing Bank or any Lender’s or the Issuing Bank’s holding company with any request or directive

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regarding capital adequacy (whether or not having the force of law) of any Governmental Authority has or would have the effect of reducing the rate of return on such Lender’s or the Issuing Bank’s capital or on the capital of such Lender’s or the Issuing Bank’s holding company, if any, as a consequence of this Agreement or the Loans made or participation in Letters of Credit purchased by such Lender pursuant hereto or the Letters of Credit issued by the Issuing Bank pursuant hereto to a level below that which such Lender or the Issuing Bank or such Lender’s or the Issuing Bank’s holding company could have achieved but for such applicability, adoption, change or compliance (taking into consideration such Lender’s or the Issuing Bank’s policies and the policies of such Lender’s or the Issuing Bank’s holding company with respect to capital adequacy) by an amount deemed by such Lender or the Issuing Bank to be material, then from time to time the applicable Borrower shall pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank or such Lender’s or the Issuing Bank’s holding company for any such reduction suffered.

(c) A certificate of a Lender or the Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or the Issuing Bank or its holding company, as applicable, as specified in paragraph (a) or (b) above shall be delivered to the applicable Borrower and shall be conclusive absent manifest error. The applicable Borrower shall pay such Lender or the Issuing Bank the amount shown as due on any such certificate delivered by it within 10 days after its receipt of the same.

(d) Failure or delay on the part of any Lender or the Issuing Bank to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital shall not constitute a waiver of such Lender’s or the Issuing Bank’s right to demand such compensation under this Section 2.12 for any costs incurred or reduction suffered with respect to any date so long as such Lender or the Issuing Bank, as applicable, shall have notified the applicable Borrower that it will demand compensation for such costs or reduction under paragraph (c) above, not more than 90 days after the later of (i) such date and (ii) the date on which such Lender or the Issuing Bank, as applicable, shall have become aware of such costs or reduction. Notwithstanding the foregoing, no notification contemplated by the preceding sentence shall in any event be made more than 30 days after the date that (w) all the Obligations have been indefeasibly paid in full, (x) the Lenders have no further commitment to lend to either of the Borrowers under this Agreement, (y) the L/C Exposure has been reduced to zero and (z) the Issuing Bank has no further obligation to issue Letters of Credit under this Agreement. The protection of this Section 2.12 shall be available to each Lender and the Issuing Bank regardless of any possible contention of the invalidity or inapplicability of the law, rule, regulation, agreement, guideline or other change or condition that shall have occurred or been imposed.

SECTION 2.13. Change in Legality. (a) Notwithstanding any other provision of this Agreement, if, after the date hereof, any change in any law or regulation or in the interpretation thereof by any Governmental Authority charged with the administration or interpretation thereof shall make it unlawful for any Lender to make or maintain any Eurodollar Loan or to give effect to its obligations as contemplated hereby

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with respect to any Eurodollar Loan, then, by written notice to the Borrowers and to the Administrative Agent:

(i) such Lender may declare that Eurodollar Loans will not thereafter (for the duration of such unlawfulness) be made by such Lender hereunder (or be continued for additional Interest Periods and ABR Loans will not thereafter (for such duration) be converted into Eurodollar Loans), whereupon any request for a Eurodollar Borrowing (or to convert an ABR Borrowing to a Eurodollar Borrowing or to continue a Eurodollar Borrowing for an additional Interest Period) shall, as to such Lender only, be deemed a request for an ABR Loan (or a request to continue an ABR Loan as such or to convert a Eurodollar Loan into an ABR Loan, as the case may be), unless such declaration shall be subsequently withdrawn; and

(ii) such Lender may require that all outstanding Eurodollar Loans made by it be converted to ABR Loans, in which event all such Eurodollar Loans shall be automatically converted to ABR Loans as of the effective date of such notice as provided in paragraph (b) below.

In the event any Lender shall exercise its rights under (i) or (ii) above, all payments and prepayments of principal that would otherwise have been applied to repay the Eurodollar Loans that would have been made by such Lender or the converted Eurodollar Loans of such Lender shall instead be applied to repay the ABR Loans made by such Lender in lieu of, or resulting from the conversion of, such Eurodollar Loans.

(b) For purposes of this Section 2.13, a notice to the Borrowers by any Lender shall be effective as to each Eurodollar Loan made by such Lender, if lawful, on the last day of the Interest Period currently applicable to such Eurodollar Loan; in all other cases such notice shall be effective on the date of receipt by the Borrowers.

SECTION 2.14. Indemnity. Each Borrower shall indemnify each Lender against any loss or expense that such Lender may sustain or incur as a consequence of (a) any event, other than a default by such Lender in the performance of its obligations hereunder, which results in (i) such Lender receiving or being deemed to receive any amount on account of the principal of any Eurodollar Loan to such Borrower prior to the end of the Interest Period in effect therefor, (ii) the conversion of any Eurodollar Loan to such Borrower to an ABR Loan, or the conversion of the Interest Period with respect to any Eurodollar Loan to such Borrower, in each case other than on the last day of the Interest Period in effect therefor, or (iii) any Eurodollar Loan to be made by such Lender to such Borrower (including any Eurodollar Loan to be made pursuant to a conversion or continuation under Section 2.10) not being made after notice of such Loan shall have been given by such Borrower hereunder (any of the events referred to in this clause (a) being called a “Breakage Event”) or (b) any default by such Borrower in the making of any payment or prepayment required to be made hereunder. In the case of any Breakage Event, such loss shall include an amount equal to the excess, as reasonably determined by such Lender, of (i) its cost of obtaining funds for the Eurodollar Loan that is the subject of such Breakage Event for the period from the date of such Breakage Event to the last

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day of the Interest Period in effect (or that would have been in effect) for such Loan over (ii) the amount of interest likely to be realized by such Lender in redeploying the funds released or not utilized by reason of such Breakage Event for such period. A certificate of any Lender setting forth any amount or amounts which such Lender is entitled to receive pursuant to this Section 2.14 shall be delivered to the applicable Borrower and shall be conclusive absent manifest error.

SECTION 2.15. Pro Rata Treatment. Except as required under Section 2.13, each Borrowing, each payment or prepayment of principal of any Borrowing, each payment of interest on the Loans, each payment of the Commitment Fees and the L/C Participation Fees, each reduction of the Commitments and each conversion of any Borrowing to or continuation of any Borrowing as a Borrowing of any Type shall be allocated pro rata among the Lenders in accordance with their respective applicable Commitments (or, if such Commitments shall have expired or been terminated, in accordance with the respective principal amounts of their outstanding Loans). Each Lender agrees that in computing such Lender’s portion of any Borrowing to be made hereunder, the Administrative Agent may, in its discretion, round each Lender’s percentage of such Borrowing to the next higher or lower whole dollar amount.

SECTION 2.16. Sharing of Setoffs. Each Lender agrees that if it shall, through the exercise of a right of banker’s lien, setoff or counterclaim against either Borrower, or pursuant to a secured claim under Section 506 of Title 11 of the United States Code or other security or interest arising from, or in lieu of, such secured claim, received by such Lender under any applicable bankruptcy, insolvency or other similar law or otherwise, or by any other means, obtain payment (voluntary or involuntary) in respect of any Loan or Loans or L/C Disbursement as a result of which the unpaid principal portion of its Loans and participation in L/C Disbursements shall be proportionately less than the unpaid principal portion of the Loans and participation in L/C Disbursements of any other Lender, it shall be deemed simultaneously to have purchased from such other Lender at face value, and shall promptly pay to such other Lender the purchase price for, a participation in the Loans and L/C Exposure of such other Lender, so that the aggregate unpaid principal amount of the Loans and L/C Exposure and participation in Loans and L/C Exposure held by each Lender shall be in the same proportion to the aggregate unpaid principal amount of all Loans and L/C Exposure then outstanding as the principal amount of its Loans and L/C Exposure prior to such exercise of banker’s lien, setoff or counterclaim or other event was to the principal amount of all Loans and L/C Exposure outstanding prior to such exercise of banker’s lien, setoff or counterclaim or other event; provided, however, that if any such purchase or purchases or adjustments shall be made pursuant to this Section 2.16 and the payment giving rise thereto shall thereafter be recovered, such purchase or purchases or adjustments shall be rescinded to the extent of such recovery and the purchase price or prices or adjustment restored without interest. Each Borrower expressly consents to the foregoing arrangements and agrees that any Lender holding a participation in a Loan or L/C Disbursement deemed to have been so purchased may exercise any and all rights of banker’s lien, setoff or counterclaim with respect to any and all moneys owing by such Borrower to such Lender by reason thereof as fully as if such Lender had made a Loan directly to such Borrower in the amount of such participation.

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SECTION 2.17. Payments. (a) Each Borrower shall make each payment (including principal of or interest on any Borrowing or any L/C Disbursement or any Fees or other amounts) hereunder and under any other Loan Document not later than 12:00 (noon), New York City time, on the date when due in immediately available dollars, without setoff, defense or counterclaim. Each such payment (other than Issuing Bank Fees, which shall be paid directly to the Issuing Bank if other than the Administrative Agent) shall be made to the Administrative Agent at its offices at 1111 Fannin Street, 10th Floor, Houston, TX 77002.

(b) Whenever any payment (including principal of or interest on any Borrowing or any Fees or other amounts) hereunder or under any other Loan Document shall become due, or otherwise would occur, on a day that is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest or Fees, if applicable.

SECTION 2.18. Taxes. (a) Any and all payments by or on behalf of either Borrower hereunder and under any other Loan Document shall be made, in accordance with Section 2.17, free and clear of and without deduction for any and all current or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding (i) income taxes imposed on the net income of the Administrative Agent, any Lender or the Issuing Bank (or any transferee or assignee thereof, including a participation holder (any such entity a “Transferee”) and (ii) franchise taxes imposed on the net income of the Administrative Agent, any Lender or the Issuing Bank (or Transferee), in each case by the jurisdiction under the laws of which the Administrative Agent, such Lender or the Issuing Bank (or Transferee) is organized or any political subdivision thereof (all such nonexcluded taxes, levies, imposts, deductions, charges, withholdings and liabilities, collectively or individually, being called “Taxes”. If a Borrower shall be required to deduct any Taxes from or in respect of any sum payable hereunder or under any other Loan Document to the Administrative Agent, any Lender or the Issuing Bank (or any Transferee), (i) the sum payable shall be increased by the amount (an “additional amount”) necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.18) the Administrative Agent, such Lender or the Issuing Bank (or Transferee), as the case may be, shall receive an amount equal to the sum it would have received had no such deductions been made, (ii) such Borrower shall make such deductions and (iii) such Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

(b) In addition, each Borrower agrees to pay to the relevant Governmental Authority in accordance with applicable law any current or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made hereunder or under any other Loan Document or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Document (“Other Taxes”).

(c) The Borrowers jointly and severally agree to indemnify the Administrative Agent, each Lender and the Issuing Bank (or Transferee) for the full

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amount of Taxes and Other Taxes paid by the Administrative Agent, such Lender or the Issuing Bank (or Transferee), as the case may be, and any liability (including penalties, interest and expenses (including reasonable attorney’s fees, charges and disbursements)) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability prepared by the Administrative Agent, a Lender or the Issuing Bank (or Transferee), or the Administrative Agent on its behalf, absent manifest error, shall be final, conclusive and binding for all purposes. Such indemnification shall be made within 30 days after the date the Administrative Agent, any Lender or the Issuing Bank (or Transferee), as the case may be, makes written demand therefor.

(d) As soon as practicable after the date of any payment of Taxes or Other Taxes by either Borrower to the relevant Governmental Authority, such Borrower will deliver to the Administrative Agent, at its address referred to in Section 10.01, the original or a certified copy of a receipt issued by such Governmental Authority evidencing payment thereof.

(e) Each Lender (or Transferee) that is organized under the laws of a jurisdiction other than the United States, any State thereof or the District of Columbia (a “Non-U.S. Lender”) shall deliver to the Borrowers and the Administrative Agent two copies of either United States Internal Revenue Service Form W-8BEN or Form W-8ECI, or, in the case of a Non-U.S. Lender claiming exemption from U.S. Federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of “portfolio interest”, a Form W-8BEN, or any subsequent versions thereof or successors thereto (and, if such Non-U.S. Lender delivers a Form W-8BEN, a certificate representing that such Non-U.S. Lender is not a bank for purposes of Section 881(c) of the Code, is not a 10-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Code) of either Borrower and is not a controlled foreign corporation related to either Borrower (within the meaning of Section 864(d)(4) of the Code)), properly completed and duly executed by such Non-U.S. Lender claiming complete exemption from, or reduced rate of, U.S. Federal withholding tax on payments by the Borrowers under this Agreement and the other Loan Documents. Such forms shall be delivered by each Non-U.S. Lender on or before the date it becomes a party to this Agreement (or, in the case of a Transferee that is a participation holder, on or before the date such participation holder becomes a Transferee hereunder) and on or before the date, if any, such Non-U.S. Lender changes its applicable lending office by designating a different lending office (a “New Lending Office”). In addition, each Non-U.S. Lender shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Non-U.S. Lender. Notwithstanding any other provision of this Section 2.18(e), a Non-U.S. Lender shall not be required to deliver any form pursuant to this Section 2.18(e) that such Non-U.S. Lender is not legally able to deliver.

(f) Neither Borrower shall be required to indemnify any Non-U.S. Lender or to pay any additional amounts to any Non-U.S. Lender, in respect of United States Federal withholding tax pursuant to paragraph (a) or (c) above to the extent that (i) the obligation to withhold amounts with respect to United States Federal withholding tax

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existed on the date such Non-U.S. Lender became a party to this Agreement (or, in the case of a Transferee that is a participation holder, on the date such participation holder became a Transferee hereunder) or, with respect to payments to a New Lending Office, the date such Non-U.S. Lender designated such New Lending Office with respect to a Loan; provided, however, that this paragraph (f) shall not apply (x) to any Transferee or New Lending Office that becomes a Transferee or New Lending Office as a result of an assignment, participation, transfer or designation made at the request of the Borrowers and (y) to the extent the indemnity payment or additional amounts any Transferee, or any Lender (or Transferee), acting through a New Lending Office, would be entitled to receive (without regard to this paragraph (f)) do not exceed the indemnity payment or additional amounts that the person making the assignment, participation or transfer to such Transferee, or Lender (or Transferee) making the designation of such New Lending Office, would have been entitled to receive in the absence of such assignment, participation, transfer or designation or (ii) the obligation to pay such additional amounts would not have arisen but for a failure by such Non-U.S. Lender to comply with the provisions of paragraph (e) above.

(g) Nothing contained in this Section 2.18 shall require any Lender or the Issuing Bank (or any Transferee) or the Administrative Agent to make available any of its tax returns (or any other information that it deems to be confidential or proprietary).

SECTION 2.19. Assignment of Commitments Under Certain Circumstances; Duty to Mitigate. (a) In the event (i) any Lender or the Issuing Bank delivers a certificate requesting compensation pursuant to Section 2.12, (ii) any Lender or the Issuing Bank delivers a notice described in Section 2.13, (iii) either Borrower is required to pay any additional amount to any Lender or the Issuing Bank or any Governmental Authority on account of any Lender or the Issuing Bank pursuant to Section 2.18 or (iv) any Lender refuses to consent to any amendment, waiver or other modification of any Loan Document requested by either Borrower that requires the consent of a greater percentage of the Lenders than the Required Lenders and such amendment, waiver or other modification is consented to by the Required Lenders, the Borrowers may, at their sole expense and effort (including with respect to the processing and recordation fee referred to in Section 10.04(b)), upon notice to such Lender or the Issuing Bank and the Administrative Agent, require such Lender or the Issuing Bank to transfer and assign, without recourse (in accordance with and subject to the restrictions contained in Section 10.04), all of its interests, rights and obligations under this Agreement to an assignee that shall assume such assigned obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (x) such assignment shall not conflict with any law, rule or regulation or order of any court or other Governmental Authority having jurisdiction, (y) except in connection with an assignment to another Lender or an Affiliate thereof, the Borrowers shall have received the prior written consent of the Administrative Agent and the Issuing Bank, which consent shall not unreasonably be withheld, and (z) the Borrowers or such assignee shall have paid to the affected Lender or the Issuing Bank in immediately available funds an amount equal to the sum of the principal of and interest accrued to the date of such payment on the outstanding Loans or L/C Disbursements of such Lender or the Issuing Bank, respectively, plus all Fees and other amounts accrued for the account of such

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Lender or the Issuing Bank hereunder (including any amounts under Section 2.12 and Section 2.14); provided further that, if prior to any such transfer and assignment the circumstances or event that resulted in such Lender’s or the Issuing Bank’s claim for compensation under Section 2.12 or notice under Section 2.13 or the amounts paid pursuant to Section 2.18, as the case may be, cease to cause such Lender or the Issuing Bank to suffer increased costs or reductions in amounts received or receivable or reduction in return on capital, or cease to have the consequences specified in Section 2.13, or cease to result in amounts being payable under Section 2.18, as the case may be (including as a result of any action taken by such Lender or the Issuing Bank pursuant to paragraph (b) below), or if such Lender or the Issuing Bank shall waive its right to claim further compensation under Section 2.12 in respect of such circumstances or event or shall withdraw its notice under Section 2.13 or shall waive its right to further payments under Section 2.18 in respect of such circumstances or event or shall consent to the proposed waiver, amendment or other modification, as the case may be, then such Lender or the Issuing Bank shall not thereafter be required to make any such transfer and assignment hereunder.

(b) If (i) any Lender or the Issuing Bank shall request compensation under Section 2.12, (ii) any Lender or the Issuing Bank delivers a notice described in Section 2.13 or (iii) either Borrower is required to pay any additional amount to any Lender or the Issuing Bank or any Governmental Authority on account of any Lender or the Issuing Bank pursuant to Section 2.18, then such Lender or the Issuing Bank shall use reasonable efforts (which shall not require such Lender or the Issuing Bank to incur an unreimbursed loss or unreimbursed cost or expense or otherwise take any action inconsistent with its internal policies or legal or regulatory restrictions or suffer any disadvantage or burden deemed by it to be significant) (x) to file any certificate or document reasonably requested in writing by the Borrowers or (y) to assign its rights and delegate and transfer its obligations hereunder to another of its offices, branches or affiliates, if such filing or assignment would reduce its claims for compensation under Section 2.12 or enable it to withdraw its notice pursuant to Section 2.13 or would reduce amounts payable pursuant to Section 2.18, as the case may be, in the future. The Borrowers hereby agree, jointly and severally, to pay all reasonable costs and expenses incurred by any Lender or the Issuing Bank in connection with any such filing or assignment, delegation and transfer.

SECTION 2.20. Letters of Credit. (a) General. Each of the Borrowers may request the issuance of a Letter of Credit, in a form reasonably acceptable to the Administrative Agent and the Issuing Bank, appropriately completed, for the account of such Borrower, at any time and from time to time while the Commitments remain in effect and the Trust Termination Date has not occurred. This Section 2.20 shall not be construed to impose an obligation upon the Issuing Bank to issue any Letter of Credit that is inconsistent with the terms and conditions of this Agreement.

(b) Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. In order to request the issuance of a Letter of Credit (or to amend, renew or extend an existing Letter of Credit), the requesting Borrower shall hand deliver or telecopy to the Issuing Bank and the Administrative Agent (reasonably in advance of the

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requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, the date of issuance, amendment, renewal or extension, the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) below), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare such Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended for the account of the Trustee, only if, and upon issuance, amendment, renewal or extension of each Letter of Credit for the account of the Trustee, the Trustee shall be deemed to represent and warrant that, after giving effect to such issuance, amendment, renewal or extension (A) the sum of (i) the aggregate principal amount of the Loans outstanding to the Trustee and (ii) the Trustee L/C Exposure shall not exceed $70,000,000 (as such amount may be increased from time to time pursuant to Section 2.21) and (B) the Aggregate Credit Exposure shall not exceed the Total Commitment. A Letter of Credit shall be issued, amended, renewed or extended for the account of El Paso only if, and upon issuance, amendment, renewal or extension of each Letter of Credit for the account of El Paso, El Paso shall be deemed to represent and warrant that, after giving effect to such issuance, amendment, renewal or extension, the Aggregate Credit Exposure shall not exceed the Total Commitment.

(c) Expiration Date. Each Letter of Credit shall expire at the close of business on the earlier of the date one year after the date of the issuance of such Letter of Credit and the date that is five Business Days prior to the Maturity Date, unless such Letter of Credit expires by its terms on an earlier date. Each Letter of Credit may, upon the request of the applicable Borrower, include a provision whereby such Letter of Credit shall be renewed automatically for additional consecutive periods of 12 months or less (but not beyond the date that is five Business Days prior to the Maturity Date) unless the Issuing Bank notifies the beneficiary thereof at least 30 days prior to the then-applicable expiry date that such Letter of Credit will not be renewed.

(d) Participation. By the issuance of a Letter of Credit and without any further action on the part of the Issuing Bank or the Lenders, the Issuing Bank hereby grants to each Lender, and each such Lender hereby acquires from the applicable Issuing Bank, a participation in such Letter of Credit equal to such Lender’s Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit, effective upon the issuance of such Letter of Credit. In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the Issuing Bank, such Lender’s Applicable Percentage of each L/C Disbursement made by the Issuing Bank and not reimbursed by the Trustee or El Paso, as the case may be, forthwith on the date due as provided in Section 2.02(f). Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or an Event of Default, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

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(e) Reimbursement. If the Issuing Bank shall make any L/C Disbursement in respect of a Letter of Credit, the Trustee or El Paso, as the case may be, shall pay to the Administrative Agent an amount equal to such L/C disbursement not later than 4:00 p.m., New York City time on the Business Day on which the Trustee or El Paso, as the case may be, shall have received notice from the Issuing Bank that payment of such draft will be made, or, if the Trustee or El Paso, as the case may be, shall have received such notice later than 10:00 a.m., New York City time, on any Business Day, not later than 1:00 p.m., New York City time, on the immediately following Business Day. Any failure by the Trustee or El Paso, as the case may be, to make a payment under this Section 2.20(e) shall not constitute a Default or an Event of Default if the Issuing Bank shall have been reimbursed for such L/C disbursement out of the proceeds of a deemed Borrowing pursuant to Section 2.02(f).

(f) Obligations Absolute. The obligations of the Trustee or El Paso, as the case may be, to reimburse L/C Disbursements as provided in paragraph (e) above shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement, under any and all circumstances whatsoever, and irrespective of:

(i) any lack of validity or enforceability of any Letter of Credit or any other Loan Document, or any term or provision therein;

(ii) any amendment or waiver of or any consent to departure from all or any of the provisions of any Letter of Credit or any other Loan Document;

(iii) the existence of any claim, setoff, defense or other right that the Trustee, El Paso or any other party guaranteeing, or otherwise obligated with, the Trustee or El Paso, as the case may be, any Subsidiary or other Affiliate thereof or any other person may at any time have against the beneficiary under any Letter of Credit, the Issuing Bank, the Administrative Agent or any Lender or any other person, whether in connection with this Agreement, any other Loan Document or any other related or unrelated agreement or transaction;

(iv) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

(v) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit; and

(vi) any other act or omission to act or delay of any kind of the Issuing Bank, the Lenders, the Administrative Agent or any other person or any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section 2.20, constitute a legal or equitable discharge of the obligations of the Trustee or El Paso, as the case may be, hereunder.

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Without limiting the generality of the foregoing, it is expressly understood and agreed that the absolute and unconditional obligation of the Trustee or El Paso, as the case may be, hereunder to reimburse L/C Disbursements will not be excused by the gross negligence or willful misconduct of the Issuing Bank. However, the foregoing shall not be construed to excuse the Issuing Bank from liability to the Trustee or El Paso, as the case may be, to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Trustee or El Paso, as the case may be, to the extent permitted by applicable law) suffered by the Trustee or El Paso, as the case may be, that are caused by the Issuing Bank’s gross negligence or willful misconduct in determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof; it is understood that the Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary and, in making any payment under any Letter of Credit (i) the Issuing Bank’s exclusive reliance on the documents presented to it under such Letter of Credit as to any and all matters set forth therein, including reliance on the amount of any draft presented under such Letter of Credit, whether or not the amount due to the beneficiary thereunder equals the amount of such draft and whether or not any document presented pursuant to such Letter of Credit proves to be insufficient in any respect, if such document on its face appears to be in order, and whether or not any other statement or any other document presented pursuant to such Letter of Credit proves to be forged or invalid or any statement therein proves to be inaccurate or untrue in any respect whatsoever and (ii) any noncompliance in any immaterial respect of the documents presented under such Letter of Credit with the terms thereof shall, in each case, be deemed not to constitute willful misconduct or gross negligence of the Issuing Bank.

(g) Disbursement Procedures. The Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The Issuing Bank shall as promptly as possible give telephonic notification, confirmed by telecopy, to the Administrative Agent and the Trustee or El Paso, as the case may be, of such demand for payment and whether the Issuing Bank has made or will make an L/C Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Trustee or El Paso, as the case may be, of its obligation to reimburse the Issuing Bank and the Lenders with respect to any such L/C Disbursement. The Administrative Agent shall promptly give each Lender notice thereof.

(h) Interim Interest. If the Issuing Bank shall make any L/C Disbursement in respect of a Letter of Credit, then, unless the Trustee or El Paso, as the case may be, shall reimburse such L/C Disbursement in full on such date, the unpaid amount thereof shall bear interest for the account of the Issuing Bank, for each day from and including the date of such L/C Disbursement, to but excluding the earlier of the date of payment by the Trustee or El Paso, as the case may be, or the date on which the Issuing Bank is reimbursed by the Lenders pursuant to Section 2.02(f), at the rate per annum that would apply to such amount if such amount were an ABR Loan.

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(i) Resignation or Removal of the Issuing Bank. The Issuing Bank may resign at any time by giving 180 days’ prior written notice to the Administrative Agent, the Lenders and the Borrowers, and may be removed at any time by the Borrowers by notice to the Issuing Bank, the Administrative Agent and the Lenders. Subject to the next succeeding paragraph, upon the acceptance of any appointment as the Issuing Bank hereunder by a Lender that shall agree to serve as successor Issuing Bank, such successor shall succeed to and become vested with all the interests, rights and obligations of the retiring Issuing Bank and the retiring Issuing Bank shall be discharged from its obligations to issue additional Letters of Credit hereunder. At the time such removal or resignation shall become effective, the Borrowers shall pay all accrued and unpaid fees pursuant to Section 2.05(c)(ii). The acceptance of any appointment as the Issuing Bank hereunder by a successor Lender shall be evidenced by an agreement entered into by such successor, in a form satisfactory to the Borrowers and the Administrative Agent, and, from and after the effective date of such agreement, (i) such successor Lender shall have all the rights and obligations of the previous Issuing Bank under this Agreement and the other Loan Documents and (ii) references herein and in the other Loan Documents to the term “Issuing Bank” shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the resignation or removal of the Issuing Bank hereunder, the retiring Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement and the other Loan Documents with respect to Letters of Credit issued by it prior to such resignation or removal, but shall not be required to issue additional Letters of Credit.

(j) Cash Collateralization. If any Event of Default shall occur and be continuing or the Trust Termination Date shall occur, the Trustee or El Paso, as the case may be, shall, on the Business Day it receives notice from the Administrative Agent or the Required Lenders thereof and of the amount to be deposited, deposit in an account with the Administrative Agent, for the benefit of the Lenders, an amount in cash equal to the Trustee L/C Exposure or the El Paso L/C Exposure, as the case may be, as of such date. Such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the Obligations. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits in Permitted Investments, which investments shall be made at the option and sole discretion of the Administrative Agent, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall (i) automatically be transferred to the Administrative Agent and be applied by the Administrative Agent to reimburse the Issuing Bank for L/C Disbursements for which it has not been reimbursed, (ii) be held for the satisfaction of the reimbursement obligations of the Trustee or El Paso, as the case may be, for the Trustee L/C Exposure or the El Paso L/C Exposure, as the case may be, at such time and (iii) if the maturity of the Loans has been accelerated, be transferred to the Administrative Agent and be applied to satisfy the Obligations (of both the Trustee and El Paso). If the Trustee or El Paso, as the case may be, is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, (x) such amount (to the extent not applied as aforesaid) shall be returned to the Trustee or El Paso, as the case may be, within three

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Business Days after all Events of Default have been cured or waived and (y) at any time that the amount of such cash collateral exceeds the Trustee L/C Exposure or El Paso L/C Exposure, as the case may be, the amount of such excess shall be promptly returned to the Trustee or El Paso, as the case may be.

SECTION 2.21. Increase of Commitments. (a) El Paso may, by written notice to the Administrative Agent, request that the Total Commitment be increased by an aggregate amount not to exceed the Incremental Facility Amount at such time. Upon the receipt of such request by the Administrative Agent, the Administrative Agent shall deliver a copy thereof to each Lender. Such notice shall set forth the amount of the requested increase (which shall be in minimum increments of $1,000,000 and a minimum amount of $10,000,000 or equal to the remaining Incremental Facility Amount), whether all or any portion of the requested increase is to be made available to the Trustee and the date on which such increase is requested to become effective (which shall be not less than 10 days nor more than 60 days after the date of such notice and which, in any event, must be on or prior to the Maturity Date), and shall offer each Lender the opportunity to increase its Commitment by its Applicable Percentage of the proposed increased amount. Each Lender shall, by notice to El Paso and the Administrative Agent given not more than 10 days after the date of the Administrative Agent’s notice, either agree to increase its Commitment by all or a portion of the offered amount (each Lender so agreeing being an “Increasing Lender”) or decline to increase its Commitment (and any Lender that does not deliver such a notice within such period of 10 days shall be deemed to have declined to increase its Commitment) (each Lender so declining or being deemed to have declined being a “Non-Increasing Lender”). In the event that, on the 10th day after the Administrative Agent shall have delivered a notice pursuant to the second sentence of this paragraph, the Increasing Lenders shall have agreed pursuant to the preceding sentence to increase their Commitments by an aggregate amount less than the increase requested by El Paso, El Paso may arrange for one or more banks or other entities (any such bank or other entity being called an “Augmenting Lender”), which may include any Lender, to extend Commitments or increase their existing Commitments in an aggregate amount equal to the unsubscribed amount; provided, however, that each Augmenting Lender shall be subject to the prior written approval of the Administrative Agent and the Issuing Bank (which approvals shall not be unreasonably withheld or delayed), and the Borrowers and each Augmenting Lender shall execute all such documentation as the Administrative Agent shall reasonably specify to evidence its Commitment and/or its status as a Lender hereunder. Any such increase may be made in an amount that is less than the increase requested by El Paso if El Paso is unable to arrange for, or chooses not to arrange for, Augmenting Lenders.

(b) Each of the parties hereto hereby agrees that the Administrative Agent may take any and all actions as may be reasonably necessary to ensure that, after giving effect to any increase pursuant to this Section 2.21, the outstanding Loans (if any) are held by the Lenders in accordance with their new Applicable Percentages. This may be accomplished at the discretion of the Administrative Agent, following consultation with El Paso, (i) by requiring the outstanding Loans to be prepaid with the proceeds of a new Borrowing, (ii) by permitting the Borrowings outstanding at the time of any increase in the Total Commitment pursuant to this Section 2.21 to remain outstanding until the last

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day of the respective Interest Periods therefor, even though the Lenders would hold the Loans comprising such borrowings other than in accordance with their new Applicable Percentage or (iii) by any combination of the foregoing. Any prepayment described in this paragraph (b) shall be subject to Section 2.14, but shall otherwise be without premium or penalty.

(c) Notwithstanding the foregoing, no increase in the Total Commitment shall become effective under this Section 2.21 unless, (i) on the date of such increase, the conditions set forth in paragraphs (b) and (c) of Section 4.01 shall be satisfied and the Administrative Agent shall have received a certificate to that effect dated such date and executed by a Financial Officer of El Paso and (ii) if requested, the Administrative Agent shall have received legal opinions and board resolutions consistent with those delivered on the Closing Date under paragraphs (a), (b) and (c) of Section 4.02

ARTICLE III

Representations and Warranties

Each of El Paso and, subject to Section 10.19, the Trustee represents and warrants to the Administrative Agent, the Issuing Bank and each of the Lenders that as of the Closing Date and thereafter on each date as required by Section 4.01(b):

SECTION 3.01. Organization; Powers. (a) El Paso and each of the Subsidiaries (i) is duly organized, validly existing and in good standing under the laws of the state of its organization, (ii) has all requisite power and authority to own its property and assets and to carry on its business as now conducted and as proposed to be conducted, (iii) is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required, except where the failure so to qualify could not reasonably be expected to result in a Material Adverse Effect, and (iv) has the corporate power and authority to execute, deliver and perform its obligations under each of the Loan Documents to which it is or will be a party and each other agreement or instrument contemplated hereby to which it is or will be a party and to borrow hereunder.

(b) JPMorgan is a national banking association duly incorporated, validly existing and in good standing under the laws of the United States of America, and in its capacity as Trustee, (i) has all requisite power and authority to own its property and assets and to carry on its business as now conducted and as proposed to be conducted and (ii) has all requisite power and authority to execute, deliver and perform its obligations under each of the Loan Documents and each other agreement or instrument contemplated hereby to which it is or will be a party and to borrow hereunder.

SECTION 3.02. Authorization. (a) The execution, delivery and performance by it and each of its Subsidiaries (as applicable) of each of the Loan Documents, the Trust Agreement and the Purchase Contract to which it is or will be a party and (b) the Borrowings by it hereunder, the request for the issuance of Letters of Credit and the use by it of the proceeds of the Loans and the Letters of Credit

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(collectively, the “Transactions”), (x) have been duly authorized by all requisite corporate, trust and, if required, stockholder action and (y) will not (i) violate (A) any provision of law, statute, rule or regulation, or of the articles of incorporation or other constitutive documents or by-laws of El Paso or any of its Subsidiaries or of the Trust Agreement, as applicable, (B) any order of any Governmental Authority or (C) any provision of any indenture, agreement or other instrument to which it is a party or by which it or any of its property is or may be bound, (ii) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under, or give rise to any right to accelerate or to require the prepayment, repurchase or redemption of any obligation under any such indenture, agreement or other instrument or (iii) result in the creation or imposition of any Lien upon or with respect to any property or assets now owned or hereafter acquired by it.

SECTION 3.03. Enforceability. Each of the Loan Documents has been duly executed and delivered by it and constitutes its legal, valid and binding obligation enforceable against it in accordance with such document’s terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

SECTION 3.04. Governmental Approvals. Except as set forth on Schedule 3.04, (i) no action, consent or approval of, registration or filing with or any other action by, any Governmental Authority is or will be required in connection with the Transactions, except for such as have been made or obtained, are in full force and effect and are not subject to any appeal or stay and (ii) no action, consent or approval of, registration or filing with or any other action by any Governmental Authority relating to the Securities Act, the Securities Exchange Act, the Trust Indenture Act, the Federal Power Act, the Atomic Energy Act, the Nuclear Waste Act, the Public Utility Holding Company Act of 1935, the New Mexico Public Utility Act, the Texas Public Utility Regulatory Act, the Arizona Public Utility Act, energy or nuclear matters, public utilities, the environment, health and safety is or will be required in connection with the participation by the Administrative Agent or any Lender in any of the transactions contemplated by this Agreement or the other Loan Documents, except as have been made or obtained, are in full force and effect and shall not be subject to any appeal or stay.

SECTION 3.05. Financial Statements. El Paso has heretofore furnished to the Lenders its consolidated balance sheets and related statements of operations, shareholders’ equity and cash flows (a) as of and for the fiscal year ended December 31, 2005, audited by and accompanied by the opinion of KPMG LLP, independent public accountants. Such financial statements present fairly the financial condition and results of operations and cash flows of El Paso and its consolidated Subsidiaries as of such dates and for such periods. Such balance sheets and the notes thereto disclose all material liabilities, direct or contingent, of El Paso and its consolidated Subsidiaries as of the dates thereof. Such financial statements were prepared in accordance with GAAP applied on a consistent basis (except as approved by such accountants or officer, as the case may be, and disclosed therein).

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SECTION 3.06. No Material Adverse Change. There has been no material adverse change in the business, assets, operations, prospects, condition, financial or otherwise, or material agreements of El Paso and the Subsidiaries, taken as a whole, since December 31, 2005.

SECTION 3.07. Title to Properties; Possession Under Leases. (a) Each of El Paso and the Subsidiaries has good and marketable title to, or valid leasehold interests in, all its material properties and assets, except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties and assets for their intended purposes. All such material properties and assets are free and clear of Liens, other than Liens expressly permitted by Section 6.02.

(b) Each of El Paso and the Subsidiaries has complied with all obligations under all material leases to which it is a party and all such leases are in full force and effect. Each of El Paso and the Subsidiaries enjoys peaceful and undisturbed possession under all such material leases.

SECTION 3.08. Subsidiaries. As of the Closing Date, El Paso has no Subsidiaries other than MiraSol Energy Services, Inc., an Inactive Subsidiary.

SECTION 3.09. Litigation; Compliance with Laws. (a) Except as set forth on Schedule 3.09, there are no actions, suits or proceedings at law or in equity or by or before any Governmental Authority now pending or, to its knowledge, threatened against or affecting it or, in the case of El Paso, the Subsidiaries or any business, property or rights of any such person (i) that involve any Loan Document or the Transactions or (ii) that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

(b) Except as set forth on Schedule 3.09, neither it nor, in the case of El Paso, any of the Subsidiaries or any of their respective material properties or assets is in violation of, nor will the continued operation of their material properties and assets as currently conducted violate, any law, rule or regulation, or is in default with respect to any judgment, writ, injunction, decree or order of any Governmental Authority, where such violation or default could reasonably be expected to result in a Material Adverse Effect.

SECTION 3.10. Agreements. (a) Neither it nor, in the case of El Paso, any of the Subsidiaries is a party to any agreement or instrument or subject to any corporate restriction that has resulted or could reasonably be expected to result in a Material Adverse Effect.

(b) Neither it nor, in the case of El Paso, any of the Subsidiaries is in default in any manner under any provision of any indenture or other agreement or instrument evidencing Indebtedness, or any other material agreement or instrument to which it is a party or by which it or any of its properties or assets are or may be bound, where such default could reasonably be expected to result in a Material Adverse Effect.

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SECTION 3.11. Federal Reserve Regulations. (a) Neither it nor, in the case of El Paso, any of the Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of buying or carrying Margin Stock.

(b) No part of the proceeds of any Loan made to it or any Letter of Credit issued for its benefit will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, for any purpose that entails a violation of, or that is inconsistent with, the provisions of the Regulations of the Board, including Regulation T, U or X.

SECTION 3.12. Investment Company Act. Neither it nor, in the case of El Paso, any of the Subsidiaries is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940.

SECTION 3.13. Use of Proceeds. It will use the proceeds of the Loans and will request the issuance of Letters of Credit only for the purposes specified in the preamble to this Agreement.

SECTION 3.14. Tax Returns. Each of El Paso and the Subsidiaries has filed or caused to be filed all Federal, state, local and foreign tax returns or materials required to have been filed by it and has paid or caused to be paid all taxes due and payable by it and all assessments received by it, except taxes that are being contested in good faith by appropriate proceedings and for which El Paso or such Subsidiary, as applicable, shall have set aside on its books adequate reserves.

SECTION 3.15. No Material Misstatements. The Confidential Information Memorandum, taken as a whole, does not contain any material misstatement of fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they are made, not misleading; provided that to the extent any part of such information was based upon or constitutes a forecast or projection, El Paso represents only that it acted in good faith and utilized reasonable assumptions and due care in the preparation of such information.

SECTION 3.16. Employee Benefit Plans. El Paso and its ERISA Affiliates are in compliance in all material respects with the applicable provisions of ERISA and the Code and the regulations and published interpretations thereunder. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events, could reasonably be expected to result in a Material Adverse Effect. Schedule B to the most recent annual report filed with the United States Internal Revenue Service with respect to each Plan is complete and accurate. Since the date of the Schedule B in effect on the Closing Date, there has been no material adverse change in the funded status of any Plan. None of El Paso or any of its ERISA Affiliates has incurred any liability as a result of a Plan termination which remains outstanding which would subject El Paso or any of its ERISA Affiliates to a liability in excess of $5,000,000.

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SECTION 3.17. Environmental Matters. Except as set forth in Schedule 3.17:

(a) The properties owned or operated by El Paso and the Subsidiaries (the “Properties”) do not contain any Hazardous Materials in amounts or concentrations which (i) constitute or constituted a violation of, or (ii) could reasonably be expected to give rise to liability under, Environmental Laws, which violations and liabilities, in the aggregate, could reasonably be expected to result in a Material Adverse Effect;

(b) All Environmental Permits have been obtained and are in effect with respect to the Properties and operations of El Paso and the Subsidiaries, and the Properties and all operations of El Paso and the Subsidiaries are in compliance with all Environmental Laws and all necessary Environmental Permits, except to the extent that such non-compliance or failure to obtain any necessary permits, in the aggregate, could not reasonably be expected to result in a Material Adverse Effect;

(c) There have been no Releases or threatened Releases at, from, under or proximate to the Properties or otherwise in connection with the operations of El Paso or the Subsidiaries, which Releases or threatened Releases, in the aggregate, could reasonably be expected to result in a Material Adverse Effect;

(d) None of El Paso and the Subsidiaries has received any notice of an Environmental Claim in connection with the Properties or the operations of El Paso or the Subsidiaries or with regard to any person whose liabilities for environmental matters El Paso or any Subsidiary has retained or assumed, in whole or in part, contractually, by operation of law or otherwise, which, in the aggregate, could reasonably be expected to result in a Material Adverse Effect, nor do El Paso or the Subsidiaries have reason to believe that any such notice will be received or is being threatened; and

(e) Hazardous Materials have not been transported from the Properties, nor have Hazardous Materials been generated, treated, stored or disposed of at, on or under any of the Properties in a manner that could reasonably be expected to give rise to liability under any Environmental Law which could reasonably be expected to result in a Material Adverse Effect, nor have El Paso or the Subsidiaries retained or assumed any liability, contractually, by operation of law or otherwise, with respect to the generation, treatment, storage or disposal of Hazardous Materials, which transportation, generation, treatment, storage or disposal, or retained or assumed liabilities, in the aggregate, could result in a Material Adverse Effect.

SECTION 3.18. Insurance. Schedule 3.18 sets forth a true, complete and correct description of all insurance maintained by El Paso as of the Closing Date. Such insurance is in full force and effect and all premiums have been duly paid. El Paso and the Subsidiaries have insurance in such amounts and covering such risks and liabilities as are in accordance with normal industry practice.

SECTION 3.19. Labor Matters. As of the Closing Date, there are no strikes, lockouts or slowdowns against El Paso or the Subsidiaries pending or, to the

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knowledge of El Paso, threatened. The hours worked by and payments made to employees of El Paso and the Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Federal, state, local or foreign law dealing with such matters, except where any such violation could not reasonably be expected to result in a Material Adverse Effect. All payments due from El Paso or any Subsidiary, or for which any claim may be made against El Paso or any Subsidiary, on account of wages and employee health and welfare insurance and other benefits, have been paid in the ordinary course of business or accrued as a liability on the books of El Paso or such Subsidiary. The consummation of the Transactions will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which El Paso is bound.

SECTION 3.20. Solvency. As of the Closing Date, (a) the fair value of the assets of El Paso, at a fair valuation, will exceed its debts and liabilities, subordinated, contingent or otherwise; (b) the present fair saleable value of the property of El Paso will be greater than the amount that will be required to pay the probable liability of its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (c) El Paso will be able to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (d) El Paso will not have unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted following the Closing Date.

ARTICLE IV

Conditions of Lending

The obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit hereunder are subject to the satisfaction of the following conditions:

SECTION 4.01. All Credit Events. On the date of each Borrowing and on the date of each issuance, amendment, renewal or extension of a Letter of Credit (each such event being called a “Credit Event”):

(a) The Administrative Agent shall have received a notice of such Borrowing as required by Section 2.03 (or such notice shall have been deemed given in accordance with Section 2.03) or, in the case of the issuance, amendment, renewal or extension of a Letter of Credit, the Issuing Bank and the Administrative Agent shall have received a notice requesting the issuance, amendment, renewal or extension of such Letter of Credit as required by Section 2.20(b).

(b) Except in the case of a Borrowing that does not increase the aggregate principal amount of Loans outstanding of any Lender, the representations and warranties set forth herein (other than, with respect to a Borrowing the proceeds of which are used solely to refinance maturing commercial paper, the representations and warranties set forth in Sections 3.06 and 3.09) and in the other Loan Documents shall be true and

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correct in all material respects on and as of the date of such Credit Event with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date.

(c) Each Borrower shall be in compliance with all the terms and provisions set forth herein and in each other Loan Document on its part to be observed or performed, and at the time of and immediately after such Credit Event, no Event of Default or Default shall have occurred and be continuing.

Each Credit Event shall be deemed to constitute a representation and warranty by each Borrower on the date of such Credit Event as to the matters specified in paragraphs (b) (except as aforesaid) and (c) of this Section 4.01.

SECTION 4.02. Closing Date. On the Closing Date:

(a) The Administrative Agent shall have received, on behalf of itself, the Lenders, the Documentation Agent, the Syndication Agent and the Issuing Bank, a favorable written opinion of (i) Davis Polk & Wardwell, counsel for El Paso, substantially to the effect set forth in Exhibit E-1, (ii) Ainsa Hutson, LLP, counsel for the Trustee, substantially to the effect set forth in Exhibit E-2, (iii) Dewey Ballantine, LLP, Federal regulatory counsel for the Borrowers, substantially to the effect set forth in Exhibit E-3, (iv) each local regulatory counsel listed on Schedule 4.02(a), substantially to the effect set forth in Exhibit E-4 and (v) the General Counsel of El Paso, substantially to the effect set forth in Exhibit E-5, in each case (A) dated the Closing Date, (B) addressed to the Issuing Bank, the Administrative Agent and the Lenders and (C) covering such other matters relating to the Loan Documents and the Transactions as the Administrative Agent shall reasonably request, and the Borrowers hereby request such counsel to deliver such opinions.

(b) The Administrative Agent shall have received (i) a certificate of the Secretary or Assistant Secretary of El Paso dated the Closing Date and certifying (A) that attached thereto is a true and complete copy of the certificate or articles of incorporation of El Paso filed with the Secretary of State of Texas on or prior to the Closing Date and as in effect on the Closing Date, (B) that attached thereto is a true and complete copy of the by-laws of El Paso as in effect on the Closing Date and at all times since a date prior to the date of the resolutions described in clause (C) below, (C) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors of El Paso authorizing the execution, delivery and performance of the Loan Documents to which El Paso is or is to be a party and the borrowings hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (D) that the Trust Agreement has not been modified, rescinded or amended and is in full force and effect, (E) as to the incumbency and specimen signature of each officer executing this Agreement or any other document delivered in connection herewith on behalf of El Paso; (ii) a certificate of another officer of El Paso as to the incumbency and specimen signature of the Secretary or Assistant Secretary executing the certificate pursuant to clause (i) above; (iii) a certificate of the Secretary or Assistant Secretary of JPMorgan dated the Closing Date and certifying as to the incumbency and specimen signature of

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each officer executing this Agreement or any other document delivered in connection herewith on behalf of the Trustee; (iv) a certificate of another officer of the Trustee as to the incumbency and specimen signature of the Secretary or Assistant Secretary executing the certificate pursuant to clause (iii) above; and (v) such other documents as the Lenders, the Issuing Bank or the Administrative Agent may reasonably request.

(c) The Administrative Agent shall have received a certificate, dated the Closing Date and signed by a Financial Officer of El Paso, confirming compliance with the conditions precedent set forth in paragraphs (b) and (c) of Section 4.01.

(d) (i) The loans and other amounts outstanding or payable under the Existing Credit Agreement shall have been paid in full and (ii) the Administrative Agent shall have received all Fees and other amounts due and payable on or prior to the Closing Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrowers hereunder or under any other Loan Document.

(e) All requisite Governmental Authorities shall have approved or consented to the Transactions to the extent required (and such approvals shall be in full force and effect) and there shall be no action, actual or threatened, before any Governmental Authority or arbitrator that (a) has a reasonable likelihood of restraining, preventing or imposing burdensome conditions on the Transactions or (b) could reasonably be expected to result in a Material Adverse Effect.

(f) (i) El Paso and its Subsidiaries shall have outstanding no Indebtedness for borrowed money or preferred stock other than (A) Indebtedness of El Paso’s Subsidiaries permitted pursuant to Section 6.01, (B) Indebtedness created hereunder, (C) the Senior Unsecured Notes and (D) the Existing Indebtedness and (ii) the Trustee shall have outstanding no Indebtedness or other obligations (contingent or otherwise) other than (A) any Loans made or Letters of Credit issued hereunder and (B) obligations under the Purchase Contract and contractual obligations incidental thereto.

(g) The Lenders shall have received, to the extent requested, all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA Patriot Act.

ARTICLE V

Affirmative Covenants

Each of El Paso and, subject to Section 10.19, the Trustee covenants and agrees with each Lender that so long as this Agreement shall remain in effect and until the Commitments have been terminated and the principal of and interest on each Loan, all Fees and all other expenses or amounts payable under any Loan Document shall have been paid in full and all Letters of Credit have been canceled or have expired and all

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amounts drawn thereunder have been reimbursed in full (or sufficient cash collateral has been deposited with the Administrative Agent in an amount equal to the then outstanding L/C Exposure), unless the Required Lenders shall otherwise consent in writing, each of the Borrowers will, and El Paso will cause each of the Subsidiaries to:

SECTION 5.01. Existence; Businesses and Properties. (a) Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence.

(b) Do or cause to be done all things necessary to obtain, preserve, renew, extend and keep in full force and effect the rights, licenses, permits, franchises, authorizations, patents, copyrights, trademarks and trade names material to the conduct of its business; maintain and operate such business in substantially the manner in which it is presently conducted and operated; comply in all material respects with all applicable laws, rules, regulations and decrees and orders of any Governmental Authority, whether now in effect or hereafter enacted; and at all times maintain and preserve all property material to the conduct of such business and keep such property in good repair, working order and condition and from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith may be properly conducted at all times; except in each case where the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

SECTION 5.02. Insurance. With respect to El Paso, keep its insurable properties and the insurable properties of the Trustee adequately insured at all times by financially sound and reputable insurers; maintain such other insurance, to such extent and against such risks, including nuclear hazard, fire and other risks insured against by extended coverage, as is customary with companies in the same or similar businesses operating in the same or similar locations, including public liability insurance (including against nuclear energy hazards to the full limit of liability under Federal law) against claims for personal injury or death or property damage occurring upon, in, about or in connection with the use of any properties owned, occupied or controlled by it; and maintain such other insurance as may be required by law.

SECTION 5.03. Obligations and Taxes. Pay its Indebtedness and other obligations promptly and in accordance with their terms and pay and discharge promptly when due all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property, before the same shall become delinquent or in default, as well as all lawful claims for labor, materials and supplies or otherwise that, if unpaid, might give rise to a Lien upon such properties or any part thereof; provided, however, that such payment and discharge shall not be required with respect to any such tax, assessment, charge, levy or claim so long as the validity or amount thereof shall be contested in good faith by appropriate proceedings and the applicable Borrower shall have set aside on its books adequate reserves with respect thereto in accordance with GAAP and such contest operates to suspend collection of the contested obligation, tax, assessment or charge and enforcement of a Lien.

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SECTION 5.04. Financial Statements, Reports, etc. Furnish to the Administrative Agent and each Lender:

(a) with respect to El Paso, within 120 days after the end of each fiscal year, its consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows showing its financial condition as of the close of such fiscal year and the results of its operations during such year, all audited by KPMG LLP or other independent public accountants of recognized national standing and accompanied by an opinion of such accountants (which shall not be qualified in any material respect) to the effect that such consolidated financial statements fairly present its financial condition and results of operations in accordance with GAAP consistently applied;

(b) with respect to El Paso, within 60 days after the end of each of the first three fiscal quarters of each fiscal year, its consolidated balance sheet and related statements of operations, stockholders’ equity, and cash flows showing its financial condition as of the close of such fiscal quarter and the results of its operations during such fiscal quarter and the then elapsed portion of the fiscal year, all certified by one of its Financial Officers, as fairly presenting its financial condition and results of operations on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments;

(c) with respect to El Paso, concurrently with any delivery of financial statements under sub-paragraph (a) or (b) above, a certificate of a Financial Officer certifying that no Event of Default or Default has occurred or, if such an Event of Default or Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto;

(d) with respect to El Paso, promptly after the same become publicly available, copies of all periodic and other reports, definitive proxy statements filed by it or any Subsidiary with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, or distributed to its shareholders;

(e) with respect to the Trustee, concurrently with the delivery thereof to El Paso, copies of its periodic trust reports;

(f) with respect to El Paso, promptly after El Paso shall have received notice thereof, notice of any actual or proposed change in the debt rating of the Index Debt, or any notice that El Paso or any Index Debt shall be placed on “CreditWatch” or “WatchList” or any similar list maintained by either Rating Agency, in each case with negative implications;

(g) promptly after the request by any Lender, all documentation and other information that such Lender reasonably requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the USA Patriot Act; and

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(h) promptly, from time to time, such other information regarding the operations, business affairs and financial condition of such Borrower or any Subsidiary, or compliance with the terms of any Loan Document, as the Administrative Agent or any Lender may reasonably request.

SECTION 5.05. Litigation and Other Notices. Furnish to the Administrative Agent prompt written notice of the following:

(a) any Event of Default or Default, specifying the nature and extent thereof and the corrective action (if any) taken or proposed to be taken with respect thereto;

(b) the filing or commencement of any action, suit or proceeding, whether at law or in equity or by or before any Governmental Authority, against it or, in the case of El Paso, any Subsidiary that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect; and

(c) any development that has resulted in, or could reasonably be expected to result in, a Material Adverse Effect.

SECTION 5.06. Employee Benefits. With respect to El Paso, (a) comply in all material respects with the applicable provisions of ERISA and the Code and (b) furnish to the Administrative Agent (i) as soon as possible after, and in any event within 10 days after any Responsible Officer of El Paso or any ERISA Affiliate knows or has reason to know that, any ERISA Event has occurred that, alone or together with any other ERISA Event could reasonably be expected to result in liability of El Paso in an aggregate amount exceeding $5,000,000 or requiring payments exceeding $1,000,000 in any year, a statement of a Financial Officer of El Paso setting forth details as to such ERISA Event and the action, if any, that El Paso proposes to take with respect thereto.

SECTION 5.07. Maintaining Records; Access to Properties and Inspections. Keep proper books of record and account in which full, true and correct entries in conformity with GAAP and all requirements of law are made of all dealings and transactions in relation to its business and activities. Each Borrower will, and El Paso will cause each Subsidiary to, permit any representatives designated by the Administrative Agent or any Lender to visit and inspect the financial records and the properties of such Borrower or such Subsidiary upon reasonable notice and at reasonable times and as often as reasonably requested and to make extracts from and copies of such financial records, and permit any representatives designated by the Administrative Agent or any Lender to discuss the affairs, finances and condition of such Borrower or such Subsidiary with the officers thereof and independent accountants therefor.

SECTION 5.08. Use of Proceeds. Use the proceeds of the Loans made to it and request the issuance of Letters of Credit only for the purposes set forth in the preamble to this Agreement.

SECTION 5.09. Compliance with Environmental Laws. With respect to El Paso, comply, and use commercially reasonable efforts to cause all lessees and other

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persons occupying its Properties to comply, in all material respects with all Environmental Laws and Environmental Permits applicable to its operations and Properties; obtain and renew all material Environmental Permits necessary for its operations and Properties; and conduct any Remedial Action in substantial compliance with Environmental Laws.

SECTION 5.10. Further Assurances. El Paso shall cause any Domestic Subsidiary (other than Finsub) with consolidated total assets at any time equal to or greater than 10% of El Paso’s consolidated total assets at such time to execute a guarantee of all the El Paso Obligations pursuant to a Subsidiary Guarantee Agreement. In furtherance of the foregoing, El Paso shall give prompt notice to the Administrative Agent of the creation, acquisition or existence of any such Subsidiary.

SECTION 5.11. Maintenance of Ratings. Use commercially reasonable efforts to cause at all times Applicable Ratings to be in effect.

ARTICLE VI

Negative Covenants

Each of El Paso and, subject to Section 10.19, the Trustee covenants and agrees with each Lender that, so long as this Agreement shall remain in effect and until the Commitments have been terminated and the principal of and interest on each Loan, all Fees and all other expenses or amounts payable under any Loan Document have been paid in full and all Letters of Credit have been canceled or have expired and all amounts drawn thereunder have been reimbursed in full (or sufficient cash collateral has been deposited with the Administrative Agent in an amount equal to the then outstanding L/C Exposure), unless the Required Lenders shall otherwise consent in writing:

SECTION 6.01. Subsidiary Indebtedness. El Paso will not permit any Subsidiary that is not a Subsidiary Guarantor to incur, create, assume or permit to exist (collectively, “incur”) any Indebtedness, except:

(a) Indebtedness of any such Subsidiary owed to El Paso or any Subsidiary Guarantor;

(b) Indebtedness of Finsub incurred pursuant to the Receivables Program Documents in an aggregate principal amount not in excess of $75,000,000 outstanding at any time; and

(c) Indebtedness of Subsidiaries not otherwise permitted by the foregoing paragraphs of this Section 6.01; provided that the aggregate principal amount of all Indebtedness of all such Subsidiaries outstanding under this paragraph (c) and Indebtedness secured by Liens permitted by Section 6.02(o) shall not exceed 15% of Total Consolidated Capital.

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SECTION 6.02. Liens. Neither Borrower will, nor will El Paso permit any Subsidiary to, create, incur, assume or permit to exist any Lien on any property or assets (including stock or other securities of any person, including any Subsidiary) now owned or hereafter acquired by it or on any income or revenues or rights in respect of any thereof, except:

(a) Liens on property or assets of El Paso existing on the date hereof and set forth in Schedule 6.02; provided that such Liens shall secure only those obligations which they secure on the date hereof;

(b) Liens to secure the Obligations;

(c) any Lien existing on any Operating Property prior to the acquisition thereof by El Paso or any Subsidiary to secure Indebtedness assumed by El Paso or any Subsidiary; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition and (ii) such Lien does not apply to any other property or assets of either Borrower or any Subsidiary;

(d) Liens for taxes or assessments by any Governmental Authority not yet due or which are being contested in compliance with Section 5.03;

(e) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, landlords’, licensors’ or other like Liens arising in the ordinary course of business and securing obligations that are not due and payable or which are being contested in compliance with Section 5.03;

(f) pledges and deposits made in the ordinary course of El Paso’s business in compliance with workmen’s compensation, unemployment insurance and other social security laws or regulations;

(g) deposits by El Paso to secure the performance of bids, trade contracts (other than for Indebtedness), leases (other than Capital Lease Obligations), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

(h) zoning restrictions, easements, rights-of-way, restrictions on use of real property or permit or license requirements and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and do not materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the businesses of the Borrowers or any Subsidiary;

(i) Liens to secure Indebtedness incurred by El Paso in connection with the acquisition or lease by El Paso in the ordinary course of business, after the date hereof, of furniture, fixtures, equipment and other assets not owned by El Paso on the date hereof; provided that (i) such Indebtedness shall not be secured by any Operating Property of El Paso other than the Operating Property with respect to which such Indebtedness is incurred and (ii) the Lien securing such Indebtedness shall be created within 90 days of the incurrence of such Indebtedness;

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(j) the Lien of the Mortgage Indenture to secure First Mortgage Bonds in an aggregate principal amount not to exceed $400,000,000 issued to repurchase, repay or otherwise refinance the Indebtedness of El Paso under the Senior Unsecured Notes;

(k) Liens to secure Indebtedness of any person existing at the time such person is merged into or consolidated with, or such person disposes of all or substantially all its properties (or those of a division) to, El Paso;

(l) Liens to secure Indebtedness incurred by El Paso to acquire, construct, develop or substantially repair, alter or improve Operating Property or to provide funds for any such purpose or for reimbursement of funds previously expended for any such purpose; provided that such Indebtedness is incurred contemporaneously with, or within 24 months after, such acquisition or the completion of construction, development or substantial repair, alteration or improvement;

(m) Liens to secure, directly or indirectly, El Paso’s obligations with respect to debt issued by any Governmental Authority, including debt represented by securities issued by any such Governmental Authority (or providers of credit enhancement with respect to such securities), including, without limitation, El Paso’s obligations with respect to industrial development, pollution control or similar revenue bonds incurred for the purpose of financing all or any part of the purchase price or the cost of substantially repairing or altering, constructing, developing or substantially improving El Paso’s Operating Property;

(n) Liens on the property of Finsub incurred pursuant to the Receivables Program Documents and Liens in favor of Finsub granted by El Paso with respect to Receivables purportedly sold to Finsub by El Paso pursuant to the Receivables Program;

(o) the Lien in favor of the Mortgage Indenture Trustee created by the Mortgage Indenture and securing the payment of its fees and expenses;

(p) one or more attachments or other similar Liens on assets of El Paso arising in connection with court proceedings (i) in an aggregate principal amount not in excess of $10,000,000 (so long as El Paso has set aside adequate reserves therefor) or (ii) the execution of which has been stayed or which has been appealed and secured, if necessary, by an appeal bond; provided that in each case no Event of Default shall result therefrom;

(q) any Lien arising by operation of law on the assets of El Paso in favor of any Governmental Authority with respect to any franchise, grant, license, permit or contract; and

(r) Liens that are not otherwise permitted by any of the foregoing paragraphs of this Section 6.02; provided that, at the time that any such Lien is granted (and after giving effect thereto), the aggregate outstanding principal amount of all Indebtedness outstanding under Section 6.01(c) and Indebtedness secured by Liens permitted by this Section 6.02(r) shall not exceed 15% of Total Consolidated Capital.

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SECTION 6.03. Sale and Lease-Back Transactions. Neither Borrower will, nor will El Paso permit any Subsidiary to, enter into any arrangement, directly or indirectly, with any person whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property which it intends to use for substantially the same purpose or purposes as the property being sold or transferred (a “Sale Lease-Back Transaction”), except for Sale Lease-Back Transactions of real property and tangible personal property with an aggregate fair market value not to exceed $25,000,000 at any time.

SECTION 6.04. Investments, Loans and Advances. Neither Borrower will, nor will El Paso permit any Subsidiary to, purchase, hold or acquire any capital stock, evidences of indebtedness or other securities of, make or permit to exist any loans or advances to, or make or permit to exist any investment or any other interest in, any other person in excess of $5,000,000 at any time outstanding (without giving effect to any write-offs or write-downs thereof), except:

(a) investments by El Paso in the capital stock of each Subsidiary; provided however, that the aggregate cumulative amount of El Paso’s investments in, and loans and advances to, such Subsidiaries that are not Loan Parties shall not exceed $20,000,000;

(b) Permitted Investments;

(c) Investments of El Paso existing on the Closing Date and set forth on Schedule 6.04;

(d) Investments received in connection with the bankruptcy or reorganization of customers and suppliers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;

(e) Investments in intercompany loans between and among El Paso and any Subsidiary Guarantor; and

(f) Investments made in connection with and to facilitate the Receivables Program.

SECTION 6.05. Mergers, Consolidations and Sales of Assets and Acquisitions. Neither Borrower will, nor will El Paso permit any Subsidiary to, merge into or consolidate with any other person, or permit any other person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or any substantial part of its assets (whether now owned or hereafter acquired) or any capital stock of any Subsidiary, or purchase, lease or otherwise acquire (in one transaction or a series of transactions) all or any substantial part of the assets of any other person except that (a) the Trustee may purchase and sell Nuclear Fuel in accordance with the provisions of the Purchase Contract, (b) El Paso and Finsub may sell Receivables pursuant to the Receivables Program and (c) El Paso may sell or

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contribute transmission assets to the extent that FERC orders such assets to be sold in connection with joining a Regional Transmission Organization.

SECTION 6.06. Transactions with Affiliates. Neither Borrower will, nor will El Paso permit any Subsidiary to, sell or transfer any property or assets to, or purchase or acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates (other than its Wholly Owned Subsidiaries), except that (a) El Paso or any Subsidiary may engage in any of the foregoing transactions in the ordinary course of business at prices and on terms and conditions not less favorable to El Paso or such Subsidiary than could be obtained on an arm’s-length basis from unrelated third parties and (b) El Paso and Finsub may sell Receivables pursuant to the Receivables Program.

SECTION 6.07. Businesses of Borrowers and Subsidiaries. Neither Borrower will, nor will El Paso permit any Subsidiary to, engage at any time in any business or business activity other than (a) with respect to El Paso and the Subsidiaries, the business conducted by them on the Closing Date and business activities reasonably incidental thereto, including in the case of Finsub the activities contemplated in the Receivables Program, and (b) with respect to the Trustee, purchasing, holding title to, making payments with respect to and selling Nuclear Fuel pursuant to, and on the terms set forth in, the Trust Agreement and the Purchase Contract.

SECTION 6.08. Other Agreements. (a) Neither Borrower will, nor will El Paso permit any Subsidiary to, permit any waiver, supplement, modification, amendment, termination or release of (i) the Trust Agreement or the Purchase Contract or (ii) the Receivables Program Documents, in each case to the extent that any such waiver, supplement, modification, amendment, termination or release would be adverse to the Lenders in any material respect.

SECTION 6.09. Debt to Capitalization Ratio. El Paso will not permit the ratio of (i) Total Consolidated Debt to (ii) Total Consolidated Capital as of the last day of any fiscal quarter to be in excess of 0.65 to 1.00.

SECTION 6.10. Fiscal Year. Neither Borrower will, nor will El Paso permit any Subsidiary to, change the end of its fiscal year from December 31 to any other date.

ARTICLE VII

Events of Default

In case of the happening of any of the following events (“Events of Default”):

(a) any representation or warranty made or deemed made in or in connection with any Loan Document or the borrowings or issuances of Letters of Credit hereunder, or any representation, warranty, statement or information contained in any

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report, certificate, financial statement or other instrument furnished pursuant to any Loan Document, shall prove to have been false or misleading in any material respect when so made, deemed made or furnished;

(b) default shall be made in the payment of any principal of any Loan or the reimbursement with respect to any L/C Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise;

(c) default shall be made in the payment of any interest on any Loan or any Fee or L/C Disbursement or any other amount (other than an amount referred to in (b) above) due under any Loan Document, when and as the same shall become due and payable, and such default shall continue unremedied for a period of five Business Days;

(d) default in any material manner shall be made in the due observance or performance by either Borrower or any Subsidiary of any covenant, condition or agreement contained in Section 5.01(a), 5.05 or 5.08 or in Article VI;

(e) default shall be made in the due observance or performance by either Borrower or any Subsidiary of any covenant, condition or agreement contained in any Loan Document (other than those specified in (b), (c) or (d) above) and such default shall continue unremedied for a period of 30 days after notice thereof from the Administrative Agent or any Lender to the Borrowers;

(f) either Borrower or any Subsidiary shall (i) fail to pay any principal or interest, regardless of amount, due in respect of any Indebtedness in a principal amount in excess of $10,000,000, when and as the same shall become due and payable, or (ii) fail to observe or perform any other term, covenant, condition or agreement contained in any agreement or instrument evidencing or governing any such Indebtedness if the effect of any failure referred to in this clause (ii) is to cause, or to permit the holder or holders of such Indebtedness or a trustee on its or their behalf (with or without the giving of notice, the lapse of time or both) to cause, such Indebtedness to become due prior to its stated maturity;

(g) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of either Borrower or any Subsidiary (other than an Inactive Subsidiary) or of a substantial part of the property or assets of either Borrower or any such Subsidiary, under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for either Borrower or any Subsidiary (other than an Inactive Subsidiary) or for a substantial part of the property or assets of either Borrower or any such Subsidiary or (iii) the winding-up or liquidation of either Borrower or any Subsidiary (other than an Inactive Subsidiary); and such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

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(h) either Borrower or any Subsidiary (other than an Inactive Subsidiary) shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in (g) above, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for either Borrower or any such Subsidiary or for a substantial part of the property or assets of either Borrower or any such Subsidiary, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors, (vi) become unable, admit in writing its inability or fail generally to pay its debts as they become due or (vii) take any action for the purpose of effecting any of the foregoing;

(i) one or more judgments for the payment of money in an aggregate amount in excess of $10,000,000 shall be rendered against either Borrower or any Subsidiary and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to levy upon assets or properties of either Borrower or any Subsidiary to enforce any such judgment;

(j) an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other such ERISA Events, could reasonably be expected to result in liability of El Paso and its ERISA Affiliates in an aggregate amount exceeding $10,000,000 or requires payments exceeding $5,000,000 in any year;

(k) there shall have occurred a Change in Control;

(l) a Purchase Contract Default shall have occurred and be continuing;

then, and in every such event (other than an event with respect to either Borrower described in paragraph (g) or (h) above), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrowers, take either or both of the following actions, at the same or different times: (i) terminate forthwith the Commitments and (ii) declare the Loans then outstanding to be forthwith due and payable in whole or in part, whereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of each Borrower accrued hereunder and under any other Loan Document, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by each Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding; and in any event with respect to either Borrower described in paragraph (g) or (h) above, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of each Borrower accrued hereunder and under any other Loan

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Document, shall automatically become due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by each Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding.

ARTICLE VIII

The Administrative Agent

In order to expedite the transactions contemplated by this Agreement, JPMorgan is hereby appointed to act as Administrative Agent on behalf of the Lenders and the Issuing Bank. Each of the Lenders and each assignee of any such Lender hereby irrevocably authorizes the Administrative Agent to take such actions on behalf of such Lender or assignee or the Issuing Bank and to exercise such powers as are specifically delegated to the Administrative Agent by the terms and provisions hereof and of the other Loan Documents, together with such actions and powers as are reasonably incidental thereto. The Administrative Agent is hereby expressly authorized by the Lenders and the Issuing Bank, without hereby limiting any implied authority, (a) to receive on behalf of the Lenders and the Issuing Bank all payments of principal of and interest on the Loans, all payments in respect of L/C Disbursements and all other amounts due to the Lenders hereunder, and promptly to distribute to each Lender or the Issuing Bank its proper share of each payment so received; (b) to give notice on behalf of each of the Lenders to the Borrowers of any Event of Default specified in this Agreement of which the Administrative Agent has actual knowledge acquired in connection with its agency hereunder; and (c) to distribute to each Lender copies of all notices, financial statements and other materials delivered by either Borrower pursuant to this Agreement or the other Loan Documents as received by the Administrative Agent.

Neither the Administrative Agent nor any of its directors, officers, employees or agents shall be liable as such for any action taken or omitted by any of them except for its or his own gross negligence or willful misconduct, or be responsible for any statement, warranty or representation herein or the contents of any document delivered in connection herewith, or be required to ascertain or to make any inquiry concerning the performance or observance by each Borrower or any other Loan Party of any of the terms, conditions, covenants or agreements contained in any Loan Document. The Administrative Agent shall not be responsible to the Lenders for the due execution, genuineness, validity, enforceability or effectiveness of this Agreement, any other Loan Document, or any other document, instrument or agreement. The Administrative Agent shall in all cases be fully protected in acting, or refraining from acting, in accordance with written instructions signed by the Required Lenders and, except as otherwise specifically provided herein, such instructions and any action or inaction pursuant thereto shall be binding on all the Lenders. The Administrative Agent shall, in the absence of knowledge to the contrary, be entitled to rely on any instrument or document believed by it in good faith to be genuine and correct and to have been signed or sent by the proper person or persons. Neither the Administrative Agent nor any of its directors, officers, employees or agents shall have any responsibility to either Borrower on account of the

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failure of or delay in performance or breach by any Lender or the Issuing Bank of any of its obligations hereunder or to any Lender or the Issuing Bank on account of the failure of or delay in performance or breach by any other Lender or the Issuing Bank or either Borrower of any of their respective obligations hereunder or under any other Loan Document or in connection herewith or therewith. The Administrative Agent may execute any and all duties hereunder by or through agents or employees and shall be entitled to rely upon the advice of legal counsel selected by it with respect to all matters arising hereunder and shall not be liable for any action taken or suffered in good faith by it in accordance with the advice of such counsel.

The Lenders hereby acknowledge that (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing and (b) the Administrative Agent shall not be under any duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement unless it shall be requested in writing to do so by the Required Lenders.

Subject to the appointment and acceptance of a successor Administrative Agent as provided below, the Administrative Agent may resign at any time by notifying the Lenders and the Borrowers. Upon any such resignation, the Required Lenders shall have the right to appoint a successor reasonably satisfactory to Borrower. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent which shall be a bank with an office in New York, New York, having a combined capital and surplus of at least $500,000,000 or an Affiliate of any such bank. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor bank, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. After the Administrative Agent’s resignation hereunder, the provisions of this Article and Section 10.05 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Administrative Agent.

With respect to the Loans made by it hereunder, each Administrative Agent in its individual capacity and not as Administrative Agent shall have the same rights and powers as any other Lender and may exercise the same as though it were not an Administrative Agent, and the Administrative Agent and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with either Borrower or any Subsidiary or other Affiliates thereof as if it were not an Administrative Agent.

Each Lender agrees (a) to reimburse the Administrative Agent, on demand, in the amount of its Applicable Percentage of any expenses incurred for the benefit of the Lenders by the Administrative Agent, including counsel fees and compensation of agents and employees paid for services rendered on behalf of the Lenders, that shall not have been reimbursed by the Borrowers and (b) to indemnify and hold harmless the Administrative Agent and any of its directors, officers, employees or agents, on demand,

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in the amount of such pro rata share, from and against any and all liabilities, taxes, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by or asserted against it in its capacity as Administrative Agent or any of them in any way relating to or arising out of this Agreement or any other Loan Document or any action taken or omitted by it or any of them under this Agreement or any other Loan Document, to the extent the same shall not have been reimbursed by the Borrowers, provided that no Lender shall be liable to the Administrative Agent or any such other indemnified person for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements that are determined by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Administrative Agent or any of its directors, officers, employees or agents.

Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement or any other Loan Document, any related agreement or any document furnished hereunder or thereunder.

ARTICLE IX

Guarantee

As a result of the arrangements contemplated by the Trust Agreement and the Purchase Contract for the financing by the Trustee of Nuclear Fuel, El Paso acknowledges that it will derive substantial benefit from the commitments of the Lenders to make Loans to the Trustee and the commitment of the Issuing Bank to issue Letters of Credit for the account of the Trustee. To induce the Lenders to make the Loans and the Issuing Bank to issue Letters of Credit and to enter into this Agreement, El Paso agrees with each Lender, the Issuing Bank and the Administrative Agent (each such person, together with its successors and assigns, a “Guaranteed Party”) as follows:

SECTION 9.01. Guarantee. El Paso unconditionally guarantees, as a primary obligor and not merely as a surety, (a) the due and punctual payment of (i) the principal of and premium, if any, and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans made to the Trustee, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (ii) each payment required to be made by the Trustee under this Agreement in respect of any Letter of Credit, when and as due, including payments in respect of reimbursement of disbursements, interest thereon and obligations to provide cash collateral and (iii) all other monetary obligations, including fees, costs,

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expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of the Trustee to the Guaranteed Parties under this Agreement and the other Loan Documents and (b) the due and punctual performance of all covenants, agreements, obligations and liabilities of the Trustee under or pursuant to this Agreement and the other Loan Documents (all the monetary and other obligations referred to in the preceding clauses (a) and (b) being collectively called the “Trust Obligations”). El Paso further agrees that the Trust Obligations may be extended or renewed, in whole or in part, without notice to or further assent from it, and that it will remain bound upon its guarantee notwithstanding any extension or renewal of any Trust Obligation.

SECTION 9.02. Obligations Not Waived. To the fullest extent permitted by applicable law, El Paso waives presentment to, demand of payment from and protest to the Trustee of any of the Trust Obligations, and also waives notice of acceptance of its guarantee and notice of protest for nonpayment. To the fullest extent permitted by applicable law, the obligations of El Paso hereunder shall not be affected by (a) the failure of the Administrative Agent or any other Guaranteed Party to assert any claim or demand or to enforce or exercise any right or remedy against the Trustee or (b) any rescission, waiver, amendment or modification of, or any release from any of the terms or provisions of this Agreement, any other Loan Document, any Guarantee or any other agreement, including with respect to any other guarantor of the Obligations.

SECTION 9.03. Security. El Paso authorizes the Administrative Agent and each of the other Guaranteed Parties to (a) take and hold security for the payment of this guarantee and the Trust Obligations and exchange, enforce, waive and release any such security, (b) apply such security and direct the order or manner of sale thereof as they in their sole discretion may determine and (c) release or substitute any one or more endorsees, other guarantors or other obligors.

SECTION 9.04. Guarantee of Payment. El Paso further agrees that its guarantee constitutes a guarantee of payment when due and not of collection, and waives any right to require that any resort be had by the Administrative Agent or any other Guaranteed Party to any of the security held for payment of the Trust Obligations or to any balance of any deposit account or credit on the books of the Administrative Agent or any other Guaranteed Party in favor of the Trustee or any other person.

SECTION 9.05. No Discharge or Diminishment of Guarantee. The obligations of El Paso hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason (other than the payment in full in cash of the Trust Obligations), including any claim of waiver, release, surrender, alteration or compromise of any of the Trust Obligations, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Trust Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of El Paso hereunder shall not be discharged or impaired or otherwise affected by the failure of the Administrative Agent or any other

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Guaranteed Party to assert any claim or demand or to enforce any remedy under this Agreement, any other Loan Document or any other agreement, by any waiver or modification of any provision of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the Trust Obligations, or by any other act or omission that may or might in any manner or to any extent vary the risk of El Paso or that would otherwise operate as a discharge of El Paso as a matter of law or equity (other than the payment in full in cash of all the Trust Obligations).

SECTION 9.06. Defenses of the Trustee Waived. To the fullest extent permitted by applicable law, El Paso waives any defense based on or arising out of any defense of the Trustee or the unenforceability of the Trust Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Trustee, other than the payment in full in cash of the Trust Obligations. The Administrative Agent and the other Guaranteed Parties may, at their election, foreclose on any security held by one or more of them by one or more judicial or nonjudicial sales, accept an assignment of any such security in lieu of foreclosure, compromise or adjust any part of the Trust Obligations, make any other accommodation with the Trustee or any other guarantor or exercise any other right or remedy available to them against the Trustee or any other guarantor, without affecting or impairing in any way the liability of El Paso hereunder except to the extent the Trust Obligations have been fully, finally paid in cash. To the fullest extent permitted by applicable law, El Paso waives any defense arising out of any such election even though such election operates, pursuant to applicable law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of El Paso against the Trustee or any other guarantor, as the case may be, or any security.

SECTION 9.07. Agreement to Pay; Subrogation. In furtherance of the foregoing and not in limitation of any other right that the Administrative Agent or any other Guaranteed Party has at law or in equity against El Paso by virtue hereof, upon the failure of the Trustee to pay any Trust Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, El Paso hereby promises to and will forthwith pay, or cause to be paid, to the Administrative Agent or such other Guaranteed Party as designated thereby in cash the amount of such unpaid Trust Obligations. Upon payment by El Paso of any sums to the Administrative Agent or any Guaranteed Party as provided above, all rights of El Paso against the Trustee arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subordinate and junior in right of payment to the prior payment in full in cash of all the Trust Obligations. In addition, any indebtedness of the Trustee now or hereafter held by El Paso is hereby subordinated in right of payment to the prior payment in full of the Trust Obligations. If any amount shall erroneously be paid to El Paso on account of (i) such subrogation, contribution, reimbursement, indemnity or similar right or (ii) any such indebtedness of the Trustee, such amount shall be held in trust for the benefit of the Guaranteed Parties and shall forthwith be paid to the Administrative Agent to be credited against the payment of the Trust Obligations, whether matured or unmatured, in accordance with the terms of the Loan Documents.

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SECTION 9.08. Information. El Paso assumes all responsibility for being and keeping itself informed of the Trustee’s financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Trust Obligations and the nature, scope and extent of the risks that El Paso assumes and incurs hereunder, and agrees that none of the Administrative Agent or the other Guaranteed Parties will have any duty to advise El Paso of information known to it or any of them regarding such circumstances or risks.

SECTION 9.09. Termination. The guarantee made hereunder (a) shall terminate when all the Trust Obligations have been indefeasibly paid in full and the Lenders have no further commitment to lend to the Trustee under this Agreement, the Trustee L/C Exposure has been reduced to zero and the Issuing Bank has no further obligation to issue Letters of Credit under this Agreement and (b) shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Trust Obligation is rescinded or must otherwise be restored by any Guaranteed Party or El Paso upon the bankruptcy or reorganization of the Trustee, El Paso or otherwise.

ARTICLE X

Miscellaneous

SECTION 10.01. Notices. Notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

(a) if to either Borrower, to it in care of El Paso Electric Company, Stanton Tower, 100 N. Stanton, El Paso, Texas 79901, Attention of: Stephen P. Busser, Treasurer (Telecopy No. (915) 521 4729);

(b) if to the Administrative Agent, to JPMorgan Chase Bank, N.A., Loan and Agency Services Group, 1111 Fannin, 10th Floor, Houston, TX 77002, Attention of: Maria Arredondo (Telecopy No. (713) 750 2358), with a copy to JPMorgan Chase Bank, N.A., at 201 E. Main, 3rd Floor, El Paso, TX 79901, Attention of: Paul S. Condie (Telecopy No. (915) 546 6575); and

(c) if to a Lender, to it at its address (or telecopy number) set forth on Schedule 2.01 or in the Assignment and Acceptance pursuant to which such Lender shall have become a party hereto.

All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by telecopy or on the date five Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this

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Section 10.01 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 10.01.

SECTION 10.02. Survival of Agreement. All covenants, agreements, representations and warranties made by each Borrower herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Lenders and the Issuing Bank and shall survive the making by the Lenders of the Loans and the issuance of Letters of Credit by the Issuing Bank, regardless of any investigation made by the Lenders or the Issuing Bank or on their behalf, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any Fee or any other amount payable under this Agreement or any other Loan Document is outstanding and unpaid or any Letter of Credit is outstanding (for which sufficient cash collateral has not been deposited with the Administrative Agent) and so long as the Commitments have not been terminated. The provisions of Sections 2.12 (except as expressly limited therein), 2.14, 2.18 and 10.05 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the expiration of the Commitments, the expiration of any Letter of Credit, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Administrative Agent, any Lender or the Issuing Bank.

SECTION 10.03. Binding Effect. This Agreement shall become effective when it shall have been executed by the Borrowers and the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto.

SECTION 10.04. Successors and Assigns. (a) Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of each Borrower, the Administrative Agent, the Issuing Bank or the Lenders that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.

(b) Each Lender may assign to one or more assignees all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided, however, that (i) except in the case of an assignment to a Lender or an Affiliate of a Lender, (x) El Paso must give its prior written consent to such assignment (which consent shall not be unreasonably withheld) and (y) the amount of the Commitment of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 (or, if less, the entire remaining amount of such Lender’s Commitment), provided further that during the continuation of an Event of Default, the consent of El Paso shall not be required for such assignment, (ii) all assignments shall require the prior written consent of the Administrative Agent and the Issuing Bank (which consents

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shall not be unreasonably withheld), (iii) each such assignment shall be of a constant, and not a varying, percentage of all the assigning Lender’s rights and obligations under this Agreement, (iv) the parties to each such assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500, and (v) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire. Upon acceptance and recording pursuant to paragraph (e) of this Section 10.04, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five Business Days after the execution thereof, (A) the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement and (B) the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.12 (except as expressly limited therein), 2.14, 2.18 and 10.05, as well as to any Fees accrued for its account and not yet paid).

(c) By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows: (i) such assigning Lender warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim and that its Commitment, and the outstanding balance of its Loans, in each case without giving effect to assignments thereof which have not become effective, are as set forth in such Assignment and Acceptance, (ii) except as set forth in (i) above, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto, or the financial condition of the Borrowers or the performance or observance by either Borrower of any of its obligations under this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto; (iii) such assignee represents and warrants that it is legally authorized to enter into such Assignment and Acceptance; (iv) such assignee confirms that it has received a copy of this Agreement, together with copies of the most recent financial statements referred to in Section 3.05 or delivered pursuant to Section 5.04 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (v) such assignee will independently and without reliance upon the Administrative Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (vi) such assignee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent by the terms hereof, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in

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accordance with their terms all the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

(d) The Administrative Agent, acting for this purpose as an agent of the Borrowers, shall maintain at one of its offices in The City of New York a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive and the Borrowers, the Administrative Agent, the Issuing Bank and the Lenders may treat each person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by each Borrower, the Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(e) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, an Administrative Questionnaire completed in respect of the assignee (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) above and, if required, the written consent of each Borrower, the Issuing Bank and the Administrative Agent to such assignment, the Administrative Agent shall (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Lenders and the Issuing Bank. No assignment shall be effective unless it has been recorded in the Register as provided in this paragraph (e).

(f) Each Lender may without the consent of the Borrowers, the Issuing Bank or the Administrative Agent sell participation interests to one or more banks or other entities in all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided, however, that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the participating banks or other entities shall be entitled to the benefit of the cost protection provisions contained in Sections 2.12, 2.14 and 2.18 to the same extent as if they were Lenders, provided, however, the right of each holder of a participation to receive payment under such sections shall be limited to the lesser of (a) the amounts actually incurred by such holder for which payment is provided under said sections and (b) the amounts that would have been payable under said sections by the applicable Borrower to the Lender granting the participation to such holder had such participation not been granted, and (iv) the Borrowers, the Administrative Agent, the Issuing Bank and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement, and such Lender shall retain the sole right to enforce the obligations of the Borrowers relating to the Loans or L/C Disbursements and to approve any amendment, modification or waiver of any provision of this Agreement (other than amendments, modifications or waivers decreasing any fees payable hereunder or the amount of principal of or the rate at which interest is payable on the Loans, extending any scheduled principal payment date

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or date fixed for the payment of interest on the Loans or increasing or extending the Commitments).

(g) Any Lender or participant may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 10.04, disclose to the assignee or participant or proposed assignee or participant any information relating to the Borrowers furnished to such Lender by or on behalf of the Borrowers; provided that, prior to any such disclosure of information designated by the Borrowers as confidential, each such assignee or participant or proposed assignee or participant shall execute an agreement whereby such assignee or participant shall agree (subject to customary exceptions) to preserve the confidentiality of such confidential information on terms no less restrictive than those applicable to the Lenders pursuant to Section 10.16.

(h) Any Lender may at any time assign all or any portion of its rights under this Agreement to a Federal Reserve Bank to secure extensions of credit by such Federal Reserve Bank to such Lender; provided that no such assignment shall release a Lender from any of its obligations hereunder or substitute any such Bank for such Lender as a party hereto. In order to facilitate such an assignment to a Federal Reserve Bank, each Borrower shall, at the request of the assigning Lender, duly execute and deliver to the assigning Lender a promissory note or notes evidencing the Loans made to such Borrower by the assigning Lender hereunder.

(i) Neither Borrower shall assign or delegate any of its rights or duties hereunder without the prior written consent of the Administrative Agent, the Issuing Bank and each Lender, and any attempted assignment without such consent shall be null and void.

(j) In the event that S&P, Moody’s and Thompson’s BankWatch (or InsuranceWatch Ratings Service, in the case of Lenders that are insurance companies (or Best’s Insurance Reports, if such insurance company is not rated by Insurance Watch Ratings Service)) shall, after the date that any Lender becomes a Lender, downgrade the long-term certificate of deposit ratings of such Lender, and the resulting ratings shall be below BBB-, Baa3 and C (or BB, in the case of a Lender that is an insurance company (or B, in the case of an insurance company not rated by InsuranceWatch Ratings Service)), then the Issuing Bank shall have the right, but not the obligation, at its own expense, upon notice to such Lender and the Administrative Agent, to replace (or to request the Borrowers to use their reasonable efforts to replace) such Lender with an assignee (in accordance with and subject to the restrictions contained in paragraph (b) above), and such Lender hereby agrees to transfer and assign without recourse (in accordance with and subject to the restrictions contained in paragraph (b) above) all its interests, rights and obligations in respect of its Commitment to such assignee; provided, however, that (i) no such assignment shall conflict with any law, rule and regulation or order of any Governmental Authority and (ii) the Issuing Bank or such assignee, as the case may be, shall pay to such Lender in immediately available funds on the date of such assignment the principal of and interest accrued to the date of payment on the Loans made by such Lender hereunder and all other amounts accrued for such Lender’s account or owed to it hereunder.

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SECTION 10.05. Expenses; Indemnity. (a) Each Borrower jointly and severally agrees to pay all reasonable out-of-pocket expenses incurred by the Administrative Agent and the Issuing Bank in connection with the syndication of the credit facilities provided for herein and the preparation and administration of this Agreement and the other Loan Documents or in connection with any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions hereby or thereby contemplated shall be consummated) or incurred by the Administrative Agent or any Lender in connection with the enforcement or protection of its rights in connection with this Agreement and the other Loan Documents or in connection with the Loans made or Letters of Credit issued hereunder, including the reasonable fees, charges and disbursements of Cravath, Swaine & Moore LLP, counsel for the Administrative Agent, and, in connection with any such enforcement or protection, the reasonable fees, charges and disbursements of any other counsel for the Administrative Agent or any Lender.

(b) Each Borrower jointly and severally agrees to indemnify the Administrative Agent, each Lender and the Issuing Bank, each Affiliate of any of the foregoing persons and each of their respective directors, officers, employees and agents (each such person being called an “Indemnitee”) against, and to hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel fees, charges and disbursements, incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of (i) the execution or delivery of this Agreement or any other Loan Document or any agreement or instrument contemplated thereby, the performance by the parties thereto of their respective obligations thereunder or the consummation of the Transactions and the other transactions contemplated thereby, (ii) the use of the proceeds of the Loans or issuance of Letters of Credit, (iii) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto, (iv) any actual or alleged presence or Release of Hazardous Materials on any property owned or operated by either Borrower or any Subsidiary, or any Environmental Claim related in any way to either Borrower or any Subsidiary or (v) any strict liability or liability without fault or other liability of an owner or vendor relating in any way to the Nuclear Fuel, whether arising out of statute, judicial decision or otherwise; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Indemnitee.

(c) The provisions of this Section 10.05 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the expiration of the Commitments, the expiration of any Letter of Credit, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Administrative Agent, any Lender or the Issuing Bank. All amounts due under this Section 10.05 shall be payable on written demand therefor.

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SECTION 10.06. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender is hereby authorized at any time and from time to time, to the extent not prohibited by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of either Borrower against any of and all the Obligations now or hereafter existing under this Agreement and the other Loan Documents held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement or such other Loan Document and although such obligations may be unmatured. The rights of each Lender under this Section 10.06 are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

SECTION 10.07. Applicable Law. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (OTHER THAN LETTERS OF CREDIT) SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. EACH LETTER OF CREDIT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED IN ACCORDANCE WITH, THE LAWS OR RULES DESIGNATED IN SUCH LETTER OF CREDIT, OR IF NO SUCH LAWS OR RULES ARE DESIGNATED, THE UNIFORM CUSTOMS AND PRACTICE FOR DOCUMENTARY CREDITS MOST RECENTLY PUBLISHED AND IN EFFECT, ON THE DATE SUCH LETTER OF CREDIT WAS ISSUED, BY THE INTERNATIONAL CHAMBER OF COMMERCE (THE “UNIFORM CUSTOMS”) AND, AS TO MATTERS NOT GOVERNED BY THE UNIFORM CUSTOMS, THE LAWS OF THE STATE OF NEW YORK.

SECTION 10.08. Waivers; Amendment. (a) No failure or delay of the Administrative Agent, any Lender or the Issuing Bank in exercising any power or right hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Bank and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by either Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on the Borrowers in any case shall entitle either Borrower to any other or further notice or demand in similar or other circumstances.

(b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrowers and the Required Lenders; provided, however, that no such agreement shall (i) decrease the principal amount of, or extend the maturity of or any scheduled principal payment date or date for the payment of any interest on any Loan or

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any date for reimbursement of an L/C Disbursement, or waive or excuse any such payment or any part thereof, or decrease the rate of interest on any Loan or L/C Disbursement, without the prior written consent of each Lender directly adversely affected thereby, (ii) increase or extend the Commitment of any Lender without the prior written consent of such Lender, (iii) decrease the Commitment Fees or L/C Participation Fees of any Lender, or extend the date of payment of such fees, without the prior written consent of such Lender or (iv) amend or modify the pro rata sharing requirements of Section 2.15, the provisions of this Section 10.08 or Section 10.04(i), the definition of the term “Required Lenders”, release El Paso from its guarantee hereunder or release any Subsidiary from any guarantee of the El Paso Obligations, without the prior written consent of each Lender; provided further, however, that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent or the Issuing Bank hereunder or under any other Loan Document without the prior written consent of the Administrative Agent or the Issuing Bank, respectively.

SECTION 10.09. Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan or L/C Disbursement, together with all fees, charges and other amounts which are treated as interest on such Loan or L/C Disbursement under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan or the Issuing Bank in accordance with applicable law, the rate of interest payable in respect of such Loan or L/C Disbursement hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan or L/C Disbursement but were not payable as a result of the operation of this Section 10.09 shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or L/C Disbursements or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender; provided that at any time Texas law shall establish the Maximum Rate, the Maximum Rate shall be the “weekly ceiling” (formerly known as the indicated (weekly) rate ceiling in Article 1.04, Subtitle 1, Title 79, of the Revised Civil Statutes of Texas, as amended) described in and computed in accordance with Chapter 303 of the Texas Finance Code, as amended; provided further that, to the extent permitted by such Article, the Administrative Agent may from time to time by notice to the Borrower revise the election of such interest rate ceiling as such ceiling affects then current or future balances of the Loans.

SECTION 10.10. Entire Agreement. THIS AGREEMENT, THE FEE LETTER AND THE OTHER LOAN DOCUMENTS CONSTITUTE THE ENTIRE CONTRACT BETWEEN THE PARTIES RELATIVE TO THE SUBJECT MATTER HEREOF. ANY OTHER PREVIOUS AGREEMENT AMONG THE PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF IS SUPERSEDED BY THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS. NOTHING IN THIS AGREEMENT OR IN THE OTHER LOAN DOCUMENTS, EXPRESSED OR IMPLIED, IS INTENDED TO CONFER UPON

68

ANY PARTY OTHER THAN THE PARTIES HERETO AND THERETO ANY RIGHTS, REMEDIES, OBLIGATIONS OR LIABILITIES UNDER OR BY REASON OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS.

SECTION 10.11. Waiver of Jury Trial. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.11.

SECTION 10.12. Severability. In the event any one or more of the provisions contained in this Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 10.13. Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract, and shall become effective as provided in Section 10.03. Delivery of an executed signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.

SECTION 10.14. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

SECTION 10.15. Jurisdiction; Consent to Service of Process. (a) Each Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Loan

69

Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent, the Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or the other Loan Documents against either Borrower or its respective properties in the courts of any jurisdiction.

(b) Each Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 10.01. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

SECTION 10.16. Confidentiality. The Administrative Agent, the Issuing Bank and each of the Lenders agrees to keep confidential (and to use its best efforts to cause its respective agents and representatives to keep confidential) the Information (as defined below) and all copies thereof, extracts therefrom and analyses or other materials based thereon, except that the Administrative Agent, the Issuing Bank or any Lender shall be permitted to disclose Information (a) to such of its respective officers, directors, employees, agents, affiliates and representatives as need to know such Information, (b) to the extent requested by any regulatory authority, (c) to the extent otherwise required by applicable laws and regulations or by any subpoena or similar legal process, (d) in connection with any suit, action or proceeding relating to the enforcement of its rights hereunder or under the other Loan Documents, (e) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section 10.16 or (ii) becomes available to the Administrative Agent, the Issuing Bank or any Lender on a nonconfidential basis from a source other than the Borrowers, or (f) to the extent permitted by Section 10.04(g). For the purposes of this Section 10.16, “Information” shall mean all financial statements, certificates, reports, agreements and information (including all analyses, compilations and studies prepared by the Administrative Agent, the Issuing Bank or any Lender based on any of the foregoing) that are received from the Borrowers and related to the Borrowers, any shareholder of El Paso or any employee, customer or supplier of either Borrower, other than any of the foregoing that were available to the Administrative Agent, the Issuing Bank or any Lender on a nonconfidential basis prior to its disclosure thereto by either Borrower, and which are in the case of Information provided after the date hereof, clearly identified at the time of

70

delivery as confidential. The provisions of this Section 10.16 shall remain operative and in full force and effect regardless of the expiration and term of this Agreement.

SECTION 10.17. Texas Revolving Credit Statute. If, notwithstanding the provisions of Section 10.07, Texas law shall be applied by any Governmental Authority to this Agreement, the other Loan Documents or the obligations of either Borrower hereunder or thereunder, each Borrower hereby agrees that the provisions of Chapter 346 of the Texas Finance Code, as amended (formerly found in Chapter 15 of Subtitle 3, Title 79, of the Revised Civil Statutes of Texas, 1925, as amended), shall not govern or in any manner apply to its obligations hereunder or thereunder.

SECTION 10.18. No Recourse; Multiple Capacities. (a) Wherever in this Agreement or the other Loan Documents JPMorgan has undertaken any obligations in its capacity as Trustee, it has done so solely in such capacity and not in its individual capacity. JPMorgan shall not be liable for the obligations or liabilities of the Trustee hereunder or under any other Loan Document, except to the extent such obligations or liabilities result from JPMorgan’s gross negligence or willful misconduct.

(b) Each party to this Agreement (i) acknowledges that Section 6.1 of the Trust Agreement imposes limitations on the liability of JPMorgan in its capacity as Trustee, (ii) acknowledges that JPMorgan, in addition to acting in its capacity as Trustee, will be party to the Loan Documents in various other capacities, including in its capacity as Administrative Agent, Issuing Bank and a Lender, (iii) hereby consents to JPMorgan’s acting in such capacities and (iv) hereby waives any claim of fiduciary duty or conflict of interest arising out of or relating to JPMorgan’s serving in such other capacities.

SECTION 10.19. Limited Representations, Warranties and Covenants of Trustee. With respect to representations and warranties contained in Article III, the affirmative covenants contained in Article V and the negative covenants contained in Article VI, it is understood and agreed that (a) the Trustee has made no independent inquiry as to (i) the assets placed in trust into the Rio Grande Resources Trust II or (ii) any facts concerning El Paso and the Subsidiaries or as to the status or condition of any of their assets or any disclosures made by them and (b) the Trustee’s representations, warranties and covenants are limited to itself and those matters within its control. The Trustee has no actual knowledge of any facts that would indicate that any such representations or warranties by El Paso or the Subsidiaries are untrue.

SECTION 10.20. USA Patriot Act Notice. Each Lender and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrowers that pursuant to the requirements of the USA Patriot Act, it is required to obtain, verify and record information that identifies the Borrowers, which information includes the name and address of the Borrowers and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Borrowers in accordance with the USA Patriot Act.

71

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

EL PASO ELECTRIC COMPANY,

by	/s/ Steven P. Busser
	Name:	Steven P. Busser
	Title:	VP. Res. Affairs & Treasurer

JPMORGAN CHASE BANK, N.A., not in its individual capacity, but solely in its capacity as Trustee,

by	/s/ Cary W. Gilliam
	Name:	Cary W. Gilliam
	Title:	Vice President

JPMORGAN CHASE BANK, N.A., individually and as Administrative Agent and Issuing Bank,

by	/s/ Paul S. Condie
	Name:	Paul S. Condie
	Title:	SVP

UNION BANK OF CALIFORNIA, N.A., as Syndication Agent,

by	/s/ Dennis G. Blank
	Name:	Dennis G. Blank
	Title:	Vice President

SIGNATURE PAGE TO THE EL PASO ELECTRIC COMPANY CREDIT AGREEMENT

Bank of Communications, New York Branch as Lender,

by	/s/ Shelley He
	Name:	Shelley He
	Title:	Deputy General Manager

SIGNATURE PAGE TO THE EL PASO ELECTRIC COMPANY CREDIT AGREEMENT

BANK HAPOALIM B.M., as Lender,

by	/s/ James P. Surless
	Name:	JAMES P. SURLESS
	Title:	VICE PRESIDENT

by	/s/ Charles Mclaughlin
	Name:	CHARLES MCLAUGHLIN
	Title:	SENIOR VICE PRESIDENT

SIGNATURE PAGE TO THE EL PASO ELECTRIC COMPANY CREDIT AGREEMENT

The Bank of New York, as Lender,

by	/s/ Craig J. Anderson
	Name:	Craig J. Anderson
	Title:	Vice President

SIGNATURE PAGE TO THE EL PASO ELECTRIC COMPANY CREDIT AGREEMENT

CITICORP NORTH AMERICA, INC., as Lender

By	/s/ Stuart J. Glen
	Name:	Stuart J. Glen
	Title:	Director

SIGNATURE PAGE TO THE EL PASO ELECTRIC COMPANY CREDIT AGREEMENT

UNION BANK OF CALIFORNIA, N.A., as Lender,

by	/s/ Dennis G. Blank
	Name:	Dennis G. Blank
	Title:	Vice President

SIGNATURE PAGE TO THE EL PASO ELECTRIC COMPANY CREDIT AGREEMENT

US Bank National Association, as Lender,

By	/s/ Kevin S. McFadden
	Name:	Kevin S. McFadden
	Title:	Vice President, 612-303-3755

SCHEDULE 1.01(a)

Existing Indebtedness

Existing Indebtedness is as follows:

December 31, 2005
(in ‘000s)
Long-Term Debt:
Pollution Control Bonds:
2005 Series B refunding bonds, due 2040	$63,500
4.80% 2005 Series A refunding bonds, due 2040	59,235
2005 Series C, due 2040	37,100
4.00% 2002 Series A refunding bonds, due 2032	33,300
Senior Notes:
Senior Notes, net of discount	397,703
Total long-term debt	590,838
Financing Obligations:
Nuclear fuel ($21,727 due in 2006)	41,907

Total long-term debt and financing obligations	$632,745

SCHEDULE 2.01

COMMITMENTS

Lender	Commitment
JPMorgan Chase Bank, N.A.	$35,000,000
Union Bank of California, N.A.	$35,000,000
The Bank of New York	$20,000,000
Citicorp North America, Inc.	$20,000,000
Bank of Communications, New York Branch	$15,000,000
U.S. Bank National Association	$15,000,000
Bank Hapoalim B.M.	$10,000,000

TOTAL	$150,000,000

SCHEDULE 3.04

Governmental Approvals

FERC

On February 17, 2006, El Paso Electric Company (the “Company”) filed with the Federal Energy Regulatory Commission (“FERC”) an application seeking authority pursuant to Section 204 of the Federal Power Act to enter into the Credit Agreement and to engage in transactions related thereto. A notice of application was issued on February 24, 2006 and no protests opposing the granting of the requested authorization were filed. The FERC Order approving the Company’s application (Docket ES06—27-000) was posted on March 17, 2006 (the “Original Order”). The FERC issued a letter clarifying the Original Order on March 24, 2006.

On February 9, 2006, the Company filed with the New Mexico Public Regulation Commission (“NMPRC”) an application seeking authority pursuant to NMSA 1978 §62-6-6 to enter into the Credit Agreement and to engage in transactions related thereto. A notice of application was issued on February 17, 2006 and no motions to intervene were filed and the Company’s application was unopposed. The Hearing Examiner’s Recommended Decision was issued on March 10, 2006. The NMPRC Order approving the Company’s application (Case No. 06-00043-UT) was posted on March 16, 2006.

SCHEDULE 3.09

Litigation and Compliance with Laws

A.	Schedule 3.17 is incorporated herein by reference.

B.	On May 21, 2003, the Company was served with a complaint by the Port of Seattle seeking civil damages under the Sherman Act, the Racketeer Influenced and Corrupt Organization Act, and state anti-trust laws, as well as for fraud (Port of Seattle v. Avista Corporation, et al., No. CV03-117OP). The complaint was filed in the United States District Court for the Western District of Washington. The complaint alleges that the Company, indirectly through its dealings with Enron, conspired with the other named defendants to manipulate the California energy market, which had the effect of artificially inflating the price that the Port of Seattle paid for electricity. The Company, together with several other defendants, filed a motion to dismiss. On May 12, 2004, the Court granted the Company’s motion, and the suit was dismissed. The Port of Seattle has filed an appeal of the Court’s decision with the U. S. Court of Appeals for the Ninth Circuit. The parties are awaiting a hearing and decision on that appeal. While the Company believes that these matters are without merit, the Company is unable to predict the outcome or range of any possible loss.

C.	On May 5, 2004, Wah Chang, a specialty metals manufacturer which operates a plant in Oregon, filed suit against the Company and other defendants in the United States District Court for the District of Oregon. (Wah Chang v. Avista Corporation, et al., No. 04-619AS). The complaint makes substantially the same allegations as were made in Port of Seattle and seeks the same types of damages. In addition, on June 7, 2004, the City of Tacoma filed suit against the Company and other defendants in the United States District Court for the Western District of Washington (City of Tacoma v. American Electric Power Service Corp., et al., C04-5325RBL). This complaint also makes substantially the same allegations as were made in Port of Seattle and seeks civil damages (including treble damages) from the Company and the other defendants for violations of certain antitrust provisions under the Sherman Act. Both of these matters were transferred to the same court that heard and dismissed the Port of Seattle lawsuit and on February 11, 2005, the Court granted the Company’s motion to dismiss both cases. Wah Chang and the City of Tacoma have both filed notices of appeal with the U.S. Court of Appeals for the Ninth Circuit. The parties have filed briefs in both cases and are awaiting a hearing and decision. While the Company believes that these matters are without merit and intends to defend itself vigorously, the Company is unable to predict the outcome or range of possible loss.

SCHEDULE 3.17

Environmental Matters

(c) Releases

The Company experiences sporadic, limited quantity releases of electric insulating oil (mineral oil) within its electric distribution and transmission system consistent with the operation of these systems. These releases are commonly cleaned and removed within regulatory accepted timeframes and are overseen by the respective environmental enforcement agencies.

In a similar manner, the generation of electricity at power plants owned and operated by the Company, may experience sporadic and limited quantity releases of chemicals common to the processes of the generation of electricity within the power plant property. These releases are commonly cleaned and removed within regulatory accepted timeframes and are overseen by the respective environmental enforcement agencies.

(d) Environmental Claims.

On October 15, 2003, the Company received from the Texas Commission on Environmental Quality (“TCEQ”) a Request for Information and Document Production pursuant to the Texas Solid waste Disposal Act regarding San Angelo Electric Service Company (“SESCO”), located at 926 Pulliam Street, San Angelo, Texas. In November 2005, TCEQ proposed the SESCO site for listing on the registry of Texas state superfund sites and mailed notice to more than five hundred entities, including the Company, indicating that TCEQ considers each of them to be “potential responsible parties” at the SESCO site. The Company received from the SESCO working group of potentially responsible parties a settlement offer in January 2006 for remediation and other expenses expected to be incurred in connection with the SESCO site. The Company’s position is that any liability it may have related to the SESCO site was discharged in the Company’s bankruptcy. At this time, the Company has not agreed to the settlement or to otherwise participate in the cleanup of the SESCO site and is unable to predict the outcome of this mater. While the Company has no reason at present to believe that it will incur material liabilities in connection with the SESCO site, it has accrued $0.3 million for potential costs related to this matter.

(e) Hazardous Materials Handling.

The Company handles, stores, transports and arranges for the proper disposal of limited and specific hazardous materials. Other waste streams including but not limited to regulated wastes, non-regulated wastes, hazardous wastes, non-hazardous wastes, and industrial wastes are handled, stored, transported and properly disposed as necessary to the operation(s) of its business.

SCHEDULE 3.18

Insurance

See attached schedule.

EL PASO ELECTRIC COMPANY

INSURANCE COVERAGE PROFILE

2006-2007

Type of Coverage	Amount of Coverage	Insurer	Policy Period	Premium		Broker/Agent
Workers’ Compensation and Employers Liability Texas, New Mexico & Arizona	Statutory Workers Compensation Benefits Employers Liability $500,000 each accident	Crum & Forster - United States Fire Insurance Co. Policy #4066800309	06/01/05-06	$356,520		Rogers & Belding Insurance Agency, Inc.

Comprehensive Automobile Liability and Physical Damage	$500,000 each occurrence	Crum & Forster-United States Fire Ins Co. Fuel Truck - 1380268305 1387300158	06/01/05-06	$113,287		Rogers & Belding Insurance Agency, Inc.

General (OL&T) Liability	$500,000 each occurence -specified	Crum & Forster - United States Fire Ins Co. Policy #5417000136	06/01/05-06	$26,973		Rogers & Belding Insurance Agency, Inc.

Excess Liability	$35 million	AEGIS	06/01/05-06	$710,565.00		Rogers & Belding Insurance Agency, Inc.
(1st Layer)		Policy #X0407A1A05		$34,462	Tax
				$711	Fee

				$745,738

Excess Liability	$50 million	EIM	06/01/05-06	$265,125.00		Rogers & Belding Insurance Agency, Inc.
(2nd Layer)		(Energy Ins. Mutual)		12,731.25	tax
				262.50	Stamping Fee

		Policy #501656-05GL		$278,118.75

Directors & Officers Liability	$25 million	Illinois National Insurance Company- AIG	02/12/06-07	$700,000		Rogers & Belding Insurance Agency, Inc.
(1st Layer)		Policy #6257794

Directors & Officers Liability	$25 million xs $25 million	AEGIS	02/12/06-07	$557,164		Rogers & Belding Insurance Agency, Inc.
(2nd Layer)		Policy #DO407A1A06		$250	Policy fee
				$27,035	State tax
				$557	Stamping Fee

				$585,006

Directors & Officers Liability	$15 million xs $50 million	RLI Insurance Company	02/12/06-07	$267,439		Rogers & Belding Insurance Agency, Inc.
(3rd Layer)		Policy #EPG0002648

Directors & Officers Liability	$25 million xs $65 million	EIM	02/12/06-07	$356,950		Rogers & Belding Insurance Agency, Inc.
(4th Layer)		Policy #29005506DO		$250	Policy fee
				$17,324	State tax
				$357	Stamp Fee

				$374,881

EL PASO ELECTRIC COMPANY

INSURANCE COVERAGE PROFILE

2006-2007

Type of Coverage	Amount of Coverage	Insurer	Policy Period	Premium		Broker/Agent
Directors & Officers Liability	$10 million xs $90 million	St. Paul Mercury Insurance Company	02/12/06-07	$114,224		Rogers & Belding Insurance Agency, Inc.
(5th Layer)		Policy #EC09100353

Directors & Officers Liability	$10 million xs $100 million	Hartford - Twin City Fire Inurance Company	02/12/06-07	$100,000		Rogers & Belding Insurance Agency, Inc.
(6th Layer)		Policy #00DA012735206

Directors & Officers Liability	$10 million xs $110 million	American Casualty Co. of Reading-CNA	02/12/06-07	$87,000		Rogers & Belding Insurance Agency, Inc.
(7th Layer)		Policy #267840785

Directors & Officers Liability	$10 million xs $120 million	AXIS	02/12/06-07	$87,000		Rogers & Belding Insurance Agency, Inc.
(8th Layer)		Policy #RCN711614012006

Directors & Officers Liability	$10 million xs $130 million	ARCH	02/12/06-07	$87,000		Rogers & Belding Insurance Agency, Inc.
(9th Layer)		Policy #DOX000446901

Directors & Officers Liability	$10 million xs $140 million	Westchester Fire Ins. Co.- ACE	02/12/06-07	$87,000		Rogers & Belding Insurance Agency, Inc.
(10th Layer)		Policy #D0X6219423033002

Directors & Officers Liability Excess Side A	$25 million xs $150 Million	Illinois National Ins. Co.- AIG	02/12/06-07	$150,000		Rogers & Belding Insurance Agency, Inc.
	Total $175 million	Policy #6259002
Primary Pension Trust (Fiduciary) Liability	$15 million	Illinois National Insurance Company-AIG Policy #6257798	02/12/06-07	$85,000		Rogers & Belding Insurance Agency, Inc.
Excess Pension Trust	$15 million xs $15 million	AEGIS	02/12/06-07	$76,500		Rogers & Belding Insurance Agency, Inc.
(2nd Layer)		Policy #FO407A1A05		$250	Policy fee
				$3,722	State tax
				$77	Stamping Fee

				$80,549

EL PASO ELECTRIC COMPANY

INSURANCE COVERAGE PROFILE

2006-2007

Type of Coverage	Amount of Coverage		Insurer		Policy Period	Premium		Broker/Agent
Excess Pension Trust	$10 million xs $30 million		RLI		02/12/06-07	$50,000		Rogers & Belding
(3rd Layer)			Policy #EPG0002724					Insurance Agency, Inc.

Excess Pension Trust	$10 million xs $40 million		St. Paul Mercury Insurance Co.		02/12/06-07	$43,000		Rigers $ Belding
(4th Layer)			EC091000354					Insurance Agency, Inc.

Boiler & Machinery	Jurisdictional		Liberty Insurance Underwriters, Inc.		04/01/05-06	$18,000		Rogers & Belding
								Insurance Agency, Inc

All Risk Property	$300 million per		AEGIS		04/01/05-06	$489,492	Premium	Rogers & Belding
	occurrence		Policy #L0407A1A05			$47,970	Non Certified

				35%		$537,462
			Liberty Insurance Underwriters, Inc.			$349,637	Premium
			Policy #NY042704005			$23,985	TRIA
				25%		$10,279	Non Certified
						$7,500	Engineering Fee
						$18,000	Juris-Inspection

						$409,401
			Lloyd’s of London			$217,500	Premium
			Policy #NA000940C			$21,000	TRIA
				15%		$11,806	Taxes & Fees

						$250,306
			The Hartford Steam Boiler &			$208,782	Premium
			Inspections Insurance Co.			$14,391	TRIA
			Policy #ST4102803			$6,268	Non-Certified

				15%		$229,441
			Ace American Insurance Company			$139,855	Premium
			Policy #EUTD35655025			$13,706	Non Certified

				10%		$153,561

Blanket Crime	$3 million		Executive Risk Indemnity, Inc.- Chubb		02/12/06-07	$20,000		Rogers & Belding Insurance Agency, Inc.
			Policy #81345198

Business Travel Accident Insurance		$100,000	AIG Life Insurance Company Policy #GTP 805 1346		06/05/05-06	$1,375		Rogers & Belding Insurance Agency, Inc.

EL PASO ELECTRIC COMPANY

INSURANCE COVERAGE PROFILE

2006-2007

Type of Coverage	Amount of Coverage		Insurer	Policy Period	Premium	Broker/Agent
Kidnap/Ransom and Extortion	$10 million		CHUBB - Federal Insurance Company	12/01/03-06	$150,000	Rogers & Belding Insurance Agency, Inc.
			Policy #8179-97-16

PAC	$1 million		American International Specialty Lines	02/12/06-07	$4,000	Rogers & Belding Insurance Agency, Inc.
			Policy #6259042

International Exporter’s		$500,000	ACE America	02/09/06-07	$3,500	Rogers & Belding
			Policy #PHF36837061			Insurance Agency, Inc.

Blanket Notary Errors & Ommissions		$20,000	Western Surety	03/10/05-06	$422
			Policy #68588624

SCHEUDLE 4.02(a)

Local Regulatory Counsel

Jurisdiction	Counsel
Arizona	Perkins Coie Brown & Bain P.A.

New Mexico	Law Offices of Randall W. Childress, P.C.

Texas	Clark Thomas & Winters,
a Professional Corporation

FERC	Dewey Ballantine LLP

SCHEDULE 6.02

Liens

A.	Liens created pursuant to the General Mortgage Indenture and Deed of Trust dated as of February 1, 1996, as amended by (i) the First Supplemental Indenture dated as of February 1, 1996; (ii) the Second Supplemental Indenture dated as of August 19, 1997; (iii) the Third Supplemental Indenture dated as of January 29, 1999; (iv) the Fourth Supplemental Indenture dated as of January 25, 2002; (v) the Fifth Supplemental Indenture dated as of December 17, 2004; (vi) the Sixth Supplemental Indenture dated as of May 5, 2005; and (vii) the Seventh Supplemental Indenture dated as of April 11, 2006.

B.	Minor miscellaneous liens existing on the Closing Date, incurred in the ordinary course of business, none of which cover property that is material to the business, operations or financial position of the Company.

SCHEDULE 6.04

Certain Investments

1.	Contributions to and interests of the Company in decommissioning trusts relating to the Palo Verde Nuclear Generating Station (“PVNG”) (to the extent such contributions and interest constitute investments) as contemplated by the ANPP Participation Agreement dated as of August 23, 1973, as amended.

2.	Contributions to and interests of the Company in spent nuclear fuel trust relating to the PVNG (to the extent such contributions and interests constitute investments.

3.	Other minor investments which were obtained in the ordinary course of business and, in the aggregate, have a book value of less than $200,000.

March 2006

ADMINISTRATIVE QUESTIONNAIRE

EL PASO ELECTRIC COMPANY

Agent Address:	JPMorgan Chase Bank, N.A.	Return form to:	Sharon Craft / Donna McGroarty
	JPMorgan Loan Services	Telephone:	713-750-7911 / 713-216-3617
	1111 Fannin Street, 10th Flr.	Facsimile:	713-750-2666 / 713-216-2291
	Houston, TX 77002	E-mail:	Sharon.p.craft@jpmchase.com
Donna.mcgroarty@chase.com

It is very important that all of the requested information be completed accurately and that this questionnaire be returned promptly. If your institution is sub-allocating its allocation, please fill out an administrative questionnaire for each legal entity.

Legal Name of Lender to appear in Documentation:

_____________________________________________________________________________________________

Signature Block Information: _____________________________________________________________________

• Signing Credit Agreement	☐ Yes	☐ No

• Coming in via Assignment	☐ Yes	☐ No

Type of Lender:

☐  Bank  ☐   Asset Manager  ☐   Broker/Dealer  ☐   CLO/CDO  ☐   Finance Company  ☐ Hedge Fund  ☐  Insurance  ☐

Mutual Fund  ☐   Pension Fund  ☐   Other Regulated Investment Fund  ☐   Special Purpose Vehicle  ☐

Other (Please specify) ___________________

Lender Parent: __________________________________________________________________________________

Domestic Address	Eurodollar Address

LSTA JANUARY 2005                 Copyright © LSTA 2005. All rights reserved.             Revised February 2006

1

Contacts/Notification Methods: Borrowings, Paydowns, Interest, Fees, etc.

Primary Credit Contact	Secondary Credit Contact

Syndicate-level information (which may contain material non-public information about the Borrower and its related parties or their respective securities) will be made available to the Credit Contact(s). The Credit Contacts identified must be able to receive such information in accordance with his/her institution’s compliance procedures and applicable laws, including Federal and state securities laws.

Name:

Company:

Title:

Address:

Telephone:

Facsimile:

E-Mail Address:

Primary Operations Contact	Secondary Operations Contact

Name:

Company:

Title:

Address:

Telephone:

Facsimile:

E-Mail Address:

Bid Contact	L/C Contact

Name:

Company:

Title:

Address:

Telephone:

Facsimile:

E-Mail Address:

Lender’s Domestic Wire Instructions

Bank Name:

ABA/Routing No.:

Account Name:

Account No.:

FFC Account Name:

FFC Account No.:

Attention:

Reference:

Lender’s Foreign Wire Instructions

Currency:

Bank Name:

Swift/Routing No.:

Account Name:

Account No.:

FFC Account Name:

FFC Account No.:

Attention:

Reference:

Agent’s Wire Instructions

Bank Name:	JPMorgan Chase Bank, N.A.

ABA/Routing No.:	021000021

Account Name:	El Paso Electric Company Clearing Account

Account No.:	144 816 973

FFC Account Name:

FFC Account No.:

Attention:	Loan & Agency Services, Maria Arredondo

Reference:	Loan proceeds

Tax Documents

NON-U.S. LENDER INSTITUTIONS:

I. Corporations:

If your institution is incorporated outside of the United States for U.S. federal income tax purposes, and is the beneficial owner of the interest and other income it receives, you must complete one of the following three tax forms, as applicable to your institution: a.) Form W-8BEN (Certificate of Foreign Status of Beneficial Owner), b.) Form W-8ECI (Income Effectively Connected to a U.S. Trade or Business), or c.) Form W-8EXP (Certificate of Foreign Government or Governmental Agency).

A U.S. taxpayer identification number is required for any institution submitting Form W-8ECI. It is also required on Form W-8BEN for certain institutions claiming the benefits of a tax treaty with the U.S. Please refer to the instructions when completing the form applicable to your institution. In addition, please be advised that U.S. tax regulations do not permit the acceptance of faxed forms. An original tax form must be submitted.

II. Flow-Through Entities:

If your institution is organized outside the U.S., and is classified for U.S. federal income tax purposes as either a Partnership, Trust, Qualified or Non-Qualified Intermediary, or other non-U.S. flow-through entity, an original Form W-8IMY (Certificate of Foreign Intermediary, Foreign Flow-Through Entity, or Certain U.S. Branches for United States Tax Withholding) must be completed by the intermediary together with a withholding statement. Flow-through entities other than Qualified Intermediaries are required to include tax forms for each of the underlying beneficial owners.

Please refer to the instructions when completing this form. In addition, please be advised that U.S. tax regulations do not permit the acceptance of faxed forms. Original tax form(s) must be submitted.

U.S. LENDER INSTITUTIONS:

If your institution is incorporated or organized within the United States, you must complete and return Form W-9 (Request for Taxpayer Identification Number and Certification). Please be advised that we request that you submit an original Form W-9.

Pursuant to the language contained in the tax section of the Credit Agreement, the applicable tax form for your institution must be completed and returned prior to the first payment of income. Failure to provide the proper tax form when requested may subject your institutional to U.S. tax withholding.

EXHIBIT B

[Form of]

ASSIGNMENT AND ACCEPTANCE

Reference is made to the Credit Agreement dated as of April 11, 2006 (the “Credit Agreement”), among El Paso Electric Company (“El Paso”), JPMorgan Chase Bank, N.A., not in its individual capacity, but solely in its capacity as trustee of the Rio Grande Resources Trust II (the “Trustee”), the lenders party thereto (the “Lenders”) and JPMorgan Chase Bank, N.A., as issuing bank (in such capacity, the “Issuing Bank”) and as administrative agent (in such capacity, the “Administrative Agent”) for the Lenders. Terms defined in the Credit Agreement are used herein with the same meanings.

1. The Assignor hereby sells and assigns, without recourse, to the Assignee, and the Assignee hereby purchases and assumes, without recourse, from the Assignor, effective as of the Effective Date set forth below (but not prior to the recordation of the information contained herein in the Register pursuant to Section 10.04(e) of the Credit Agreement), the interests set forth below (the “Assigned Interest”) in the Assignor’s rights and obligations under the Credit Agreement and the other Loan Documents, including, without limitation, the amounts and percentages set forth below of (i) the Commitments of the Assignor on the Effective Date, (ii) the Loans owing to the Assignor which are outstanding on the Effective Date and (iii) participations in Letters of Credit which are outstanding on the Effective Date. Each of the Assignor and the Assignee hereby makes and agrees to be bound by all the representations, warranties and agreements set forth in Section 10.04(c) of the Credit Agreement, a copy of which has been received by each such party. From and after the Effective Date (i) the Assignee shall be a party to and be bound by the provisions of the Credit Agreement and, to the extent of the interests assigned by this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and under the Loan Documents and (ii) the Assignor shall, to the extent of the interests assigned by this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

2. This Assignment and Acceptance is being delivered to the Administrative Agent together with (i) if the Assignee is organized under the laws of a jurisdiction outside the United States, the forms specified in Section 2.18(e) of the Credit Agreement, duly completed and executed by such Assignee, (ii) if the Assignee is not already a Lender under the Credit Agreement, an Administrative Questionnaire in the form of Exhibit A to the Credit Agreement and (iii) unless otherwise agreed to by the Administrative Agent, a processing and recordation fee of $3,500 pursuant to Section 10.04(b) of the Credit Agreement.

3. THIS ASSIGNMENT AND ACCEPTANCE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

Date of Assignment:
Legal Name of Assignor:
Legal Name of Assignee:
Assignee’s Address for Notices:

Effective Date of Assignment:
Principal Amount of Commitment Assigned:
Percentage of Commitment Assigned */:

The terms set forth above are Hereby agreed to:	Accepted **/:

[Name of Assignor], As Assignor,	JPMORGAN CHASE BANK, N.A., as Administrative Agent and Issuing Bank,

by:	by:
Name:	Name:
Title:	Title:

[Name of Assignee], As Assignee,	EL PASO ELECTRIC COMPANY,

by:	by:
Name:	Name:
Title:	Title:

JPMORGAN CHASE BANK, N.A., Not in its individual capacity, but solely in its capacity as trustee of the Rio Grande Resources Trust II,

by:
Name:
Title:

*/	Set forth to at least 8 decimals, as a percentage of the Total Commitment of all Lenders.
**/	To be completed to the extent consents are required under Section 10.04(b) of the Credit Agreement.

2

EXHIBIT C

[Form of]

BORROWING REQUEST

JPMorgan Chase Bank, N.A., as Administrative Agent

For the Lenders referred to below,

1111 Fannin Street, 10th Floor

Houston, TX 77002

Attention of [    ]

[Date]

Ladies and Gentlemen:

The undersigned, [EL PASO ELECTRIC COMPANY] [JPMORGAN CHASE BANK, N.A., not in its individual capacity, but solely in its capacity as trustee of the Rio Grande Resources Trust II] (the “Borrower”), refers to the Credit Agreement dated as of April 11, 2006, as amended, supplemented or otherwise modified from time to time (the “Credit Agreement”), among El Paso Electric Company, JPMorgan Chase Bank, N.A., not in its individual capacity, but solely in its capacity as trustee of the Rio Grande Resources Trust II, the lenders from time to time party thereto (the “Lenders”) and JPMorgan Chase Bank, N.A., as issuing bank and as administrative agent for the Lenders. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. The Borrower hereby gives you notice pursuant to Section 2.03 of the Credit Agreement that it requests a Borrowing under the Credit Agreement, and in that connection sets forth below the terms on which such Borrowing is requested to be made:

(A)Date of Borrowing (which is a Business Day)

(B)Principal Amount of Borrowing[1]

(C)Interest rate basis[2]

(D)Interest Period and the last day thereof[3]

(E)Funds are requested to be disbursed to the Borrower’s account with [JPMorgan Chase Bank] (Account No. [ ]).

Upon acceptance of any or all of the Loans offered by the Lenders in response to this request, the Borrower shall be deemed to have represented and warranted that the conditions to lending specified in Sections 4.01(b) and (c) of the Credit Agreement have been satisfied.

[APPLICABLE BORROWER],

By:
Name:
Title: [Responsible Officer]

[1]

With respect to any Eurodollar Borrowing, not less than $5,000,000 and in an integral multiple of $1,000,000, and with respect to any ABR Borrowing, not less than $100,000 and in an integral multiple of $1,000, but in any event not exceeding the available Total Commitment available to the Borrower.

[2]	Specify Eurodollar Borrowing or ABR Borrowing.
[3]	Which shall be subject to the definition of “Interest Period” and end not later than the Maturity Date (applicable only for Eurodollar Borrowings only).

EXHIBIT D

SUBSIDIARY GUARANTEE AGREEMENT (as supplemented from time to time, this “Agreement”) dated as of [ ], between [ ], a [ ] [corporation] (the “Guarantor”) and JPMORGAN CHASE BANK, N.A. (“JPMorgan”), as Administrative Agent (as defined below).

Reference is made to the Credit Agreement dated as of April 11, 2006 (and as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among El Paso Electric Company, a Texas corporation (“El Paso”), JPMorgan Chase Bank, N.A., not in its individual capacity, but solely in its capacity as trustee of the Rio Grande Resources Trust II (the “Trustee”; each of El Paso and the Trustee is referred to individually herein as a “Borrower” and collectively as the “Borrowers”), the Lenders (as defined in the Credit Agreement) and JPMorgan, as issuing bank and as administrative agent (in such capacity, the “Administrative Agent”) for the Lenders. Capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the Credit Agreement.

Pursuant to Section 5.10 of the Credit Agreement, El Paso has agreed, among other things, to cause any Domestic Subsidiary (other than Finsub) with consolidated total assets at any time equal to or greater than 10% of El Paso’s consolidated total assets at such time to execute a guarantee of all the Obligations (as defined below). The Guarantor’s assets are equal to or greater than 10% of El Paso’s consolidated total assets and the Guarantor acknowledges that it will derive substantial benefit from the commitments of the Lenders to make Loans to the Borrowers and the commitment of the Issuing Bank to issue Letters of Credit for the account of the Borrowers. Accordingly, the Guarantor agrees with each Lender, the Issuing Bank and the Administrative Agent (each such person, together with its successors and assigns, a “Guaranteed Party”) as follows:

SECTION 1. Guarantee. The Guarantor unconditionally guarantees, as a primary obligor and not merely as a surety, (a) the due and punctual payment of (i) the principal of and premium, if any, and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (ii) each payment required to be made by a Borrower under the Credit Agreement in respect of any Letter of Credit, when and as due, including payments in respect of reimbursement of disbursements, interest thereon and obligations to provide cash collateral, and (iii) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of the Borrowers to the Guaranteed Parties under the Credit Agreement and the other Loan Documents and (b) the due and punctual performance of all covenants, agreements, obligations and liabilities of the Borrowers under or pursuant to the Credit Agreement and the other Loan Documents (all the monetary and other obligations referred to in the preceding clauses (a) and (b) being collectively called the “Obligations”). The Guarantor further agrees that the Obligations may be extended or renewed, in whole or in part, without notice to or further assent from it, and that it win remain bound upon its guarantee notwithstanding any extension or renewal of any Obligation.

SECTION 2. Obligations Not Waived. To the fullest extent permitted by applicable law, the Guarantor waives presentment to, demand of payment from and protest to the Borrowers of any of the Obligations, and also waives notice of acceptance of its guarantee and notice of protest for nonpayment. To the fullest extent permitted by applicable law, the obligations of the Guarantor hereunder shall not be affected by (a) the failure of the Administrative Agent or any other Guaranteed Party to assert any claim or demand or to enforce or exercise any right or remedy against the Borrowers or (b) any rescission, waiver, amendment or modification of, or any release from any of the terms or provisions of the Credit Agreement, any other Loan Document, any Guarantee or any other agreement, including with respect to any other guarantor of the Obligations.

SECTION 3. Security. The Guarantor authorizes the Administrative Agent and each of the other Guaranteed Parties to (a) take and hold security for the payment of this guarantee and the Obligations and exchange, enforce, waive and release any such security, (b) apply such security and direct the order or manner of sale thereof as they in their sole discretion may determine and (c) release or substitute anyone or more endorsees, other guarantors or other obligors.

SECTION 4. Guarantee of Payment. The Guarantor further agrees that its guarantee constitutes a guarantee of payment when due and not of collection, and waives any right to require that any resort be had by the Administrative Agent or any other Guaranteed Party to any of the security held for payment of the Obligations or to any balance of any deposit account or credit on the books of the Administrative Agent or any other Guaranteed Party in favor of the Borrowers or any other person.

SECTION 5. No Discharge or Diminishment of Guarantee. The obligations of the Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason (other than the payment in full in cash of the Obligations), including any claim of waiver, release, surrender, alteration or compromise of any of the Obligations, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of the Guarantor hereunder shall not be discharged or impaired or otherwise affected by the failure of the Administrative Agent or any other Guaranteed Party to assert any claim or demand or to enforce any remedy under the Credit Agreement, any other Loan Document or any other agreement, by any waiver or modification of any provision of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the Obligations, or by any other act or omission that may or might in any manner or to any extent vary the risk of the Guarantor or that would otherwise operate as a discharge of the Guarantor as a matter of law or equity (other than the payment in full in cash of all the Obligations).

SECTION 6. Defenses of Borrowers Waived. To the fullest extent permitted by applicable law, the Guarantor waives any defense based on or arising out of any defense of a Borrower or the unenforceability of the Obligations or any part thereof from any cause, or the cessation from any cause of the liability of a Borrower, other than the payment in full in cash of the Obligations. The Administrative Agent and the other Guaranteed Parties may, at their election, foreclose on any security held by one or more of them by one or more judicial or non-judicial sales, accept an assignment of any such security in lieu of foreclosure, compromise or adjust any part of the Obligations, make any other accommodation with the Borrowers or any other guarantor or exercise any other right or remedy available to them against the Borrowers or any other guarantor, without affecting or impairing in any way the liability of the Guarantor hereunder except to the extent the Obligations have been fully, finally paid in cash. To the fullest extent permitted by applicable law, the Guarantor waives any defense arising out of any such election even though such election operates, pursuant to applicable law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of Guarantor against a Borrower or any other guarantor, as the case may be, or any security.

SECTION 7. Agreement to Pay. In furtherance of the foregoing and not in limitation of any other right that the Administrative Agent or any other Guaranteed Party has at law or in equity against the Guarantor by virtue hereof, upon the failure of a Borrower to pay any Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, the Guarantor hereby promises to and will forthwith pay, or cause to be paid, to the Administrative Agent or such other Guaranteed Party as designated thereby in cash the amount of such unpaid Obligations. Upon payment by the Guarantor of any sums to the Administrative Agent or any Guaranteed Party as provided above, all rights of the Guarantor against the Borrowers arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subordinate and junior in right of payment to the prior payment in full in cash of all the Obligations. In addition, any indebtedness of a Borrower now or hereafter held by the Guarantor is hereby subordinated in right of payment to the prior payment in full of the Obligations. If any amount shall erroneously be paid to the Guarantor on account of (i) such subrogation, contribution, reimbursement, indemnity or similar right or (ii) any such indebtedness of a Borrower, such amount shall be held in trust for the benefit of the Guaranteed Parties and shall forthwith be paid to the Administrative Agent to be credited against the payment of the Obligations, whether matured or unmatured, in accordance with the terms of the Loan Documents.

SECTION 8. Information. The Guarantor assumes all responsibility for being and keeping itself informed of each Borrower’s financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Obligations and the nature, scope and extent of the risks that the Guarantor assumes and incurs hereunder, and agrees that none of the Administrative Agent or the other Guaranteed Parties will have any duty to advise the Guarantor of information known to it or any of them regarding such circumstances or risks.

SECTION 9. Representations and Warranties. The Guarantor represents and warrants that all representations and warranties relating to it contained in the Credit Agreement are true and correct.

SECTION 10. Termination. The guarantee made hereunder (a) shall terminate when all the Obligations have been indefeasibly paid in full and the Lenders have no further commitment to lend under the Credit Agreement, the L/C Exposure has been reduced to zero and the Issuing Bank has no further obligation to issue Letters of Credit under the Credit Agreement and (b) shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Obligation is rescinded or must otherwise be restored by any Guaranteed Party or the Guarantor upon the bankruptcy or reorganization of either Borrower or otherwise.

SECTION 11. Binding Effect; Assignments. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the Guarantor that are contained in this Agreement shall bind and inure to the benefit of each party hereto and their respective successors and assigns. This Agreement shall become effective when it shall have been executed on behalf of the Guarantor and the Administrative Agent, and thereafter shall be binding upon the Guarantor and the Administrative Agent and their respective successors and assigns, and shall inure to the benefit of the Guarantor, the Administrative Agent and the other Guaranteed Parties, and their respective successors and assigns, except that the Guarantor shall not have the right to assign its rights or obligations hereunder or any interest herein (and any such attempted assignment shall be void). If all of the capital stock of the Guarantor is sold, transferred or otherwise disposed of (other than to an Affiliate of a Borrower) pursuant to a transaction permitted by the Credit Agreement, the Guarantor shall be released from its obligations under this Agreement without further action.

SECTION 12. Waivers; Amendment. (a) No failure or delay of the Administrative Agent in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent hereunder and of the other Guaranteed Parties under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by the Guarantor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on the Guarantor in any case shall entitle the Guarantor to any other or further notice or demand in similar or other circumstances.

(b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to a written agreement entered into between the Guarantor and the Administrative Agent, with the prior written consent of the Required Lenders (except as otherwise provided in the Credit Agreement).

SECTION 13. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 14. Notices. All communications and notices hereunder shall be in writing and given as provided in Section 10.01 of the Credit Agreement. All communications and notices hereunder to the Guarantor shall be given to it at its address set forth below its name on the signature page hereto, with a copy to El Paso.

SECTION 15. Survival of Agreement; Severability. (a) All covenants, agreements, representations and warranties made by the Guarantor herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Administrative Agent and the other Guaranteed Parties and shall survive the making by the Lenders of Loans and the issuance of the Letters of Credit by the Issuing Bank regardless of any investigation made by the Guaranteed Parties or on their behalf, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any other fee or amount payable by a Borrower under the Credit Agreement or any other Loan Document is outstanding and unpaid or the L/C Exposure does not equal zero and as long as the Commitments have not been terminated.

(b) In the event anyone or more of the provisions contained in this Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 16. Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract, and shall become effective as provided in Section 11. Delivery of an executed signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually executed counterpart of this Agreement.

SECTION 17. Rules of Interpretation. The rules of interpretation specified in Section 1.02 of the Credit Agreement shall be applicable to this Agreement.

SECTION 18. Jurisdiction; Consent to Service of Process. (a) The Guarantor hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out ·of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent or any other Guaranteed Party may otherwise have to bring any action or proceeding relating to this Agreement or the other Loan Documents against the Guarantor or its properties in the courts of any jurisdiction.

(b) The Guarantor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 14. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

SECTION 19. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAlVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS. EACH PARTY

HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 19.

SECTION 20. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Guaranteed Party is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other Indebtedness at any time owing by such Guaranteed Party to or for the credit or the account of the Guarantor against any or all the obligations of the Guarantor now or hereafter existing under this Agreement and the other Loan Documents held by such Guaranteed Party, irrespective of whether or not such Guaranteed Party shall have made any demand under this Agreement or any other Loan Document and although such obligations may be unmatured. The rights of each Guaranteed Party under this Section 20 are in addition to other rights and remedies (including other rights of setoff) which such Guaranteed Party may have.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

[NEW SUBSIDIARY],

By:
Name:
Title:

Address for Notices:

JPMORGAN CHASE BANK, N.A., As Administrative Agent,

By:
Name: Title:

EXHIBIT E-1

[Form of]

Form of Opinion of Counsel for El Paso

Please see executed version

EXHIBIT E-2

[Form of]

Form of Opinion of Counsel for the Trustee

Please see executed version

EXHIBIT E-3

[Form of]

Form of Opinion of Federal Regulatory Counsel

Please see executed version

EXHIBIT E-4

[Form of]

Form of Opinion of State Regulatory Counsel

Please see executed version

EXHIBIT E-5

[Form of]

Form of Opinion of General Counsel of El Paso

Please see executed version

BORROWING REQUEST

Date: April 6, 2006

JPMorgan Chase Bank, N.A. as Administrative Agent for

The Lenders referred to below,

270 Park Avenue

New York, NY 10017

Ladies and Gentlemen:

The undersigned, JPMorgan Chase Bank, N.A., not in its individual capacity, but solely in its capacity as trustee of the Rio Grande Resources Trust II (the “Borrower”), refers to the draft Credit Agreement to be dated as of April 11, 2006, as amended, supplemented or otherwise modified from time to time (the “Draft Credit Agreement”), among El Paso Electric Company, JPMorgan Chase Bank, N.A. not in its individual capacity, but solely in its capacity as trustee of the Rio Grande Resources Trust II, the lenders from time to time party thereto (the “Lenders”), and JPMorgan Chase Bank, N.A. as issuing bank and as administrative agent for the Lenders. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Draft Credit Agreement. The Borrower hereby gives you notice pursuant to Section 2.03 of the Draft Credit Agreement that it requests a Borrowing under the Draft Credit Agreement, and in that connection sets forth below the terms on which such Borrowing is requested to be made:

(A)	Date of Borrowing (which is a Business Day)	04/11/2006

(B)	Principal amount of Borrowing	$41,050,000.00

(C)	Interest rate basis	ABR Borrowing

(D)	Interest Period and the last day thereof	N/A

(E)	Funds are requested for the purpose of payment in full of outstanding balance of principal, accrued interest and Commitment Fees due under the Credit Agreement dated as of December 71, 2004 among El Paso Electric Company, the Borrower, the lenders party thereto and the Administrative Agent, Collateral Agent and Issuing Bank. This Borrowing Request shall be void and of no effect if the Closing Date does not occur on April 11, 2006.

The Borrower hereby agrees with the Administrative Agent for the benefit of each lender that is allocated a commitment under the Draft Credit Agreement that the provisions of Section 2.14 of the Draft Credit Agreement shall apply to this Borrowing Request as if the Draft Credit Agreement were in effect on the date hereof.

Upon acceptance of any or all of the Loans offered by the Lenders in response to this request, the Borrowers shall be deemed to have represented and warranted that the conditions to lending specified in Sections 4.01(b) and (c) of the Credit Agreement have been satisfied.

JPMorgan Chase Bank, N.A.
not in its individual capacity, but solely in its capacity as Trustee,

By:	/s/ Kathryn M. Houston
	Name:	Kathryn M. Houston
	Title:	Authorized Signature

Amount:	Retain $41,049,769.23 for Payment of items specified in the attached schedule. Wire cash balance of $230.77 to:

Bank:	JPMorgan Chase, N.A. Houston, Texas
Credit Name:	Chase Incoming Wires Conventional Debt
ABA#	113000609
Account #:	00103409257
OBI:	Further Credit 202857
Attn: Kathy Houston, Institutional Trust Services

EL PASO ELECTRIC COMPANY

By:	/s/ Steve Busser
	Name:	Steve Busser
	Title:	VP-Regulatory Affairs & Treasurer

P.O. Box 982 El Paso, Texas 79960-0982 (915) 543-5711

Gary D. Sanders

General Counsel

April 11, 2006

To: The Addressees Listed on Schedule I Hereto

Ladies and Gentlemen:

This opinion letter is delivered to you by the undersigned, General Counsel of El Paso Electric Company, a Texas corporation (the “Company”). I have acted as counsel to the Company in connection with the execution and delivery of, and the consummation of the transactions contemplated by, the Credit Agreement dated as of April 11, 2006 (the “Credit Agreement”), among the Company, JPMorgan Chase Bank, N.A., not in its individual capacity but solely in its capacity as trustee (the “Trustee”) of the Rio Grande Resources Trust II, the financial institutions party thereto as lenders (the “Lenders”), and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”), and as issuing bank (in such capacity, the “Issuing Bank”). This opinion letter is delivered pursuant to Section 4.02(a) of the Credit Agreement. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Credit Agreement.

In connection with rendering the opinions expressed herein, I (or attorneys under my supervision) have reviewed the Credit Agreement (such document, being referred to herein as the “Transaction Document”). In addition, I (or attorneys under my supervision) have reviewed such other records, agreements, instruments and other documents, and have made such other investigations, as we have deemed necessary for the purpose of this opinion letter. I have (i) relied as to factual matters on the representations and warranties contained in the Transaction Document, and (ii) assumed (A) the authenticity of all documents submitted to us as originals, (B) the genuineness of signatures or original documents, and the conformity to the originals of all copies submitted to us as photocopies or conformed copies, (C) the due authorization, execution and delivery of the Transaction Document by each of the parties executing such documents (other than the Company), and (D) that the Transaction Document constitutes a valid and binding agreement of the parties thereto.

Based upon the foregoing, and subject to the qualifications set forth below, it is my opinion that:

1. (a) The execution, delivery and performance by the Company of the Transaction Document and (b) the borrowings under the Transaction Document (the transactions referred to in clauses (a) and (b) are collectively referred to as the “Transactions”) do not (i) violate, conflict with, constitute or result in a breach of any of the terms or provisions of, or a default under (or an event that with notice or the lapse of time, or both, would constitute a default), (ii) result in the imposition of a lien or encumbrance on any assets or properties of the Company pursuant to, or (iii) give rise to any right to accelerate or require the prepayment or repurchase or redemption of any obligation under (A) any indenture, contract, instrument or agreement known to me, or (B) any judgment, order or decree known to me of any court or governmental agency or authority that has jurisdiction over the Company or its assets or properties, except insofar as any such violation, conflict, breach, default, lien, encumbrance or acceleration pursuant to any of such contracts would not reasonably be expected, either individually or in the aggregate, (x) to have a material adverse effect on the assets, properties, business, results or operations, condition (financial or otherwise), or business prospects of the Company, or (y) to have a material adverse effect on the rights of the Lenders under the Transaction Document.

2. To my knowledge and except as set forth in Schedule 3.09 to the Transaction Document, there is no pending or threatened action or proceeding against or affecting the Company before any court, governmental agency or arbitrator which purports to affect the legality, validity or enforceability of the Transaction Document.

My opinions herein are limited to federal laws (excluding matters of law governed and enforced by the Federal Energy Regulatory Commission and the Nuclear Regulatory Commission) and the laws of the State of Texas and is based in each case upon existing laws and regulations as of the date hereof, and I undertake no Obligation to advise you of changes that may be brought to my attention after the date hereof.

This opinion letter is being delivered solely for the benefit of the persons to whom it is addressed and to their permitted successors and assigns; accordingly, it may not be quoted, filed with any governmental authority or other regulatory agency or otherwise circulated or utilized for any purpose without my prior written consent.

Sincerely,

/s/ Gary D. Sanders
Gary D. Sanders

Schedule I

Addresses

JPMorgan Chase Bank, N.A.

as Administrative Agent and Issuing Bank

201 E. Main, 3rd Floor

El Paso, TX 79901

The Lenders party to the Credit Agreement

April 11, 2006

JPMorgan Chase Bank, N.A.,

as Administrative Agent and Issuing Bank

201 East Main, 3rd Floor

El Paso, Texas 79901

Lenders party to the Credit Agreement

Ladies and Gentlemen:

We have acted as special counsel to El Paso Electric Company, a Texas corporation (the “Company”), in connection with the execution and delivery of, and the consummation of the transactions contemplated by, the Credit Agreement dated as of the date hereof (the “Credit Agreement”), among the Company, JPMorgan Chase Bank, N.A., not in its individual capacity but solely in its capacity as trustee (the “Trustee”) of the Rio Grande Resources Trust II, the financial institutions party thereto as lenders (the “Lenders”), JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”) and as issuing bank (in such capacity, the “Issuing Bank”). This opinion letter is delivered pursuant to Section 4.02(a) of the Credit Agreement. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Credit Agreement.

We have reviewed the Credit Agreement. We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and officers of the Company and other instruments and have conducted such other investigations of fact and law as we have deemed necessary or advisable for purposes of this opinion.

Based upon the foregoing, and subject to the qualifications set forth below, it is our opinion that:

1.(a) The execution and delivery of, and the performance of its obligations under the Credit Agreement by the Company and (b) the borrowings under the Credit Agreement (the transactions referred to in clauses (a) and (b) are collectively referred to as the “Transactions”) do not contravene any United States federal (excluding matters of law governed and enforced

JPMorgan Chase Bank, N.A	April 11, 2006
Lenders party to the Credit Agreement

by the Federal Energy Regulatory Commission (the “FERC”) and the Nuclear Regulatory Commission (the “NRC”), including by the Federal Power Act and the Atomic Energy Act, as to which we express no opinion) or New York State law or regulation that is applicable to the Company or any of its assets or properties.

2. Subject to the qualification set forth below, the Credit Agreement constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

3. The execution, delivery and performance by the Company of the Credit Agreement requires no action by or in respect of, or filing with, any governmental body or official under United States federal or New York State law, in each case that in our experience is normally applicable to general business corporations in the Company’s industry in relation to transactions of the type contemplated by the Credit Agreement except such as have been obtained and made under the Securities Act of 1933, as amended.

4. The Company is not required to register as an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

5. The making of the Loans, the issuance of the Letters of Credit and the applications of the proceeds thereof pursuant to the terms of the Credit Agreement will not violate Regulation T, U or X of the Board of Governors of the Federal Reserve System.

The foregoing opinions are subject to the following qualifications:

(a) Our opinion set forth in paragraph 2 above is subject to the effects of applicable bankruptcy, insolvency, fraudulent conveyance and similar laws affecting creditors’ rights generally and equitable principles of general applicability. In addition, we express no opinion as to provisions in the Credit Agreement that purport to indemnify a party for its own gross negligence or willful misconduct.

(b) We express no opinion as to the effect (if any) of any law of any jurisdiction (except the State of New York) in which any Lender is located which may limit the rate of interest that such Lender may charge or collect.

(c) We express no opinion as to whether a United States federal court would have subject-matter or personal jurisdiction over a controversy arising under the Credit Agreement.

(d) We have assumed (A) the due authorization, execution and delivery of the Credit Agreement by each of the parties executing such documents, and (B) that the Credit Agreement constitutes a valid and binding agreement of the parties thereto (other than the Company).

We are members of the bar of the State of New York, and the foregoing opinions are limited to the federal laws of the United States of America and the laws of the State of

2

JPMorgan Chase Bank, N.A.	April 11, 2006
Lenders party to the Credit Agreement

New York. We express no opinion as to any regulatory scheme applicable to the businesses conducted by the Company and its subsidiaries. Without limiting the generality of the foregoing, we express no opinion as to any matters governed by the FERC and the NRC.

This opinion is rendered solely to you in connection with the above matter. This opinion may not be relied upon by you for any other purpose or relied upon by any other person without our prior written consent, except that any person that becomes a Lender in accordance with the provisions of the Credit Agreement may rely upon this opinion as if it were specifically addressed and delivered to such person on the date hereof.

Very truly yours,

/s/ Davis Polk & Wardwell

3

April 11, 2006

To The Addressees Listed on Schedule I Hereto:

Ladies and Gentlemen:

We have acted as counsel to JPMorgan Chase Bank, N.A., (“JPM”), in connection with the execution and delivery of, and the consummation of the transactions contemplated by, the Credit Agreement dated as of April 11, 2006, among El Paso Electric Company (“El Paso”), JPM, not in its individual capacity but solely in its capacity as trustee (the “Trustee”) of the Rio Grande Resources Trust II, the financial institutions party thereto as lenders (the “Lenders”), JPMorgan Chase Bank, N.A. as administrative agent (in such capacity, the “Administrative Agent”) for the Lenders and as issuing bank (in such capacity, the “Issuing Bank”). This opinion is given pursuant to Section 4.02(a) of the Credit Agreement. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Credit Agreement.

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the following documents (the documents listed under clauses (a) through (e) being referred to herein collectively as the “Transaction Documents”):

(a) the Trust Agreement;

(b) the Purchase Contract;

(c) the Credit Agreement;

(d) the Subsidiary Guarantee Agreement;

(e) the Assignment Agreement (including the Consents thereto);

In addition, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such records, agreements, instruments, and other documents, and have

Schedule I Addressees

April 11, 2006

made such other investigations, as we have deemed necessary for the purpose of this opinion.

Based upon the foregoing, and upon such investigation as we have deemed necessary, it is our opinion that:

1. JPM has been duly organized, is validly existing and in good standing as a banking corporation under the laws of the United States, and is a successor by mergers and name changes to Texas Commerce Bank National Association, the national banking association that was originally and duly appointed as the Trustee under the Trust Agreement.

2. JPM or the Trustee, as the case may be, has all requisite corporate power and authority, including qualification to conduct banking and trust business in the State of Texas, to execute, deliver and perform the Transaction Documents to which JPM or the Trustee is a party (the “Trust Documents”).

3. The execution, delivery and performance by JPM or the Trustee, as the case may be, of the Trust Documents have been duly authorized by JPM or the Trustee, as the case may be, and the Trust Documents have been duly and validly executed and delivered by JPM or the Trustee, as the case may be.

4. Each Trust Document constitutes a legal, valid and binding obligation of the Trustee (and, to the extent set forth in such Trust Document, of JPM), enforceable against the Trustee (and, to the extent set forth in such Trust Document, JPM), in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

5. Neither a Texas court nor a Federal court applying Texas law would permit El Paso, without the prior written consent of the Administrative Agent, to terminate the Trust Agreement or the Purchase Contract prior to the payment in full of the Trust Obligations, to the extent the Trust Agreement, Purchase Contract and Credit Agreement so provide, unless:

(a) the purposes of the Trust have been fulfilled or have become illegal or impossible to fulfill;

(b) because of circumstances not known to or anticipated by El Paso, as settlor of the Trust, termination of the Trust would further the purposes of the Trust;

(c) termination of the Trust is necessary or appropriate to achieve the tax objectives of El Paso, as settlor of the Trust and is not contrary to El Paso’s intentions as settlor of the Trust; or

Schedule I Addressees

April 11, 2006

(d) provided all beneficiaries of the Trust have consented thereto,

(i) continuance of the Trust is not necessary to achieve any material purpose of the Trust, or

(ii) an order terminating the trust is not inconsistent with a material purpose of the Trust.

We note parenthetically that an order of the type described in 5(c) above may be given retroactive effect.

6. Neither the execution and delivery by JPM or the Trustee, as the case may be, of the Trust Documents, nor the consummation of any of the transactions by JPM or the Trustee, as the case may be, contemplated thereby, requires the consent or approval of, the giving of notice to, the registration with or the taking of any other action in respect of, any Governmental Authority or agency of the United States of America governing the banking or trust powers of JPM.

7. The execution, delivery and performance by the Trustee (and, to the extent set forth in the respective Trust Documents, by JPM) of the Trust Documents are not in violation of the charter or bylaws of JPM or of any law, governmental rule or regulation of the United States of America or the State of Texas governing the banking or trust powers of JPM or, to our knowledge, of any indenture, mortgage, bank credit agreement, note or bond purchase agreement, long-term lease, license or other agreement or instrument to which JPM is a party or by which it is bound or, to our knowledge, of any judgment or order applicable to JPM or the Trustee.

8. A Texas court or a Federal court applying the choice of laws principles prevailing under the laws of the State of Texas will give effect to the provisions in the Trust Documents selecting the laws of the State of New York as the governing law thereof (except as therein provided) and will apply such laws, rather than the laws of the State of Texas, to the construction and application thereof, to the extent that the laws of the State of New York bear a reasonable relationship to the transaction and do not violate the public policy of the State of Texas.

ASSUMPTIONS

The opinions set forth above are based upon, and the opinions are subject to the accuracy, completeness and correctness of the following assumptions:

9. The Trust Documents accurately describe and contain the mutual understanding of the parties thereto, and that there are no oral or written statements or agreements that modify, amend, or vary, or purport to modify, amend, or vary, any of the terms of the Trust Documents.

Schedule I Addressees

April 11, 2006

10. All signatures on the Trust Documents are genuine, the Trust Documents submitted to us as originals are authentic, and the Trust Documents submitted to us as certified or photostatic copies conform to the original documents, and all public records reviewed are accurate and complete.

11. All blanks in the Trust Documents have been completely filled in with appropriate information.

12. Each party other than the Trustee (each, an “Other Party”) executing the Trust Documents is duly organized, validly existing and in good standing under all applicable laws, and has all requisite corporate power and authority to execute and deliver the Trust Documents and perform the applicable provisions thereof.

13. The Trust Documents have been executed and delivered by each Other Party to the Trust Documents.

14. No Other Party executing the Trust Documents is involved in any court or administrative proceeding relating to or otherwise affecting any of the transactions therein contemplated or is subject to any order, writ, injunction or decree of any court or governmental agency or commission that would prohibit the execution or delivery of the Trust Documents or the consummation of any transaction therein contemplated.

15. There is no requirement of consent, approval or authorization by any person or Governmental Authority with respect to any Other Party executing the Trust Documents and the Indenture, other than those that have been obtained.

QUALIFICATIONS

In addition to the assumptions set forth above, the opinions expressed herein are also subject to the following qualifications, none of which, in our opinion, invalidates any of the Trust Documents or renders the remedies in any of the Trust Documents inadequate for the practical realization by the Collateral Agent upon any security given, or impairs the principal benefits intended to be conferred upon the Lenders by the Trust Documents.

16. We are admitted to practice in the States of Texas and New Mexico. Except as immediately hereinafter set forth, we express no opinion as to matters relating to matters under or involving the laws of any jurisdiction other than the laws of Texas and the Federal laws of the United States of America. As to the due organization and good standing of JPM under the laws of the United States, and as to the status of JPM as a successor to Texas Commerce Bank National Association, we have relied solely upon the Secretary’s Certificate of April 11, 2006 addressing those subjects, given by Mark D. Morris, Assistant Corporate Secretary of JPMorgan Chase Bank, N.A.

Schedule I Addressees

April 11, 2006

17. The opinions expressed herein concern only the effect of laws as currently in effect. We assume no obligation to revise or supplement this opinion should such law be changed by legislative action, judicial decision, or otherwise after the date of this opinion, or if we become aware of any facts that might change the opinions expressed above after the date of this letter.

18. This opinion may be relied upon by each of you, by any successors and assigns of the Administrative Agent or the Issuing Bank, and any participant, assignee or successor in interest of any of the Lenders under the Loan Documents, but otherwise may not be relied upon by any other party without our prior consent.

Very Truly Yours,

AINSA HUTSON, LLP

By:	/s/ W. Dean Hester
W. Dean Hester Of Counsel

SCHEDULE I

Addressees

JPMORGAN CHASE BANK, N.A.,

as Administrative Agent and Issuing Bank,

201 Main, 3rd Floor

El Paso, Texas 79901

The Lenders party to the Credit Agreement.

April 11, 2006

JP Morgan Chase Bank, N.A.

As Administrative Agent and Issuing Bank

201 East Main, 3rd Floor

El Paso, TX 79901

Lenders Party to the Credit Agreement

Ladies and Gentlemen:

We have acted as special regulatory counsel to El Paso Electric Company (“EPE”) before the Federal Energy Regulatory Commission (“FERC”) and under the Federal Power Act (“FPA”), as amended, and the rules and regulations thereunder, in connection with obtaining an FPA Section 204 approval from FERC for EPE to borrow, on a revolving basis, up to a maximum of $200 million pursuant to the Senior Unsecured Credit Facility dated April 11, 2006 (“Credit Agreement”) among EPE; JP Morgan Chase Bank, N.A., not in its individual capacity, but solely in its capacity as trustee of the Rio Grande Resources Trust II (“Trustee”); the financial institutions party thereto as lenders (“Lenders”); JP Morgan Chase Bank, N.A., as administrative agent for the Lenders and as issuing bank; and JP Morgan Securities, Inc. as book manager and lead arranger. Capitalized terms used herein that are not otherwise defined herein shall have the meanings set forth in the Credit Agreement. This opinion is delivered pursuant to Section 4.02(a) of the Credit Agreement. The scope of this legal opinion is limited solely to matters arising under the FPA, as amended, and the rules and regulations thereunder.

In connection with this opinion, we have reviewed, without any independent investigation or verification of any kind, originals or copies identified to our satisfaction of (1) the Credit Agreement; (2) the Trust Agreement between Trustee (formerly Texas Commerce Bank National Association and Chase Bank of Texas National Association) and EPE, dated as of February 12, 1996 (“Trust Agreement”); (3) the Purchase Contract between the Trustee (formerly Texas Commerce Bank National Association and Chase Bank of Texas National Association) and EPE, dated as of February 12, 1996, as amended by the Amendment Agreement dated as of February 11, 1999, between El Paso and Trustee (collectively, the “Purchase Contract”); (4) the Assignment Agreement, dated as of February 12, 1996, between EPE and the Trustee (formerly Texas Commerce Bank National Association and Chase Bank of Texas National Association);

NEW YORK     WASHINGTON, D.C.     LOS ANGELES     EAST PALO ALTO     HOUSTON     AUSTIN

LONDON     WARSAW     FRANKFURT     MILAN     ROME     BEIJING

April 11, 2006

(5) the FPA Section 204 application filed with FERC in Docket No. ES06-27-000 by EPE on February 17, 2006; (6) FERC’s order issued March 17, 2006 in Docket No. ES06-27-000, El Paso Electric Company, 114 FERC ¶ 62,267 (2006), as clarified by FERC’s order issued March 24, 2006 in Docket No. ES06-27-001, El Paso Electric Company, 114 FERC ¶ 62,303 (2006) (“March 17 Order”); and (7) the request for clarification of the March 17 Order filed with FERC in Docket No. ES06-27-001 by EPE on March 22, 2006 (collectively, “Specified Documents”).

We have also relied as to factual matters, with your permission and without independent investigation or verification of any kind, on the accuracy, completeness, and genuineness of representations and warranties contained in or made pursuant to the Specified Documents, and statements of fact or representations of EPE in response to such inquiries as we have deemed necessary to render the opinions set forth below. We have further assumed, with your permission and without any independent investigation or verification of any kind, that the transactions undertaken and the obligations assumed by EPE in connection with the issuance of the Credit Agreement have been and/or will be consummated in accordance with the descriptions set forth in the Specified Documents (collectively, the “Obligations”) and that the Credit Agreement will be executed in accordance with the terms and conditions and for the purposes described in the Specified Documents. We have also assumed that the Trustee is neither a “licensee” nor a “public utility,” as those terms are defined in the FPA.

In our examination we have assumed the genuineness of all signatures, the legal capacity of natural persons, the conformity to original documents of all documents submitted to us as certified or photostatic copies, the authenticity of the originals of such copies and the accuracy and completeness of the public records of the regulatory agencies, boards and commissions on which we have relied. We have assumed that all applicable laws and regulations have been duly enacted and validly promulgated, that all regulatory agencies, boards and commissions have been duly constituted, that all public officials and all members of said agencies, boards and commissions have been duly appointed and are lawfully holding the positions to which they have been elected or appointed, and that any actions taken by them under delegated authority are undertaken pursuant to properly delegated authority.

Members of this firm are admitted to the bar of the District of Columbia. The opinions expressed herein are limited solely to the FPA, as amended, and the rules and regulations thereunder, as in effect on the date hereof.

The opinion set forth herein is a legal opinion only and does not constitute a guarantee or warranty of the matters discussed herein. The opinion set forth herein is rendered as of the date hereof. We undertake no obligation and disclaim all obligation to update or supplement this opinion or advise you of any subsequent changes or developments in any laws or facts that might affect any matters or opinions set forth herein.

Based on the foregoing, and subject to the qualifications, assumptions, limitations, and exclusions set forth herein, it is our opinion that:

April 11, 2006

A.	Except for the authorizations that have been duly obtained from FERC in the March 17 Order, filing the Report of Securities Issued as required by FERC’s regulations, 18 C.F.R. § 34.10 (2005), and the timely filing of an application to renew FERC’s authorization granted in the March 17 Order in order to extend authorization to borrow under the Credit Agreement beyond March 17, 2008, no action, consent or approval of, registration or filing with or any other action by FERC is necessary for (1) the execution, delivery and performance by EPE and the Trustee of the Loan Documents; and (2) the borrowings by EPE and the Trustee under the Credit Agreement, the request for the issuance of Letters of Credit and the use by EPE and the Trustee of the proceeds of the Loans and the Letter of Credit.

B.	The Transactions do not violate the FPA or the related rules, regulations and orders issued thereunder, in each case as presently implemented or interpreted.

This opinion letter is limited to the matters expressly set forth herein and no opinion is implied or may be inferred beyond the matters expressly stated herein. We make no representation nor express any opinion herein regarding EPE’s future compliance with its obligation pursuant to Section 34.10 of FERC’s regulations, 18 C.F.R. § 34.10.

This letter is provided to you solely for your benefit in connection with the Credit Agreement. We are not hereby assuming any professional responsibility to any other person whatsoever. Except as set forth herein, the opinion contained herein is not to be used, circulated, quoted, or referred to by you, nor may any other person or entity rely upon or otherwise use this opinion for any other purpose without prior written consent.

Very truly yours,

/s/ Dewey Ballantine LLP
Dewey Ballantine LLP

DMA/JER

April 11, 2006

El Paso Electric Company: $150,000,000 Credit Agreement

Dated as of April 11, 2006

Ladies and Gentlemen:

We have acted as special regulatory counsel to El Paso Electric Company, a Texas corporation (“El Paso”), on matters relating to (i) the Nuclear Waste Policy Act of 1982, 42 U.S.C. §§ 10101 et seq. and the Nuclear Waste Policy Amendments Act of 1987, 42 U.S.C. §§ 10172, 10172a et seq. (collectively, the “Nuclear Waste Act”), and (ii) the Atomic Energy Act of 1954, 42 U.S.C. §§ 2011, et seq. (the “Atomic Energy Act”), in connection with the execution and delivery of, and the consummation of the transactions contemplated by, the Credit Agreement dated as of April 11, 2006 (the “Credit Agreement”), among El Paso, JPMorgan Chase Bank, N.A., not in its individual capacity but solely in its capacity as trustee of the Rio Grande Resources Trust II (the “Trustee”), the financial institutions party thereto as lenders (the “Lenders”), JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”) and as issuing bank (in such capacity, the “Issuing Bank”). This opinion is given pursuant to Section 4.02(a) of the Credit Agreement. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Credit Agreement. The scope of this opinion is limited solely to matters arising under the Nuclear Waste Act and the Atomic Energy Act.

A.	DOCUMENTS AND MATTERS EXAMINED

In connection with this opinion letter, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following:

1.	The Credit Agreement;

2.	the Purchase Contract;

3.	the Trust Agreement;

4.	the Assignment Agreements, as defined in the Purchase Contract (including the consents thereto); and

ANCHORAGE• BEIJING • BELLEVUE • BOISE • CHICAGO • DENVER • HONG KONG • LOS ANGELES

MENLO PARK• OLYMPIA • PHOENIX • PORTLAND • SAN FRANCISCO • SEATTLE • WASHINGTON, D.C.

Perkins Coie LLP and Affiliates (Perkins Coie Brown & Bain P.A. in Arizona)

5. The amendments issued by the Nuclear Regulatory Commission (“NRC”) to licenses NPF-51 and NPF-74 (Palo Verde Nuclear Generating Station (“Palo Verde”) Units 2 and 3) in NRC Docket Nos. STN 50-529 and STN 50-530 at the request of El Paso and Arizona Public Service Company, the operator of Palo Verde Units 2 and 3, on December 8, 1995, as amended on January 2, 1996 (the “NRC Approvals”).

Our opinions are based solely upon a review of the documents listed in A(1) through A(5), above (the “Documents”), and, with your consent, we have reviewed no other agreements, documents, records, instruments, certificates or other statements as a basis for the opinions herein expressed.

B.	ASSUMPTIONS

For purposes of this opinion letter, we have relied, without investigation, upon the following assumptions:

1. All natural persons have sufficient legal capacity to enter into and perform the transaction contemplated by the Credit Agreement or to carry out their role in it.

2. El Paso holds the requisite title and rights to any property involved in the transaction.

3. Each party to the transaction other than the El Paso has satisfied those legal requirements applicable to it that are necessary to make the Credit Agreement enforceable against it in accordance with its terms. Underpinning this assumption is each of the following assumptions:

(a) All parties to the transaction have legal existence.

(b) The transaction and the Credit Agreement have been duly authorized by all necessary corporate or other action on the part of all parties and the Credit Agreement has been duly executed and delivered by, and are valid as to, binding upon and enforceable against, all such parties.

(c) Persons acting on behalf of parties to the transaction, including agents and fiduciaries, were duly authorized to act in that capacity.

4. Each party to the transaction has obtained all consents, approvals, licenses and authorizations and has made or given all filings and notices that are applicable to it under, and has satisfied and is otherwise in full compliance with, applicable laws (except with respect to the applicable federal laws to the extent set forth in our opinions below), to the extent necessary to make the Credit Agreement enforceable against it or to enable such party to consummate the transactions contemplated thereby and perform its obligations thereunder.

2

5. Each document submitted to us for review is accurate and complete, each such document that is an original is authentic, each such document that is a copy conforms to an authentic original, and all signatures on each such document are genuine.

6. Each public authority document reviewed by us for the purpose of rendering this opinion letter is accurate, complete and authentic, and all official public records (including their proper indexing and filing) are accurate and complete.

7. There has been no mutual mistake of fact or misunderstanding, fraud, duress or undue influence with respect to, or affecting any of, the parties to the transaction.

8. The conduct of the parties to the transaction has complied with any requirement of good faith, fair dealing and conscionability.

9. The party to whom this opinion letter is directed and any agent acting for it in connection with the transaction have acted in good faith and without notice of any defense against the enforceability of any rights created by, or adverse claim to any property or security interest transferred or created as a part of, the transaction.

10. There are no agreements or understandings among the parties, written or oral, and there is no usage of trade or course of prior dealing among the parties that would, in either case, define, supplement or qualify the terms of the Documents.

11. All statutes, judicial and administrative decisions, and rules and regulations of governmental agencies, constituting the law examined by us, are generally available (i.e., in terms of access and distribution following publication or other release) to lawyers practicing in such jurisdiction, and are in a format that makes legal research reasonably feasible.

12. The constitutionality or validity of the relevant statute, rule, regulation or agency action is not in issue unless a reported decision in the opining jurisdiction has specifically addressed but not resolved, or has established, its unconstitutionality or invalidity.

13. Other agreements and court orders will be enforced as written.

14. El Paso will not in the future take any discretionary action (including a decision not to act) permitted under the Documents that would result in the violation of law or constitute a breach or default under any other agreement or court order.

15. El Paso will obtain all permits and governmental approvals required in the future, and will take all actions similarly required, relevant to subsequent consummation of the transaction or performance of the Credit Agreement.

16. All parties to the transaction will act in accordance with, and will refrain from taking any action that is forbidden by, the terms and conditions of the Documents.

3

In addition, we have assumed, without investigation and with your consent, upon the following assumptions:

17. No party to this transaction is owned, controlled, or dominated by an alien, a foreign corporation, or a foreign government.

18. El Paso does not receive, possess or use any source material, byproducts material or special nuclear materials, as those terms are defined in the Atomic Energy Act.

C.	OPINIONS

Based upon the foregoing examinations and assumptions and subject to the disclaimers and exclusions stated below, we are of the opinion that:

1. Except for the NRC Approvals and the general NRC consent contained in 10 C.F.R. § 50.81 (2006), no authorization approval or other action by, prior notice to or prior filing or registration with the NRC is required for (i) the due execution, delivery, and performance by El Paso and the Trustee of the Credit Agreement, (ii) the borrowings by El Paso and the Trustee under the Credit Agreement (the transactions referred to in clauses (i) and (ii) are collectively referred to as the “Transactions”), and (iii) the utilization by the Lenders of the NRC “consent” contained in 10 C.F.R. § 50.81(a) (2006), “to the creation of any mortgage, pledge, or other lien upon any leasehold or other interest in such facility;” provided, however, that the rights of any such Lender may be exercised only in compliance with, and subject to, the Atomic Energy Act and applicable NRC regulations, including but not limited to 10 C.F.R. § 50.81 (2006).

2. The Transactions and the participation by the Lenders in the Transactions pursuant to the Atomic Energy Act and applicable NRC regulations do not violate the Atomic Energy Act or the related rules, regulations and orders issued thereunder; provided, however, that the rights of the Lenders may be exercised only in compliance with, and subject to, the Atomic Energy Act and applicable NRC regulations, including but not limited to 10 C.F.R. § 50.81 (2004).

3. The Transactions and the participation by the Lenders in the Transactions pursuant to the Nuclear Waste Act and applicable NRC regulations do not violate the Nuclear Waste Act or the related rules, regulations and orders issued thereunder; provided, however, that the rights of the Lenders may be exercised only in compliance with, and subject to, the Nuclear Waste Act and applicable NRC regulations.

D.	DISCLAIMERS AND EXCLUSIONS

The opinions expressed herein are limited solely to the Nuclear Waste Act and the Atomic Energy Act. We have not reviewed, nor are our opinions in any way predicated upon an examination of, any other laws, and we expressly disclaim responsibility for advising you as to the effect, if any, that any other laws may have upon the opinions set forth herein. Furthermore,

4

we express no opinion as to matters that may be affected by pending or proposed federal, state or local legislation, even though such legislation, if subsequently enacted, might affect the opinions expressed herein.

The opinions set forth herein are as of the date hereof, and we disclaim any undertaking or obligation to update these opinions for events and circumstances occurring after the date hereof or as to facts relating to prior events that are subsequently brought to our attention.

This opinion letter is rendered only to you and is solely for your benefit in connection with the Credit Agreement. This opinion letter may not be used or relied upon for any other purpose or by any other person without our prior written consent.

Very truly yours,

/s/ PERKINS COIE BROWN & BAIN P.A.
PERKINS COIE BROWN & BAIN P.A.

JPMorgan Chase Bank, N.A.

as Administrative Agent

and Issuing Bank

201 East Main, Third Floor

El Paso, Texas 79901

The Lenders party to the Credit Agreement

5

April 11, 2006

El Paso Electric Company: $150,000,000 Credit Agreement

dated as of April 11, 2006

Ladies and Gentlemen:

We have acted as special regulatory counsel in the State of Arizona (the “State”) to El Paso Electric Company, a Texas corporation (“El Paso”), in connection with the execution and delivery of, and the consummation of the transactions contemplated by, (a) the Credit Agreement dated as of April 11, 2006 (the “Credit Agreement”), among El Paso, JPMorgan Chase Bank, N.A., not in its individual capacity but solely in its capacity as trustee of the Rio Grande Resources Trust II (the “Trustee”), the financial institutions party thereto as lenders (the “Lenders”), JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”) and as issuing bank (in such capacity, the “Issuing Bank”). This opinion is given pursuant to Section 4.02(a) of the Credit Agreement. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Credit Agreement.

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the following documents (the documents listed under clauses (a) through (d) being referred to herein collectively as the “Documents”):

(a) the Credit Agreement;

(b) the Purchase Contract;

(c) the Trust Agreement; and

(d) the Assignment Agreements, as defined in the Purchase Contract (including the consents thereto).

We have held conversations with and obtained representations from various persons within and outside El Paso, and we have relied upon statements or representations of officials of El Paso (including, without limitation, the Officer’s Certificate attached as Exhibit A annexed hereto), and of public officials and others. When in this letter the phrase “to the best of our knowledge” occurs, or we indicate that information is supplied “to the best of our knowledge” we

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Perkins Coie LLP and Affiliates (Perkins Coie Brown & Bain P.A. in Arizona)

mean that, (a) except where specifically stated, such opinion is given, to the best of our knowledge, information and belief, after review of the files in our offices, review of the Documents, and inquiries of and conversations with one or more officers of El Paso and public officials as indicated herein, or (b) a government official, an official of El Paso or another responsible person believed by us to be appropriate has represented such information to be true.

We have also relied solely on representations to us from El Paso that Exhibit A, Schedule 1 annexed hereto lists all Arizona actions, suits or proceedings at law or in equity or before any Arizona Governmental Authority now pending or threatened in Arizona against El Paso or the Subsidiaries or any business, property or rights of El Paso or the Subsidiaries.

While we have no reason to believe that any of the information upon which we have relied in expressing any of the opinions set forth herein is inaccurate or incomplete, we have not independently verified the accuracy or completeness of any such information. In each instance in which reference is made to any factual matter known to or within the knowledge or information of this firm, we wish to advise that no special investigation of the relevant facts or circumstances has been made.

We have investigated such matters of law as we deemed necessary for the purpose of rendering the opinions expressed herein.

In each instance in this opinion in which we state that we have made certain assumptions, we wish to advise that we have no knowledge of any inaccuracy of any such assumption, but we do not express an opinion with respect to the matters so assumed.

OPINIONS

Based upon the foregoing, and subject to the Qualifications and Assumptions set forth below, we are of the opinion that as of the date hereof:

1.(a) The execution, delivery and performance by El Paso or by the Trustee of each of the Documents, in accordance with their respective terms, and (b) the borrowings under the Credit Agreement (the transactions referred to in clauses (a) and (b) are collectively referred to as the “Transactions”) will not result in a violation by El Paso of (i) any provision of the Arizona Public Utility Act or the related rules, regulations and published interpretations thereunder (collectively, the “Act”) or (ii) any order of any Governmental Authority of the State issued under the Act.

2. No action, consent or approval of, registration or prior filing with or any other action by any Governmental Authority pursuant to the Act or pursuant to other statutes of the State applicable to El Paso as a result of the fact that it is an electric public utility, is or will be required of El Paso in connection with the consummation of the Transactions, except those that (i) have been made or obtained, (ii) are in full force and effect and (iii) have not been withdrawn.

2

3. To the best of our knowledge, and except as set forth on Exhibit A, Schedule 1, there are no Arizona actions, suits or proceedings at law or in equity or by or before any Arizona Governmental Authority now pending or threatened against or affecting El Paso or the Subsidiaries or any business, property or rights of any such person that have a reasonable likelihood of restraining or preventing the closing of the Transactions on their presently contemplated terms.

ASSUMPTIONS

The opinions set forth above are based upon, and the opinions are subject to the accuracy, completeness and correctness of the following assumptions:

1. The Documents as executed and delivered do not vary in any material respect from the drafts of those documents reviewed by us.

2. The schedules and exhibits to the Credit Agreement that were not reviewed by us do not affect, alter or amend materially the terms of the Credit Agreement reviewed by us.

3. All signatures on the Documents are genuine, the Documents submitted to us as originals are authentic, and the Documents submitted to us as certified or photostatic copies conform to the original documents, and all public records reviewed are accurate and complete.

4. Each party executing the Documents is duly organized, validly existing and in good standing under all applicable laws, and has all requisite corporate power and authority to execute and deliver the Documents and perform the applicable provisions thereof.

5. The Documents have been duly authorized, executed and delivered by each party executing the Documents.

6. The Documents are legal, valid, binding and enforceable in accordance with their respective terms as to each party other than El Paso and the Trustee (each, an “Other Party”) executing them (and thus the Documents have mutuality of binding effect).

7. No Other Party executing the Documents is involved in any court or administrative proceeding relating to or otherwise affecting the Transactions or subject to any order, writ, injunction or decree of any court or governmental agency or commission that would prohibit the execution or delivery of the Documents or the consummation of any transaction therein contemplated.

8. There is no requirement of consent, approval or authorization by any person or Governmental Authority with respect to any Other Party executing the Documents other than as has been obtained. However, we disclaim any knowledge of what has been obtained.

3

QUALIFICATIONS

In addition to the assumptions set forth above, the opinions expressed herein are also subject to the following qualifications:

1. We are admitted to practice in the State. We express no opinion as to the laws of any jurisdiction other than the laws of the State of Arizona. We express no opinion as to any securities laws of the State of Arizona, including the Arizona Securities Act and any laws, rules, or regulations thereunder.

2. Our opinion in paragraph numbered 1 above is based on our consideration of such laws, rules and regulations as we believe (based on our experience with similar transactions) should he applicable to the Transactions contemplated by the Documents, but without our having made any special investigation concerning any law, rule or regulation other than those specifically referred to in such paragraph.

We express no opinion as to matters under or involving the laws of any jurisdiction other than the State and its political subdivisions. This opinion letter speaks as of the date hereof, and we disclaim any obligation to withdraw, reissue, or supplement the opinions expressed herein as a result of any subsequent change to relevant facts or applicable law.

This opinion may be relied upon by each of you, by any successors and assigns of the Administrative Agent, the Issuing Bank, and any participant, assignee or successor to interests of the Lenders under the Documents, but otherwise may not be relied upon by any other party without our prior consent.

Very truly yours,

/s/ PERKINS COIE BROWN & BAIN P.A.
PERKINS COIE BROWN & BAIN P.A.

JPMorgan Chase Bank, N.A.

as Administrative Agent

and Issuing Bank

201 East Main, Third Floor

El Paso, Texas 79901

The Lenders party to the Credit Agreement

4

Exhibit A

Officer’s Certificate

For the express purpose of inducing Perkins Coie Brown & Bain P.A. to render the opinions of special Arizona regulatory counsel to El Paso Electric Company (“El Paso”) required to be delivered to various parties in connection with the execution and delivery of, and the consummation of the transactions contemplated by, the Credit Agreement dated as of April 11, 2006 (the “Credit Agreement”), El Paso hereby represents and warrants to Perkins Coie Brown & Bain P.A. as follows (with capitalized terms not defined herein having the meanings assigned such terms in the Credit Agreement):

1. There are no other documents, agreements or understandings, written or oral, between the parties or others which would expand, be inconsistent with or otherwise modify the obligations of the parties under the Credit Agreement or the other documents to be executed by El Paso in connection therewith or the opinions expressed by Perkins Coie Brown & Bain P.A.

2. The execution, delivery and performance of the Credit Agreement and the other documents to be executed by El Paso will not conflict with or result in a violation of any judgment, order or decree of any court or governmental agency to which El Paso is a party or by which El Paso or its property is bound.

3. El Paso’s ownership of properties located in the State of Arizona is limited to the following: (a) an undivided interest as a tenant-in-common in the Palo Verde Nuclear Generating Station and equitable or contractual interests in other related properties, and (b) certain undivided interests in transmission facilities, easements, and rights-of-way located and operated in Maricopa, Greenlee, Apache and Gila Counties and a leasehold interest in a commercial office building located in Maricopa County.

4. El Paso presently does not (and has no existing plans to) directly or indirectly (a) hold itself out as being engaged in the business of supplying electricity or any other utility service to the public in the State of Arizona or (b) engage in any activities in Arizona as a public service corporation.

5. El Paso does not conduct any operations or other activities in Arizona (other than interchange and wholesale transactions with other utilities).

6. All representations and warranties made by El Paso in the Credit Agreement and the other documents to be executed and delivered by El Paso in connection with the Credit Agreement are true and accurate in all respects.

7. El Paso has complied with all covenants and conditions precedent to the creation or performance of its obligation under the Credit Agreement and other related documents.

8. El Paso has taken all necessary corporate action and fulfilled all conditions precedent for the due authorization, execution and delivery of the Credit Agreement and related documents.

9. Except as set forth in Schedule 1 hereto, there are no Arizona actions, suits or proceedings at law or in equity or by or before any Arizona Governmental Authority now pending or threatened against or affecting El Paso or the Subsidiaries.

Effective as of April        , 2006.

EL PASO ELECTRIC COMPANY, a Texas corporation

By:

Its:

2

Schedule 1

Actions, Suits or Proceedings

None

Officer’s Certificate

For the express purpose of inducing Perkins Coie Brown & Bain P.A. to render the opinions of special Arizona regulatory counsel to El Paso Electric Company (“El Paso”) required to be delivered to various parties in connection with the execution and delivery of, and the consummation of the transactions contemplated by, the Credit Agreement dated as of April 11, 2006 (the “Credit Agreement”), El Paso hereby represents and warrants to Perkins Coie Brown & Bain P.A. as follows (with capitalized terms not defined herein having the meanings assigned such terms in the Credit Agreement):

1. There are no other documents, agreements or understandings, written or oral, between the parties or others which would expand, be inconsistent with or otherwise modify the obligations of the parties under the Credit Agreement or the other documents to be executed by El Paso in connection therewith or the opinions expressed by Perkins Coie Brown & Bain P.A.

2. The execution, delivery and performance of the Credit Agreement and the other documents to be executed by El Paso will not conflict with or result in a violation of any judgment, order or decree of any court or governmental agency to which El Paso is a party or by which El Paso or its property is bound.

3. El Paso’s ownership of properties located in the State of Arizona is limited to the following: (a) an undivided interest as a tenant-in-common in the Palo Verde Nuclear Generating Station and equitable or contractual interests in other related properties, and (b) certain undivided interests in transmission facilities, easements, and rights-of-way located and operated in Maricopa, Greenlee, Apache and Gila Counties and a leasehold interest in a commercial office building located in Maricopa County.

4. El Paso presently does not (and has no existing plans to) directly or indirectly (a) hold itself out as being engaged in the business of supplying electricity or any other utility service to the public in the State of Arizona or (b) engage in any activities in Arizona as a public service corporation.

5. El Paso does not conduct any operations or other activities in Arizona (other than interchange and wholesale transactions with other utilities).

6. All representations and warranties made by El Paso in the Credit Agreement and the other documents to be executed and delivered by El Paso in connection with the Credit Agreement are true and accurate in all respects.

7. El Paso has complied with all covenants and conditions precedent to the creation or performance of its obligation under the Credit Agreement and other related documents.

8. El Paso has taken all necessary corporate action and fulfilled all conditions precedent for the due authorization, execution and delivery of the Credit Agreement and related documents.

9. There are no Arizona actions, suits or proceedings at law or in equity or by or before any Arizona Governmental Authority now pending or threatened against or affecting El Paso or the Subsidiaries.

Effective as of April 11, 2006.

EL PASO ELECTRIC COMPANY, a Texas corporation

By:	/s/ Steven P. Busser
Name:	Steven P. Busser
Title:	Vice President, Regulatory Affairs and Treasurer

April 11, 2006

JPMorgan Chase Bank, N.A.,

as Administrative Agent and Issuing Bank

201 E. Main, 3rd Floor

El Paso, TX 79901

Lenders party to the Credit Agreement

Re:	$150,000,000 Credit Agreement dated as of April 11, 2006

Ladies and Gentlemen:

We have acted as special counsel in the State of New Mexico to El Paso Electric Company, a Texas corporation (“El Paso” or the “Company”), in connection with the execution and delivery of, and the consummation of the transactions contemplated by, (a) the Credit Agreement dated as of April 11, 2006 (the “Credit Agreement”), among El Paso, JPMorgan Chase Bank, N.A., not in its individual capacity but solely in its capacity as trustee (the “Trustee”) of the Rio Grande Resources Trust II, the financial institutions party thereto as lenders (the “Lenders”) and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”), as collateral agent (in such capacity, the “Collateral Agent”) and as issuing bank (in such capacity, the “Issuing Bank”). This opinion is provided pursuant to Section 4.02(a) of the Credit Agreement. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Credit Agreement.

In connection with this opinion, we have examined originals or copies certified or identified to our satisfaction, of the Credit Agreement and the following documents (the Credit Agreements and documents listed under clauses (a) through (d) being referred to herein collectively as the “Documents”).

(a)	the Credit Agreement;

(b)	the Purchase Contract;

(c)	the Trust Agreement; and

April 11, 2006

JPMorgan Chase Bank, N.A.

Credit Agreement of

El Paso Electric Company

(d)	the Assignment Agreements, as defined in the Purchase Contract (including the consents thereto);

In addition, we have examined originals or copies certified or identified to our satisfaction of such other records, agreements, instruments and documents as we deemed necessary in connection with rendering this opinion. We have investigated such matters of law as we deemed necessary for the purpose of rendering the opinions expressed herein.

We have held conversations with and obtained representations from various persons within El Paso, and we have relied upon representations of officials of El Paso (including, without limitation, the Officer’s Certificate attached as Exhibit A hereto). In each instance in this opinion where we have relied upon representations of El Paso, we do not know of any inaccuracy but do not express an opinion as to such matters.

OPINIONS

Based upon the foregoing, and subject to the qualifications and assumptions set forth below, we are of the opinion that as of the date hereof:

1.	Based on the representations made by El Paso and our examination of the Documents, (a) the execution, delivery and consummation by El Paso or by the Trustee of each of the Documents, in accordance with their respective terms, and (b) the borrowings under the Credit Agreement will not result in a violation by El Paso of (i) any provision of the New Mexico Public Utility Act or the related rules, regulations and published interpretations thereunder (collectively, the “Act”) or (ii) any order of any Governmental Authority of the State issued under the Act.

2.	No action, consent or approval of, registration or prior filing with or any other action by any Governmental Authority pursuant to the Act or pursuant to other statutes of the State of New Mexico applicable to the Company as a result of the fact that it is an electric public utility, is or will be required of El Paso in connection with the consummation of the Transactions, except those that (i) have been made or obtained, (ii) are in full force and effect and (iii) have not been withdrawn.

April 11, 2006

JPMorgan Chase Bank, N.A.

Credit Agreement of

El Paso Electric Company

3.	To our knowledge, and based upon the representations of El Paso, there are no actions, suits or proceedings at law or in equity or by or before any Governmental Authority now pending or threatened against or affecting El Paso or the Subsidiaries or any business, property or rights of any such person that have a reasonable likelihood of restraining or preventing the closing of the Transactions on their presently contemplated terms.

ASSUMPTIONS

The opinions set forth above are based upon, and these opinions are subject to the accuracy, completeness and correctness of the following assumptions:

A.	That the Documents as executed and delivered do not vary in any material respect from the drafts of those documents reviewed by us and that the Documents have been duly authorized, executed and delivered by each party executing the Documents.

B.	That any schedules and exhibits to the Credit Agreement that were not reviewed by us do not affect, alter or amend materially the terms of the Credit Agreement.

C.	That (i) signatures on all documents reviewed by us are genuine, (ii) all photostatic copies of documents that we have reviewed conform to the original documents and that all documents reviewed by us are authentic, (iii) all public records reviewed by us are accurate and complete, and (iv) all natural persons have legal capacity.

D.	That each party executing the Documents is duly organized, validly existing and in good standing under all applicable laws, and has all requisite corporate power and authority to execute and deliver the Documents and perform the applicable provisions thereof.

E.	That the Documents are legal, valid, binding and enforceable in accordance with their respective terms as to each party other than El Paso and the Trustee executing them, and that the Documents therefore have mutuality of binding effect.

F.

That no other party executing the Documents is involved in any court or administrative proceeding relating to or otherwise affecting the transactions contemplated by the Documents or subject to any order, writ, injunctions or decree of any court or Governmental Authority that would prohibit the execution or delivery of the Documents or the consummation of any

April 11, 2006

JPMorgan Chase Bank, N.A.

Credit Agreement of

El Paso Electric Company

transaction contemplated therein.

G.	That each party other than El Paso and the Trustee has obtained all consents, approvals and authorizations by any person or Governmental Authority necessary for execution and delivery of the Documents and the consummation of any transaction contemplated therein; however, we disclaim any knowledge of what has been obtained or is necessary to be obtained by such parties.

QUALIFICATIONS

In addition to the assumptions set forth above, the opinions expressed herein are also subject to the following qualifications:

A.	We are admitted to practice in the State of New Mexico and are members of the State Bar of New Mexico and the opinions expressed above are limited in all respects to the laws of the State of New Mexico. We express no opinion as to any securities laws of the State of New Mexico. We have considered such laws, rules and regulations as we believe should be applicable to the transactions contemplated by the Documents, but without our having made any special investigation concerning any law, rule or regulation other than those specifically referenced in the opinion paragraph numbered 1 above.

B.	As to factual matters material to this opinion, we have relied solely upon representations made by El Paso. While we have no reason to believe that any of the information presented in this letter, or upon which we have relied in expressing any of the opinions set forth herein, is inaccurate or incomplete, we have not independently verified the accuracy or completeness of any such information. In each instance in which reference is made to any factual matter known to or within the knowledge or information of this Firm, we wish to advise that no special investigation of the relevant facts or circumstances has been made. In each instance in this opinion in which we state that we have made certain assumptions, we wish to advise that we have no knowledge of any inaccuracy of any such assumption, but we do not express an opinion with respect to the matters so assumed.

C.	Any opinion or statement herein which is expressed to be “to our knowledge,” “of which we have knowledge” or as otherwise qualified by words of like import means that the lawyers currently practicing law with our firm, who have had an active involvement in the representation of El Paso, have no current conscious awareness of any facts or information contrary to such opinion or statement, but we have undertaken no independent investigation with respect to anyone’s awareness of such facts or information.

April 11, 2006

JPMorgan Chase Bank, N.A.

Credit Agreement of

El Paso Electric Company

D.	We express no opinion as to the laws of any jurisdiction other than the laws of the State of New Mexico. In every instance where the laws of another jurisdiction might normally control the issue, we have nonetheless expressed our opinion based upon the unqualified assumption that the laws (including the principles of conflict of laws) of such other jurisdiction is identical in all respects to the laws (excluding the principles of conflict of laws) of the State of New Mexico. The opinions expressed above concern only the effect of laws as currently in effect.

We are furnishing this opinion to you solely for your use in connection with the opinion of counsel required to be delivered pursuant to section 4.02(a) of the Credit Agreement. This opinion is limited to the matters stated herein and no opinions may be inferred or implied beyond the matters expressly stated herein. This opinion speaks as of the date hereof, and we disclaim any obligation to withdraw, reissue, or supplement the opinions expressed herein as a result of any subsequent change to relevant facts or applicable law.

This opinion may be relied upon by you and El Paso, by any successors and assigns of the Administrative Agent, the Issuing Bank, and any participant, assignee or successor to interests of the Lenders under the Documents, but otherwise may not be relied upon by any other party without our prior consent. This opinion is considered to be a confidential communication, which may not otherwise be used, reproduced, distributed, quoted, filed with any governmental or regulatory authority or disclosed to anyone other than those listed without our prior written consent.

Very truly yours,

/s/ Law Offices of Randall W. Childress, P. C.

LAW OFFICES OF RANDALL W. CHILDRESS, P.C.

April 11, 2006

To:	The Addressees Listed on Schedule I Hereto

Ladies and Gentlemen:

We have acted as special regulatory counsel in the State of Texas (the “State”) to El Paso Electric Company, a Texas corporation (“El Paso”), in connection with the execution and delivery of, and the consummation of the transactions contemplated by, the Credit Agreement dated as of April 11, 2006 (the “Credit Agreement”), among El Paso, JP Morgan Chase Bank, N.A., not in its individual capacity but solely in its capacity as trustee (the “Trustee”) of the Rio Grande Resources Trust II, the Lenders party thereto (the “Lenders”), and JP Morgan Chase Bank, N.A., as Administrative Agent and Issuing Bank. This opinion is given pursuant to Section 4.02(a)(iv) of the Credit Agreement. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Credit Agreement.

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the following documents (the documents listed under clauses (a) through (d) being referred to herein collectively as the “Documents”):

(a)	the Credit Agreement;

(b)	the Purchase Contract;

(c)	the Trust Agreement; and

(d)	the Assignment Agreements, as defined in the Purchase Contract (including the consents thereto).

In addition, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such records, agreements, instruments, and other documents, and have made such other investigations, as we have deemed necessary for the purpose of this opinion.

Based upon the foregoing, and upon such additional investigation as we have deemed necessary, it is our opinion that:

1. (a) The execution, delivery, and performance by El Paso or by the Trustee of each of the Documents in accordance with their respective terms and (b) the borrowings under the Credit Agreement (the transactions referred to in clauses (a) and (b) are collectively referred to as the “Transactions”) will not result in a violation by El Paso of (x) any provisions of the Texas Public Utility Regulatory Act or the related rules, regulations, and published interpretations thereunder (collectively, “PURA”) or (y) any order of any Governmental Authority of the State issued under PURA.

April 11, 2006

2. No action, consent, or approval of, registration or prior filings with, or any other action by any Governmental Authority pursuant to PURA or pursuant to other statutes of the State applicable to El Paso as a result of the fact that it is an electric public utility is or will be required of El Paso in connection with the consummation of the Transactions, except those that (a) have been made or obtained, (b) are in full force and effect, and (c) have not been withdrawn.

3. To our knowledge there are no actions, suits, or proceedings at law or in equity or by or before any Governmental Authority now pending or threatened against or affecting El Paso or the Subsidiaries or any business, property, or rights of any such person that have a reasonable likelihood of restraining or preventing the closing of the Transactions on their presently contemplated terms.

Our opinions expressed in paragraphs 1 and 2 above are limited insofar as future compliance by El Paso or the Trustee under (a) PURA, (b) other statutes of the State applicable to El Paso as a result of the fact that it is an electric public utility, or (c) any order of a Governmental Authority issued under PURA may require El Paso to file reports with, or obtain the approval of, the Public Utility Commission of Texas, or other Governmental Authority of the State, from time to time in connection with the future performance of its obligations under the Documents and the Transactions.

Our opinion expressed in paragraph 3 above is limited to our knowledge. For this purpose, the phrase “to our knowledge” means the conscious awareness, on the date hereof, of facts by those attorneys in our firm who have primary responsibility for matters in which we are engaged to provide legal services to El Paso.

We are admitted to practice in the State. We express no opinion as to matters under or involving the laws of any jurisdiction other than the State and its political subdivisions. This opinion letter speaks as of the date hereof, and we disclaim any obligation to withdraw, reissue, or supplement the opinions expressed herein as a result of any subsequent change to relevant facts or applicable law.

This opinion may be relied upon by each of you, by any successors and assigns of the Administrative Agent or the Issuing Bank, and by any participant, assignee, or successor to interest of the Lenders under the Documents but otherwise may not be relied upon by any other party without our prior consent.

Very truly yours,

/s/ Clark, Thomas & Winters, a professional corporation

April 11, 2006

SCHEDULE I

Addressees

JPMorgan Chase Bank, N.A.,

as Administrative Agent and Issuing Bank

201 E. Main, 3rd Floor

El Paso, Texas 79901

The Lenders party to the Credit Agreement

SECRETARY’S CERTIFICATE

The undersigned, Guillermo Silva, Jr., does hereby certify that he is the Secretary of El Paso Electric Company, a Texas corporation (the “Company”), and on behalf of the Company that:

1.	Attached hereto as Exhibit A is a true and complete certified copy of the Amended and Restated Articles of Incorporation of the Company and a Statement of Resolution Establishing a Series of Preferred Stock, each filed with the Texas Secretary of State on February 9, 1996, and effective as of February 12, 1996, and a Change of Registered Office and/or Agent, filed with the Texas Secretary of State on October 3, 2005. Such Amended and Restated Articles of Incorporation are in full force and effect and other than pursuant to the Statement of Resolution and Change of Registered Office and/or Agent have not, as of the date hereof, been further modified or amended in any respect.

2.	Attached hereto as Exhibit B is a true and complete copy of the Bylaws of the Company. Such Bylaws, which were adopted on February 6, 1996 and became effective as of February 12, 1996, have not been modified, rescinded or amended and are in full force and effect as of the date hereof.

3.	Attached hereto as Exhibit C is a true and complete copy of the resolutions duly adopted by the Executive Committee of the Board of Directors of the Company at a meeting duly held on January 10, 2006 authorizing the execution, delivery and performance of the Credit Agreement (as hereinafter defined) and borrowings thereunder. Such resolutions have not been modified, rescinded or amended and are in full force and effect as of the date hereof.

4.	The Trust Agreement has not been modified, rescinded or amended and remains in full force and effect as of the date hereof.

5.	Capitalized terms used in this certificate and not defined herein have the meanings set forth in the Credit Agreement dated as of April 11, 2006 (the “Credit Agreement”) among the Company, JPMorgan Chase Bank, N.A., not in its individual capacity but solely in its capacity as Trustee (the “Trustee”), the financial institutions party thereto as lenders (the “Lenders”), and JPMorgan Chase Bank, N.A., as Administrative Agent and as Issuing Bank.

6.	The persons listed below have been duly elected to and now hold the offices of the Company set forth below their respective names and are currently serving in such capacities, and the signature of each person set forth opposite his name is his true and genuine signature:

Name and Office		Signature

Scott D. Wilson Executive Vice President and Chief Financial and Administrative Officer	By:	/s/ Scott D. Wilson

Steven P. Busser Vice President, Regulatory Affairs and Treasurer	By:	/s/ Steven P. Busser

Gary D. Sanders General Counsel	By:	/s/ Gary D. Sanders

Guillermo Silva, Jr. Corporate Secretary	By:	/s/ Guillermo Silva, Jr.

IN WITNESS WHEREOF, I have executed this certificate as of April 11, 2006.

/s/ Guillermo Silva, Jr.
Name: Guillermo Silva, Jr.
Title: Corporate Secretary

I, Gary D. Sanders, General Counsel of the Company, do hereby certify that Guillermo Silva, Jr. is the duly elected, qualified and acting Secretary of the Company, and that the signature of Guillermo Silva, Jr. set forth above is his true and genuine signature.

IN WITNESS WHEREOF, I have executed this certificate as of April 11, 2006.

/s/ Gary D. Sanders
Name: Gary D. Sanders
Title: General Counsel

Certificate of Account Status – Letter of Good Standing	Page 1 of 1

March 22, 2006

CERTIFICATE OF ACCOUNT STATUS

THE STATE OF TEXAS

COUNTY OF TRAVIS

I, Carole Keeton Strayhorn, Comptroller of Public Accounts of the State of Texas, DO HEREBY CERTIFY that according to the records of this office.

EL PASO ELECTRIC COMPANY

is, as of this date, in good standing with this office having no franchise tax reports or payments due at this time. This certificate is valid through the date that the next franchise tax report will be due May 15, 2006.

This certificate does not make a representation as to the status of the corporation’s Certificate of Authority, if any, with the Texas Secretary of State.

This certificate is valid for the purpose of conversion when the converted entity is subject to franchise tax as required by law. This certificate is not valid for any the purpose of dissolution, merger, or withdrawal.

GIVEN UNDER MY HAND AND

SEAL OF OFFICE in the City of

Austin, this 22nd day of

March 2006 A.D.

Carole Keeton Strayhorn

Texas Comptroller

Taxpayer number: 17406078703

File number: 0001073400

Form 05-304 (Rev. 02-03/14)

STATE OF ARIZONA

Office of the
CORPORATION COMMISSION

CERTIFICATE OF GOOD STANDING

To all to whom these presents shall come, greeting:

I, Brian C. McNeil, Executive Director of the Arizona Corporation Commission, do hereby certify that

******EL PASO ELECTRIC COMPANY******

a foreign corporation organized under the laws of Texas did obtain authority to transact business in the State of Arizona on the 22nd day of October 1973.

I further certify that according to the records of the Arizona Corporation Commission, as of the date set forth hereunder. the said corporation has not had its authority revoked for failure to comply with the provisions of the Arizona Business Corporation Act; and that its most recent Annual Report, subject to the provisions of A.R.S. sections 10-122, 10-123, 10-125 & 10-1622, has been delivered to the Arizona Corporation Commission for filing; and that the said corporation has not filed an Application for Withdrawal as of the date of this certificate.

This certificate relates only to the legal authority of the above named entity as of the date issued. This certificate is not to be construed as an endorsement, recommendation, or notice of approval of the entity's condition or business activities and practices.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the official seal of the Arizona Corporation Commission. Done at Phoenix, the Capital, this 23rd Day of March, 2006, A. D.

Executive Director

Order Number: 56060

OFFICE OF THE

PUBLIC REGULATION COMMISSION

CERTIFICATE OF GOOD STANDING AND COMPLIANCE

IT IS HEREBY CERTIFIED THAT:

EL PASO ELECTRIC COMPANY

0122507

a corporation organized under the laws of

TEXAS

is duly authorized to transact business in New Mexico, as a Foreign Profit corporation, under the

BUSINESS CORPORATION ACT

(53-17-1 to 53-17-20 NMSA 1978)

having filed its application on FEBRUARY 25, 1925

Certificate of Authority issued as of said date.

IT IS FURTHER CERTIFIED that fees due the Public Regulation Commission, which have been assessed against the aforesaid corporations, have been paid to date and aforesaid corporation is in corporate good standing & duly authorized to transact business as its corporate existence has not been revoked in New Mexico. This certificate is not to be construed as an endorsement, recommendation, or approval of the corporation’s financial condition or business activities and practices. This certificate of Good Standing and Compliance expires on MARCH 15, 2008

DATED: MARCH 23, 2006

In testimony whereof, the Public Regulation of the State of New Mexico has caused this certificate to be signed by its Chairman and the seal of said Commission to affixed at the City of Santa Fe.

Chairman

Bureau Chief

Corporations Section P.O. Box 13697 Austin, Texas 78711-3697	Roger Williams Secretary of State

Office of the Secretary of State

The undersigned, as Secretary of State of Texas, does hereby certify that the document, Articles of Incorporation for EL PASO ELECTRIC COMPANY (filing number: 1073400), a Domestic For-Profit Corporation, was filed in this office on August 30, 1901.

It is further certified that the entity status in Texas is in existence.

In testimony whereof, I have hereunto signed my name officially and caused to be impressed hereon the Seal of State at my office in Austin, Texas on March 23, 2006.

Roger Williams
Secretary of State

Phone: (512) 463-5555	Come visit us on the internet at http://www.sos.state.tx.us/	TTY: 7-1-1
Prepared by: SOS-WEB	Fax: (512) 463-5709	Document: 122037180004

Corporations Section P.O. Box 13697 Austin, Texas 78711-3697	Roger Williams Secretary of State

Office of the Secretary of State

The undersigned, as Secretary of State of Texas, does hereby certify that the attached is a true and correct copy of each document on file in this office as described below:

EL PASO ELECTRIC COMPANY

Filing Number: 1073400

Restated Articles of Incorporation	February 09, 1996
Resolution Establishing Series of Shares	February 09, 1996
Change of Registered Agent/Office	October 03, 2005

In testimony whereof, I have hereunto signed my name officially and caused to be impressed hereon the Seal of State at my office in Austin, Texas on March 22, 2006.

Roger Williams
Secretary of State

Phone: (512) 463-5555	Come visit us on the internet at http://www.sos.state.tx.us/	TTY: 7-1-1
Prepared by: SOS-WEB	Fax: (512) 463-5709	Document: 12193900007

AMENDED AND RESTATED ARTICLES OF INCORPORATION

OF

EL PASO ELECTRIC COMPANY

ARTICLE ONE

El Paso Electric Company (the “Corporation”), pursuant to the provisions of Articles 4.07 and 4.14 of the Texas Business Corporation Act, as amended (the “TBCA”), hereby adopts Amended and Restated Articles of Incorporation which accurately copy the Corporation’ s Restated Articles of Incorporation and all amendments thereto that are in effect to date and as further amended by such Amended and Restated Articles of Incorporation as hereinafter set forth and which contain no other change in any provision thereof

ARTICLE TWO

Each such amendment made by the Amended and Restated Articles of Incorporation has been effected in conformity with the provisions of the TBCA, and such Amended and Restated Articles of Incorporation and each amendment made by the Amended and Restated Articles of Incorporation were generally approved, in compliance with Article 4.14 of the TBCA, by the “Order and Judgment Confirming the Debtor’s Fourth Amended Plan of Reorganization Under Chapter 11 of the United States Bankruptcy Code and Granting Related Relief” dated January 9, 1996 (the “Confirmation Order”) of the United States Bankruptcy Court for the Western District of Texas (Austin Division) (the “Bankruptcy Court”), which confirmed the Fourth Amended Plan of Reorganization of El Paso Electric Company, as modified (the “Plan”), in the case styled In re El Paso Electric Company (Case No. 92-10148-FM (Chapter 11)). The Confirmation Order provides, among other things, for the making and filing of these Amended and Restated Articles of Incorporation by the Corporation’s officers, including the execution hereof by the undersigned officer of the Corporation. The Bankruptcy Court has jurisdiction over the Corporation’s reorganization proceedings under Chapter 11 of the United States Bankruptcy Code, 11 U.S.C. §101 et seq.

ARTICLE THREE

The amendments effectuate certain changes to the Corporation’s Restated Articles of Incorporation, which changes are summarized in this ARTICLE THREE and are required or permitted by the Plan and the Confirmation Order. The Corporation’s Restated Articles of Incorporation are amended by the Amended and Restated Articles of Incorporation as follows:

A. The following Articles of the Corporation’s is Restated Articles of Incorporation have been amended and are restated in their entirety as indicated in the Amended and Restated Articles of Incorporation. The Amended and Restated Articles of Incorporation are stated in their entirety in ARTICLE FOUR hereof.

1.	Article I of the Restated Articles of Incorporation is amended and restated in its entirety in Article I of the Amended and Restated Articles of Incorporation.

2.	Article II of the Restated Articles of Incorporation is amended and restated in its entirety in Article III of the Amended and Restated Articles of Incorporation.

3.	Article III of the Restated Articles of Incorporation is amended and restated in its entirety in Article VII of the Amended and Restated Articles of Incorporation.

4.	Article IV of the Restated Articles of Incorporation is amended and restated in its entirety in Article II of the Amended and Restated Articles of Incorporation.

5.	Article V of the Restated Articles of Incorporation is amended and restated in its entirety in Article VIII of the Amended and Restated Articles of Incorporation.

6.	Article VI of the Restated Articles of Incorporation is amended and restated in its entirety in Article IV of the Amended and Restated Articles of Incorporation.

7.	Article IX of the Restated Articles of Incorporation is amended and restated in its entirety in Article XI of the Amended and Restated Articles of Incorporation.

8.	Article X of the Restated Articles of Incorporation is amended and restated in its entirety in Article XIII of the Amended and Restated Articles of Incorporation.

9.	Article XI of the Restated Articles of Incorporation is amended and restated in its entirety in Article IX of the Amended and Restated Articles of Incorporation.

B. The following Articles of the Corporation’s Restated Articles of Incorporation have been deleted in their entirety:

1.	Article VII.

2.	Article VIII.

C. The following Articles of the Amended and Restated Articles of Incorporation have been added to the provisions of the Corporation’s Restated Articles of Incorporation. These Articles are stated in their entirety in ARTICLE FOUR hereof.

1.	Article V.

2.	Article VI.

3.	Article X.

4.	Article XII.

ARTICLE FOUR

The Corporation’s Restated Articles of Incorporation and all amendments and supplements thereto are hereby superseded by the following Amended and Restated Articles of Incorporation which accurately copy the entire text thereof and as amended as above set forth:

AMENDED AND RESTATED

ARTICLES OF INCORPORATION

OF

EL PASO ELECTRIC COMPANY

ARTICLE I

NAME

The name of the Corporation is El Paso Electric Company.

ARTICLE II

DURATION

The period of duration of the Corporation is perpetual.

ARTICLE III

PURPOSE

The purpose for which the Corporation is organized is the transaction of any and all lawful business for which corporations may be incorporated under the Texas Business Corporation Act, as amended (the “TBCA”).

ARTICLE IV

CAPITAL STOCK

The total number of shares of stock which the Corporation shall have authority to issue is 102,000,000 shares of capital stock, classified as (i) 100,000,000 shares of common stock, no par value “Common Stock”), and (ii) 2,000,000 shares of preferred stock, no par value (“Preferred Stock”).

The designations and the powers, preferences, rights, qualifications, limitations, and restrictions of the Preferred Stock and Common Stock are as follows:

A.	Provisions Relating to the Preferred Stock.

1. The Preferred Stock may be issued from time to time in one or more classes or series, the shares of each class or series to have such designations and powers, preferences, and rights, and qualifications, limitations, and restrictions thereof, as are stated and expressed herein and in the resolution or resolutions providing for the issue of such class or series adopted, as hereinafter prescribed, by the board of directors of the Corporation (“Board of Directors”) or (to the extent permitted by Law) by any duly designated committee thereof (“Committee”).

2. Authority is hereby expressly granted to and vested in the Board of Directors or Committee to authorize the issuance of the Preferred Stock from time to time in one or more classes or series, and with respect to each class or series of the Preferred Stock, to fix and state, to the extent permitted by law, by the resolution or resolutions from time to time adopted providing for the issuance thereof the following:

(a) whether or not the class or series is to have voting rights, full, special, or limited, or is to be without voting rights, and whether or not such class or series is to be entitled to vote as a separate class either alone or together with the holders of one or more other classes or series of stock;

(b) the number of shares to constitute the class or series and the designations thereof;

(c) the preferences, and relative, participating, optional, or other special rights, if any, and the qualifications, limitations, or restrictions thereof, if any, with respect to any class or series;

(d) whether or not the shares of any class or series shall be redeemable at the option of the Corporation or the holders thereof or upon the happening of any specified event, and, if redeemable, the redemption price or prices (which may be payable in the form of cash, notes, securities, or other property), and the time or times at which, and the terms and conditions upon which, such shares shall be redeemable and the manner of redemption;

(e) whether or not the shares of a class or series shall be subject to the operation of retirement or sinking funds to be applied to the purchase or redemption of such shares for retirement, and, if such retirement or sinking fund or funds are to be established, the annual amount thereof, and the terms and provisions relative to the operation thereof,

(f) the dividend rate, whether dividends are payable in cash, stock of the Corporation, or other property, the conditions upon which and the times when such dividends are payable, the relative rights of priority of such dividends to dividends payable on any other class or classes or series of stock, whether or not such dividends shall be cumulative, partially cumulative or noncumulative, and if cumulative or partially cumulative, the date or dates from which such dividends shall accumulate;

(g) the preferences, if any, and the amounts thereof which the holders of any class or series thereof shall be entitled to receive upon the voluntary or involuntary dissolution of, or upon any distribution of the assets of, the Corporation;

(h) whether or not the shares of any class or series, at the option of the Corporation or the holder thereof or upon the happening of any specified event, shall be convertible into or exchangeable for, the shares of any other class or classes or of any other series of the same or any other class or classes of stock, securities, or other property of the Corporation and the conversion price or prices or ratio or ratios or the rate or rates at which such exchange may be made, with such adjustments, if any, as shall be stated and expressed or provided for in such resolution or resolutions;

(i) the qualifications, limitations and restrictions, if any, upon the issuance or reissuance of any other class or series of Preferred Stock ranking on a parity with or prior to shares of that series, as to dividends or upon liquidation, dissolution or winding up; and

(j) such other special rights and protective provisions with respect to any class or series as the Board of Directors or Committee may deem advisable.

3. The shares of each class or series of the Preferred Stock may vary from the shares of any other class or series thereof in any or all of the foregoing respects. The Board of Directors or Committee may increase the number of shares of the Preferred Stock designated for any existing class or series by a resolution adding to such class or series authorized and unissued shares of the Preferred Stock not designated for any other class or series. The Board of Directors or Committee may decrease the number of shares of the Preferred Stock designated for any existing class or series by a resolution subtracting from such class or series authorized and unissued shares of the Preferred Stock designated, for such existing class or series, and the shares so subtracted shall become authorized, unissued, and undesignated shares of the Preferred Stock.

B.	Provisions Relating to the Common Stock.

1. Each share of Common Stock of the Corporation shall have identical rights and privileges in every respect. The holders of shares of Common Stock shall be entitled to vote upon all matters submitted to a vote of the shareholders of the Corporation and shall be entitled to one vote for each share of Common Stock held.

2. Subject to the prior rights and preferences, if any, applicable to shares of the Preferred Stock or any series thereof, the holders of shares of the Common Stock shall be entitled to receive such dividends (payable in cash, stock, or otherwise) as may be declared thereon by the Board of Directors or Committee at any time, and from time to time, out of any funds of the Corporation legally available therefor.

3. In the event of any voluntary or involuntary liquidation, dissolution, or winding-up of the Corporation, after distribution in full of the preferential amounts, if any, to be distributed to the holders of shares of the Preferred Stock or any series thereof, the holders of shares of the Common Stock shall be entitled to receive all of the remaining assets of the Corporation available for distribution to its shareholders, ratably in proportion to the number of shares of the Common Stock held by them. A liquidation, dissolution, or winding-up of the Corporation, as such terms are used in this paragraph, shall not be deemed to be occasioned by or to include any consolidation or merger of the Corporation with or into any other corporation or corporations or other entity or a sale, lease, exchange, or conveyance of all or a part of the assets of the Corporation.

C.	General.

1. Subject to the foregoing provisions of these Amended and Restated Articles of Incorporation, the Corporation may issue shares of its Preferred Stock and Common Stock from time to time for such consideration (not less than the par value thereof) as may be fixed by the Board of Directors or Committee, which is expressly authorized to fix the same in its absolute and uncontrolled discretion subject to the foregoing conditions. Shares so issued for which the consideration shall have been paid or delivered to the Corporation shall be deemed fully paid stock and shall not be liable to any further call or assessment thereon, and the holders of such shares shall not be liable for any further payments in respect of such shares.

2. The Corporation shall have authority to create and issue rights and options entitling their holders to purchase or receive shares of the Corporation’s capital stock of any class or series or other Securities of the Corporation, and such rights and options shall be evidenced by instrument(s) approved by the Board of Directors or Committee. The Board of Directors or Committee shall be empowered to set the exercise price, duration, times for exercise, and other terms of such options or rights; provided, however, that the consideration to be received for any shares of capital stock subject thereto shall not be less than the par value thereof.

3. Cumulative voting shall not be allowed in the election of directors or for any other purpose.

4. No holder of shares of stock of the Corporation shall have any preemptive or other right, except as such rights are expressly provided by contract, to purchase or subscribe for or receive any shares of any class, or series thereof, of stock of the Corporation, whether now or hereafter authorized, or any warrants, options, bonds, debentures, or other securities convertible into, exchangeable for or carrying any right to purchase any shares of any class, or series thereof, of stock; but such additional shares of stock and such warrants, options, bonds, debentures, or other securities convertible into, exchangeable for or carrying any right to purchase any shares of any class, or series thereof, of stock may be issued or disposed of by the Board of Directors to such persons, and on such terms and for such lawful consideration, as in its discretion it shall deem advisable or as to which the Corporation shall have by binding contract agreed.

5. Notwithstanding the foregoing, from and after the date these Amended and Restated Articles of Incorporation become effective, the Corporation shall be prohibited from issuing nonvoting equity securities in accordance with and to the extent required by Section 1123(a)(6) of the United States Bankruptcy Code, 11 U.S.C. 101, et seq., as amended. This provision shall have no further force and effect beyond that required by Section 1123(a)(6) and for so long as Section 1123(a)(6) is in effect and applicable to the Corporation.

ARTICLE V

WRITTEN CONSENTS

No action required to be taken or which may be taken at any annual or special meeting of shareholders of the Corporation may be taken without a meeting, and the power of shareholders to consent in writing, without a meeting, to the taking of any action is specifically denied. Notwithstanding the foregoing, the provisions of this Article V shall not apply to the holders of any class or series of Preferred Stock created pursuant to Article IV hereof, provided the resolution or resolutions establishing such class or series of Preferred Stock expressly permit the holders of such class or series of Preferred Stock to take any action required to be taken or which may be taken at any annual or special meeting of shareholders of the Corporation or pursuant to the resolution or resolutions establishing such class or series of Preferred Stock without a meeting through a consent or consents in writing setting forth the action so taken or to be taken signed by the holders of such series of Preferred Stock having not less than the minimum number of votes that would be necessary to take such action at a meeting at which all of the holders of such series of Preferred Stock were present and voted.

ARTICLE VI

MINIMUM CAPITAL

The Corporation will not commence business until it has received for the issuance of its shares consideration of the value of $1,000, consisting of money, labor done, or property actually received.

ARTICLE VII

REGISTERED AGENT

The address of the registered office of the Corporation is 303 North Oregon Street, El Paso, Texas 79901, and the name of its registered agent at such address is Eduardo A. Rodriguez.

ARTICLE VIII

BOARD OF DIRECTORS

The number of directors constituting the Board of Directors shall be fixed by, or in the manner provided in, the Bylaws of the Corporation, provided that such number shall be no less than one (plus such number of directors as may be elected from time to time pursuant to the terms of any series of Preferred Stock that may be issued and outstanding from time to time).

The directors of the Corporation, whether now serving as such or hereafter elected (exclusive of directors who are elected pursuant to the terms of, and serve as representatives of the holders of, any series of Preferred Stock), shall be referred to herein as

“Classified Directors” and shall be divided into three classes, with the first class referred to herein as “Class 1,” the second class as “Class 2,” and the third class as “Class 3.” If the total number of Classified Directors equals a number divisible by three, then the number of directors in each of Class 1, Class 2, and Class 3 shall be that number of directors equal to the total number of directors divided by three. However, if the total number of Classified Directors equals a number that is not divisible by three, each such class of directors shall consist of that number of directors as nearly equal in number as reasonably possible to the total number of directors divided by three, as determined by the Board of Directors in advance of each respective election of directors by holders of shares of capital stock of the Corporation then entitled to vote in such election. The term of office of the initial Class 1 directors shall expire at the 1997 annual meeting of shareholders, the term of office of the initial Class 2 directors shall expire at the 1998 annual meeting of shareholders and the term of office of the initial Class 3 directors shall expire at the 1999 annual meeting of shareholders, with each director to hold office until his or her successor shall have been duly elected and qualified. At each annual meeting of shareholders, commencing with the 1997 annual meeting, directors elected to succeed those directors whose terms then expire shall be elected for a term of office to expire at the third succeeding annual meeting of shareholders after their election, with each director to hold office until his or her successor shall have been duly elected and qualified.

Notwithstanding the foregoing, whenever the holders of anyone or more classes or series of Preferred Stock issued by the Corporation shall have the right, voting separately by series or by class (excluding holders of Common Stock), to elect directors, the election, term of office, filling of vacancies, and other features of such directorships shall be governed by the terms of these Amended and Restated Articles of Incorporation (including any amendment to these Amended and Restated Articles of Incorporation that designates a series of Preferred Stock), and such directors so elected by the holders of Preferred Stock shall not be divided into classes pursuant to this Article VIII unless expressly provided by such terms.

Any or all Classified Directors may be removed, with cause, at any meeting of shareholders called expressly for that purpose, upon the affirmative vote of the holders of at least 80% of the outstanding shares of each class of capital stock of the Corporation then entitled to vote at an election of such Classified Directors. No Classified Director may be removed without cause. Except as may otherwise be provided by law, cause for removal shall exist only if the director whose removal is proposed (i) has been willfully guilty of significant misconduct or neglect in the discharge of his or her duties hereunder, provided that notice thereof has been given to the director, (ii) has been convicted of any felony or any civil offense involving fraud or moral turpitude by a court of competent jurisdiction and such conviction is no longer subject to direct appeal, other than an offense that in the opinion of the other members of the Board of Directors does not affect such director’s position as a director, (iii) has pled guilty or nolo contendere to any felony or any civil offense involving fraud or moral turpitude, other than an offense that in the opinion of the other members of the Board of Directors does not affect the director’s position as a director, (iv) has been adjudicated by a court of competent jurisdiction to be liable for gross negligence, recklessness or misconduct in the performance of his or her duty to the Corporation in a matter of substantial importance to the Corporation and such adjudication is no longer subject to direct appeal, (v) has been adjudicated by a court of competent jurisdiction to be mentally incompetent, which mental incompetency directly affects his or her ability to serve as a director of the Corporation, and such adjudication is no longer subject to direct appeal or (vi) has missed 5 consecutive meetings of the Board of Directors. Any action for removal must be brought within 90 days of the date on which such conviction or adjudication is no longer subject to direct appeal.

The number of directors constituting the Board of Directors at the time of filing of these Amended and Restated Articles of Incorporation is eight and the name and address of each person who is serving as a director of the Corporation at the time of filing of these Amended and Restated Articles of Incorporation are as follows:

Name	Mailing Address

David H. Wiggs, Jr.	303 N. Oregon
El Paso, Texas 79901

Curtis L. Hoskins	303 N. Oregon
El Paso, Texas 79901

Sidney G. Baucom	303 N. Oregon
El Paso, Texas 79901

Wilfred E. Binns	303 N. Oregon
El Paso, Texas 79901

Wilson K. Cadman	303 N. Oregon
El Paso, Texas 79901

James A. Cardwell	303 N. Oregon
El Paso, Texas 79901

George W. Edwards, Jr.	303 N. Oregon
El Paso, Texas 79901

Thomas C. Simpson	303 N. Oregon
El Paso, Texas 79901

Notwithstanding any other provision of these Amended and Restated Articles of Incorporation or the Bylaws of the Corporation (and notwithstanding the fact that a lesser percentage may be specified by law, these Amended and Restated Articles of Incorporation or the Bylaws of the Corporation), the affirmative vote of the holders of 80% or more of the outstanding shares of capital stock entitled to vote thereon shall be required to amend or repeal, or adopt any provision inconsistent with, this Article VIII.

ARTICLE IX

LIABILITY OF DIRECTORS

A past or present director of the Corporation shall not be liable to the Corporation or its shareholders for monetary damages for an act or omission occurring in the director’s capacity as a director, except to the extent otherwise expressly provided by the laws of the State of Texas, as such laws may now or hereafter exist. Any repeal or modification of this Article by the shareholders of the Corporation shall be prospective only and shall not adversely affect any limitation on the personal liability of a past or present director of the Corporation existing at the time of such repeal or modification.

ARTICLE X

INDEMNIFICATION AND INSURANCE

The Corporation shall indemnify and advance expenses to and may provide indemnity insurance for persons who are named in any lawsuits or other proceedings as a result of their service to the Corporation as directors or officers of the Corporation to the fullest extent permitted by the laws of the State of Texas as such laws may now or hereafter exist. The Corporation may, but is not required to, indemnify, advance expenses to, and provide indemnity insurance for, persons who are named in any lawsuits or other proceedings as a result of their service to the Corporation as employees or agents of the Corporation to the fullest extent permitted by the laws of the State of Texas as such laws may now or hereafter exist. Any repeal or amendment of this Article shall operate prospectively only and shall not adversely affect any right to receive indemnification which then exists as a result hereof.

ARTICLE XI

BUSINESS COMBINATIONS

A. Approval of Certain Business Combinations. A Business Combination (as hereinafter defined) shall require (i) only such affirmative vote of the shareholders of the Corporation as is required by law and any other provision of these Amended and Restated Articles of Incorporation, if all of the conditions specified in either Paragraph 1 or Paragraph 2 of this Section A are met, or (ii) in addition to any affirmative vote required by law or these Amended and Restated Articles of Incorporation, the affirmative vote of the holders of shares of capital stock representing at least 80% of the voting power of the then outstanding shares of Voting Stock (as hereafter defined), voting together as a single class. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified by law.

1. Approval by Disinterested Directors. The Business Combination shall have been approved by a majority of the Disinterested Directors (as hereinafter defined) at a meeting of the Board of Directors that is duly called and held or by unanimous written consent of the members of the Board of Directors in lieu of such a meeting.

2. Requirements With Respect to Price and Procedure. All of the following conditions shall have been met:

(a) The aggregate amount of the cash and the Fair Market Value (as hereinafter defined) as of the date of the consummation of the Business Combination of consideration other than cash to be received by holders of shares of Common Stock for each share held by them in such Business Combination shall be at least equal to the higher of the following:

(i) (if applicable) the highest price per share (including any brokerage commissions, transfer taxes and soliciting dealers’ fees) paid by the Interested Shareholder (as hereinafter defined) for any shares of Common Stock acquired by it (A) within the two-year period immediately prior to the first public announcement of the terms of the proposed Business Combination (the “Announcement Date”) or (B) in the transaction in which the Interested Shareholder became an Interested Shareholder, whichever is higher; or

(ii) the Fair Market Value per share of Common Stock on the Announcement Date or on the date on which the interested Shareholder became an Interested Shareholder (such date being hereinafter referred to as the “Determination Date”), whichever is higher.

(b) The consideration to be received by holders of shares of Common Stock in such Business Combination shall be in cash or in the same form as the Interested Shareholder has previously paid for shares of Common Stock. If the Interested Shareholder has paid for shares of Common Stock with varying forms of consideration, the form of consideration for Common Stock shall be either cash or the form used to acquire the largest number of shares of Common Stock previously acquired by the Interested Shareholder. The amount of the consideration to be received by holders of shares of Common Stock in accordance with Paragraph 2(a) of this Section A of Article XI shall be subject to appropriate adjustment in the event of any special dividend or other disposition of material assets other than in the ordinary course of business or any stock dividend, stock split, combination of shares or similar event. Whether any consideration satisfies the requirements of this subsection, and the amount of any adjustment to such consideration, shall be determined by vote of a majority of the Disinterested Directors at a meeting of the Board of Directors that is duly called and held or by unanimous written consent of the members of the Board of Directors in lieu of such a meeting.

(c) After an Interested Shareholder has become an Interested Shareholder and prior to the consummation of such Business Combination, such Interested Shareholder shall not have become the beneficial owner of any additional shares of Common Stock, except as part of the transaction that resulted in such Interested Shareholder becoming an Interested Shareholder.

(d) After an Interested Shareholder has become an Interested Shareholder, such Interested Shareholder shall not have received the benefit, directly or indirectly (except proportionately as a shareholder), of any loans, advances, guaranties, pledges or other financial assistance or any tax credits or other tax advantages provided to or by the Corporation, whether in anticipation of or in connection with such Business Combination or otherwise.

(e) A proxy, consent solicitation or information statement describing the proposed Business Combination and complying with the requirements of the Exchange Act and the rules and regulations thereunder (or any subsequent provisions replacing such act, rules or regulations) shall have been mailed to the holders of Common Stock at least 30 days prior to the consummation of such Business Combination (whether or not such proxy, consent solicitation or information statement is required to be mailed pursuant to such act or subsequent provisions).

B. Certain definitions. For purposes of this Article XI:

1. “Business Combination” shall mean any transaction that is referred to in anyone or more of the following clauses:

(a) any merger or consolidation of the Corporation or any Subsidiary (as hereinafter defined) with (i) any Interested Shareholder or (ii) any other Person (whether or not itself an Interested Shareholder) that is, or after such merger or consolidation would be, an Affiliate (as hereinafter defined) of an Interested Shareholder; or

(b) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any Interested Shareholder or any Affiliate of any Interested Shareholder of any assets of the Corporation or any Subsidiary having an aggregate Fair Market Value of $1,000,000 or more; or

(c) the issuance or transfer by the Corporation or any Subsidiary (in one transaction or a series of transactions) of any securities of the Corporation or any Subsidiary to any Interested Shareholder or any Affiliate of any Interested Shareholder in exchange for cash, securities or other property (or a combination thereof) having an aggregate Fair Market Value of $1,000,000 or more; or

(d) the adoption of any plan or proposal for the liquidation or dissolution of the Corporation proposed by or on behalf of any Interested Shareholder or any Affiliate of any Interested Shareholder; or

(e) any reclassification of securities (including any reverse stock split) or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its Subsidiaries or any other transaction (whether or not with or into or otherwise involving an Interested Shareholder) that has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of Equity Security (as hereinafter defined) of the Corporation or any Subsidiary that is directly or indirectly owned by any Interested Shareholder or any Affiliate of any Interested Shareholder.

2. “Person” shall mean any natural person, organization, corporation, company, limited liability company, partnership, limited partnership or other entity.

3. “Interested Shareholder” shall mean any Person (other than the Corporation or any Subsidiary or employee benefit plan of the Corporation or any Subsidiary) that:

(a) is the beneficial owner, directly or indirectly, of shares of capital stock of the Corporation representing 15% or more of the voting power of the outstanding Voting Stock; or

(b) at any time within the two-year period immediately prior to the applicable date was the beneficial owner, directly or indirectly, of shares of capital stock of the Corporation representing 15% or more of the voting power of the then outstanding Voting Stock.

4. A Person shall be a “beneficial owner” of any shares of capital stock that:

(a) such Person or any of its Affiliates or Associates (as hereinafter defined) beneficially owns, directly or indirectly, within the meaning of Rule 13d-3 under the Exchange Act; or

(b) such Person or any of its Affiliates or Associates has (i) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (ii) the right to vote pursuant to any agreement, arrangement or understanding; or

(c) are beneficially owned, directly or indirectly, within the meaning of Rule 13d-3 under the Exchange Act by any other Person with which such Person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of such stock.

5. For the purpose of determining whether a Person is an Interested Shareholder pursuant to Paragraph 3 of this Section B, the number of shares of Voting Stock deemed to be outstanding shall include the shares deemed to be owned by such Person through application of Paragraph 4 of this Section B but shall not include any other shares of Voting Stock that may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

6. “Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act.

7. “Subsidiary” shall mean any Person of which a majority of any class of Equity Security is owned, directly or indirectly, by the Corporation.

8. “Disinterested Director” shall mean any member of the Board of Directors who is unaffiliated with the Interested Shareholder and was a member of the Board of Directors immediately before the time that the Interested Shareholder became an Interested Shareholder; and any successor of a Disinterested Director who is unaffiliated with the Interested Shareholder and is recommended to succeed a Disinterested Director by a majority of Disinterested Directors then on the Board of Directors.

9. “Fair Market Value” shall mean: (a) in the case of stock. (i) the highest closing sale price of a share of stock during the 30-day period immediately preceding the date in question on the principal United States securities exchange on which such stock is listed, or (ii) if such stock is not listed on any such exchange, the highest closing bid quotation with respect to a share of such stock during the 30-day period immediately preceding the date in question on the Nasdaq National Market or any similar system then in use, or (iii) if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by a majority of the Disinterested Directors in good faith; or (b) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined by a majority of the Disinterested Directors in good faith.

10. In the event of any Business Combination in which the Corporation survives, the phrase “consideration other than cash to be received” as used in Paragraph 2(a) of Section A of this Article XI shall include the shares of Common Stock and the shares of any other class of outstanding Voting Stock retained by the holders of such shares.

11. “Equity Security” shall have the meaning ascribed to such term in Section 3(a)(11) of the Exchange Act.

12. “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

13. “Voting Stock” shall mean shares of the Corporation’s capital stock which are entitled at the time of the Business Combination to vote generally in the election of Directors.

C. Powers of the Board of Directors. A majority of the Disinterested Directors shall have the power and duty to determine for the purposes of this Article XI, on the basis of information known to them after reasonable inquiry, (1) whether a Person is an Interested Shareholder, (2) the number of shares of Voting Stock beneficially owned by any Person, (3) whether a Person is an Affiliate or Associate of another, and (4) whether the assets that are the subject of any Business Combination have, or the consideration to be received for the issuance or transfer of securities by the Corporation or any Subsidiary in any Business Combination has, an aggregate Fair Market Value of $1,000,000 or more. A majority of the Disinterested Directors shall have the further power to interpret all of the terms and provisions of this Article XI.

D. No Effect on Fiduciary Obligations of Interested Shareholders. Nothing contained in this Article XI shall be construed to relieve any Interested Shareholder from any fiduciary obligation imposed by law.

E. Amendment of Article XI. Notwithstanding any other provision of these Amended and Restated Articles of Incorporation or the Bylaws of the Corporation (and notwithstanding the fact that a lesser percentage may be specified by law, these Amended and Restated Articles of Incorporation or the Bylaws of the Corporation), the affirmative vote of the holders of 80% or more of the outstanding Voting Stock, voting together as a single class, shall be required to amend or repeal, or adopt any provision inconsistent with, this Article XI.

ARTICLE XII

SPECIAL MEETINGS OF SHAREHOLDERS

Special meetings of the shareholders for any purpose or purposes may be called by the Chairman of the Board or the President, unless otherwise prescribed by law, and shall be called by the Chairman of the Board, the President or Secretary at the request in writing of a majority of the Board of Directors, or at the request in writing of shareholders owning at least 25 % of the outstanding shares of capital stock entitled to vote at such meeting. The record date for determining the shareholders entitled to call a special meeting shall be determined in accordance with the Corporation’s Bylaws. A request for a special meeting shall state the purpose or purposes of the proposed meeting. The person receiving the written request shall within five (5) days from the date of its receipt cause notice of the meeting to be given in the manner provided in the Corporation’s Bylaws. If, and only if, the person does not give notice of the meeting within five (5) days after the date of receipt of written request, the person or persons calling the meeting may fix the time of meeting and give notice in the manner provided in the Corporation’s Bylaws. Business transacted at any special meeting of shareholders shall be limited to the purposes stated in the notice of such meeting or in an executed waiver of notice thereof.

Notwithstanding any other provision of these Amended and Restated Articles of Incorporation or the Bylaws of the Corporation (and notwithstanding the fact that a lesser percentage may be specified by law, these Amended and Restated Articles of Incorporation or the Bylaws of the Corporation), the affirmative vote of the holders of 80% or more of the outstanding shares of capital stock entitled to vote thereon shall be required to amend or repeal, or adopt any provision inconsistent with, this Article XII.

ARTICLE XIII

AMENDMENT TO BYLAWS

Notwithstanding any other provision of these Amended and Restated Articles of Incorporation or the Bylaws of the Corporation (and notwithstanding the fact that a lesser percentage may be specified by law, these Amended and Restated Articles of Incorporation or the Bylaws of the Corporation), the affirmative vote of the holders of 80% or more of the outstanding shares of capital stock entitled to vote thereon shall be required to amend or repeal, or adopt any provision inconsistent with, the following provisions of the Bylaws of the Corporation: Article II, Sections 3,4, 5,9, 10 and 12, Article III, Section 2, Article IV, Section 1, and Article IX, Section 1.

Notwithstanding any other provision of these Amended and Restated Articles of Incorporation or the Bylaws of the Corporation (and notwithstanding the fact that a lesser percentage may be specified by law, these Amended and Restated Articles of Incorporation or the Bylaws of the Corporation), the affirmative vote of the holders of 80% or more of the outstanding shares of capital stock entitled to vote thereon shall be required to amend or repeal, or adopt any provision inconsistent with, this Article XIII.

ARTICLE FIVE

Pursuant to the Plan, each share of the Corporation’s common stock, no par value per share, and preferred stock, including all series and classes thereof, no par value per share, issued and outstanding immediately prior to the effective date of the Plan shall be canceled and eliminated, automatically without any action on the part of the holders thereof, in its entirety on the effective date of the Plan, which is expected to be February 12, 1996.

ARTICLE SIX

The manner in which the amendments will effect a change in the amount of stated capital, and the amount of stated capital as changed by such amendments, are as follows:

Pursuant to Article 4.14 of the TBCA, the Plan and the Confirmation Order, the cancellation and elimination of each issued and outstanding share of common stock and preferred stock, as described in ARTICLE FIVE above, will reduce the Corporation’s stated capital to $0.00. The issuance of shares of Common Stock and Preferred Stock authorized by these Amended and Restated Articles of Incorporation pursuant to the Plan and Confirmation Order will increase the amount of the Corporation’s stated capital. Until the number of such shares to be issued is determined and such shares are actually issued as contemplated by the Plan and Confirmation Order, the amount of stated capital reflecting the issuance of such shares of Common Stock and Preferred Stock cannot be determined.

ARTICLE SEVEN

Pursuant to Article 10.03 of the TBCA these Amended and Restated Articles of Incorporation shall become effective at 8:30 a.m., on February 12, 1996.

Dated the 7th day of February 1996

EL PASO ELECTRIC COMPANY

By:	/s/ Gary R. Hedrick
Name:	Gary R. Hedrick
Title:	Vice President

EL PASO ELECTRIC COMPANY

STATEMENT OF RESOLUTION

ESTABLISHING SERIES OF PREFERRED STOCK

To the Secretary of State

of the State of Texas:

Pursuant to the provisions of Article 2.13 of the Texas Business Corporation Act, as amended (the “TBCA”),the undersigned corporation submits the following statement for the purpose of establishing and designating a series of shares and fixing and determining the relative rights and preferences thereof (the “Statement of Resolution”):

A. The name of the corporation is El Paso Electric Company (the “Corporations”),

B. Pursuant to Article 10.03 of the TBCA, this Statement of Resolution shall become effective at 8:45 a.m. on February 12, 1996.

C. The following resolution establishing and designating a series of shares of preferred stock and fixing and determining the relative rights and preferences thereof; was duly adopted by the Board of Directors of the Corporation on February 6, 1996

“RESOLVED, that pursuant to ARTICLE IV of the Corporation’s Amended and Restated Articles of Incorporation, as amended (which creates and authorizes 2,000,000 shares of preferred stock, no par value per share, none of which shares have been issued), there shall be created a series of 1,500,000 shares of preferred stock of El Paso Electric Company (the “Corporation”) designated as its Series A Preferred Stock, no par value per share (the “Series A Preferred Stock”), of which the preferences and relative, participating, optional and other special rights, and the qualifications, limitations or restrictions of such preferences and rights, in addition to those set forth in such Article IV, are as follows:

1.	CERTAIN DEFINITIONS.

Unless the context otherwise requires, the terms defined in this paragraph 1 shall have, for all purposes of this resolution, the meanings herein specified (with terms defined in the singular having comparable meanings when used in the plural).

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

“Articles of Incorporation” means the Corporation’s Amended and Restated Articles of Incorporation.

“Board of Directors” means the Board of Directors of the Corporation or any authorized committee of the Board of Directors.

“Business Day” means a day other than a Saturday, a Sunday or any federal or New York holiday.

“Capital Stock” of any person means (i) in the case of a corporation, corporate stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership, partnership interests (whether general or limited) and (iv) in the case of any Person, any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, such person.

“Change of Control” means the occurrence of any of the following (i) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Corporation and its subsidiaries taken as a whole, (ii) the adoption of a plan relating to the liquidation or dissolution of the Corporation, (iii) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” or “group” (as such terms are defined in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) becomes the “beneficial owner” (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the Voting Stock of the Corporation, or (iv) the first day on which a majority of the members of the Board of Directors of the Corporation are not Continuing Directors. For purposes of this definition, any transfer of an equity interest of an entity that was formed for the purpose of acquiring Voting Stock of the Corporation shall be deemed to be a transfer of such portion of such Voting Stock as corresponds to the portion of the equity of such entity that has been so transferred.

“Change of Control Offer” shall have the meaning set forth in Section 5(a) below

“Change of Control Payment” shall have the meaning set forth in Section 5(a) below

“Change of Control Payment Date” shall have the meaning set forth in Section 5(b)(v) below.

“Commission” means the Securities and Exchange Commission.

“Common Equity” means all shares now or hereafter authorized of any class of common stock of the Corporation, including the Common Stock, and any other stock of the Corporation, howsoever designated, authorized after the Issue Date, which has the right (subject always to poor rights of any class or series of Preferred Stock) to participate in the distribution of the assets and earnings of the Corporation without limit as to per share amount.

“Common Stock” means the common stock of the Corporation as it exists on the Issue Date or as it may be constituted from time to time.

“Consolidated Net Worth” means, with respect to any Person as of any date, the sum of (i) the consolidated equity of the common shareholders of such Person and its consolidated Subsidiaries as of such date plus (ii) the respective amounts reported on such Person’s balance sheet as of such date with respect to any series of Preferred Stock (other than Disqualified Stock and the Series A Preferred Stock) that by its terms is not entitled to the payment of dividends unless such dividends may be declared and paid only out of net earnings in respect of the year of such declaration and payment, but only to the extent of any cash received by such Person upon issuance of such Preferred Stock, less (x) all write-ups (other than write-ups resulting from foreign currency translations and write-ups of tangible assets of a going concern business made within 12 months after the acquisition of such business) subsequent to the Issue Date in the book value of any asset owned by such Person or a consolidated Subsidiary of such Person, (y) all investments as of such date in unconsolidated Subsidiaries, and (z) all unamortized debt discount and expense and unamortized deferred charges as of such date, all of the foregoing determined in accordance with GAAP

“Continuing Directors” means, as of any date of determination, any member of the Board of Directors of the Corporation who (i) was a member of such Board of Directors on the Issue Date or named in the prospectus relating to the Series A Preferred Stock with his or her consent as a prospective member of such Board of Directors, or (ii) was nominated for election or elected to such Board of Directors With the approval of a Majority of Continuing Directors who were members of such Board at the time of such nomination or election.

“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is one year after the date on such the Series A Preferred Stock is subject to mandatory redemption pursuant to Section 4(b) below.

“Dividend Accrual Date” shall have the meaning set forth in Section 2(c) below.

“Dividend Period” means the period from, and including, the Issue Date to, but not including, the first Dividend Accrual date and thereafter, each quarterly period from, and including, a Dividend Accrual Date to, but not including, the next Dividend Accrual Date.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“GAAP” means generally accepted accounting principles in use at the Issue Date, or, at the option of the Corporation, other generally accepted accounting principles which are in use at the time of their determination; in determining generally accepted accounting principles, the Corporation may, but shall not be required to, conform to any accounting order, rule or regulation of any regulatory authority having jurisdiction over the electric generating, transmission and distribution operations of the Corporation.

“Issue Date” means the date that shares of Series A Preferred Stock are first issued by the Corporation.

“Junior Payment” shall have the meaning set forth in Section 7(b) below.

“Junior Securities” means Common Equity and any class or series of stock of the Corporation authorized after the Issue Date which is not entitled to receive (i) any dividends in any Dividend Period unless all dividends required to have been paid or declared and set apart for payment on the Series A Preferred Stock shall have been so paid or declared and set apart for payment, or (ii) any assets upon liquidation, dissolution or winding up of the affairs of the Corporation until the Series A Preferred Stock shall have received the entire amount to which such stock is entitled upon such liquidation, dissolution or winding up.

“Liquidation Preference” means $100.00 per share

“Officers’ Certificate” means a certificate of the Corporation signed on behalf of the Corporation by the president or any vice president and a principal financial or accounting officer.

“Parity Securities” means, any class or series of stock of the Corporation authorized after the Issue Date which is entitled to receive (i) payment of dividends on a parity with the Series A Preferred Stock, or (ii) assets upon liquidation, dissolution or winding up of the affairs of the Corporation on a parity with the Series A Preferred Stock.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock corporation, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Preferred Stock” means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, or both, over shares of Capital Stock of any other class of such corporation.

“Record Date” means the date designated by the Board of Directors of the Corporation at the time a dividend is declared, provided, however, that such Record Date shall not be more than thirty (30) days nor less than ten (10) days prior to the respective Dividend Accrual Date or such other date designated by the Board of Directors for the payment of dividends.

“Redemption Price” means the applicable amount payable upon redemption of the Series A Preferred Stock pursuant to Section 4(a) or (b) below.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Senior Securities” means any class or series of stock of the Corporation authorized after the Issue Date ranking senior to the Series A Preferred Stock in respect of (i) the right to receive dividends, or (ii) the right to participate in any distribution upon liquidation, dissolution or winding up of the affairs of the Corporation.

“Statement of Resolution” means this Statement of Resolution Establishing Series of Preferred Stock.

“Subsidiary” means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination thereof).

“Successor Corporation” shall have the meaning set forth in Section 7(a) below

“Transfer Agent” means The Bank of New York or any successor thereto appointed by the Corporation, as transfer agent with respect to the Series A Preferred Stock.

“Voting Rights Triggering Event” shall have the meaning set forth in Section 6(a)(iv) below

“Voting Stock” of a corporation means all classes of Capital Stock of such corporation then outstanding and normally entitled to vote in the election of directors.

2.	DIVIDENDS.

(a) Subject to the prior preferences and other rights of any Senior Securities as to dividends, the record holders of Series A Preferred Stock shall be entitled to receive dividends, when, as and if declared by the Board of Directors of the Corporation, out of funds legally available for payment of dividends. Such dividends shall be payable by the Corporation at the rate of 11.40% per annum of the Liquidation Preference of each such share.

(b) All dividends paid pursuant to this Section shall be paid in equal pro rata proportions to the holders entitled thereto based on the number of shares such holder holds. Prior to the Dividend Period ending on May 1, 1999, all dividends declared shall be paid only in additional fully paid and nonassessable shares of Series A Preferred Stock at the rate of one share of Series A Preferred Stock for each $100.00 of such dividend, subject to an adjustment in the event of any stock split, stock combination, recapitalization or similar transaction with respect to the Series A Preferred Stock. In lieu of issuing fractional shares of Series A Preferred Stock, each holder of Series A Preferred Stock entitled to receive a fractional share of Series A Preferred Stock shall receive instead the cash value thereof at the rate of $100.00 per share. On and after May 1, 1999, all dividends declared shall be paid only in cash. Cash dividends paid by the Corporation from time to time shall be applied to unpaid dividends in the order in which such dividends accrued

(c) Dividends payable on shares of Series A Preferred Stock shall accrue and be cumulative from the date of issuance or, in the case of shares of Series A Preferred Stock issued as a dividend, from the date such dividend is declared payable or is accrued. Dividends shall be payable quarterly in arrears when, as and if declared by the Board of Directors of the Corporation. Dividend accrual periods shall end on February 1, May 1, August 1 and November 1 of each year (each, a “Dividend Accrual Date”) commencing May 1, 1996. The first Dividend shall be paid no earlier than November 1, 1996 and shall include all amounts of dividends accrued from the date of issuance. If any Dividend Accrual Date occurs on a day that is not a Business Day, any accrued dividends otherwise payable on such Dividend Accrual Date shall be paid on the next succeeding Business Day. Dividends shall be paid to the holders of record of the Series A Preferred Stock as their names shall appear on the stock transfer records of the Corporation on the Record Date for such dividend. The amount of dividends payable on Series A

Preferred Stock for each full Dividend Period shall be computed by dividing by four (4) the annual rate per share set forth in subparagraph 2(a) above and multiplying by the aggregate Liquidation Preference of the shares of Series A Preferred Stock for which dividends are payable or being accrued. Dividends payable for any period less than a full Dividend Period shall be computed on the basis of a 360-day year consisting of twelve 30-day months. Accrued and unpaid dividends, if any, shall not bear interest or, except dividends paid or accrued in additional shares of Series A Preferred Stock, bear dividends thereon. Subject to Section 2(b) above, dividends on account of arrears for any past Dividend Periods and dividends in connection with any optional redemption pursuant to Section 4(a) below may be declared and paid at any time to holders of record on the Record Date therefor.

(d) Provisions regarding the declaration, payment or setting apart for payment of any dividends with respect to Junior Securities or Parity Securities are set forth in Section 7(b) below.

(e) In the event that full dividends are not paid or made available to the holders of all outstanding shares of Series A Preferred Stock and of any Parity Securities and funds available for payment of dividends shall be insufficient to permit payment in full to holders of all such stock of the full preferential amounts to which they are then entitled, then the entire amount available for payment of dividends shall be distributed ratably among all such holders of Series A Preferred Stock and of any Panty Securities in proportion to the full amount to which they would otherwise be respectively entitled.

3.	DISTRIBUTIONS UPON LIQUIDATION, DISSOLUTION OR WINDING UP.

(a) In the event of any voluntary or involuntary liquidation, dissolution or other winding up of the affairs of the Corporation or reduction or decrease of the Corporation’s Capital Stock resulting in the distribution of assets of the Corporation to the holders of Common Stock (a “reduction or decrease in Capital Stock”), subject to the prior preferences and other rights of any Senior Securities as to liquidation preferences, but before any payment or distribution shall be made to the holders of Junior Securities, holders of Series A Preferred Stock shall be entitled to payment out of the assets of the Corporation available for distribution in an amount equal to the Liquidation Preference per share of Series A Preferred Stock held by such holder or in arrears, plus accrued and unpaid dividends, if any, to the date fixed for liquidation, dissolution, winding up or reduction or decrease in Capital Stock (including an amount equal to a prorated dividend from the immediately preceding Dividend Accrual Date to the date fixed for liquidation, dissolution, winding up or reduction or decrease in Capital Stock), before any distribution is made on any Junior Securities, including, Without limitation, Common Stock. Except as provided in this Section 3, holders of Series A Preferred Stock shall not be entitled to any distribution in the event of liquidation, dissolution, winding up of the affairs of the Corporation, or reduction or decrease in Capital Stock.

(b) If upon any voluntary or involuntary liquidation, dissolution, winding up of the Corporation, or reduction or decrease in Capital Stock, the application of all amounts available for payments with respect to the Series A Preferred Stock and all Parity Securities would not result in payment in full of the Series A Preferred Stock and such Parity Securities, holders of the Series A Preferred Stock and the Parity Securities shall share equally and ratably in any distribution of assets of the Corporation in proportion to the full amount payable upon liquidation to which each is entitled

(c) Neither the voluntary sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Corporation nor the consolidation or merger of the Corporation with one or more corporations shall be deemed to be a voluntary or involuntary liquidation, dissolution, winding up of the Corporation or reduction or decrease in Capital Stock within the meaning of this Section 3, unless such sale, conveyance, exchange or transfer shall be in connection with a liquidation, dissolution, winding up of the business of the Corporation or reduction or decrease in Capital Stock.

4.	REDEMPTION BY THE CORPORATION.

(a) Optional Redemption. The Series A Preferred Stock shall not be redeemable at the Corporation’s option prior to February 1, 1999, provided, however, that upon the occurrence of a Change of control on or prior to February 1, 1999, the Corporation shall have the right to redeem (a “Change of Control Redemption”) the outstanding Series A Preferred Stock, in whole or in part, no earlier than 30 days nor later than 60 days from the date the Change of Control Offer is mailed to the holders of Series A Preferred Stock, in cash, at a price per share equal to the sum of (i) 108% of the Liquidation Preference plus (ii) accrued and unpaid dividends (including an amount equal to a prorated dividend from the immediately preceding Dividend Accrual Date), if any, to the redemption date (the “Change of Control Redemption Price”). Thereafter, the outstanding Series A Preferred Stock may be redeemed, in whole or in part, at the option of the Corporation, in cash at the redemption prices (expressed as a percent of the Liquidation Preference) set forth in the table below, plus all accrued and unpaid dividends (including an amount equal to a prorated dividend from the immediately preceding Dividend Accrual Date to the date of redemption), if any (the “Redemption Price”), if redeemed during the 12-month period beginning on February 1 of the years indicated below:

Year	Percentage
1999	105.700%
2000	104.560%
2001	103.420%
2002	102.280%
2003	101.140%
2004 and thereafter	100.000%

(b) Mandatory Redemption. On February 1, 2008, the Corporation shall be required to redeem (subject to the legal availability of funds therefor) all outstanding shares of Series A Preferred Stock at a price in cash equal to the sum of (i) the Liquidation Preference thereof plus (ii) all accrued and unpaid dividends, if any, to the date of redemption.

(c) Procedures for Redemption.

(i) In case of redemption of less than all shares of Series A Preferred Stock at the time outstanding, the shares to be redeemed shall be selected by a method that complies with the requirements of any national stock exchange on which Series A Preferred Stock is listed, if any, or if the Series A Preferred Stock is not so listed, (A) pro rata, (B) by lot or (C) by such other method as the Board of Directors shall deem, in its sole discretion, fair and appropriate

(ii) Notice of any redemption shall be sent by or on behalf of the Corporation not more than sixty (60) days nor less than thirty (30) days prior to the date of redemption, by first class mail, postage prepaid, to all holders of record of the Series A Preferred Stock at his or her registered address listed on the stock transfer records of the Corporation; provided, however, that no failure to give such notice or any defect therein or in the mailing thereof shall affect the validity of the proceedings for the redemption of any shares of Series A Preferred Stock except as to the holder to whom the Corporation has failed to give notice or except as to the holder to whom notice was defective. In addition to any information required by law or by the applicable rules of any exchange upon which Series A Preferred Stock may be listed or admitted to trading, such notice shall state: (A) whether such redemption is being made pursuant to the optional or the mandatory redemption or Change of Control Redemption provisions hereof; (B) the date of redemption; (C) the Redemption Price or, if applicable, the Change of Control Redemption Price; (D) the number of shares of Series A Preferred Stock to be redeemed and, if less than all shares held by such holder or in arrears are to be redeemed, the number of such shares to be redeemed and their method of selection, (E) that if fewer than all the shares represented by any certificate are to be redeemed, a new certificate or certificates representing the unredeemed shares shall be issued without cost to the holder thereof, (F) the place or places where certificates for such issued shares are to be surrendered for payment of the Redemption Price; (G) that dividends on the shares to be redeemed shall cease to accrue on the date of redemption; (H) that the certificate or certificates representing the shares to be redeemed must be surrendered; and (I) all instructions and materials necessary to enable the holders of Series A Preferred Stock to surrender their outstanding shares to be redeemed. Upon the mailing of any such notices of redemption, the Corporation shall become obligated to redeem at the time of redemption specified thereon all shares called for redemption.

(iii) If notice has been mailed in accordance with Section 4(c)(ii) above and provided that on or before the date of redemption specified in such notice, all funds necessary for such redemption shall have been set aside by the Corporation, separate and apart from its other funds in trust for the pro rata benefit of the holders of the shares so called for redemption, so as to be, and to continue to be available therefor, then, from and after the date of redemption, dividends on the shares of the Series A Preferred Stock so called for redemption shall cease to accrue, and said shares shall no longer be deemed to be outstanding and shall not have the status of shares of Series A Preferred Stock, and all rights of the holders thereof as shareholders of the Corporation (except the right to receive from the Corporation the Redemption Price) shall cease. Upon surrender, in accordance with said notice, of the certificates for any issued shares so redeemed (properly endorsed or assigned for transfer, if the Corporation shall so require and the notice shall so state), such shares shall be redeemed by the Corporation at the Redemption Price by mailing a check to such holder’s last registered address listed on the stock transfer records of the Corporation, or as otherwise agreed by the holders of Series A Preferred Stock and the Corporation. In case fewer than all the shares represented by any such certificate are redeemed, a new certificate or certificates shall be issued representing the unredeemed shares without cost to the holder thereof.

(iv) Any funds deposited with a bank or trust company for the purpose of redeeming Series A Preferred Stock shall be irrevocable except that: (A) the Corporation shall be entitled to receive from such bank or trust company the interest or other earnings, if any, earned on any money so deposited in trust, and the holders of any shares redeemed shall have no claim to such interest or other earnings; and (B) any balance of monies so deposited by the Corporation and unclaimed by the holders of the Series A Preferred Stock entitled thereto at the expiration of six years from the applicable date of redemption shall be repaid, together with any interest or other earnings earned thereon, to the Corporation, and after any such repayment, the holders of the shares entitled to the funds so repaid to the Corporation shall look only to the Corporation for payment without interest or other earnings.

(v) No Series A Preferred Stock may be redeemed except with funds legally available for the payment of the Redemption Price.

(vi) Notwithstanding the foregoing provisions of this Section 4, unless the full cumulative dividends, if any, on all outstanding shares of Series A Preferred Stock shall have been paid or contemporaneously are declared and paid, none of the shares of Series A Preferred Stock shall be redeemed unless all outstanding shares of Series A Preferred Stock are simultaneously redeemed.

(vii) All shares of Series A Preferred Stock redeemed pursuant to this Section 4 shall be retired and shall be restored to the status of authorized and unissued shares of Preferred Stock, without designation as to series and may thereafter be reissued as shares of any series of Preferred Stock other than shares of Series A Preferred Stock

(viii) In redeeming any shares pursuant to this Section 4, the Corporation shall comply with any tender offer rules under the Exchange Act which may then be applicable, including Rules 13e-4 and 14e-1. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Statement of Resolution, the Corporation shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations hereunder by virtue thereof.

5.	CHANGE OF CONTROL

(a) Upon the occurrence of a Change of Control, each holder of issued shares of Series A Preferred Stock shall have the right to require the Corporation to repurchase all or any part of such holder’s outstanding shares of Series A Preferred Stock not otherwise subject to a Change of Control Redemption or an optional redemption pursuant to an offer by the Company, pursuant to the offer described below (the “Change of Control Offer”) at an offer price in cash (the “Change of Control Offer Price”) equal to the sum of (i) 101% of the Liquidation Preference plus (ii) accrued and unpaid dividends (including an amount equal to a prorated dividend from the immediately preceding Dividend Accrual Date to the Change of Control Payment Date), if any (the “Change of Control Payment”).

(b) Within ten (10) days following any Change of Control, the Corporation shall mail or cause to be mailed a notice to each holder of Series A Preferred Stock at his or her last registered address listed on the stock transfer records of the Corporation with a copy to the Transfer Agent, which notice shall state

(i) that a Change of Control has occurred and the circumstances and relevant facts regarding such Change of Control,

(ii) that the Change of Control Offer is being made pursuant to this Section 5 for all outstanding shares of Series A Preferred Stock (not otherwise selected for a Change of Control Redemption) and that all shares of Series A Preferred Stock properly tendered shall be accepted for payment,

(iii) the identification of all shares of Series A Preferred Stock selected for an optional redemption upon a Change of Control pursuant to Section 4(a) hereof;

(iv) that each holder of shares of Series A Preferred Stock has the right to require the Corporation to repurchase his or her outstanding shares of Series A Preferred Stock at the Change of Control Offer Price in cash if such holder complies with the terms of the Change of Control Offer;

(v) the Change of Control Offer Price and the purchase date, which date shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed (the “Change of Control Payment Date”),

(vi) that any shares of Series A Preferred Stock not properly tendered shall continue to accrue dividends,

(vii) that, unless the Corporation defaults in the payment of the Change of Control Payment, all shares of Series A Preferred Stock accepted for payment pursuant to the Change of Control Offer shall cease to accrue dividends after the Change of Control Payment Date;

(viii) that holders electing to have any shares of Series A Preferred Stock purchased pursuant to a Change of Control Offer shall be required to surrender the shares of Series A Preferred Stock or transfer the shares of Series A Preferred Stock to the Transfer Agent at the address specified in the notice, prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

(ix) that holders shall be entitled to withdraw their election if the Transfer Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the holder, the amount of Series A Preferred Stock delivered for purchase, and a statement that such holder is withdrawing its election to have such shares of Series A Preferred Stock purchased;

(x) that holders whose shares of Series A Preferred Stock are being purchased only in part shall be issued new certificates of Series A Preferred Stock equal in amount to the unpurchased portion of the Series A Preferred Stock surrendered; and

(xi) all instructions and materials necessary to enable the holders of Series A Preferred Stock to surrender their outstanding shares pursuant to the Change of Control Offer

(c) On the Change of Control Payment Date, the Corporation shall, to the extent lawful (i) accept for payment all shares of Series A Preferred Stock or portions thereof properly tendered pursuant to the Change of Control Offer, (ii) deposit with the Transfer Agent an amount equal to the Change of Control Payment in respect of all shares of Series A Preferred Stock or portions thereof so tendered and (iii) deliver or cause to be delivered to the holders of Series A Preferred Stock so accepted an Officers’ Certificate stating the aggregate amount of Series A Preferred Stock or portions thereof being purchased by the Corporation. The Corporation shall promptly pay to each holder of shares of Series A Preferred Stock so tendered the Change of Control Payment for such shares of Series A Preferred

Stock by mailing a check to such holder’s last registered address listed on the stock transfer records of the Corporation, or as otherwise agreed by the holders of the Series A Preferred Stock and if applicable, the Corporation, and the Corporation shall promptly mail to each such holder a new certificate or certificates representing any unpurchased portion of the Series A Preferred Stock surrendered, if any

(d) The Corporation shall comply with any tender offer rules under the Exchange Act which may then be applicable, including Rules 13e-4 and 14e-l, in connection with any offer required to be made by the Corporation to repurchase the Series A Preferred Stock as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Statement of Resolution, the Corporation shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations hereunder by virtue thereof.

(e) On the Change of Control Payment Date, unless the Corporation defaults in the payment for the shares of Series A Preferred Stock tendered and not withdrawn pursuant to the Change of Control Offer, all rights with respect to such shares shall forthwith cease and terminate, except the right of the holder thereof to receive payment therefor, on the Change of Control Payment Date

(f) Notwithstanding the foregoing, prior to complying with the provisions of this Section 5, but in any event within ninety (90) days following a Change of Control, the Corporation shall either repay all of its outstanding indebtedness, perform all of its obligations or obtain all of the requisite consents, if any, necessary under all agreements restricting or prohibiting its repurchase of the shares of Series A Preferred Stock required by this covenant. In addition, the Corporation shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

6.	VOTING RIGHTS.

(a) The holders of record of shares of Series A Preferred Stock shall not be entitled to any voting rights except:

(i) as required by law,

(ii) as provided in Section 6(e) below,

(iii) as provided in Section 6(f) below,

(iv) that holders of a majority of the outstanding shares of Series A Preferred Stock, voting as a separate class, shall (A) upon the accumulation of accrued and unpaid dividends on the outstanding Series A Preferred Stock in an amount equal to six full quarterly dividends, (B) upon the failure of the Corporation to satisfy any mandatory redemption or repurchase obligation (including, without limitation, pursuant to any required Change of Control Offer) with respect to the Series A Preferred Stock, (C) upon the failure of the Corporation to make a Change of Control Offer within 30 days following any Change of Control or (D) upon the failure of the Corporation to comply with the provisions of Sections 7(a), (b) or (c) below (each of the events described in clauses (A), (B), (C) and (D) being referred to herein as a “Voting Rights Triggering Event”), be entitled to elect two members to the Board of Directors. Upon the election of any members to the Board of Directors pursuant to the foregoing provision, such directors shall become additional directors of the Corporation and the authorized number of directors of the Corporation shall thereupon be automatically increased by such number of directors; and

(v) notwithstanding the provisions of Section 5 above, the holders of a majority of the outstanding shares of Series A Preferred Stock may, by written consent, waive or modify the Corporation’s obligation to make a Change of Control Offer pursuant to Section 5 above.

(b) Whenever a voting right pursuant to Section 6(a)(ii), (iii), (iv) or (v) shall have vested, such right may be exercised initially either at a special meeting of the holders of Series A Preferred Stock, called as hereinafter provided, or at any regularly scheduled annual meeting of shareholders, and thereafter at such annual meetings or by the written consent of the holders of Series A Preferred Stock. The right of the holders of Series A Preferred Stock to elect directors may be exercised until all dividends to which the holders of Series A Preferred Stock shall have been entitled for all previous Dividend Periods shall have been paid in full or such other Voting Rights Triggering Event has been cured or waived, at which time the right of the holders of Series A Preferred Stock to elect such number of directors shall cease, the term of such directors previously elected shall thereupon terminate, and the authorized number of directors of the Corporation shall thereupon return to the number of authorized directors otherwise in effect but subject always to the same provisions for the renewal and divestment of such special voting rights in the case of any such future Voting Rights Triggering Event. Any waiver of a Voting Rights Triggering Event pursuant to this Section 6(b) shall be approved by the holders of a majority of the outstanding shares of Series A Preferred Stock, voting as a separate class, and may be exercised pursuant to the voting procedures set forth in this Section 6(b).

(c) At any time when a voting right shall have vested in the holders of Series A Preferred Stock and if such right shall not already have been initially exercised, a proper officer of the Corporation shall, upon the written request of any holder of record of Series A Preferred Stock then outstanding, addressed to the Secretary of the Corporation, call a special meeting of holders of Series A Preferred Stock. Such meeting shall be held at the earliest practicable date upon the notice required for annual meetings of shareholders at the place for holding annual meetings of shareholders of the Corporation or, if none, at a place designated by the Secretary of the Corporation. If such meeting shall not be called by the proper officers of the Corporation within thirty (30) days after the personal service of such written request upon the Secretary of the Corporation, or within thirty (30) days after mailing the same within the United States, by registered mail addressed to the Secretary of the Corporation at its principal office (such mailing to be evidenced by the registry receipt issued by the postal authorities), then the holders of record of 10% of the shares of Series A Preferred Stock then outstanding may designate in writing a holder of Series A Preferred Stock to call such meeting at the expense of the Corporation, and such meeting may be called by such person so designated upon the notice required for annual meetings of shareholders and shall be held at the place for holding annual meetings of the Corporation or, if none, at a place designated by such holder. Any holder of Series A Preferred Stock that would be entitled to vote at such meeting shall have access to the stock books of the Corporation for the purpose of causing a meeting of shareholders to be called pursuant to the provisions of this Section 6(c). Notwithstanding the provisions of this Section 6(c), however, no such special meeting shall be called if any such request is received less than ninety (90) days before the date fixed for the next ensuing annual or special meeting of shareholders.

(d) If a director so elected by the holders of Series A Preferred Stock shall cease to serve as a director before his term shall expire, the holders of Series A Preferred Stock then outstanding may, at a special meeting of the holders called as provided above, elect a successor to hold office for the unexpired term of the director whose place shall be vacant

(e) In addition to any affirmative vote of shareholders required by law or the Articles of Incorporation, the affirmative vote or written consent of the holders of at least 66 2/3% of the shares of Series A Preferred Stock at the time outstanding, voting as a separate class, given in person or by proxy, by vote at any meeting called for the purpose or by written consent shall be necessary for effecting or validating:

(i) Any amendment, alteration or repeal of any of the provisions of the Articles of Incorporation, or of the Bylaws of the Corporation, which affects adversely the voting powers, preferences and relative, participating, optional and other special rights of the holders of shares of Series A Preferred Stock, provided, however, that

(A) any amendment to the provisions of the Articles of Incorporation so as to authorize or create, or to increase the authorized amount of any class of, or any security convertible into, Junior Securities shall not be deemed to affect adversely the voting powers, preferences and relative, participating, optional and other special rights of the holders of shares of Series A Preferred Stock, and

(B) any amendment to the provisions of the Articles of Incorporation so as to authorize or create, or to increase the authorized amount of any class of, or any security convertible into, any Senior Securities shall be deemed to affect adversely the voting powers, preferences and relative, participating, optional and other special rights of the holders of shares of Series A Preferred Stock;

(ii) any purchase, redemption or other acquisition for value (or payment into or setting aside as a sinking fund for such purpose) of any shares of Common Stock or other capital stock of the Corporation, provided, however, that no such consent of the holders of Series A Preferred Stock shall be required for the repurchase of shares of Common Stock from officers, directors or employees of the Corporation or any subsidiary pursuant to agreements under which the Corporation has the option to repurchase such shares upon the occurrence of certain events, including the termination of employment by or service to the Corporation or any subsidiary, and provided, further, that without the approval, by vote or written consent, of the holders of 66 2/3% of the Series A Preferred Stock, the total amount applied to the repurchase of shares of Common Stock shall not exceed $1,000,000 during any fiscal year of the Corporation, or

(iii) Any declaration or payment of any dividends on or declaration or making of any other distribution, direct or indirect (other than a dividend payable solely in shares of Common Stock), on account of the Common Stock or setting apart any sum for any such purpose unless all accrued and unpaid dividends on Series A Preferred Stock have been paid.

(f) In addition to any affirmative vote of shareholders required by law or the Articles of Incorporation, the affirmative vote or written consent of the holders of at least 50% of the shares of Series A Preferred Stock at the time outstanding, voting as a separate class, given in person or by proxy, by vote at any meeting called for the purpose or by written consent, shall be necessary for effecting any (i) issuance of additional shares of Series A Preferred Stock, other than in payment of dividends pursuant to Section 2 hereof, or (ii) issuance of Parity Securities.

7.	CERTAIN COVENANTS.

(a) Merger, Consolidation and Sale of Assets. Without the affirmative vote or written consent of holders of a majority of the outstanding shares of Series A Preferred Stock, voting as a class, the Corporation may not consolidate or merge with or into (whether or not the Corporation is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another Person unless: (i) the resulting, surviving or transferee Person (the “Successor Corporation”) is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia; (ii) the Series A Preferred Stock shall be converted into or exchanged for and shall become shares of the Successor Corporation having in respect of the Successor Corporation substantially the same powers, preferences and relative participating, optional or other special rights, and the qualifications, limitations or restrictions thereon, that the Series A Preferred Stock had immediately prior to such transaction, (iii) the Successor Corporation shall have Consolidated Net Worth immediately after the transaction (but prior to any revaluation or recalculation of Consolidated Net Worth as of the transaction relating to a carryover basis (if any) of the assets acquired in the transaction (as determined in accordance with GAAP)) equal to or greater than the Consolidated Net Worth of the Corporation immediately preceding the transaction; and (iv) the Corporation shall deliver to the transfer agent prior to the consummation of the proposed transaction an Officers’ Certificate and an opinion of counsel to the effect that such sale, assignment, transfer, lease, conveyance or other disposition complies with the terms of this Statement of Resolution and that all conditions precedent to such sale, assignment, transfer, lease, conveyance or other disposition have been satisfied

(b) Junior Payments. So long as any shares of Series A Preferred Stock are outstanding, the Corporation shall not declare, pay or set apart for payment on any Junior Securities or Parity Securities any dividends whatsoever, whether in cash, property or otherwise (other than dividends payable in shares of the class or series upon which such dividends are declared or paid, or payable in shares of Common Stock with respect to Junior Securities other than Common Stock, together with cash in lieu of fractional shares), nor shall the Corporation make any distribution on any Junior Securities or Parity Securities, nor shall any Junior Security or Parity Security be purchased, redeemed or otherwise acquired or retired for value by the Corporation or any of its Subsidiaries, nor shall any monies be paid or made available for a sinking fund for the purchase or redemption of any Junior Security or Parity Security (each, a “Junior Payment”), unless all dividends, redemption payments, Change of Control Payments or other payments to which the holders of Series A Preferred Stock shall have been entitled at the time of such Junior Payment shall have been paid or declared and a sum of money sufficient for the payment thereof shall have been set apart; provided, however, that until May 1, 1999, no Junior Payments, other than with respect to the Common Stock, may be made in cash. Notwithstanding the foregoing, if the Corporation is unable to meet its payment obligations with respect to dividends, redemption payments, Change of Control Payments or other payments with respect to the Series A Preferred Stock and other Parity Securities as described herein, holders of Series A Preferred Stock and Parity Securities shall share equally and ratably in any payments by the Corporation with respect thereto

(c) Reports. So long as any shares of Series A Preferred Stock are outstanding, the Corporation shall furnish to the holders of Series A Preferred Stock, within 15 days after filing them with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may by rules and regulations prescribe) that the Corporation is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act. If the Corporation is nevertheless not subject to the requirements of Section 13 or

15(d) of the Exchange Act, the Corporation shall nevertheless file with the Commission and furnish to the holders of Series A Preferred Stock, on the date upon which it would have been required to file with the Commission, financial statements, including any notes thereto (and with respect to annual reports, an auditor’s report by a firm of established national reputation), and a “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” both comparable to that which the Corporation would have been required to include in such annual reports, information, documents or other reports if the Corporation were subject to the requirements of Section 13 or l5(d) of the Exchange Act, provided, however, that the Corporation shall not be required to register under the Exchange Act by virtue of this provision, if it were not otherwise required to do so.

So long as any shares of Series A Preferred Stock are outstanding, if the Corporation is required to furnish annual and quarterly reports to its shareholders pursuant to the Exchange Act, the Corporation shall furnish to each holder thereof any annual report furnished to its shareholders generally and any quarterly or other financial reports it furnishes to its shareholders generally, at his or her address listed on the stock transfer records of the Corporation. If the Corporation is not required to furnish annual or quarterly reports to its shareholders pursuant to the Exchange Act, the Corporation shall cause its financial statements referred to in the immediately preceding paragraph, including any notes thereto (and with respect to annual reports, an auditor’s report by a firm of established national reputation), and a “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” to be so mailed to the holders within 120 days after the end of each of the Corporation’s fiscal years and within 60 days after the end of each of the first three fiscal quarters of each year.

8.	EXCLUSION OF OTHER RIGHTS.

Except as may otherwise be required by law, the shares of Series A Preferred Stock shall not have any voting powers, preferences and relative, participating, optional or other special rights, other than those specifically set forth in this resolution (as such resolution may be amended from time to time) and in the Articles of Incorporation. The shares of Series A Preferred Stock shall have no preemptive or subscription rights. The shares of Series A Preferred Stock shall not be convertible into Common Stock or other securities of the Corporation at the election of the holders thereof or the Corporation.

9.	ACTION BY WRITTEN CONSENT.

Any action by the holders of shares of Series A Preferred Stock required to be taken or which may be taken at any annual or special meeting of such holders of Series A Preferred Stock of the Corporation or pursuant to this Statement of Resolution or required by the Texas Business Corporation Act to be taken at any annual or special meeting of the holders of Series A Preferred Stock may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth action so taken or to be taken, is signed by the holders of shares of Series A Preferred Stock having not less than the minimum number of votes that would be necessary to take such action at a meeting at which all of the holders of Series A Preferred Stock were present and voted

10.	HEADINGS OF SUBDIVISIONS.

The headings of the various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof

11.	SEVERABILITY OF PROVISIONS.

If any voting powers, preferences and relative, participating, optional and other special rights of the Series A Preferred Stock and qualifications, limitations and restrictions thereof set forth in this resolution (as such resolution may be amended from time to time) is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other voting powers, preferences and relative, participating, optional and other special rights of Series A Preferred Stock and qualifications, limitations and restrictions thereof set forth in this resolution (as so amended) which can be given effect without the invalid, unlawful or unenforceable voting powers, preferences and relative, participating, optional and other special rights of Series A Preferred Stock and qualifications, limitations and restrictions thereof shall, nevertheless, remain in full force and effect and no voting powers, preferences and relative, participating, optional or other special rights of Series A Preferred Stock and qualifications, limitations and restrictions thereof herein set forth shall be deemed dependent upon any other such voting powers, preferences and relative, participating, optional or other special rights of Series A Preferred Stock and qualifications, limitations and restrictions thereof unless so expressed herein.

IN WITNESS WHEREOF, the Corporation has caused this certificate to be duly executed by Gary R. Hedrick, Vice President, and attested by Michael L. Blough, Assistant Secretary, this 7th day of February 1996

EL PASO ELECTRIC COMPANY

By:	/s/ Gary R. Hedrick
Name:	Gary R. Hedrick
Title:	Vice President

ATTEST.

By:	/s/ Michael L. Blough
Name:	Michael L. Blough
Title:	Assistant Secretary

Corporations Section P.O. Box 13697 Austin, Texas 78711-3697	Roger Williams Secretary of State

Office of the Secretary of State

The undersigned, as Secretary of State of Texas, does hereby certify that the document, Articles of Incorporation for EL PASO ELECTRIC COMPANY (file number: 1073400), a Domestic For-Profit Corporation, was filed in this office on August 30, 1901.

It is further certified that the entity status in Texas is in existence.

It is further certified that our records indicate GARY SANDERS as the designated registered agent for the above named entity and the designated registered office for said entity is as follows:

123 WEST MILLS

EL PASO, TX - 79901 1341 USA

In testimony whereof, I have hereunto signed my name officially and caused to be impressed hereon the Seal of State at my office in Austin, Texas on March 23, 2006.

Roger Williams
Secretary of State

Come visit us on the internet at http://www.sos.state.tx.us/
Phone: (512) 463-5555	Fax: (512) 463-5709	TTY: 7-1-1
Prepared by: SOS-WEB		Document: 122061410003

Filed in the Office of the
Office of the Secretary of State	Secretary of State of Texas
Corporations Section	Filing #: 1073400 10/03/2005
P.O. Box 13697	Document #: 104973410002
Austin, Texas 7871-3697	Image Generated Electronically
(Form 401)	for Web Filing

CHANGE OF REGISTERED AGENT/REGISTERED OFFICE

1.	The name of the entity is:

EL PASO ELECTRIC COMPANY

The file number issued to the entity by the Secretary of State is 1073400.

2.	The entity is: (Check one)

	☒	A business corporation, professional corporation, or professional association, which has authorized the changes indicated below through its board of directors or by an officer of the corporation so authorized by its board of directors, as provided by the Texas Business Corporation Act.

	☐	A non-profit corporation, which has authorized the changes indicated below through its board of directors or by an officer of the corporation so authorized by its board of directors, or through its members in whom management of the corporation is vested pursuant to article 2.14C, as provided by the Texas Non-Profit Corporation Act.

	☐	A limited liability company, which has authorized the changes indicated below through its members or managers, as provided by the Texas Limited Liability Company Act.

	☐	A limited partnership, which has authorized the changes indicated below through its partners, as provided by the Texas Revised Limited Partnership Act.

	☐	A foreign limited liability partnership, which has authorized the changes indicated below, as provided by the Texas Revised Partnership Act.

	☐	An out-of-state financial institution, which has authorized the changes indicated below in the manner provided under the laws governing its formation.

3.	The registered office address as PRESENTLY shown in the records of the Texas Secretary of State is:

123 WEST MILLS, El Paso, TX, USA 79901-1341

4.	☐	A. The address of the NEW registered office is: (Please provide street address, city, state and ZlP code. The address must be in Texas.)

OR

	☒	B. The registered office address will not change.

5.	The name of the registered agent as PRESENTLY shown in the records of the Texas Secretary of State is: Raul A Carrillo Jr.

6.	☒	A. The name of the NEW registered agent is: Gary Sanders.

OR

	☐	B. The registered agent will not change.

7.	Following the changes shown above, the address of the registered office and the address of the office of the registered agent will continue to be identical, as required by law.

8.	☒	A. This document will become effective when the document is filed by the Secretary of State.

	☐	B. This document will become effective at a later date, which is not more than ninety (90) days from the date of its filing by the Secretary of State. The delayed effective date is:

By:	Gary R. Hedrick
(A person authorized to sign on behalf of the entity)

FILING OFFICE COPY

BYLAWS OF

EL PASO ELECTRIC COMPANY

A Texas Corporation

BYLAWS OF

EL PASO ELECTRIC COMPANY

TABLE OF CONTENTS

PAGE
PREAMBLE		-1-

ARTICLE I – OFFICES		-1-
Section 1.	REGISTERED OFFICE AND AGENT	-1-
Section 2.	OTHER OFFICES	-1-

ARTICLE II – SHAREHOLDERS		-1-
Section 1.	MEETINGS	-1-
Section 2.	ANNUAL MEETINGS	-1-
Section 3.	SPECIAL MEETINGS	-1-
Section 4.	FIXING RECORD DATE	-2-
Section 5.	NOTICE OF SHAREHOLDERS’ MEETINGS	-2-
Section 6.	VOTING LIST	-2-
Section 7.	VOTING SHARES	-3-
Section 8.	QUORUM	-3-
Section 9.	NOMINATION OF DIRECTORS	-4-
Section 10.	PROPOSALS OF SHAREHOLDERS	-4-
Section 11.	MAJORITY/PLURALITY VOTE	-5-
Section 12.	ACTION BY WRITTEN CONSENT WITHOUT A MEETING	-5-

ARTICLE III – DIRECTORS		-6-
Section 1.	BOARD OF DIRECTORS	-6-
Section 2.	NUMBER OF DIRECTORS; ELECTION; TERM; QUALIFICATION	-6-
Section 3.	VACANCIES AND NEWLY CREATED DIRECTORSHIPS	-7-
Section 4.	REMOVAL OF DIRECTORS	-8-
Section 5.	MEETINGS	-8-
Section 6.	FIRST MEETING	-8-
Section 7.	REGULAR MEETINGS	-8-
Section 8.	SPECIAL MEETINGS	-8-
Section 9.	NOTICES	-8-

-i-

Section 10.	QUORUM; MAJORITY VOTE	-8-
Section 11.	CONSENT OF DIRECTORS	-9-
Section 12.	TELEPHONIC MEETING	-9-
Section 13.	COMMITTEES OF DIRECTORS	-9-
Section 14.	COMPENSATION OF DIRECTORS	-10-
Section 15.	RESIGNATION	-10-

ARTICLE IV – NOTICES		-10-
Section 1.	METHOD OF NOTICE	-10-
Section 2.	WAIVER OF NOTICE	-10-

ARTICLE V – OFFICERS		-11-
Section 1.	OFFICERS	-11-
Section 2.	ELECTION	-11-
Section 3.	TERM; REMOVAL; RESIGNATION; VACANCIES; COMPENSATION	-11-
Section 4.	CHAIRMAN OF THE BOARD	-12-
Section 5.	PRESIDENT	-12-
Section 6.	VICE PRESIDENTS	-12-
Section 7.	SECRETARY AND ASSISTANT SECRETARIES	-12-
Section 8.	TREASURER AND ASSISTANT TREASURERS	-13-

ARTICLE VI – CERTIFICATES AND SHAREHOLDERS		-14-
Section 1.	CERTIFICATES OF SHARES	-14-
Section 2.	TRANSFER OF SHARES	-15-
Section 3.	REGISTERED SHAREHOLDERS	-15-
Section 4.	LOST CERTIFICATES	-15-

ARTICLE VII – INDEMNIFICATION; INSURANCE		-15-
Section 1.	INDEMNIFICATION	-15-
Section 2.	ADVANCEMENT OR REIMBURSEMENT OF EXPENSES	-16-
Section 3.	DETERMINATION OF REQUEST	-16-
Section 4.	EFFECT OF CERTAIN PROCEEDINGS	-17-
Section 5.	EXPENSES OF ENFORCEMENT OF ARTICLE	-17-
Section 6.	INSURANCE AND SELF-INSURANCE ARRANGEMENTS	-17-
Section 7.	SEVERABILITY	-18-
Section 8.	DEFINITIONS	-18-

ARTICLE VIII – GENERAL PROVISIONS		-20-
Section 1.	DISTRIBUTIONS AND SHARE DIVIDENDS	-20-

-ii-

Section 2.	RESERVES	-20-
Section 3.	CONTRACTS	-20-
Section 4.	DEPOSITS	-20-
Section 5.	BOOKS AND RECORDS	-20-
Section 6.	CHECKS	-21-
Section 7.	FISCAL YEAR	-21-
Section 8.	SEAL	-21-

ARTICLE IX – BYLAWS		-21-
Section 1.	AMENDMENTS	-21-
Section 2.	CONSTRUCTION	-21-
Section 3.	TABLE OF CONTENTS: HEADINGS	-21-

-iii-

BYLAWS

OF

EL PASO ELECTRIC COMPANY

A Texas Corporation

PREAMBLE

These Bylaws are subject to, and governed by, the Texas Business Corporation Act (the “TBCA”) and the Amended and Restated Articles of Incorporation (“Articles of Incorporation”) of El Paso Electric Company, a Texas corporation (the “Corporation”). In the event of a direct conflict between the provisions of these Bylaws and the mandatory provisions of the TBCA from time to time in effect or the provisions of the Articles of Incorporation, such provisions of the TBCA or the Articles of Incorporation, as the case may be, will be controlling.

ARTICLE I

OFFICES

Section 1. REGISTERED OFFICE AND AGENT. The registered office and registered agent of the Corporation shall be as designated from time to time by the appropriate filing by the Corporation with the Office of the Secretary of State of the State of Texas.

Section 2. OTHER OFFICES. The Corporation may also have offices at such other places both within and without the State of Texas as the Board of Directors may from time to time determine or the business of the Corporation may require or as may be desirable.

ARTICLE II

SHAREHOLDERS

Section 1. MEETINGS. All meetings of shareholders for any purpose shall be held at such times and places, within or without the State of Texas, as shall be stated in the notices of the meetings or in executed waivers of notice thereof.

Section 2. ANNUAL MEETINGS. The annual meeting of shareholders shall be held annually at such date and time as shall be designated from time to time by the Board of Directors and stated in the notice of meeting; provided, no annual meeting of shareholders shall be held prior to January 1, 1997. Failure to hold the annual meeting at the designated time shall not work a dissolution of the Corporation.

Section 3. SPECIAL MEETINGS. Special meetings of the shareholders, for any purpose or purposes may be called by the Chairman of the Board or the President, unless otherwise prescribed by law or by the Articles of Incorporation, and shall be called by the

Chairman of the Board, the President or Secretary at the request in writing of a majority of the Board of Directors, or at the request in writing of shareholders owning at least 25% of the outstanding shares of capital stock entitled to vote at such meeting, or as provided in the Articles of Incorporation. The record date for determining the shareholders entitled to call a special meeting shall be determined in accordance with Section 4 of this Article II. A request for a special meeting shall state the purpose or purposes of the proposed meeting. The person receiving the written request shall within five (5) days from the date of its receipt cause notice of the meeting to be given in the manner provided in Section 5 of this Article II. If, and only if, the person does not give notice of the meeting within five (5) days after the date of receipt of written request, the person or persons calling the meeting may fix the time of meeting and give notice in the manner provided in Section 5 of this Article II. Business transacted at any special meeting of shareholders shall be limited to the purposes stated in the notice of such meeting or in an executed waiver of notice thereof.

Section 4. FIXING RECORD DATE. The Board of Directors shall fix and shall have the exclusive authority to fix, in advance, a date as the record date for the purpose of determining shareholders entitled to notice of or to vote at any annual or special meeting of shareholders or any adjournment thereof, or shareholders entitled to receive a distribution by the Corporation (other than a distribution involving a purchase or redemption by the Corporation of any of its own shares) or a share dividend, or in order to make a determination of shareholders for any other proper purpose. Such date, in any case, shall not be more than sixty (60) days, and in the case of a meeting of shareholders not less than ten (10) days, prior to the date on which the particular action requiring such determination of shareholders is to be taken.

Section 5. NOTICE OF SHAREHOLDERS’ MEETINGS. Written or printed notice stating the place, day and hour of each meeting of shareholders, and in the case of a special meeting (or if otherwise required by law), the purpose or purposes for which it is called, shall be delivered (unless otherwise required by law) not less than ten (10) nor more than sixty (60) days before the date of the meeting, either personally or by mail, by or at the direction of the Chairman of the Board, the President, the Secretary, or the officer or person calling the meeting, to each shareholder of record entitled to vote at such meeting.

Any notice required to be given to any shareholder, under any provision of the TBCA, or the Articles of Incorporation of this Corporation or these Bylaws, need not be given to the shareholder if (a) notice of two consecutive annual meetings and all notices of meetings held during the period between those annual meetings, if any, or (b) all (but in no event less than two) payments (if sent by first class mail) of distributions or interest on securities during a twelve-month period, have been mailed to that person, addressed at his or her address as shown on the records of the Corporation, and have been returned undeliverable. If such a person delivers to the Corporation a written notice setting forth his or her then current address, the requirement that notice be given to that person shall be reinstated.

Section 6. VOTING LIST. The officer or agent who has charge of the stock transfer records for shares shall make, at least ten (10) days before every meeting of shareholders, a complete list of the shareholders entitled to vote at the meeting or any adjournment thereof, arranged in alphabetical order, and showing the address of each shareholder and the number of shares held by each shareholder. Such list shall be kept on file at the registered office or the principal place of business of the Corporation and shall be subject to the inspection of any shareholder during usual business hours, for a period of at least ten (10) days prior to the meeting. The list shall also be produced and kept open at the time and place of the meeting during the whole time thereof, and may be inspected by any shareholder. The original stock transfer records shall be prima facie evidence as to who are the shareholders entitled to examine such list or transfer books or to vote at any meeting of the shareholders. Failure to comply with any requirements of this Section 6 shall not affect the validity of any action taken at such meeting.

Section 7. VOTING SHARES. Each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders, except (a) to the extent that the Articles of Incorporation provide for more or less than one vote per share or limit or deny voting rights to the holders of the shares of any class or series or (b) as otherwise provided by law.

Shareholders are prohibited in the Articles of Incorporation from cumulating their votes in any election of Directors of this Corporation.

At any meeting of shareholders, a shareholder having the right to vote may vote either in person or by proxy executed in writing by the shareholder. A telegram, telex, cablegram, or similar transmission by the shareholder, or photographic, photostatic, facsimile, or similar reproduction of a writing executed by the shareholder, shall be treated as an execution in writing for purposes of this Section. No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy. Each proxy shall be revocable unless the proxy form conspicuously states that the proxy is irrevocable and the proxy is coupled with an interest. Any vote may be taken by voice or show of hands unless a shareholder entitled to vote, either in person or by proxy, objects, in which case written ballots shall be used.

Treasury shares, shares of the Corporation’s own stock owned by another corporation (the majority of the voting stock of which is owned or controlled by the Corporation) and shares of the Corporation’s own stock held by the Corporation in a fiduciary capacity shall not be voted (directly or indirectly) at any meeting and shall not be counted in determining the total number of outstanding shares at any given time.

Section 8. QUORUM. The holders of a majority of the shares issued and outstanding and entitled to be voted, present in person or represented by proxy, shall be requisite and shall constitute a quorum at all meetings of shareholders.

If a quorum is present at a meeting of shareholders, the shareholders represented in person or by proxy at the meeting may conduct such business as may be properly brought before the meeting until it is adjourned, and the subsequent withdrawal from the meeting of any shareholder or the refusal of any shareholder represented in person or by proxy to vote shall not affect the presence of a quorum at the meeting.

However, if a quorum shall not be present or represented at a meeting of the shareholders, the holders of a majority of the shares represented in person or by proxy and entitled to vote shall have the power to adjourn the meeting from time to time and to such place, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally called.

Section 9. NOMINATION OF DIRECTORS. Except with respect to the rights of holders of any class or series of stock having a preference over Common Stock of the Corporation as to dividends or upon liquidation to elect directors under specified circumstances, nominations of persons for election to the Board of Directors may be made only (a) by the Board of Directors or a committee appointed by the Board of Directors or (b) by any shareholder who is a shareholder of record at the time of giving of the shareholder’s notice provided for in this Section 9, who shall be entitled to vote at such meeting and who complies with the notice procedures set forth in this Section 9. A shareholder wishing to nominate one or more individuals to stand for election in the election of members of the Board of Directors at an annual or special meeting must provide written notice thereof to the Board of Directors not less than 80 days in advance of such meeting; provided, however, that in the event that the date of the meeting was not publicly announced by the Corporation by a mailing to shareholders, a press release or a filing with the Securities and Exchange Commission pursuant to Section 13(a) or 14(a) of the Securities and Exchange Act of 1934 more than 90 days prior to the meeting, such notice, to be timely, must be delivered to the Board of Directors not later than the close of business on the tenth day following the day on which the date of the meeting was publicly announced. A shareholder’s notice shall set forth (a) the name and address, as they appear on the Corporation’s books, of the shareholder making the nomination or nominations; (b) such information regarding the nominee(s) proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the nominee(s) been nominated or intended to be nominated by the Board of Directors; (c) a representation of the shareholder as to the class and number of shares of capital stock of the Corporation that are beneficially owned by such shareholder, and the shareholder’s intent to appear in person or by proxy at the meeting to propose such nomination; and (d) the written consent of the nominee(s) to serve as a member of the Board of Directors if so elected. No shareholder nomination shall be effective unless made in accordance with the procedures set forth in this Section 9. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a shareholder nomination was not made in accordance with the provisions of the Bylaws, and if the chairman should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

Section 10. PROPOSALS OF SHAREHOLDERS. At any meeting of shareholders, there shall be conducted only such business as shall have been brought before the meeting (a) by or at the direction of the Board of Directors or (b) by any shareholder of the Corporation who is a shareholder of record at the time of giving of the shareholder’s notice provided for in this Section 10, who shall be entitled to vote at such meeting and who complies with the notice procedure set forth in this Section 10. For business to be properly brought before a meeting of shareholders by a shareholder, the shareholder shall have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a shareholder’s notice shall be delivered to or mailed and received at the principal executive offices of the Corporation not less than 80 days in advance of such meeting; provided, however, that in the event that the date of the meeting was not publicly announced by the Corporation by a mailing to shareholders, a press release or a filing with the Securities and Exchange Commission pursuant to Section 13(a) or 14(a) of the Securities and Exchange Act of 1934 more than 90 days prior to the meeting, such notice, to be timely, must be delivered to the Board of Directors not later than the close of business on the tenth day following the day on which the date of the meeting was first so publicly announced. A shareholder’s notice shall set forth as to each matter proposed to be brought before the meeting: (a) a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and, in the event that such business includes a proposal regarding the amendment of either the Articles of Incorporation or Bylaws of the Corporation, the language of the proposed amendment; (b) the name and address, as they appear on the Corporation’s books, of the shareholder proposing such business; (c) a representation of the shareholder as to the class and number of shares of capital stock of the Corporation that are beneficially owned by such shareholder, and the shareholder’s intent to appear in person or by proxy at the meeting to propose such business; and (d) any material interest of such shareholder in such proposal or business. Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at a shareholders meeting unless brought before the meeting in accordance with the procedure set forth in this Section 10. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the provisions of the Bylaws, and if the chairman should so determine, the chairman shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

Section 11. MAJORITY/PLURALITY VOTE. When a quorum is present at any meeting of shareholders, the act of the shareholders relative to any matter (except the election of directors, see below, and except in cases where a different vote is required by express provision of law, the Articles of Incorporation or these Bylaws, in which cases such express provision shall govern and control the decision of such matters) shall be decided by the affirmative vote of the holders of a majority of the shares entitled to vote on that matter and represented in person or by proxy at the meeting.

Directors shall be elected by a plurality of the votes cast by the holders of shares entitled to vote in the election of directors at a meeting of shareholders at which a quorum is present, unless otherwise provided in the Articles of Incorporation.

Section 12. ACTION BY WRITTEN CONSENT WITHOUT A MEETING. Shareholders of the corporation may not take action by written consent without a meeting. Any action required or permitted by law, the Articles of Incorporation, or these Bylaws to be taken at a meeting of the shareholders may be taken only at an annual, regular, or special meeting of shareholders. Notwithstanding the foregoing, the provisions of this Article II, Section 12 shall not apply to the holders of any class or series of preferred stock created pursuant to Article IV of the Articles of Incorporation, provided the resolution or resolutions establishing such class or series of preferred stock expressly permit the holders of such class or series of preferred stock to (a) take any action required to be taken or which may be taken at any annual or special meeting of shareholders of the Corporation or pursuant to the resolution or resolutions establishing such class or series of preferred stock without a meeting or (b) consent in writing, without a meeting, to the taking of any action.

ARTICLE III

DIRECTORS

Section 1. BOARD OF DIRECTORS. The powers of the Corporation shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of, the Board of Directors. Directors need not be residents of the State of Texas or shareholders of the Corporation.

In the discharge of any duty imposed or power conferred upon a Director of the Corporation, including as a member of a committee, the Director may in good faith and utilizing ordinary care rely upon the statements, valuations or information referred to in Article 2.38-3 of the TBCA or upon other information, opinions, reports, or statements, including financial statements and other financial data, concerning the Corporation or another person, that were prepared or presented by (a) one or more officers or employees of the Corporation, (b) legal counsel, public accountants, investment bankers, or other persons as to matters the Director reasonably believes are within the person’s professional or expert competence, or (c) a committee of the Board of Directors of which the Director is not a member. A Director is not relying in good faith within the meaning of the preceding sentence if the Director has knowledge concerning the matter in question that makes reliance otherwise permitted by the above sentence unwarranted.

Section 2. NUMBER OF DIRECTORS; ELECTION; TERM; QUALIFICATION. The Board of Directors shall consist of no less than one director (plus such number of Directors as may be required to be elected from time to time pursuant to the terms of any series of preferred stock that may be issued and outstanding from time to time). Subject to the preceding sentence, the number of Directors which shall constitute the whole Board of Directors shall from time to time be fixed and determined by resolution adopted by the Board of Directors. The Directors of the Corporation (exclusive of Directors who are elected pursuant to the terms of, and serve as representatives of the holders of, any series of preferred stock of the Corporation) shall be referred to herein as “Classified Directors” and shall be divided into three classes, with the first class referred to herein as “Class 1,” the second class as “Class 2,” and the third class as “Class 3.” If the total number of Classified Directors equals a number divisible by three, then the number of Directors in each of Class 1, Class 2, and Class 3 shall be that number of Directors equal to the total number of Directors divided by three. If, however, the total number of Classified Directors equals a number that is not divisible by three, each such class of Directors shall consist of that number of Directors as nearly equal in number as possible to the total number of Directors divided by three, as determined by the Board of Directors in advance of each respective election of Directors by the shareholders of the Corporation then entitled to vote in such election. The term of office of the initial Class 1 Directors shall expire at the 1997 annual meeting of shareholders, the term of office of the initial Class 2 Directors shall expire at the 1998 annual meeting of shareholders and the term of office of the initial Class 3 Directors shall expire at the 1999 annual meeting of shareholders, with each director to hold office until his successor shall have been duly elected and qualified. At each annual meeting of shareholders, commencing with the 1997 annual meeting. Directors elected to succeed those Directors whose terms then expire shall be elected for a term of office to expire at the third succeeding annual meeting of shareholders after their election, with each director to hold office until his successor shall have been duly elected and qualified.

Notwithstanding the foregoing, whenever the holders of any one or more classes or series of preferred stock issued by the Corporation shall have the right, voting separately by series or by class (excluding holders of Common Stock), to elect Directors at an annual or special meeting of shareholders, the election, term of office, filling of vacancies, and other features of such Directorships shall be governed by the terms of the Articles of Incorporation (including any amendment to the Articles of Incorporation that designates a series of preferred stock), and such Directors so elected by the holders of preferred stock shall not be divided into classes pursuant to this Section 2 of this Article III unless expressly provided by the terms of the Articles of Incorporation.

Section 3. VACANCIES AND NEWLY CREATED DIRECTORSHIPS. Vacancies occurring on the Board of Directors may be filled by election at an annual or special meeting of shareholders called for that purpose, or by a majority of the remaining Directors, though less than a quorum. A Director elected to fill the vacancy shall be elected for the unexpired term of his or her predecessor in office.

Any directorship to be filled by reason of any increase in the number of Directors may be filled by election at an annual or special meeting of shareholders called for that purpose, or by the Board of Directors for a term of office continuing only until the next election of one or more Directors by the shareholders; provided, however, that the Board of Directors may not fill more than two such directorships during the period between any two successive annual meetings of shareholders.

Notwithstanding the foregoing, whenever the holders of any class or series of shares, or group of classes or series of shares, of stock of the Corporation are entitled to elect one or more Directors by the provisions of the Articles of Incorporation, any vacancies in such directorships and any newly created directorships of such class or series to be filled by reason of an increase in the number of such Directors may be filled by the affirmative vote of a majority of the Directors elected by such class or series, or by such group, then in office, or by a sole remaining Director so elected, or by the vote of the holders of the outstanding shares of such class or series, or of such group, at an annual or special meeting called for that purpose and such directorships shall not in any case be filled by the vote of the remaining Directors or the holders of the outstanding shares as a whole unless otherwise provided in the Articles of Incorporation.

Section 4. REMOVAL OF DIRECTORS. Except to the extent limited by law or the Articles of Incorporation, at any meeting of shareholders called expressly for purposes of removal, any Director or the entire Board of Directors may be removed, with cause, by the holders of a majority of shares entitled to vote at an election of Directors; provided, however, that whenever the holders of any class or series of shares, or any group of classes or series of shares, of stock of the Corporation are entitled to elect one or more Directors by the provisions of the Articles of Incorporation, only the holders of shares of that class or series or group shall be entitled to vote for or against the removal of any Directors elected by the holders of that class or series or group. If the Articles of Incorporation should be amended so as to permit cumulative voting and if less than the entire Board of Directors is to be removed, no one of the Directors may be removed if the votes cast against his or her removal would be sufficient to elect him if then cumulatively voted at an election of the entire Board of Directors, or if there be classes of Directors, at an election of the class of Directors of which he is a part.

Section 5. MEETINGS. The Board of Directors of the Corporation may hold meetings, both regular and special, within or without the State of Texas.

Section 6. FIRST MEETING. The first meeting of each newly elected Board of Directors shall be held without further notice immediately following the annual meeting of shareholders, and at the same place, unless by the unanimous consent of the Directors, then elected and serving, such time or place shall be changed.

Section 7. REGULAR MEETINGS. Regular meetings of the Board of Directors may be held with or without notice.

Section 8. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called with notice by the Chairman of the Board or by the President.

Section 9. NOTICES. Notice shall be sent to the last known address of each director at least four days before the meeting. Oral notice may be substituted for such written notice if given not later than one day before the meeting. Except as otherwise herein provided, neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

Section 10. QUORUM; MAJORITY VOTE. At all meetings of the Board of Directors, a majority of the number of Directors fixed in the manner provided in these Bylaws shall constitute a quorum for the transaction of business, and the act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by law, the Articles of Incorporation or these Bylaws; provided, however, that if a Board of one Director shall be authorized, then one Director shall constitute a quorum and the act of that one Director shall be the act of the Board of Directors. If a quorum shall not be present at any meeting of the Board of Directors, the Directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 11. CONSENT OF DIRECTORS. Unless otherwise restricted by the Articles of Incorporation, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board or the committee, as the case may be, execute a written consent setting forth the action so taken. Such consent shall have the same force and effect as a unanimous vote at a meeting. The consent may be in more than one counterpart so long as each director signs one of the counterparts.

Section 12. TELEPHONIC MEETING. Unless otherwise restricted by the Articles of Incorporation and subject to the provisions required or permitted by law or these Bylaws for notice of meetings, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in and hold a meeting of the Board of Directors, or such committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in a meeting by such means shall constitute presence in person at the meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

Section 13. COMMITTEES OF DIRECTORS. The Board of Directors may, by resolution adopted by a majority of the whole Board, from time to time designate from among the members of the Board of Directors one or more committees. Each committee shall consist of one or more members of the Board of Directors. The Board of Directors may designate one or more of its members as alternate members of any committee, who may, subject to limitations imposed by the Board of Directors, replace absent or disqualified members at any meeting of that committee.

Except as limited by law, the Articles of Incorporation, these Bylaws or the resolution establishing such committee, each committee shall have and may exercise all of the authority of the Board of Directors as the Board of Directors may determine and specify in the respective resolutions appointing each such committee. The designation of any committee and the delegation of any authority to the committee shall not operate to relieve the Board of Directors, or any member of the Board of Directors, of any responsibility imposed by law.

The Board of Directors, by resolution or resolutions passed by a majority of the whole Board of Directors, may designate one or more members of the Board of Directors to constitute an Executive Committee and one or more other committees, which shall in each case consist of such number of Directors as the Board of Directors may determine. The Executive Committee shall have and may exercise, subject to such restrictions as may be contained in the Articles of Incorporation or that may be imposed by law, all of the authority of the Board of Directors, including without limitation the power and authority to declare a dividend and to authorize the issuance of shares of the Corporation.

A majority of all the members of any such committee may fix the time and place of its meetings, unless the Board of Directors shall otherwise provide, and meetings of any committee may be held upon such notice, or without notice, as shall from time to time be determined by the members of any such committee.

At all meetings of any committee, a majority of its members shall constitute a quorum for the transaction of business, and the act of a majority of the members present shall be the act of any such committee, unless otherwise specifically provided by law, the Articles of Incorporation, the Bylaws or the resolution establishing such committee. The Board of Directors shall have power at any time, subject as aforesaid, to change the number and members of any such committee, to fill vacancies and to discharge any such committee.

Section 14. COMPENSATION OF DIRECTORS. By resolution of the Board of Directors, the Directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and for carrying out other business of the Corporation and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as Director. No such payment shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor. Members of committees may be allowed like compensation for attending committee meetings.

Section 15. RESIGNATION. Any Director may resign at any time by written notice to the Corporation. Any such resignation shall take effect at the date of receipt of such notice or at such other time as may be specified therein, and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

ARTICLE IV

NOTICES

Section 1. METHOD OF NOTICE. Whenever by law, the Articles of Incorporation, or these Bylaws, notice is required to be given to any committee member, Director, or shareholder, it shall not be construed to mean personal notice, but any such notice may be given (a) in writing, by mail, postage prepaid, addressed to such member, Director or shareholder at his or her address as it appears on the records of the Corporation, or (b) by any other method permitted by law (including, but not limited to, by telegram, telex, cablegram, facsimile and, in the case of Directors, by telephone). Any notice required or permitted to be given by mail shall be deemed to be delivered and given at the time when the same is deposited in the United States mail as aforesaid. Any notice required or permitted to be given by telegram, telex, cablegram or facsimile shall be deemed to be delivered and given at the time transmitted with all charges prepaid and addressed as aforesaid.

Section 2. WAIVER OF NOTICE. Whenever any notice is required to be given under the provisions of law, of the Articles of Incorporation or of these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

ARTICLE V

OFFICERS

Section 1. OFFICERS. The officers of the Corporation shall be elected by the Board of Directors and shall consist of a Chairman of the Board (if the Board of Directors shall determine the election of such officer to be appropriate), a President, and a Secretary, and may consist of such other officers and agents as the Board of Directors may deem necessary, including one or more Vice Presidents (and, in the case of each Vice President, with such descriptive title, if any, as the Board of Directors shall determine), a Treasurer, a Controller, and one or more Assistant Secretaries and Assistant Treasurers. Any two or more offices may be held by the same person.

In the discharge of any duty imposed or power conferred upon an officer of the, Corporation, the officer may in good faith and ordinary care rely on information, opinions, reports, or statements, including financial statements and other financial data, concerning the Corporation or another person, that were prepared or presented by (a) one or more other officers or employees of the Corporation including members of the Board of Directors or (b) legal counsel, public accountants, investment bankers, or other persons as to matters the officer reasonably believes are within the person’s professional or expert competence. An officer is not relying in good faith within the meaning of the preceding sentence if the officer has knowledge concerning the matter in question that makes reliance otherwise permitted by the above sentence unwarranted.

None of the officers need be a Director or a shareholder of the Corporation.

Section 2. ELECTION. Without limiting the right of the Board of Directors to elect officers of the Corporation at any time when vacancies occur or when the number of officers is increased, the Board of Directors, at its first regular meeting after each annual meeting of shareholders or as soon thereafter as conveniently practicable, shall elect the officers of the Corporation and such agents as the Board of Directors shall deem necessary or desirable.

Section 3. TERM; REMOVAL; RESIGNATION; VACANCIES; COMPENSATION. The officers of the Corporation shall hold office until their successors are elected or appointed and qualified, or until their earlier death, resignation, retirement, disqualification or removal. Any officer elected by the Board of Directors may be removed at any time with or without cause by the affirmative vote of a majority of the Board of Directors whenever, in its judgment, the best interests of the Corporation shall be served thereby, but any such removal shall be without prejudice to the contractual rights, if any, of the person so removed. Any officer may resign at any time by giving written notice to the Corporation. Any such resignation shall take effect at the date of the receipt of such notice or at such other time specified therein, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. Election or appointment of an officer or agent shall not of itself create contract rights. Any vacancy occurring in any office of the Corporation may be filled by the Board of Directors for the unexpired portion of the term.

The compensation of all officers and agents of the Corporation shall be fixed from time to time by the Board of Directors or pursuant to its direction. No officer shall be prevented from receiving such compensation by reason of his or her also being a Director.

Section 4. CHAIRMAN OF THE BOARD. The Chairman of the Board (if one be elected and serving) shall be the chief executive officer of the Corporation. He shall have general and active management of the business of the Corporation, shall preside at all meetings of shareholders and the Board of Directors, shall see that all orders and resolutions of the Board of Directors are carried into effect, and shall have such other authority and perform such other duties as may be prescribed by the Board of Directors or these Bylaws.

Section 5. PRESIDENT. The President shall be the chief operating officer of the Corporation and, subject to the direction of the Board of Directors and the Chairman of the Board, shall have and exercise direct charge of and general supervision over the business affairs and employees of the Corporation. He shall also have such other authority and perform such other duties as may be prescribed from time to time by the Board of Directors, the Chairman of the Board or these Bylaws. The President shall, if there is no Chairman of the Board, or in the absence or disability of the Chairman of the Board, be the chief executive officer of the Corporation, preside at all meetings of shareholders and of the Board of Directors, and perform the duties and exercise the powers of the Chairman of the Board.

Section 6. VICE PRESIDENTS. Vice Presidents shall have such authority and perform such duties as may be delegated, permitted or assigned from time to time by the President or the Board of Directors and, in the event of the absence, unavailability or disability of the President, or in the event of his inability or refusal to act, shall, in the order of their seniority, perform the duties and have the authority and exercise the powers of the President, unless otherwise determined by the Board of Directors.

Section 7. SECRETARY AND ASSISTANT SECRETARIES. The Secretary shall have the duty of recording the proceedings of the meetings of shareholders and Board of Directors in a minute book to be kept for that purpose and shall perform all like duties for any committees. The Secretary shall give or cause to be given notice, as required by these Bylaws or by law, of all meetings of the shareholders and all meetings of the Board of Directors and shall perform such other duties as may be prescribed by these Bylaws or by the Board of Directors or President, under whose supervision the Secretary shall be. The Secretary, or an Assistant Secretary, shall have safe custody of the seal of the Corporation and he, or an Assistant Secretary, when authorized and directed by the Board of Directors, shall affix the same to any instrument requiring it and when so affixed, it shall be attested by his or her signature or by the signature of an Assistant Secretary or of the Treasurer or an Assistant Treasurer. The Secretary also shall perform such other duties and have such other powers as may be permitted by law or as the Board of Directors or the President may from time to time prescribe or authorize.

The Assistant Secretaries, if any, in the order of their seniority, unless otherwise determined by the Board of Directors shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as may be permitted by law or as the Board of Directors or the President may from time to time prescribe, authorize or delegate.

In the absence of the Secretary or an Assistant Secretary, the minutes of all meetings of the Board of Directors and of shareholders shall be recorded by such person as shall be designated by the Board of Directors.

Section 8. TREASURER AND ASSISTANT TREASURERS. If a Treasurer is designated as an officer of the Corporation by the Board of Directors, the Treasurer shall have the custody of the corporate funds and securities and shall keep, or cause to be kept, full and accurate accounts and records of receipts and disbursements and other transactions in books belonging to the Corporation and shall deposit, or see to the deposit of, all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by or under the authority of the Board of Directors. He shall: (a) endorse or cause to be endorsed in the name of the Corporation for collection the bills, notes, checks or other negotiable instruments received by the Corporation; (b) sign or cause to be signed all checks issued by the Corporation; and (c) pay out or cause to be paid out money as the Corporation may require, taking vouchers therefor. In addition, he shall perform such other duties as may be permitted by law or as the Board of Directors or the President may from time to time prescribe, authorize or delegate. The Board of Directors may by resolution delegate, with or without power to re-delegate, any or all of the foregoing duties of the Treasurer to other officers, employees or agents of the Corporation, and to provide that other officers, employees and agents shall have the power to sign checks, vouchers, orders or other instruments on behalf of the Corporation. The Treasurer shall render to the Board of Directors, whenever they may require it, an account of his or her transactions as Treasurer and of the financial condition of the Corporation. If required by the Board of Directors, he shall give the Corporation a bond of such type, character and amount as the Board of Directors may require.

If a Treasurer is not designated as an officer of the Corporation, the functions of the Treasurer shall be performed by the President, the Secretary or such other officer or officers of the Corporation as shall be designated by the Board of Directors at any time or from time to time.

The Assistant Treasurers, if any, in the order of their seniority, unless otherwise determined by the Board of Directors, shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as may be permitted by law or as the Board of Directors or the President may from time to time prescribe, authorize or delegate. If required by the Board of Directors, the Assistant Treasurers shall give the Corporation a bond of such type, character and amount as the Board of Directors may require.

ARTICLE VI

CERTIFICATES AND SHAREHOLDERS

Section 1. CERTIFICATES OF SHARES. The Corporation shall deliver certificates representing shares to which shareholders are entitled or the shares of the Corporation may be uncertificated shares. Certificates representing shares shall be numbered and shall be entered in the stock transfer records of the Corporation as they are issued. They shall be signed by the President or any Vice President, and by the Secretary or any Assistant Secretary or by the Treasurer (if any) or any Assistant Treasurer, and may be sealed with the seal of the Corporation or facsimile thereof. Any or all of the officer signatures upon the certificates may be facsimiles. If any officer or officers who have signed or whose facsimile signature or signatures have been used on any such certificate or certificates cease to be such officer or officers of the Corporation before said certificate or certificates shall have been issued, such certificate or certificates may nevertheless be issued by the Corporation with the same effect as though the person or persons who signed such certificates or whose facsimile signature or signatures shall have been used thereon had been such officer or officers at the date of its issuance. Certificates for shares shall be in such form as shall be in conformity to law and as may be prescribed from time to time by the Board of Directors.

In the event the Corporation is authorized to issue shares of more than one class or series, each certificate representing shares issued by the Corporation (a) shall conspicuously set forth on the face or back of the certificate a full statement of all the designations, preferences, limitations and relative rights of the shares of each class or series to the extent they have been fixed and determined and the authority of the Board of Directors to fix and determine the designations, preferences, limitations, and relative rights of subsequent series or (b) shall conspicuously state on the face or back of the certificate that (i) such a statement is set forth in the Articles of Incorporation on file in the office of the Secretary of State of the State of Texas and (ii) the Corporation will furnish a copy of such statement to the record holder of the certificate without charge on written request to the Corporation at its principal place of business or registered office.

Each certificate representing shares issued by the Corporation (a) shall conspicuously set forth on the face or back of the certificate a full statement of the limitation or denial of preemptive rights contained in the Articles of Incorporation or (b) shall conspicuously state on the face or back of the certificate that (i) such a statement is set forth in the Articles of Incorporation on file in the office of the Secretary of State of the State of Texas and (ii) the Corporation will furnish a copy of such statement to the record holder of the certificate without charge on request to the Corporation at its principal place of business or registered office. All certificates surrendered to the Corporation for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except that in the cases of a lost, stolen, destroyed or mutilated certificate a new one may be issued therefor pursuant to the provisions of Section 4 of this Article VI. Certificates shall not be issued representing fractional shares of stock.

Section 2. TRANSFER OF SHARES. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate representing shares of stock or other securities of the Corporation duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, and otherwise meeting all legal requirements for transfer, a new certificate shall be issued to the person entitled thereto and the old certificate canceled and the transaction recorded upon the books of the Corporation. Transfers of shares or other securities shall be made only on the books of the Corporation by the registered holder thereof, or by such holder’s attorney thereunto authorized by power of attorney and filed with the Secretary of the Corporation or the transfer agent.

Section 3. REGISTERED SHAREHOLDERS. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive distributions or share dividends, to vote, to receive notifications, and otherwise exercise all the rights and powers of an owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

Section 4. LOST CERTIFICATES. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of shares to be lost, stolen or destroyed. When authorizing such issue of a new certificate, the Board of Directors, in its discretion and as a condition precedent to the issuance thereof, may prescribe such terms and conditions as it deems expedient and may require such sureties, assurances or indemnities as it deems adequate to protect the Corporation from any claim that may be made against it with respect to any such certificate alleged to have been lost or destroyed.

ARTICLE VII

INDEMNIFICATION; INSURANCE

Section 1. INDEMNIFICATION. Each person who at any time shall serve, or shall have served, as a director, employee or agent of the Corporation, or any person who, while a director, officer, employee or agent of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise (each such person referred to herein as an “Indemnitee”), shall be entitled to indemnification as and to the fullest extent permitted by Article 2.02-1 of the TBCA or any successor statutory provision, as from time to time amended. The foregoing right of indemnification shall not be deemed exclusive of any other rights to which those to be indemnified may be entitled as a matter of law or under any agreement, other provision of these Bylaws, vote of shareholders or directors, or other arrangement. The Corporation may enter into indemnification agreements with its executive officers and directors that contractually provide to them the benefits of the provisions of this Article VII and include related provisions meant to facilitate the

Indemnitees’ receipt of such benefits and such other indemnification protections as may be deemed appropriate.

Section 2. ADVANCEMENT OR REIMBURSEMENT OF EXPENSES. The rights of an Indemnitee provided under the preceding section shall include, but not be limited to, the right to be indemnified and to have expenses advanced in all proceedings to the fullest extent permitted by Article 2.02-1 of the TBCA. In the event that an Indemnitee is not wholly successful, on the merits or otherwise, in a proceeding but is successful, on the merits or otherwise, as to any claim in such proceeding, the Corporation shall at a minimum indemnify such Indemnitee against all expenses actually and reasonably incurred by him or on his or her behalf relating to each claim. The termination of a claim in a proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim. In addition, to the extent an Indemnitee is, by reason of his or her corporate status, a witness or otherwise participates in any proceeding at a time when he is not named a defendant or respondent in the proceeding, he shall be indemnified against all expenses actually and reasonably incurred by him or on his or her behalf in connection therewith. The Corporation shall pay all reasonable expenses incurred by or on behalf of an Indemnitee in connection with any proceeding or claim, whether brought by the Corporation or otherwise, in advance of any determination respecting entitlement to indemnification pursuant to this Article VII within ten days after the receipt by the Corporation of a written request from such Indemnitee reasonably evidencing such expenses and requesting such payment or payments from time to time, whether prior to or after final disposition of such proceeding or claim; provided that the Indemnitee undertakes and agrees in writing that he will reimburse and repay the Corporation for any expenses so advanced to the extent that it shall ultimately be determined by a court, in a final adjudication from which there is no further right of appeal, that Indemnitee is not entitled to be indemnified against such expenses.

Section 3. DETERMINATION OF REQUEST. Upon written request to the Corporation by an Indemnitee for indemnification pursuant to these Bylaws, a determination, if required by applicable law, with respect to such Indemnitee’s entitlement thereto shall be made in accordance with Article 2.02-1 of the TBCA; provided, however, that notwithstanding the foregoing, if a Change in Control shall have occurred, such determination shall be made by Independent Counsel selected by the Indemnitee, unless the Indemnitee shall request that such determination be made in accordance with Article 2.02-1.F.(1) or (2) of the TBCA. The Corporation shall pay any and all reasonable fees and expenses of Independent Counsel incurred in connection with any such determination. If a Change in Control shall have occurred, the Indemnitee shall be presumed (except as otherwise expressly provided in this Article) to be entitled to indemnification under this Article upon submission of a request to the Corporation for indemnification, and thereafter the Corporation shall have the burden of proof in overcoming that presumption in reaching a determination contrary to that presumption. The presumption shall be used by Independent Counsel, or such other person or persons determining entitlement to indemnification, as a basis for a determination of entitlement to indemnification unless the Corporation provides information sufficient to overcome such presumption by clear and convincing evidence or the investigation, review and analysis of Independent Counsel or such other person or persons convinces him or them by clear and convincing evidence that the presumption should not apply.

Section 4. EFFECT OF CERTAIN PROCEEDINGS. The termination of any proceeding or of any claim in a proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Article) by itself adversely affect the right of Indemnitee to indemnification or create a presumption that an Indemnitee did not conduct himself in good faith and in a manner that he reasonably believed in the case of conduct in his or her official capacity, that was in the best interests of the Corporation or, in all other cases, that was not opposed to the best interests of the Corporation or, with respect to any criminal proceeding, that such Indemnitee had reasonable cause to believe that his or her conduct was unlawful and Indemnitee shall be deemed to have been found liable in respect of any claim only after he shall have been so adjudged by a court in competent jurisdiction after exhaustion of all appeals therefrom.

Section 5. EXPENSES OF ENFORCEMENT OF ARTICLE. In the event that an Indemnitee, pursuant to this Article VII, seeks a judicial adjudication to enforce his or her rights under, or to recover damages for breach of, rights created under or pursuant to this Article, such Indemnitee shall be entitled to recover from the Corporation, and shall be indemnified by the Corporation against, any and all expenses actually and reasonably incurred by him in such judicial adjudication but only if he prevails therein. If it shall be determined in said judicial adjudication that such Indemnitee is entitled to receive part but not all of the indemnification or advancement of expenses sought, the expenses incurred by such Indemnitee in connection with such judicial adjudication shall be reasonably prorated in good faith by counsel for such Indemnitee. Notwithstanding the foregoing, if a Change in Control shall have occurred, an Indemnitee shall be entitled to indemnification under this Section regardless of whether Indemnitee ultimately prevails in such judicial adjudication.

Section 6. INSURANCE AND SELF-INSURANCE ARRANGEMENTS. The Corporation may procure or maintain insurance or other similar arrangements, at its expense, to protect itself and any Indemnitee against any expense, liability or loss asserted against or incurred by such person, incurred by him in such a capacity or arising out of his or her status as such a person, whether or not the Corporation would have the power to indemnify such person against such expense or liability. In considering the cost and availability of such insurance, the Corporation, (through the exercise of the business judgment of its Directors and officers), may from time to time, purchase insurance which provides for any and all of (a) deductibles, (b) limits on payments required to be made by the insurer, or (c) coverage which may not be as comprehensive as that previously included in insurance purchased by the Corporation. The purchase of insurance with deductibles, limits on payments and coverage exclusions will be deemed to be in the best interest of the Corporation but may not be in the best interest of certain of the persons covered thereby. As to the Corporation, purchasing insurance with deductibles, limits on payments, and coverage exclusions is similar to the Corporation’s practice of self-insurance in other areas. In order to protect the Indemnitees who would otherwise be more fully or entirely covered under such policies, the Corporation shall indemnify and hold each of them harmless as provided in Section 1 of this

Article VII, without regard to whether the Corporation would otherwise be entitled to indemnify such officer or director under the other provisions of this Article VII, or under any law, agreement, vote of shareholders or directors or other arrangement, to the extent (a) of such deductibles, (b) of amounts exceeding payments required to be made by an insurer or (c) that prior policies of officer’s and director’s liability insurance held by the Corporation or its predecessors would have provided for payment to such officer or director.

Section 7. SEVERABILITY. If any provision or provisions of this Article shall be held to be invalid, illegal or unenforceable for any reason whatsoever, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby; and, to the fullest extent possible, the provisions of this Article shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

Section 8. DEFINITIONS. The following terms are used herein as follows:

“Capital Stock” means (i) in the case of a corporation, corporate stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership, partnership interests (whether general or limited), and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Change in Control” means the occurrence of any of the following: (i) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Corporation and its Subsidiaries taken as a whole, (ii) the adoption of a plan relating to the liquidation or dissolution of the Corporation, (iii) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the voting stock of the Corporation, or (iv) the first day on which a majority of the members of the Board of Directors of the Corporation are not Continuing Directors. For purposes of this definition, any transfer of an equity interest of an entity that was formed for the purpose of acquiring voting stock of the Corporation shall be deemed to be a transfer of such portion of such voting stock as corresponds to the portion of the equity of such entity that has been so transferred.

“Continuing Directors” means, as of any date of determination, any member of the Board of Directors of the Corporation who (i) was a member of such Board of Directors on February 12, 1996 or became a member of such Board of Directors within four months of February 12, 1996, or (ii) was nominated for election or elected to such Board of Directors with the approval of a majority of Continuing Directors who were members of such Board at the time of such nomination or election.

“Corporate status” means the status of a person who is or was a director, officer, partner, employee, agent or fiduciary of the Corporation or of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise which such person is or was serving at the request of the Corporation.

“Disinterested Director” means a director of the Corporation who is not a named defendant or respondent to the proceeding or subject to a claim in respect of which indemnification is sought by Indemnitee.

“Exchange Act” means the Securities and Exchange Act of 1934, as amended from time to time, and the rules and regulations promulgated thereunder.

“Independent Counsel” means a law firm, or a member of a law firm, that is experienced in matters of corporation law and neither contemporaneously is, nor in the five years theretofore has been, retained to represent: (a) the Corporation or an Indemnitee in any matter material to either such party, (b) any other party to the proceeding giving rise to a claim for indemnification hereunder or (c) the beneficial owner, directly or indirectly, of securities of the Corporation representing 10% or more of the combined voting power of the Corporation’s then outstanding voting securities. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Corporation or an Indemnitee in an action to determine such Indemnitee’s rights to indemnification under these Bylaws.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Subsidiary” means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).

ARTICLE VIII

GENERAL PROVISIONS

Section 1. DISTRIBUTIONS AND SHARE DIVIDENDS. Subject to the provisions of the Articles of Incorporation relating thereto, if any, and the restrictions imposed by applicable law, distributions and/or share dividends on the Corporation’s outstanding shares may be declared from time to time by the Board of Directors or a Committee thereof, in its discretion, at any regular or special meeting, pursuant to law.

Section 2. RESERVES. Before payment of any distribution or share dividend, the Board of Directors by resolution from time to time, in their absolute discretion, may create a reserve or reserves out of the Corporation’s surplus, or designate or allocate any part or all of such surplus in any manner for any proper purpose, including, without limitation, a reserve or reserves for meeting contingencies, equalizing dividends, repairing or maintaining any property of the Corporation, or for such other purpose as the Directors deem beneficial to the interests of the Corporation, and the Board of Directors may modify or abolish any such reserve, designation or allocation in the manner in which it was created.

Section 3. CONTRACTS. Subject to the provisions of Article V, the Board of Directors may authorize any officer, officers, agent or agents to enter into any contract or agreement of any nature whatsoever, including, without limitation, any contract, deed, bond, mortgage, guaranty, deed of trust, security agreement, pledge agreement, act of pledge, collateral mortgage, collateral chattel mortgage or any other document or instrument of any nature whatsoever, and to execute and deliver any such contract, agreement, document or other instrument of any nature whatsoever for and in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

Section 4. DEPOSITS. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board of Directors may select.

Section 5. BOOKS AND RECORDS. The Corporation shall keep correct and complete books and records of account and shall keep minutes of the proceedings of its shareholders, Board of Directors and each committee of its Board of Directors, and shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of the original issuance of shares issued by the Corporation and a record of each transfer of those shares that has been presented to the Corporation for registration of transfer. Such original issuance and transfer records shall contain the names and addresses of all past and current shareholders of the Corporation and the number and class or series of shares held by each. Any books, records, minutes and share transfer records may be in written form or in any other form capable of being converted into written form within a reasonable time.

Section 6. CHECKS. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

Section 7. FISCAL YEAR. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

Section 8. SEAL. The corporate seal shall be in such form as may be prescribed by the Board of Directors. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.

ARTICLE IX

BYLAWS

Section 1. AMENDMENTS. These Bylaws may be amended or repealed, or new Bylaws adopted (a) by the Board of Directors or (b) by the shareholders upon the affirmative vote of the holders of a majority of the outstanding shares of capital stock entitled to vote thereon. Notwithstanding the foregoing, the affirmative vote of the holders of 80% or more of the outstanding shares of capital stock entitled to vote thereon, shall be required to amend or repeal, or adopt any provision inconsistent with, the following provisions of the Bylaws of the Corporation: Article II, Sections 3, 4, 5, 9, 10 and 12, Article III, Section 2, Article IV, Section 1, and Article IX, Section 1.

Section 2. CONSTRUCTION. Whenever the context so requires, the masculine shall include the feminine and neuter, and the singular shall include the plural, and conversely. If any portion of these Bylaws shall be invalid or inoperative, then, so far as is reasonable and possible:

(a)	The remainder of these Bylaws shall be considered valid and operative, and

(b)	Effect shall be given to the intent manifested by the portion held invalid or inoperative.

Section 3. TABLE OF CONTENTS: HEADINGS. The table of contents and headings are for organization, convenience and clarity. In interpreting these Bylaws, the table of contents and headings shall be subordinated in importance to the other written material.

I, the undersigned, being the Secretary of the Corporation DO HEREBY CERTIFY THAT the foregoing are the bylaws of said Corporation, as adopted by the Board of Directors of said Corporation on the 6th day of February 1996.

/s/ Guillermo Silva, Jr.
Guillermo Silva, Jr.
Secretary

RESOLUTIONS OF THE EXECUTIVE COMMITTEE

OF THE BOARD OF DIRECTORS

OF EL PASO ELECTRIC COMPANY

JANUARY 10, 2006

WHEREAS, the Company has a $100,000,000 financing facility (the “RCF”) that includes a nuclear fuel financing facility and a working capital portion, secured by $100,000,000 principal amount of first mortgage bonds; and

WHEREAS, the Company plans to replace the RCF with another replacement credit facility, with a principal borrowing amount of $150,000,000 and an option to increase such borrowing amount to $200,000,000 (the “Credit Facility”) which will be unsecured; and

WHEREAS, the execution by the Company of the Credit Facility and certain other related matters may require governmental or administrative authorization or approval.

NOW THEREFORE, BE IT RESOLVED, that the Term Sheet attached hereto as Exhibit A (the “Term Sheet”) and incorporated herein by reference among the Company, JPMorgan Chase Bank, as Trustee (the “Trustee”) of the Rio Grande Resources Trust II, and JPMorgan Chase Bank, as administrative agent and collateral agent, and other Lenders, which has been presented to and reviewed by the Executive Committee of the Board of Directors, providing for, among other things, loans of up to $150,000,000 with an option to increase such loans up to $200,000,000 to the Company or the Trustee to be used for the Company’s general working capital, to finance nuclear fuel purchases and for such other purposes as are set forth in the Term Sheet, is hereby approved and authorized and that the Company is hereby authorized to negotiate and enter into, and the Authorized Signatories (defined below) each are hereby authorized to execute and deliver on behalf of the Company, a Credit Agreement in accordance with the Term Sheet with such changes as such Officers shall deem appropriate; and

FURTHER RESOLVED, that the Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Secretary, any Assistant Secretary, the Treasurer, any Assistant Treasurer and General Counsel hereby are appointed to be the authorized signatories of the Company (referred to herein as the “Authorized Signatories” or the “Officers”) for the purposes of the execution and delivery of the documents pertinent to the Credit Facility and all related documentation as further discussed at this meeting and reflected in the following resolutions, unless otherwise authorized by the Board of Directors; and

FURTHER RESOLVED, that the Officers, and each of them, be and hereby are, authorized to take any and all further actions on behalf of the Company and in its name as the Officer or Officers acting may, in their discretion, deem necessary, appropriate or advisable in order to effect the consummation and carry out the terms of the Credit Facility, the execution by such Officer or Officers of any such documents or the doing by them of any act in connection with the foregoing or succeeding matters to conclusively establish their authority therefor from the Company and the approval and ratification by the Company of the documents so executed and the actions so taken; and

FURTHER RESOLVED, that the Officers, and each of them, be and hereby are authorized on behalf of the Company and in its name to apply for any and all governmental or administrative authorization or permission, including without limitation, all necessary or appropriate public utility authorizations or orders issued by the Federal Energy Regulatory Commission and the New Mexico Public Utility Commission and any other regulatory agencies, which the Officer or Officers may, in their discretion, deem necessary, appropriate or advisable to execute the Credit Facility; and

FURTHER RESOLVED, that the previous actions of the Officers and representatives of the Company in connection with the completion, execution and filing of applications and other documents with certain regulatory agencies to obtain necessary licenses, permits and orders in connection with the Credit Facility and related documentation and filings thereto are hereby ratified, confirmed and, in all respects, approved; and

FURTHER RESOLVED, that in addition to the specific authorizations in the foregoing resolutions, the Officers, and each of them, be and hereby are authorized to take from time to time any and all such action and to execute and deliver from time to time any and all further papers, instruments, requests, receipts, notes, applications, reports, certificates and other documents as may be deemed necessary, appropriate or advisable in the opinion of any such Officer to effectuate, consummate and comply with the purpose and intent of the foregoing resolutions, the execution by such Officers of any such documents or the doing by them of any act in connection with the foregoing matters to conclusively establish their authority therefor from the Company and the approval and ratification by the Company of the documents so executed and actions so taken.

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION

SECRETARY’S CERTIFICATE

I, Mark D. Morris, certify that I am an Assistant Corporate Secretary of JPMorgan Chase Bank, National Association (the “Bank”) and in that capacity I am generally familiar with the Bank’s corporate records, I further certify that:

1.	The Bank is a national banking association duly and validly existing. The Bank is authorized to transact business and to maintain branches in the State of Texas pursuant to Texas Finance Code Chapter 203.

2.	Effective January 20, 1998, Texas Commerce Bank National Association changed its name to Chase Bank of Texas, National Association.

3.	Effective August 1, 2000, Chase Bank of Texas, National Association merged with and into the Bank, then known as The Chase Manhattan Bank, a New York banking corporation.

4.	Effective November 10, 2001, Morgan Guaranty Trust Company of New York merged with and into the Bank, and the Bank, as the surviving entity, changed its name to JPMorgan Chase Bank.

5.	Effective November 13, 2004, JPMorgan Chase Bank was converted to a national association and changed its name to JPMorgan Chase Bank, National Association. In addition, Bank One N.A., Chicago, Illinios and Bank One, N.A., Columbus, Ohio were merged with and into JPMorgan Chase Bank, National Association.

IN WITNESS WHEREOF, the undersigned has executed this certificate on April 11, 2006 at Austin, Texas.

JPMorgan Chase Bank, National Association

By:	/s/ Mark D. Morris
Mark D. Morris Assistant Corporate Secretary

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION

SECRETARY’S CERTIFICATE

I, Mark D. Morris, Assistant Corporate Secretary of JPMorgan Chase Bank, National Association (this “Bank”), hereby certify that on March 19, 1996, at a meeting dilly called and convened, and at which a quorum was present, the Board of Directors of this Bank adopted the resolutions set forth below, and such resolutions are presently in full force and effect and have not been modified, revoked, or rescinded:

RESOLVED that for the purposes of the following resolutions the following words, when used therein, shall have the meaning ascribed to them as follows:

“Officer” shall mean the Chairman of the Board, the Chief Executive Officer, the President, a Vice Chairman of the Board, a Vice Chairman, any member of the Policy Council, any Executive Vice President, the Chief Financial Officer, the Chief Credit Officer, the Secretary, any Senior Vice President, any Vice President, any Managing Director, the Controller, the Deputy Controller, any Vice President, any Assistant Vice President, any Assistant Treasurer, any Assistant Corporate Secretary, any Senior Investment Officer, any Investment Officer, any Assistant Investment Officer, any Senior Trust Officer, any Trust Officer, any Assistant Trust Officer other than any Special Assistant Trust Officer, any Manager or Assistant Manager of any branch office, division or department of this Bank, or any other Officers having functional titles, the approvals of which the Office of the Chairman, on the authority of the Board, has delegated to the Secretary.

“Special Assistant Trust Officer” shall mean any employee so appointed and specially authorized by the Chairman of the Board, the Chief Executive Officer, the President, a Vice Chairman of the Board, a Vice Chairman, any member of the Policy Council, any Executive Vice President, the Chief Financial Officer and the Chief Credit Officer to use the designation “Authorized Officer” or “Authorized Signature”.

RESOLVED that agreements, indentures, mortgages, deed, releases, conveyances, powers of attorney, transfers, assignments, leases, demands, proofs of debt, claims, discharges, satisfactions, settlements, petitions, affidavits, receipts, equipment trust certificates, records, bonds, undertakings and proxies or other instruments or documents in connection with the exercise of any of the fiduciary or agency powers of this Bank may be signed, executed, acknowledged, verified, delivered or accepted on behalf of this Bank, manually or in facsimile by the Chairman of the Board, the Chief Executive Officer, the President, a Vice Chairman of the Board, a Vice Chairman, any member of the Policy Council, any Executive Vice President, the Chief Financial Officer, the Chief Credit Officer, the Secretary, any Senior Vice President, any Vice President, any Managing Director, any Vice President, any Assistant Vice President, any Senior Trust Officer, any Senior Investment Officer, any Trust Officer, or any Investment Officer, and the seal of this Bank may be affixed or a facsimile thereof imprinted on any document or instrument thereof and attested by the Secretary, any Assistant Corporate Secretary, any

Senior Trust Officer, any Senior Investment Officer, any Trust Officer, any Investment Officer, any Assistant Trust Officer or any Assistant Investment Officer.

RESOLVED that certifications, declarations, accounts, schedules or requisitions in connection with the exercise of any of the fiduciary or agency powers of this Bank may be signed, countersigned, executed, delivered, acknowledged or verified by the Chairman of the Board, the Chief Executive Officer, the President, a Vice Chairman of the Board, a Vice Chairman, any member of the Policy Council, any Executive Vice President, the Chief Financial Officer, the Chief Credit Officer, the Secretary, any Senior Vice President, any Managing Director, any Vice President, any Assistant Vice President, any Assistant Treasurer, any Senior Investment Officer, any Investment Officer, any Assistant Investment Officer, or any Assistant Corporate Secretary.

RESOLVED that in addition to other Officers so authorized, any Vice President may affix the seal of this Bank to any instrument made, executed or delivered on behalf of this Bank and that such Vice President, or the Secretary, or any Assistant Corporate Secretary may attest the same.

I hereby further certify that Cary Gilliam is a duly elected and acting Vice President of the Bank, and that set forth below is his true and correct signature.

Cary Gilliam	Signature:	/s/ Cary Gilliam

EXECUTED, effective as of April 11, 2006, at Austin, Texas.

JPMorgan Chase Bank, National Association

BY:	/s/ Mark D. Morris
Mark D. Morris Assistant Corporate Secretary

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION

SECRETARY’S CERTIFICATE ADDENDUM

I, Cary W. Gilliam, Vice President of JPMorgan Chase Bank, National Association (the “Bank”) do hereby certify that Mark D. Morris is a duly elected, qualified and acting Assistant Corporate Secretary of the Bank, and that the signature of Mark D. Morris set forth on the JPMorgan Chase Bank, National Association Secretary Certificate dated April 11, 2006 is his true and correct signature.

By:	/s/ Cary W. Gilliam
Name:	Cary W. Gilliam
Title:	Vice President

EL PASO ELECTRIC COMPANY

FINANCIAL OFFICER’S CERTIFICATE

This certificate is being delivered pursuant to Section 4.02(c) of the Credit Agreement dated as of April 11, 2006 (the “Credit Agreement”), among El Paso Electric Company (the “Company”), JPMorgan Chase Bank, N.A., not in its individual capacity but solely in its capacity as Trustee (the “Trustee”), the financial institutions party thereto as lenders (the “Lenders”), and JPMorgan Chase Bank, N.A., as Administrative Agent and as Issuing Bank. Capitalized terms used but not otherwise defined herein have the meanings assigned to them in the Credit Agreement.

I, Scott D. Wilson, do hereby certify that I am the Chief Financial and Administrative Officer of the Company, and, in such capacity, I further certify that:

1.	The representations and warranties set forth in the Credit Agreement and each other Loan Document that pertain to the Company are true and correct in all material respects on and as of the date hereof with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date.

2.	The Company is in compliance with all the terms and provisions set forth in the Credit Agreement and each Loan Document on its part to be observed or performed, and at the time of and immediately after the Borrowings on the Closing Date, no Event of Default or Default that pertains to the Company has occurred and is continuing.

IN WITNESS WHEREOF, I have executed and delivered this Certificate as of the 11th day of April, 2006.

EL PASO ELECTRIC COMPANY

By:	/s/ Scott D. Wilson
Scott D. Wilson Chief Financial and Administrative Officer

EXECUTION COPY

TERMINATION AND RELEASE AGREEMENT dated as of April 11, 2006 (this “Agreement”), by and among EL PASO ELECTRIC COMPANY, a Texas corporation (“El Paso”), JPMORGAN CHASE BANK, N.A., not in its individual capacity, but solely in its capacity as trustee of the Rio Grande Resources Trust II (the “Trustee” and, together with El Paso, the “Borrowers”) and JPMORGAN CHASE BANK, N.A., as administrative agent (in such capacity, the “Administrative Agent”) and as collateral agent (in such capacity, the “Collateral Agent” and, together with the Administrative Agent, the “Agents”) for the Lenders party to the Existing Credit Agreement referred to below.

A. Reference is made to (a) the Credit Agreement dated as of December 17, 2004, as amended, supplemented or otherwise modified from time to time prior to the date hereof (the “Existing Credit Agreement”), among El Paso, the Trustee, the lenders named therein (the “Lenders”), JPMorgan Chase Bank, N.A., as issuing bank and the Agents and (b) the Loan Documents and other agreements which were executed in connection with and in furtherance of the Existing Credit Agreement (together with the Existing Credit Agreement, the “Loan Agreements”), Terms used but not defined in this Agreement shall have the meanings assigned thereto in the Existing Credit Agreement or the other Loan Agreements, as applicable.

B. The Borrowers have advised the Administrative Agent and the Lenders that they intend to repay all amounts, if any, outstanding under the Existing Credit Agreement and have requested that (a) the Administrative Agent provide the Borrowers with appropriate pay-off figures for the principal, interest, fees and other amounts owed by the Borrowers to the Administrative Agent and the Lenders under the Existing Credit Agreement and (b) subject to the terms of this Agreement, to release and terminate all security interests and Liens which the Borrowers have granted to the Collateral Agent, for its benefit and for the benefit of the applicable Secured Parties, pursuant to the Loan Agreements.

C. Subject to the terms of this Agreement, each Agent, on behalf of itself and the applicable Secured Parties, has agreed to (a) terminate the Loan Agreements and all Liens created thereunder in favor of the Collateral Agent, for its benefit and for the benefit of the applicable Secured Parties, and (b) release all right, title and interest in and to the properties and rights of the Borrowers granted, pledged, mortgaged, conveyed or otherwise transferred to the Collateral Agent, for its benefit and for the benefit of the applicable Secured Parties, under the Loan Agreements as collateral to secure the Obligations of the Borrowers under the Loan Agreements (such properties and rights referred to as the “Collateral”).

Accordingly, each Borrower and each Agent, on behalf of itself and the applicable Secured Parties, hereby agrees as follows:

SECTION 1. Release of Liens; Payment. The Agents hereby agree that upon (a) the Administrative Agent’s receipt of the payment in full in immediately available funds pursuant to a transfer by Federal wire to the Administrative Agent’s account set forth below of $41,051,373.40 (the “Payoff Amount”), representing all amounts owing under the Loan Agreements as of 12:00 p.m. (New York City time) on April 11, 2006, including, without limitation, any and all amounts of principal, interest to date, fees, penalties, if any, costs of counsel and indemnity amounts (all as set forth in detail on Schedule I hereto) (other than possible breakage costs which may be invoiced at a later date (the “Excluded Breakage Costs”) and expense reimbursement and contingent indemnity obligations which by the terms of the Loan Agreements expressly survive (together with the Excluded Breakage Costs, the “Excluded Amounts”)) and (b) the effectiveness of the New Credit Agreement (as defined below) as set forth in Section 3, (i) all of the right, title and interest (including, without limitation, security interests) of the Collateral Agent and the Secured Parties in and to all of the Collateral which any Borrower granted the Collateral Agent, for its benefit and for the benefit of the applicable Secured Parties, a security interest pursuant to the Loan Agreements shall automatically be released and terminated and (ii) the Collateral Agent shall promptly deliver to the Borrowers (or their designee) all of the tangible Collateral in its possession.

The Administrative Agent’s account number for purposes of receiving the Payoff Amount pursuant to this Section 1 is:

JPMorgan Chase Bank, N.A., New York
ABA No.	021000021
Account Name:	El Paso Electric Clearing Account
Account No.:	144816973
ATTN:	Agency Services, Maria Arredondo
Reference:	Principal, Interest and Fees Payoff

The Payoff Amount has been calculated assuming payment on April 11, 2006 (the “Payoff Date”). If the Payoff Amount is not paid to the Administrative Agent as provided above by 12:00 p.m. (New York City time) on the Payoff Date, the Payoff Amount shall be recalculated to reflect changes thereto, including additional interest for each day after the Payoff Date, and the Borrowers further agree to pay any and all reasonable legal fees and expenses incurred by counsel to the Agents in connection with this Agreement and the termination of the Loan Agreements, including those amounts which may be billed after the Payoff Date.

SECTION 2. Delivery and Release of Collateral. Upon the Administrative Agent’s receipt of the Payoff Amount, (a) this Agreement shall constitute each Agent’s signed or otherwise authenticated authorization for the Borrowers (or their

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designee) to file Uniform Commercial Code termination statements for any Uniform Commercial Code filings made pursuant to the Loan Agreements, including those Uniform Commercial Code filings listed on Schedule III hereto and (b) the First Mortgage Bonds – Collateral Series H delivered to the Collateral Agent, for its benefit and for the benefit of the applicable Secured Parties, shall be delivered to the Borrowers (or their designee), without recourse to or warranty by any Agent or any Secured Party.

SECTION 3. Existing Letters of Credit. The Borrowers represent and warrant to the Agents and the Lenders that, as of the date hereof, the Letters of Credit identified on Schedule II hereto (the “Existing Letters of Credit”) remain outstanding. Pursuant to the credit agreement dated the date hereof, among each Borrower, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent and as issuing bank (the “New Credit Agreement”), each Existing Letter of Credit will automatically, without any action on the part of any person, be deemed to be a Letter of Credit (as defined in the New Credit Agreement) issued under the New Credit Agreement for the account of the applicable Borrower thereunder for all purposes of the New Credit Agreement and the other Loan Documents (as defined in the New Credit Agreement). Without limiting the generality of the foregoing, the Administrative Agent, in its capacity as Issuing Bank in respect of the Existing Letters of Credit, agrees that, effective upon its receipt of the Payoff Amount and the effectiveness of the New Credit Agreement, each Lender shall automatically be released from its obligations under the Existing Credit Agreement in respect of the Existing Letters of Credit.

SECTION 4. Termination of Loan Agreements; Reinstatement. Immediately upon the Administrative Agent’s receipt of the Payoff Amount, the parties hereto hereby terminate the Loan Agreements. The Borrowers acknowledge and agree that the obligations and liabilities of the Borrowers under the Loan Agreements shall be reinstated with full force and effect if, at any time on or after the Payoff Date, all or any portion of the Payoff Amount paid to the Administrative Agent or any Lender is voided or rescinded or must otherwise be returned by the Administrative Agent or any Lender to any Borrower or any other Loan Party upon any Borrower’s or any other Loan Party’s insolvency, bankruptcy or reorganization or otherwise, all as though such payment had not been made. In addition, nothing contained in this Agreement shall terminate or otherwise impair any Borrower’s obligations in respect of the Excluded Amounts. The execution and/or delivery of any agreements or documents by any Agent, including this Agreement, shall be without recourse to or warranty by any Agent or any Secured Party.

SECTION 5. Further Assurances. Each party hereto agrees, upon the reasonable request of any other party hereto, at any time and from time to time, promptly to execute and deliver all such further documents (including, without limitation, lien releases, Uniform Commercial Code termination statements and reconveyancing documents), and to promptly take or forbear from all such action as may be reasonably necessary or appropriate in order more effectively to confirm or carry out the provisions of this Agreement.

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SECTION 6. Amendment. This Agreement may not be amended or any provision hereof waived or modified except in writing signed by each of the patties hereto.

SECTION 7. Successors and Assigns; Beneficiaries. This Agreement shall be binding on and inure to the benefit of the parties hereto and their respective successors and assigns.

SECTION 8. Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF).

SECTION 9. Execution of Counterparts. This Agreement may be executed by the parties hereto in separate counterparts (or upon separate signature pages bound together into one or more counterparts), each of which, when so executed and delivered, shall be an original, but all such counterparts shall together constitute one and the same instrument, Delivery of an executed signature page to this Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

[Remainder of this page intentionally left blank]

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IN WITNESS WHEREOF, the undersigned have executed this Termination and Release Agreement as of the date first written above.

BORROWERS:

EL PASO ELECTRIC COMPANY,

By:	/s/ Steven P. Busser
	Name:	Steven P. Busser
	Title:	VP-Regulatory Affairs & Treasurer

JPMORGAN CHASE BANK, N.A., not in its individual capacity, but solely in its capacity as trustee of the Rio Grande Resources Trust II,

By:	/s/ Cary W. Gilliam
	Name:	Cary W. Gilliam
	Title:	Vice President

AGENTS:

JPMORGAN CHASE BANK, N.A., as Administrative Agent and as Collateral Agent,

By:	/s/ Paul S. Condie
	Name:	Paul S. Condie
	Title:	SVP

JPMORGAN CHASE BANK, N.A., in its capacity as administrative agent under the New Credit Agreement, hereby acknowledges that, concurrently with the effectiveness of the New Credit Agreement, the Existing Letters of Credit shall be deemed issued under and be evidenced by the New Credit Agreement,

JPMORGAN CHASE BANK, N.A., as Administrative Agent and as Issuing Bank under the New Credit Agreement,

By:	/s/ Paul S. Condie
	Name:	Paul S. Condie
	Title:	SVP

SCHEDULE I

TO TERMINATION AND

RELEASE AGREEMENT

Payoff Amount in Detail

Principal Balance	Amount
Loans	$40,597,000.00

Accrued Interest	Amount
$451,196.99

Fees	Amount
Commitment Fees	$3,176.41
TOTAL PAYOFF AMOUNT	$41,051,373.40

SCHEDULE II

TO TERMINATION AND

RELEASE AGREEMENT

Existing Letters of Credit

Beneficiary	Amount
None

SCHEDULE III

TO TERMINATION AND

RELEASE AGREEMENT

UCC-1 Financing Statements to be Terminated

Debtor	Secured Party	File Number	File Date	File Jurisdiction and Office
Rio Grande Resources Trust II	JPMorgan Chase Bank, N.A. (f/k/a JPMorgan Chase Bank), as Collateral Agent	04-0091765143	12/17/2004	Texas SOS

[redacted]

UCC FINANCING STATEMENT AMENDMENT

FOLLOW INSTRUCTIONS (front and back) CAREFULLY

A. NAME & PHONE OF CONTACT AT FILER [optional]

B. SEND ACKNOWLEDGMENT TO: (Name and Address)

THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY

1a. INITIAL FINANCING STATEMENT FILE #
04-0091765143 Initial Filing Date 12/17/2004

1b. ☐ This FINANCING STATEMENT AMENDMENT is to be filed [for record] (or recorded) in the REAL ESTATE RECORDS.

2. ☑ TERMINATION: Effectiveness of the Financing Statement identified above is terminated with respect to security interest(s) of the Secured Party authorizing this Termination Statement.

3. ☐ CONTINUATION: Effectiveness of the Financing Statement identified above with respect to security interest(s) of the Secured Party authorizing this Continuation Statement is continued for the additional period provided by applicable law.

4. ☐ ASSIGNMENT (full or partial): Give name of assignee in item 7a or 7b and address of assignee in item 7c; and also give name of assignor in item 9.

5. AMENDMENT (PARTY INFORMATION): This Amendment affects ☐ Debtor or ☐ Secured Party of record. Check only one of these two boxes.

Also check one of the following three boxes and provide appropriate information in items 6 and/or 7.

☐ CHANGE name and/or address: Please refer to the detailed instructions in regards to changing the name/address of a party. ☐ DELETE name: Give record name to be deleted in item 6a or 6b. ☐ ADD name: Complete item 7a or 7b, and also item 7c; also complete items 7e-7g (if applicable).

6. CURRENT RECORD INFORMATION:

6a. ORGANIZATION'S NAME
RIO GRANDE RESOURCES TRUST II

OR

6b. INDIVIDUAL'S LAST NAME	FIRST NAME	MIDDLE NAME	SUFFIX

7. CHANGED (NEW) OR ADDED INFORMATION:

7a. ORGANIZATION'S NAME

OR

7b. INDIVIDUAL'S LAST NAME	FIRST NAME	MIDDLE NAME	SUFFIX

7c. MAILING ADDRESS	CITY	STATE	POSTAL CODE	COUNTRY

7d. SEE INSTRUCTIONS	ADD'L INFO RE ORGANIZATION DEBTOR	7e. TYPE OF ORGANIZATION	7f. JURISDICTION OF ORGANIZATION	7g. ORGANIZATIONAL ID #, if any
				☐ NONE

8. AMENDMENT (COLLATERAL CHANGE): check only one box.

Describe collateral ☐ deleted or ☐ added, or give entire ☐ restated collateral description, or describe collateral ☐ assigned.

9. NAME OF SECURED PARTY OF RECORD AUTHORIZING THIS AMENDMENT (name of assignor, if this is an Assignment). If this is an Amendment authorized by a Debtor which adds collateral or adds the authorizing Debtor, or if this is a Termination authorized by a Debtor, check here ☐ and enter name of DEBTOR authorizing this Amendment.

9a. ORGANIZATION'S NAME
JPMORGAN CHASE BANK, N.A. (F/K/A JPMORGAN CHASE BANK), AS COLLATERAL AGENT

OR

9b. INDIVIDUAL'S LAST NAME	FIRST NAME	MIDDLE NAME	SUFFIX

10. OPTIONAL FILER REFERENCE DATA
TO BE FILED WITH SOS, TX

FILING OFFICE COPY — UCC FINANCING STATEMENT AMENDMENT (FORM UCC3) (REV. 05/22/02)

CORPORATION SERVICE COMPANY		CSC- Albany
www.incspot.com		6th Floor
80 State Street
Albany, NY 12207-2543
800-833-9848
518-445-6565 (Fax)

Matter# 07369/005	Order #	977730-5

Project Id:	Order Date	04/11/2006

Additional Reference:

Entity Name:	RIO GRANDE RESOURCES TRUST II (Debtor)/
JPMORGAN CHASE BANK, N.A. (Secured Party)

Jurisdiction:	TX-SECRETARY OF STATE, STATUTORY FILINGS DIVISION, CORPORATIONS

Request for:	UCC Filing
File Type:	TERMINATION FILING

Original File Number:	04-0091765143
Original File date:	12/17/2004

Result:	Filed

File Number:	0600123855
Filing Date:	04/11/2006

Ordered by MS. FATIMA SANTOS at DAVIS POLK & WARDWELL - UCC

Thank you for using CSC. For real-time 24 hour access to the status of any order placed with CSC, access our website at www.incspot.com.

If you have any questions concerning this order or IncSpot, please feel free to contact us.

Sonya DeMicco

ssnyder@cscinfo.com

The responsibility for verification of the files and determination of the information therein lies with the filing officer; we accept no liability for errors or omissions.

[redacted]

UCC FINANCING STATEMENT AMENDMENT

FOLLOW INSTRUCTIONS (front and back) CAREFULLY

06-00123855

04/11/2006 05:00 PM

FILED

TEXAS SECRETARY OF STATE

SOS

124848820004

A. NAME & PHONE OF CONTACT AT FILER [optional]

B. SEND ACKNOWLEDGMENT TO: (Name and Address)

THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY

1a. INITIAL FINANCING STATEMENT FILE #

04-0091765143 Initial Filing Date 12/17/2004

1b. This FINANCING STATEMENT AMENDMENT is to be filed [for record] (or recorded) in the REAL ESTATE RECORDS. ☐

2. ☑ TERMINATION: Effectiveness of the Financing Statement identified above is terminated with respect to security interest(s) of the Secured Party authorizing this Termination Statement.

3. ☐ CONTINUATION: Effectiveness of the Financing Statement identified above with respect to security interest(s) of the Secured Party authorizing this Continuation Statement is continued for the additional period provided by applicable law.

4. ☐ ASSIGNMENT (full or partial): Give name of assignee in item 7a or 7b and address of assignee in item 7c; and also give name of assignor in item 9.

5. AMENDMENT (PARTY INFORMATION): This Amendment affects ☐ Debtor or ☐ Secured Party of record. Check only one of these two boxes.

Also check one of the following three boxes and provide appropriate information in items 6 and/or 7.

☐ CHANGE name and/or address: Please refer to the detailed instructions in regards to changing the name/address of a party. ☐ DELETE name: Give record name to be deleted in item 6a or 6b. ☐ ADD name: Complete item 7a or 7b, and also item 7c; also complete items 7e-7g (if applicable).

6. CURRENT RECORD INFORMATION:

6a. ORGANIZATION'S NAME

Rio Grande Resources Trust II

OR

6b. INDIVIDUAL'S LAST NAME	FIRST NAME	MIDDLE NAME	SUFFIX

7. CHANGED (NEW) OR ADDED INFORMATION:

7a. ORGANIZATION'S NAME

OR

7b. INDIVIDUAL'S LAST NAME	FIRST NAME	MIDDLE NAME	SUFFIX

7c. MAILING ADDRESS	CITY	STATE	POSTAL CODE	COUNTRY

7d. SEE INSTRUCTIONS	ADD'L INFO RE ORGANIZATION DEBTOR	7e. TYPE OF ORGANIZATION	7f. JURISDICTION OF ORGANIZATION	7g. ORGANIZATIONAL ID #, if any
				☐ NONE

8. AMENDMENT (COLLATERAL CHANGE): check only one box.

Describe collateral ☐ deleted or ☐ added, or give entire ☐ restated collateral description, or describe collateral ☐ assigned.

9. NAME of SECURED PARTY of RECORD AUTHORIZING THIS AMENDMENT (name of assignor, if this is an Assignment). If this is an Amendment authorized by a Debtor which adds collateral or adds the authorizing Debtor, or if this is a Termination authorized by a Debtor, check here ☐ and enter name of DEBTOR authorizing this Amendment.

9a. ORGANIZATION'S NAME

OR

9b. INDIVIDUAL'S LAST NAME	FIRST NAME	MIDDLE NAME	SUFFIX

10. OPTIONAL FILER REFERENCE DATA

To Be Filed With SOS, TX 97773 CBH

FILING OFFICE COPY — UCC FINANCING STATEMENT AMENDMENT (FORM UCC3) (REV. 05/22/02)

NOTICE OF TERMINATION OF COMMITMENTS

JPMorgan Chase Bank, N.A.

as Administrative Agent under the Credit Agreement described below

Loan and Agency Services Group

1111 Fannin, 10th Floor

Houston, TX 77002

Attention: Maria Arredondo, telecopy no. (713) 750-2358

Copy:

JPMorgan Chase Bank, N.A.

201 E. Main, 3rd Floor

El Paso, TX 79901

Attention: Paul S. Condie, telecopy no. 915-546-6575

Re:	Notice of Termination of Commitments

Ladies and Gentlemen:

Reference is made to the Credit Agreement dated as of December 17, 2004 (the “Revolving Credit Agreement”), among El Paso Electric Company (the “Company”), JPMorgan Chase Bank, N.A., not in its individual capacity, but solely in its capacity as Trustee of the Rio Grande Resources Trust II, the lenders specified therein and JPMorgan Chase Bank as administrative Agent, collateral Agent and issuing Bank.

Pursuant to Section 2.09 of the Revolving Credit Agreement, the Company hereby gives notice that, upon the closing of the Credit Agreement dated on or about April 11, 2006, among the Company, JPMorgan Chase Bank, N.A., not in its individual capacity, but solely in its capacity as Trustee of the Rio Grande Resources Trust II, the Lenders party thereto and JPMorgan Chase Dank. N.A., as administrative agent and as issuing bank, the Company will terminate the Commitments, as defined in the Revolving Credit Agreement.

The Company hereby acknowledges that all indemnity expense reimbursement and similar provisions of the Revolving Credit Agreement which, by their terms, survive termination shall continue to so survive in accordance with their terms.

IN WITNESS WHEREOF, the undersigned has executed this notice as of the 6th day of April, 2006.

[ Signature page follows ]

EL PASO ELECTRIC COMPANY,

By:	/s/ Steven P. Busser
Name:	Steven P. Busser
Title:	Vice President, Regulatory Affairs and Treasurer

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